                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Baker, Fentress & Company
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                          [Baker Fentress Letterhead]

                                  May 14, 1996

TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders of Baker, Fentress & Company (the "Company") will be held June 27, 1996, in Chicago. The meeting date is later than customary in order to include, as an agenda item for shareholder vote, the proposed acquisition of John A. Levin & Co., Inc.--referred to as "LEVCO" in these materials.

     The accompanying Proxy Statement includes a detailed discussion of the agenda items. To give you a better understanding of the proposed LEVCO acquisition, we have prepared the list of questions and answers which follows.

Q.   WHY DOES THE COMPANY WANT TO ACQUIRE JOHN A. LEVIN & CO., INC.?

A. As explained more fully on page 19 of the Proxy Statement, we think LEVCO is a good investment. Some of the reasons are as follows:

     * LEVCO represents an excellent opportunity to grow the Company's business and long-term shareholder value by expanding its ability to provide investment management services to third parties.

     * LEVCO's large and established investment management business will allow the Company to achieve its growth goals far more rapidly than by developing its own advisory business.

     * Since more and more "baby boomers" are becoming investors, the investment management business offers good prospects over the coming years.

     * Growth of Company assets is essential to the Company's ability to retain and attract highly qualified personnel.

     * A special aspect of LEVCO is the continuity of its investment professionals. In particular, John Levin, Melody Sarnell and Jeffrey Kigner have worked together as a decision-making team for over a decade.

Q.   WHAT CAN YOU TELL ME ABOUT LEVCO?

A.   *    LEVCO is a New York-based, privately-owned investment adviser. It principally advises endowment and pension funds, individuals and their related trusts, several private investment companies, and all or part of the portfolios of two mutual funds.

     * LEVCO had approximately $5.4 billion of assets under management at December 31, 1995, with corresponding gross revenues for the year ended December 31, 1995 of approximately $27.6 million. Assets under management at March 31, 1996 were approximately $5.8 billion.

     * LEVCO's investment approach emphasizes large capitalization equity securities selected for long-term performance and capital appreciation.

     * For additional financial information on the Company and LEVCO, see the insert page.

Q.   WHAT IS THE COST OF ACQUIRING LEVCO?

A.   *    The Company will pay approximately $35 million in cash and issue a number of Company shares determined pursuant to a calculation specified in the Merger Agreement, not to exceed 5.06 million shares.

     * Based on the assumptions used in the Unaudited Pro Forma Financial Statements included in the attached Proxy Statement, you would have incurred dilution in the net asset value of your shares of $0.84 per share if the acquisition of LEVCO had occurred on December 31, 1995. The dilution actually incurred won't be known precisely until the acquisition is completed.

     * The acquisition of LEVCO will be carried on the books of the Company as an investment at a fair value as determined by the Board of Directors.

Q.   WHAT WILL RESULT AFTER THE ACQUISITION OF LEVCO?

A.   *    LEVCO will become a wholly-owned subsidiary of the Company (referred to as "New LEVCO" in these materials) and will conduct its business as "John A. Levin & Co., Inc."

     * Subject to shareholder approval of the portfolio management contract, New LEVCO will manage the Company's portfolio of publicly-traded securities.

     * Steven C. Carhart, currently manager of the Company's public portfolio, will become an officer and director of New LEVCO.

     * John Levin will become President and Chief Executive Officer of the Company, succeeding David Peterson, who has previously announced his plans to retire.

Q.   DOES THE COMPANY ANTICIPATE A CHANGE IN ITS ANNUAL 8% DISTRIBUTION POLICY?

A. We expect to continue to distribute to shareholders at least 8% of the Company's average net assets for each 12-month period ended October 31.

Q.   WHAT AM I BEING ASKED TO VOTE ON AT THE ANNUAL MEETING?

A.   *    To approve the Company's acquisition of LEVCO. LEVCO will be merged into a wholly-owned subsidiary of the Company.

     * To elect seven directors (four of whom are new). Three of the new nominees are now stockholders of LEVCO: John Levin; Melody Sarnell; and Jeffrey Kigner. The fourth new nominee for director is Eugene Fife, a limited partner of Goldman, Sachs & Co.

     * To approve a portfolio management contract that would authorize New LEVCO to manage the Company's portfolio of publicly-traded securities.

     *    To approve a bonus plan for New LEVCO and related entities.

     * To ratify the selection of Ernst & Young LLP as the Company's independent auditors.

     * To amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock.

Q.   HOW DO THE DIRECTORS RECOMMEND THAT I VOTE?

A. The Board of Directors of the Company recommends a vote "FOR" each of the proposals discussed in the Proxy Statement.

Q.   WHAT PERCENTAGE OF "FOR" VOTES IS NEEDED TO APPROVE THE ACQUISITION OF
     LEVCO?

A.   A majority of outstanding shares of Company common stock.

Q.   WHEN IS MY PROXY DUE?

A. We would like to receive your completed, signed and dated proxy as soon as possible. Because your vote is important to us, you may receive a call from Corporate Investor Communications, the Company's proxy solicitor, reminding you to vote.

Q.   WHERE DO I SEND IT?

A. A postage-paid envelope is included with the Proxy Statement to mail your proxy.

Q.   WHAT IF I HAVE OTHER QUESTIONS?

A. We welcome them. If you have any questions about the items discussed in the Proxy Statement, please call:

     Corporate Investor Communications      or      Baker, Fentress & Company
     Information Agent and Proxy Solicitor          Shareholder Relations
     (800) 459-8557                                 (800) BKF-1891

     The enclosed Proxy Statement includes a more detailed description of each item addressed here. We hope you read it carefully.

     We are very excited about the future of the Company and the proposed acquisition of LEVCO. We welcome any questions or comments you may have, and look forward to seeing you at the Annual Meeting.





James P. Gorter                        David D. Peterson
Chairman of the Board                  President and Chief Executive Officer

                      SUPPLEMENTAL FINANCIAL INFORMATION
                      ----------------------------------

 Adjusted LEVCO Operating Results
 --------------------------------


     * If the Merger had taken place on January 1, 1995 and LEVCO had operated as a wholly-owned subsidiary of the Company throughout 1995, LEVCO's operating results (before interest and taxes), giving effect to the terms of the Merger (other than the portfolio management contract to be entered into by the Company), would have been approximately as shown below:


          Total 1995 revenues (actual)                      $27,626,000
                 Partnership income                           1,527,000  (a)
                                                            -----------
                 Adjusted total revenues                     29,153,000
                 Operating expenses                          15,451,000  (b)
                                                            -----------
                 Adjusted operating income
                 before interest and taxes                  $13,702,000
                                                            ===========

         (a) Partnership income consists of incentive allocations paid by each of the LEVCO Partnerships (as defined in the Proxy Statement) for the fiscal year ended December 31, 1995 to one or more of the stockholders of LEVCO or related entities (other than LEVCO), but which will be paid to G.P. Subsidiary (as defined in the Proxy Statement) after the Merger.

         (b) Represents 53% of adjusted total revenues which, if the Bonus Plan had been in place throughout the fiscal year ended December 31, 1995, on the terms described under "APPROVAL OF BONUS PLAN--Awards for a Performance Period" in the Proxy Statement, would be available for operating expenses and for awards under the Bonus Plan.

         This information is unaudited, and is intended as an illustration only and not as an indication of future results of New LEVCO's operations. For more information, see "LEVCO" in the Proxy Statement and LEVCO's audited financial statements attached as Appendix F.

                       SUPPLEMENTAL FINANCIAL INFORMATION
                       ----------------------------------

Comparative Total Return Information
- ------------------------------------

     * The table below sets forth (i) the average annual compounded total return for the periods ended December 31, 1995 for the Company as a whole, its public portfolio and the S&P 500 Index; (ii) the average annual composite rate of return for the periods ended December 31, 1995 for LEVCO; (iii) the total return for the quarter ended March 31, 1996 for the Company as a whole, its public portfolio and the S&P 500 Index; and (iv) the composite rate of return for LEVCO for the quarter ended March 31, 1996:

                                                                                           LEVCO
                                  Company                Company                Gross of             Net of
                                 As a Whole          Public Portfolio             Fees                Fees             S&P 500
                                 ----------          ----------------           --------             ------            -------
          1 year                    36.2%                 38.2%                   32.1%                31.3%             37.6%
          3 years                   14.8                  14.1                    15.2                 14.5              15.3
          5 years                   15.4                  17.1                    16.9                 16.2              16.6
          10 years                  10.8                  13.1                    16.5                 15.6              14.9

          Quarter ended
          March 31, 1996             5.6                   6.2                     8.1                  7.9               5.4

          All LEVCO accounts managed on a fully discretionary basis, including taxable and tax-exempt accounts (with certain exceptions), are included in the composite. LEVCO computes the performance rate of each eligible account on a quarterly basis using the BAI method of performance calculation. The composite performance for each quarter is capital weighted and includes the reinvestment of dividends and capital gains. Gross of fees performance is net of broker commissions and expenses related to trading. Net of fees performance is reduced by the investment management fees. Past performance is not indicative of future results. A report regarding the audited rates of return for the periods ended December 31, including more information about the accounts not included in the composite and the method of calculation of the rates of return presented, is attached as Appendix G to the Proxy Statement. Rates of return for the quarter ended March 31, 1996 are unaudited. A more complete discussion of the investment performance of the Company and LEVCO is contained in the Proxy Statement under "THE COMPANY" and "LEVCO."

                           BAKER, FENTRESS & COMPANY
                            200 WEST MADISON STREET
                                   SUITE 3510
                            CHICAGO, ILLINOIS 60606
            --------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 27, 1996
            --------------------------------------------------------

     Notice is hereby given that the Annual Meeting of Stockholders of Baker, Fentress & Company, a Delaware corporation (the "Company"), will be held at the Harris Trust and Savings Bank, 8th Floor West, 115 South LaSalle Street, Chicago, Illinois, 60603, on June 27, 1996, at 10:00 a.m., Chicago time, for the following purposes:

     1. To consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger dated as of May 13, 1996 by and among the Company, JALC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Management Subsidiary"), John A. Levin & Co., Inc., a Delaware corporation ("LEVCO"), and the stockholders of LEVCO (the "Merger Agreement") and all transactions contemplated thereby including the merger of LEVCO with and into Management Subsidiary, with Management Subsidiary continuing as the surviving corporation (such transaction hereinafter referred to as the "Merger");

     2.   To elect directors (including certain of the stockholders of LEVCO);

     3. To approve a portfolio management contract to be entered into by and between the Company and a wholly-owned subsidiary of Management Subsidiary upon the consummation of the Merger;

     4. To approve and adopt the Key Employee Incentive Bonus Plan for Management Subsidiary and related entities other than the Company;

     5. To amend the Company's Certificate of Incorporation to increase the Company's authorized common stock, $1.00 par value per share ("Company Common Stock"), from 40 million to 60 million shares;

     6. To ratify the selection of Ernst & Young LLP as the Company's independent auditors; and

     7. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on May 10, 1996, the record date with respect to this solicitation, are entitled to notice of and to vote at the Annual Meeting, or at any postponements or adjournments thereof.
The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote at the Annual Meeting, in person or in proxy, is required to approve the Merger Agreement and the Merger.

                                   IMPORTANT

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON.

Chicago, Illinois

May 14, 1996.                            BY ORDER OF THE BOARD OF DIRECTORS,


                                         JAMES P. KOENEMAN
                                         Secretary

                           BAKER, FENTRESS & COMPANY

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 27, 1996

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Baker, Fentress & Company (the "Company"), of proxies for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Harris Trust and Savings Bank, 8th Floor West, 115 South LaSalle Street, Chicago, Illinois, 60603, on June 27, 1996, at 10:00 a.m., Chicago time, and at any adjournment thereof.

     At the Annual Meeting, shareholders will be asked to consider and vote on proposals to:

     1. approve and adopt the Amended and Restated Agreement and Plan of Merger dated as of May 13, 1996 by and among the Company, JALC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Management Subsidiary"), John A. Levin & Co., Inc., a Delaware corporation ("LEVCO"), and the LEVCO Stockholders (as hereinafter defined) (the "Merger Agreement") and all transactions contemplated thereby, including the merger of LEVCO with and into Management Subsidiary, with Management Subsidiary continuing as the surviving corporation (such transaction hereinafter referred to as the "Merger");

     2.   elect directors (including certain of the LEVCO Stockholders);

     3. approve a portfolio management contract (the "Management Contract") to be entered into by and between the Company and a wholly-owned subsidiary of Management Subsidiary ("New LEVCO") upon the consummation of the Merger;

     4. approve and adopt the Key Employee Incentive Bonus Plan for Management Subsidiary and related entities other than the Company (the "Bonus Plan");

     5. amend the Company's Certificate of Incorporation (the "Amendment") to increase the Company's authorized common stock, $1.00 par value per share ("Company Common Stock"), from 40 million to 60 million shares;

     6. ratify the selection of Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors; and

     7.   transact such other business as may properly come before the meeting.

     Proxies properly executed and returned in a timely manner will be voted at the Annual Meeting in accordance with the directions specified therein. If no direction is indicated, proxies will be voted for the proposal to approve and adopt the Merger Agreement and all transactions contemplated thereby, for the election of the nominees named herein as directors, for the proposal to approve the Management Contract, for the proposal to approve and adopt the Bonus Plan, for the proposal to approve the Amendment, for the ratification of the selection of Ernst & Young as the Company's independent auditors and, on other matters properly presented for a vote, in accordance with the judgment of the persons acting under the proxies. A proxy may be revoked at any time before it is voted, either in person at the meeting, by written notice to the Company, or by delivery of a later dated proxy. No appraisal rights exist for any action proposed to be taken at the Annual Meeting.

     Shareholders of record at the close of business on May 10, 1996 (the "Record Date"), are entitled to participate in the meeting and to cast one vote for each share held. The Company had 27,543,641 shares of Company Common Stock outstanding on the Record Date. No other class of stock is outstanding. Proxy material is first being mailed to shareholders on or about May 14, 1996. SHAREHOLDERS OF THE COMPANY MAY OBTAIN, WITHOUT CHARGE, COPIES OF THE COMPANY'S MOST RECENT ANNUAL REPORT AND SEMI-ANNUAL REPORT BY WRITING TO THE COMPANY AT ITS EXECUTIVE OFFICES LOCATED AT 200 WEST MADISON STREET, SUITE 3510, CHICAGO, IL 60606, OR BY CALLING (800) BKF-1891.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY....................................................................   6
   The  Annual Meeting.....................................................   6
   The  Merger.............................................................   7
   Election of Directors...................................................  13
   Approval of Portfolio Management Contract...............................  13
   Approval of Bonus Plan..................................................  14
   Amendment of Certificate of Incorporation...............................  14
   Selection of Independent Auditors.......................................  14
   Vote Required...........................................................  15

THE MEETING................................................................  16
   The Proposals...........................................................  16
   Record Date; Voting.....................................................  16
   Proxies.................................................................  17
   Adjournment.............................................................  17

THE MERGER.................................................................  18
   General.................................................................  18
   Background of the Merger................................................  18
   Reasons for the Merger--Recommendation of the Board of Directors
     of the Company........................................................  19
   Opinion of Company Financial Advisor....................................  20
   Terms of the Merger.....................................................  25
   Certain Effects of the Proposed Transactions, including Dilution........  31
   HSR Act Notification....................................................  31
   Accounting Treatment....................................................  31
   Certain Federal Income Tax Consequences.................................  31

THE COMPANY................................................................  32
   General.................................................................  32
   Management of the Company's Investment Portfolio........................  32
   Third-Party Investment Management Services..............................  33
   Investment Strategy.....................................................  34
   Competition in the Investment Management Business.......................  34
   Government Regulation...................................................  34
   Employees...............................................................  34
   Management Subsidiary...................................................  35
   The Effect of the Merger................................................  35
   Structure of the Company After the Merger...............................  36

LEVCO......................................................................  37
   General.................................................................  37
   LEVCO Partnership; Broker Subsidiary....................................  38
   Clients.................................................................  39
   Investment Strategy.....................................................  39
   Regulation..............................................................  39
   Contractual Arrangements................................................  40
   Competition.............................................................  40
   Employees...............................................................  41
   Properties..............................................................  41

UNAUDITED PRO FORMA FINANCIAL INFORMATION................................... 41
   Pro Forma Statement of Assets and Liabilities (Unaudited)................ 43
   Pro Forma Statement of Operations (Unaudited)............................ 44
   Notes to Pro Forma Financial Information (Unaudited)..................... 45

FINANCIAL HIGHLIGHTS - THE COMPANY.......................................... 47

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS - THE COMPANY.................................... 48
   Investment Income and Capital Gains...................................... 48
   Expenses................................................................. 48
   Results of Operations.................................................... 49

SELECTED FINANCIAL DATA - LEVCO............................................. 50

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS - LEVCO.......................................... 51
   Results of Operations.................................................... 51
   Results of Operations.................................................... 53
   Capital Resources and Liquidity.......................................... 54
   Effects of Changing Interest Rates and Inflation......................... 54

COMPARATIVE MARKET PRICE AND DIVIDEND DATA.................................. 54

ELECTION OF DIRECTORS....................................................... 56

APPROVAL OF PORTFOLIO MANAGEMENT CONTRACT................................... 58
   Board of Directors' Recommendation....................................... 59
   Terms of the Management Contract......................................... 59
   Management Subsidiary and New LEVCO...................................... 61
   The Effect on the Company of Shareholder Approval of the Management
     Contract............................................................... 61
   Reasons for the Board of Directors' Recommendation....................... 62

APPROVAL OF BONUS PLAN...................................................... 63
   Background............................................................... 63
   Summary of the Bonus Plan................................................ 63
   Purposes................................................................. 63
   Administration........................................................... 63
   Eligibility for Participation............................................ 63
   Form of Awards........................................................... 64
   Performance Goals........................................................ 64
   Procedure for Determining Awards......................................... 64
   Awards for a Performance Period.......................................... 65
   Amendment/Termination.................................................... 65
   Federal Income Tax Consequences.......................................... 65

AMENDMENT OF CERTIFICATE OF INCORPORATION................................... 66

SELECTION OF INDEPENDENT AUDITORS........................................... 66

OTHER MATTERS............................................................... 67

INTERESTS IN STOCK.......................................................... 68

EXECUTIVE OFFICERS.......................................................... 70

CASH COMPENSATION........................................................... 71

RETIREMENT PLANS............................................................ 72

PROPOSALS OF SHAREHOLDERS................................................... 72

AVAILABLE INFORMATION......................................................  73


APPENDIX A   AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

APPENDIX B   FAIRNESS OPINION OF LAZARD FRERES & CO. LLC

APPENDIX C   PORTFOLIO MANAGEMENT CONTRACT

APPENDIX D   BONUS PLAN

APPENDIX E   COMPANY FINANCIAL STATEMENTS

APPENDIX F   LEVCO FINANCIAL STATEMENTS

APPENDIX G   REPORT ON LEVCO COMPOSITE PERFORMANCE

                                  SUMMARY

     Certain significant matters discussed in this Proxy Statement are summarized below. This Summary is not intended to be complete and is qualified in all respects by reference to the more detailed information appearing or incorporated by reference in this Proxy Statement. Shareholders are urged to review carefully the entire Proxy Statement (including the Appendices and the documents incorporated herein by reference).

                              THE ANNUAL MEETING

DATE, TIME AND PLACE OF
THE MEETING...............  The Annual Meeting of the Company's shareholders is to be held at the Harris Trust and Savings Bank, 8th Floor West, 115 South LaSalle Street, Chicago, Illinois, 60603, on June 27, 1996, at 10:00 a.m.,
                            Chicago time.

RECORD DATE................ Only holders of record of shares of the Company's
                            Common Stock at the close of business on May 10, 1996, are entitled to vote at the Annual Meeting. On that date, 27,543,641 shares of Company Common Stock were outstanding.

PURPOSE OF THE MEETING..... At the Annual Meeting, shareholders will consider and vote on proposals to:

                            1. approve and adopt the Merger Agreement and all
                               transactions contemplated thereby;

                            2. elect directors;

                            3. approve the Management Contract to be entered
                               into by and between the Company and New LEVCO upon the consummation of the Merger;

                            4. approve and adopt the Bonus Plan;

                            5. amend the Company's Certificate of Incorporation
                               to increase the authorized Company Common Stock from 40 million to 60 million shares;

                            6. ratify the selection of Ernst & Young as the
                               Company's independent auditors; and

                            7. transact such other business as may properly come
                               before the meeting.

                             Consummation of the Merger is conditioned upon, among other things, shareholder approval of (i) the Merger Agreement and all of the transactions contemplated thereby, (ii) the election of John A. Levin, Melody L. Prenner Sarnell and Jeffrey A. Kigner, each of whom is a LEVCO Stockholder (as hereinafter defined), to the Company's Board of Directors and (iii) the Management Contract (collectively, the "Merger Conditions"). The Company expects to proceed with the Merger upon receipt of shareholder approval of the Merger Conditions regardless of the outcome of the shareholder vote on the Amendment and Bonus Plan. See "APPROVAL OF BONUS PLAN." The approval of the Management Contract will not become effective unless and until the Merger is consummated. In addition, Mr. Levin, Ms. Sarnell and Mr. Kigner, if elected to the Board of Directors of the Company, will resign if the Merger is not consummated as contemplated.

                                  THE MERGER

THE COMPANY................  The Company is registered under the Investment
                             Company Act of 1940, as amended (the "Investment Company Act") as a non-diversified, closed-end management investment company. The Company's principal business is the ownership and management of its investment portfolio consisting predominantly of equity securities, both publicly-traded and privately-held. At March 31, 1996, the Company had net assets of approximately $632 million. The Company also is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). See "THE COMPANY."

MANAGEMENT SUBSIDIARY......  Management Subsidiary is a wholly-owned subsidiary of the Company. The Company formed Management Subsidiary under the name JALC Acquisition Corp. to serve as a vehicle for the acquisition of LEVCO. Prior to the consummation of the Merger, Management Subsidiary has had and will have (other than for certain exceptions) no operations other than its organization. Immediately after the consummation of the Merger, Management Subsidiary will (i) contribute to New LEVCO (a) among other things, all of its investment advisory contracts and (b) all of the outstanding capital stock of two wholly-owned subsidiaries (as hereinafter described) and (ii) change its name to "Levin Management Co., Inc." Management Subsidiary will provide management and administrative services to New LEVCO and its subsidiaries. Management Subsidiary, New LEVCO and each of Management Subsidiary's other direct and indirect subsidiaries will hereinafter collectively be referred to as the "Levin Companies." See "THE COMPANY--The Effect of the Merger" and "APPROVAL OF PORTFOLIO MANAGEMENT CONTRACT."

NEW LEVCO..................  Immediately after the consummation of the Merger,
                             New LEVCO will be a wholly-owned subsidiary of Management Subsidiary, organized under the laws of the State of Delaware. New LEVCO will conduct outside investment management business under the name "John A. Levin & Co., Inc." substantially in the same manner as LEVCO's business currently is conducted. In addition, the Company will "externalize" the management of its portfolio of publicly-traded securities to New LEVCO.

LEVCO...............  LEVCO is a privately-owned investment adviser registered under the Advisers Act. LEVCO principally advises endowment and pension funds, individuals and their related trusts, and several private entities (including the LEVCO Partnerships, as hereinafter defined). LEVCO also serves as a sub-adviser with respect to parts of the portfolios of two registered investment companies. The aggregate value of assets under management of LEVCO and the portfolio assets of the LEVCO Partnerships at March 31, 1996 was approximately $5.8 billion. LEVCO is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "Exchange Act") and executes brokerage transactions for certain of its clients, to the extent authorized to do so by the client. In addition, LEVCO is registered under the Commodity Exchange Act as a commodity trading advisor and commodity pool operator.

                      The audited financial statements of LEVCO for the fiscal year ended December 31, 1995 are attached as Appendix F to this Proxy Statement. Those financial statements reflect the actual results of LEVCO's operations for the year ended December 31, 1995 as a company taxed under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"). If the Merger had taken place on January 1, 1995 and LEVCO had operated as a wholly-owned subsidiary of the Company throughout 1995, LEVCO's operating results (before interest and taxes), after giving effect to the terms of the Merger (other than the Management Contract), would have been approximately as shown below:

                          Total 1995 revenues (actual)        $  27,626,000
                          Partnership income                      1,527,000  (a)
                                                              -------------
                          Adjusted total revenues                29,153,000

                          Operating expenses                     15,451,000  (b)
                                                              -------------

                          Adjusted operating income before
                            interest and taxes                   13,702,000
                                                              =============

                          (a) Partnership income consists of the incentive allocations paid by each of the LEVCO Partnerships during the fiscal year ended December 31, 1995 to one or more of the LEVCO Stockholders or related entities (other than LEVCO), but which will be paid to G.P. Subsidiary (as hereinafter defined) after the Merger.

                          (b) Represents 53% of adjusted total revenues which, if the Bonus Plan had been in place throughout the fiscal year ended December 31, 1995, on the terms described under "APPROVAL OF BONUS PLAN-- Awards for a Performance Period", would be available for operating expenses and for awards under the Bonus Plan.

                      This information is unaudited, and is intended as an illustration only and not as an indication of future results of the operations of any Levin Company after the Merger. See "LEVCO" for more information.

LEVCO STOCKHOLDERS... John A. Levin, Melody L. Prenner Sarnell, Jeffrey A.
                      Kigner, Daniel E. Aron, Frank F. Rango, Barton G. Ice and Carol L. Novak (each a "LEVCO Stockholder" and collectively, the "LEVCO Stockholders"), collectively own all of the outstanding shares of common stock of LEVCO, $.01 par value per share (the "LEVCO Common Stock"). See "LEVCO."

PURPOSE OF THE MERGER......  The purpose of the Merger is to enable the Company to develop its business by expanding its ability to provide investment management services to third parties. Because LEVCO has a large, established investment management business, the Company believes that the acquisition of LEVCO will allow the Company to achieve its goals for expansion far more rapidly than by developing its own advisory business. The Company expects that after the Merger, the business of the Levin Companies (including New LEVCO) will be conducted substantially in the same manner as LEVCO's business currently is conducted. See "THE MERGER."

THE MERGER AGREEMENT.......  On November 17, 1995, the Company's Board of
                             Directors unanimously approved and adopted the original Merger Agreement and the agreements and transactions contemplated thereby and recommended that the shareholders of the Company approve the Merger Conditions. On May 13, 1996, the Company's Board of Directors unanimously approved and adopted the Merger Agreement, as amended and restated in its entirety to reflect certain changes to the structure of the Company after the Merger. On May 13, 1996, the Company, Management Subsidiary,
                             LEVCO and the LEVCO Stockholders entered into the Merger Agreement, a copy of which is attached hereto as Appendix A, providing for, among other things, (i) the Merger and (ii) simultaneously with the consummation of the Merger, the acquisition by Management Subsidiary of all of the outstanding capital stock of a wholly-owned corporation to be formed by Mr. Levin, Ms. Sarnell, Mr. Kigner and Mr. Rango ("G.P. Subsidiary") to acquire a general partner interest in each of Meadow Lane Associates, L.P., Purchase Associates, L.P., L.R.K. Savings, L.P., SLSB Partners, L.P. and Island Drive Partners, L.P. (collectively, the "LEVCO Partnerships") (such acquisition shall hereinafter be referred to as the "Acquisition") and to serve as the sole general partner of each LEVCO Partnership following consummation of the Merger. The Merger and the Acquisition will sometimes hereinafter collectively be referred to as the "Merger." See "THE MERGER."

OPINION OF COMPANY
FINANCIAL ADVISOR..........  The Company has retained Lazard Freres & Co. LLC
                             ("Lazard Freres") to act as its financial advisor with respect to the Merger and related matters. At the meeting of the Company's Board of Directors held on November 17, 1995, Lazard Freres rendered an oral opinion to the Board of Directors that, as of such date and based upon and subject to certain matters, the Merger Consideration (as hereinafter defined) to be paid pursuant to the Merger Agreement was fair from a financial point of view to the Company. Lazard Freres reaffirmed its oral opinion by delivering its written opinion to the Company's Board of Directors dated the date of this Proxy Statement that, as of the date hereof and based on and subject to certain matters described therein, the Merger Consideration is fair from a financial point of view to the Company. See "THE MERGER--Opinion of Company Financial Advisor."

MERGER CONSIDERATION.......  Pursuant to the Merger Agreement, the LEVCO
                             Stockholders will receive, in consideration for all of the outstanding LEVCO Common Stock, an aggregate of no more than $35 million of cash and a number of shares of Company Common Stock (the "Stock Consideration") equal to $80 million plus or minus the dollar amount of certain adjustments (the "Purchase Price Adjustments") as hereinafter described, divided by $15.80 (collectively, the "Merger Consideration"). Assuming no Purchase Price Adjustments were required to be made, approximately 5.06 million shares of Company Common Stock would be issued to the LEVCO Stockholders pursuant to the Merger Agreement. In addition, Management Subsidiary will (i) purchase all of the outstanding common stock of G.P. Subsidiary from Mr. Levin, Ms. Sarnell, Mr. Kigner and Mr. Rango for cash in an amount which equals the aggregate dollar amount of the minimum general partner capital contributions required to be made by G.P. Subsidiary, as the general partner of each of the LEVCO Partnerships, to the LEVCO Partnerships, which amount is expected to be approximately $1.7 million, and (ii) pay certain transaction-related costs of the LEVCO Stockholders. Each of these transactions will, however, result in a Purchase Price Adjustment involving a decrease in the number of shares of Company Common Stock constituting the Stock Consideration. See "THE MERGER."

CERTAIN EFFECTS OF THE
PROPOSED TRANSACTIONS,
INCLUDING DILUTION.........  As of March 31, 1996, the Company was not aware of any person who beneficially owned more than 5% of the outstanding Company Common Stock. Following the completion of the transactions set forth in the Merger Agreement and subject to the Purchase Price Adjustments to be made in determining the Stock Consideration, the LEVCO Stockholders collectively will own up to approximately 16% of the Company Common Stock. Based on the assumptions used in the Unaudited Pro Forma Financial Statements included herein, the Company's shareholders would have incurred dilution in the net asset value of their shares of Company Common Stock of $0.84 per share as of December 31, 1995 as a result of the Merger. See "THE MERGER--Certain Effects of the Proposed Transactions, including Dilution." The amount of dilution actually incurred will not be known until the Merger is consummated.

FEDERAL INCOME TAX
CONSEQUENCES...............  The Merger is intended to qualify as a reorganization within the meaning of Section 368 of the Code. This treatment (i) will result in a deferral of a portion of the tax that would otherwise be payable currently by LEVCO Stockholders with respect to gain realized upon the disposition of their LEVCO Common Stock and
                             (ii) will have consequences to the Company and its stockholders upon a taxable sale or exchange by the Company of any of the common stock of
                             Management Subsidiary.   See "THE MERGER--Certain
                             Federal Income Tax Consequences."

CONDITIONS TO THE MERGER...  Consummation of the Merger is subject to the satisfaction of several conditions, including, among other things, (i) receipt of certain consents and approvals including approval of the Merger Conditions by Company shareholders, (ii) receipt of certain governmental registrations, licenses and permits, including New LEVCO's registration as a commodity trading adviser and membership in the National Futures Association
                             (the "NFA"), G.P. Subsidiary's registration as a commodity pool operator and membership in the NFA, and the registration of New LEVCO and/or Broker Subsidiary (as hereinafter defined) as an investment adviser and broker-dealer, (iii) the execution of certain agreements related to the Merger, including an escrow agreement, a registration rights agreement, the Management Contract and certain employment agreements, (iv) receipt of the approval for listing on the New York Stock Exchange (the "NYSE") of Company Common Stock to be issued to the LEVCO Stockholders pursuant to the Merger Agreement, (v) receipt of the required approval of the limited partners of the LEVCO Partnerships and (vi) that LEVCO's cash on hand immediately prior to the closing of the transactions contemplated by the Merger Agreement (the "Closing") shall not be less than an amount calculated pursuant to a formula agreed upon by the parties, which, depending on the date of the Closing and assuming the Closing occurs on July 1, 1996, is expected to be in the range of $1.4 million to $1.5 million. See "THE MERGER--Terms of the Merger."

THE EFFECT OF THE MERGER...  Upon consummation of the Merger, New LEVCO will conduct outside investment advisory business under the name "John A. Levin & Co., Inc." substantially in the same manner as LEVCO's business currently is conducted. See "LEVCO." Subject to receipt of the approval of LEVCO's advisory clients, New LEVCO will manage all of LEVCO's accounts existing at the time of the Merger. In addition, New LEVCO will manage accounts generated by New LEVCO personnel thereafter. New LEVCO is expected to utilize, pursuant to a management contract with Management Subsidiary, LEVCO's current personnel, including Mr. Levin, Ms. Sarnell and Mr. Kigner, who will enter into employment agreements with Management Subsidiary (and with the Company in the case of Mr. Levin). Mr. Levin will serve as President and Chief Executive Officer of the Company and as President of Management Subsidiary and New LEVCO and Ms. Sarnell will serve as Executive Vice President, Mr. Kigner will serve as Executive Vice President and Steven C. Carhart (Vice President of the Company and portfolio manager of the Company's public portfolio) will serve as Vice President, respectively, of Management Subsidiary and New LEVCO. See "THE MERGER--Terms of the Merger--Employment Agreements and Directors and Officers of Management Subsidiary and New LEVCO."

                             Subject to shareholder approval of the Management Contract and immediately after the consummation of the Merger, the Company will "externalize" the management of its portfolio of publicly-traded securities to New LEVCO. See "APPROVAL OF PORTFOLIO MANAGEMENT CONTRACT."

COMPARATIVE MARKET PRICE...  The Company Common Stock is admitted for trading on the NYSE under the symbol "BKF." On May 9, 1996 (the last practicable date prior to the mailing of this Proxy Statement), the reported closing sales price of the Company Common Stock was $19.625 per share. On November 17, 1995, the last full trading day prior to the public announcement of the signing of the Merger Agreement, the reported closing price of the Company Common Stock was $16.375 per share. As of May 10, 1996, there were 2,321 holders of record of Company Common Stock. See "COMPARATIVE MARKET PRICE AND DIVIDEND DATA."


STRUCTURE OF THE COMPANY
AFTER THE MERGER...........  Immediately after the consummation of the Merger,
                             Management Subsidiary will (i) contribute to New LEVCO (a) among other things, all of its investment advisory contracts and (b) all of the outstanding capital stock of each of G.P. Subsidiary and Broker Subsidiary and (ii) change its name to "Levin Management Co., Inc.". Management Subsidiary will provide management and administrative services to the Levin Companies. See "THE COMPANY--Structure of the Company After the Merger." The Company will then have the following corporate structure (excluding the Company's other investments):

                                ________________
                               |  The Company   |
                               |________________|
                                       |
                                       |________  100% stock ownership
                                       |
                                _______|________
                               |   Management   |
                               |   Subsidiary   |
                               |________________|
                                       |
                                       |________  100% stock ownership
                                       |
                                _______|________
                               |   New LEVCO    |
                               |________________|
                                       |
                                       |________  100% stock ownership
                                       |
     _____________________             |          ____________________
    |  G. P. Subsidiary   |____________|_________|  Broker Subsidiary |
    |_____________________|                      |____________________|
             |
             |____________  general partner, LEVCO Partnerships
             |
_____________|__________________________________
   |         |         |          |         |
 __|__     __|__     __|__      __|__     __|__
|  LP |   |  LP |   |  LP |    |  LP |   |  LP |
|_____|   |_____|   |_____|    |_____|   |_____|

                             ELECTION OF DIRECTORS

GENERAL....................  Seven directors are to be elected at the meeting.
                             The Board of Directors has nominated the following persons to serve as directors for terms expiring at the annual meeting of shareholders in 1999:
                             Eugene V. Fife, J. Barton Goodwin, James P.
                             Gorter, John A. Levin and Burton G. Malkiel, of whom Messrs. Goodwin, Gorter and Malkiel currently are directors. In addition, the Board of Directors has nominated Ms. Sarnell and Mr. Kigner to serve as directors for terms expiring at the annual meeting of shareholders in 1998 and 1997, respectively. The election of Mr. Levin, Ms. Sarnell and Mr. Kigner to the Board will not become effective unless and until the Merger is consummated. See "ELECTION OF DIRECTORS."

                   APPROVAL OF PORTFOLIO MANAGEMENT CONTRACT

GENERAL....................  Currently, the Company's investment portfolio is internally managed by Company officers and employees under the supervision of the Company's Board of Directors, without an outside investment adviser; however, subject to shareholder approval of the Management Contract and immediately after the consummation of the Merger, the Company will transfer the management of a portion of its investment portfolio to New LEVCO. For New LEVCO's services as an investment adviser pursuant to the Management Contract, the Company will pay New LEVCO a fee at an annual rate of 0.30% of the value of the assets of the Company managed by New LEVCO. The Company believes that the fee that would have been paid by it pursuant to the Management Contract had it been in effect for the fiscal year ended December 31, 1995 would have been approximately the same as the costs incurred by the Company for the fiscal year ended December 31, 1995 in connection with the management of its portfolio of publicly-traded securities. See "APPROVAL OF PORTFOLIO MANAGEMENT CONTRACT."

                            APPROVAL OF BONUS PLAN

BACKGROUND.................  The Bonus Plan is designed to provide incentive-
                             based compensation to designated key employees of the Levin Companies that is directly related to the performance results of New LEVCO (including its subsidiaries) and such employees. The Bonus Plan is being submitted to shareholders for approval in response to Code Section 162(m), which limits the Company and its subsidiaries' ability to deduct for federal income tax purposes compensation in excess of $1 million paid to certain officers of the Company and its subsidiaries, including the Levin Companies. However, the Company can preserve the deductibility of certain compensation in excess of $1 million, provided that it complies with the conditions imposed by Section 162(m), including the payment of "performance-based compensation" pursuant to a plan approved by shareholders. The Bonus Plan is intended to comply with Section 162(m) by qualifying all payments to participants under the Bonus Plan as "performance-based compensation." The Levin Companies are expected to have one or more employees who will participate in the Bonus Plan during the 1996 fiscal year, and additional employees are expected to become eligible to participate in future years. See "APPROVAL OF BONUS PLAN."

                   AMENDMENT OF CERTIFICATE OF INCORPORATION

GENERAL....................  The Board of Directors unanimously has deemed it advisable and has recommended that the shareholders approve an amendment to the Company's Certificate of Incorporation which would increase the authorized Company Common Stock from 40 million to 60 million shares. As of the Record Date, 27,543,641 shares of the 40 million shares currently authorized were outstanding. The Board of Directors has no present plans concerning the issuance of the additional shares to be authorized. See "AMENDMENT OF CERTIFICATE OF INCORPORATION."

                       SELECTION OF INDEPENDENT AUDITORS

GENERAL....................  The Board of Directors, including a majority of the directors who are not interested persons of the Company, has selected Ernst & Young as the Company's independent auditors to audit the financial statements of the Company for the year ending December 31, 1996. Ernst & Young has served the Company in this capacity since 1987 and has no direct or indirect financial interest in the Company except as independent auditors. The selection of Ernst & Young as independent auditors of the Company is being submitted to the shareholders for ratification. See "SELECTION OF INDEPENDENT AUDITORS."

                                 VOTE REQUIRED

VOTE REQUIRED..............  The following votes are required to approve each of the proposals:

                             . approval and adoption of the Merger Agreement and all transactions contemplated thereby requires the affirmative vote of a majority of the outstanding shares of Company Common Stock;

                             . directors will be elected by a plurality of the votes of the shares of Company Common Stock present in person or represented by proxy at the Annual Meeting;

                             . approval of the Management Contract requires the affirmative vote of the lesser of (i) 67% of the shares represented at the meeting, in person or by proxy, if the holders of more than 50% of the outstanding shares are represented or (ii) more than 50% of the Company's outstanding shares;

                             .  approval of the Bonus Plan requires the
                                affirmative vote of a majority of the shares of Company Common Stock present in person or represented by proxy at the Annual Meeting; and

                             . approval of the Amendment to increase the number of authorized shares requires the affirmative vote of a majority of the outstanding shares of Company Common Stock.

                             See "THE MEETING."

                                  THE MEETING

THE PROPOSALS

     At the Annual Meeting, shareholders will be asked to consider and vote on proposals to:

     1. approve and adopt the Merger Agreement and all transactions contemplated thereby;

     2.   elect directors;

     3. approve the Management Contract to be entered into by and between the Company and New LEVCO upon the consummation of the Merger;

     4.   approve and adopt the Bonus Plan;

     5. amend the Company's Certification of Incorporation to increase the authorized Company Common Stock from 40 million to 60 million;

     6. ratify the selection of Ernst & Young as the Company's independent auditors; and

     7.   transact such other business as may properly come before the meeting.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                         "FOR" EACH OF THESE PROPOSALS

RECORD DATE; VOTING

     Shareholders of record at the close of business on May 10, 1996, are entitled to participate in the meeting and to cast one vote for each share held. The Company had 27,543,641 shares of Company Common Stock outstanding on the Record Date. No other class of stock is outstanding.

     Proxies are tabulated by Harris Trust and Savings Bank, the Company's transfer agent. Under Delaware law (under which the Company is organized) and the Company's bylaws, a majority of the shares outstanding on the Record Date, excluding shares held in the Company's treasury, must be present at the meeting in person or by proxy to constitute a quorum for the transaction of business. Shares abstaining from voting or present but not voting are counted as "present" for purposes of determining the existence of a quorum.

     The following votes are required to approve each of the proposals:

     . approval and adoption of the Merger Agreement and all transactions contemplated thereby requires the affirmative vote of a majority of the outstanding shares of Company Common Stock;

     . directors will be elected by a plurality of the votes of the shares of Company Common Stock present in person or represented by proxy at the Annual Meeting;

     . approval of the Management Contract requires the affirmative vote of the lesser of (i) 67% of the shares represented at the meeting, in person or by proxy, if the holders of more than 50% of the outstanding shares are represented or (ii) more than 50% of the Company's outstanding shares;

     . approval of the Bonus Plan requires the affirmative vote of a majority of the shares of Company Common Stock present in person or represented by proxy at the Annual Meeting; and

     . approval of the Amendment to increase the number of authorized shares requires the affirmative vote of a majority of the outstanding shares of Company Common Stock.

     Consummation of the Merger is conditioned upon shareholder approval of the Merger Conditions. The Company expects to proceed with the Merger upon receipt of shareholder approval of the Merger Conditions regardless of the outcome of the shareholder vote on the Amendment and the Bonus Plan. The approval of the Management Contract will not become effective unless and until the Merger is consummated. In addition, Mr. Levin, Ms. Sarnell and Mr. Kigner, if elected to the Board of Directors of the Company, will resign if the Merger is not consummated as contemplated.

PROXIES

     This Proxy Statement is being furnished to shareholders in connection with the solicitation of proxies by and on behalf of the Board of Directors for use at the Annual Meeting.

     Proxies properly executed and returned in a timely manner will be voted at the Annual Meeting in accordance with the directions specified therein. If no direction is indicated, proxies will be voted for the proposal to approve and adopt the Merger Agreement and all transactions contemplated thereby, for the proposal to approve the Amendment, for the election of the nominees named herein as directors, for the proposal to approve the Management Contract, for the proposal to approve and adopt the Bonus Plan, for the ratification of the selection of Ernst & Young as the Company's independent auditors and, on other matters properly presented for a vote in accordance with the judgment of the persons acting under the proxies. A proxy may be revoked at any time before it is voted, either in person at the meeting, by written notice to the Company, or delivery of a later dated proxy. No appraisal rights exist for any action proposed to be taken at the Annual Meeting. Abstentions and "broker non-votes" (as hereinafter defined) are counted for purposes of determining whether a quorum is present, but do not represent votes cast with respect to any proposal. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Company, but which are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

     Proxies will be solicited by mail. Proxies may be solicited by directors, officers, and a small number of regular employees, personally or by telephone, telegraph or mail, but such persons will not be specially compensated for such services. In addition, the Company may engage Corporate Investor Communications, Inc. to render proxy solicitation services at a cost estimated at $12,000. The Company will inquire of any shareholder of record known to be a broker, dealer, bank, or other nominee as to whether other persons were the beneficial owners of shares held of record by such persons. If so, the Company will supply additional copies of solicitation materials for forwarding to beneficial owners and will make reimbursement for reasonable out-of-pocket costs. The Company will bear all costs of solicitation and related actions.

ADJOURNMENT

     Any decision to adjourn the meeting would be made by vote of the shares present at the meeting, in person or by proxy. Proxies would be voted in favor of adjournment if there were not enough shares present at the meeting to constitute a quorum. If sufficient shares were present to constitute a quorum, but insufficient votes had been cast in favor of an item to approve it, proxies would be voted in favor of adjournment only if the Board of Directors determined that adjournment and additional solicitation was reasonable and in the best interest of shareholders, taking into account the nature of the proposal, the percentage of votes actually cast, the percentage of negative votes, the nature of any further solicitation that might be made and the information provided to shareholders about the reasons for additional solicitation.

                                  THE MERGER

GENERAL

     Upon approval and adoption of the Merger Agreement and subject to the fulfillment of certain conditions, LEVCO will be merged with and into Management Subsidiary, with Management Subsidiary continuing as the surviving corporation. Under the terms of the Merger Agreement, the LEVCO Stockholders will receive, in consideration for all of the outstanding LEVCO Common Stock, an aggregate of no more than $35 million of cash and such number of shares of Company Common Stock that equal $80 million, plus or minus the Purchase Price Adjustments, divided by $15.80. Assuming no Purchase Price Adjustments were required to be made, approximately 5.06 million shares of Company Common Stock would be issued to the LEVCO Stockholders pursuant to the Merger Agreement. Simultaneously with the consummation of the Merger, Mr. Levin, Ms. Sarnell, Mr. Kigner and Mr. Rango will sell to Management Subsidiary on the terms described under "--Terms of the Merger" all of the issued and outstanding shares of common stock of G.P. Subsidiary, a wholly-owned corporation to be formed by Mr. Levin, Ms. Sarnell, Mr. Kigner and Mr. Rango for the purpose of acquiring the general partnership interest in each of the LEVCO Partnerships. Immediately after the consummation of the Merger, Management Subsidiary will (i) contribute to New LEVCO (a) among other things, all of its investment advisory contracts and (b) all of the outstanding capital stock of G.P. Subsidiary and Broker Subsidiary and (ii) change its name to "Levin Management Co., Inc." Management Subsidiary will provide management and administrative services to the Levin Companies. It is contemplated that after the Merger, the business of the Levin Companies (including New LEVCO) will be conducted substantially in the same manner as LEVCO's business currently is conducted. The Merger is intended to qualify as a reorganization within the meaning of Section 368 of the Code.

     Included in the information set forth below is a brief description of the material provisions of the Merger Agreement. Such description does not purport, and is not intended, to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A. All information contained in this Proxy Statement regarding LEVCO has been provided by LEVCO.

BACKGROUND OF THE MERGER

     Management of the Company has from time to time considered alternative methods to increase the Company's assets under management. As early as 1992, and again in September 1994, the Board of Directors determined that, in its judgment, it was in the best interests of the Company and its shareholders that the Company engage in the business of providing investment management services to third parties. In reaching its decision, the Board considered, among other factors, (i) the long-term potential for reduced expenses and/or enhanced returns for existing Company shareholders and (ii) the enhanced ability to retain and attract highly qualified personnel. In August 1994, the Company became registered as an investment adviser under the Advisers Act and in March 1995 filed an exemptive application with the Securities and Exchange Commission (the "Commission") seeking exemptive relief under the Investment Company Act to allow the Company to establish a wholly-owned subsidiary to engage in the investment management business.

     In early September 1995, James P. Gorter, Chairman of the Board of Directors, was approached by Goldman, Sachs & Co. ("Goldman"), financial advisors to LEVCO, concerning whether the Company would be interested in acquiring LEVCO. No terms concerning a proposed transaction were discussed during that conversation. Thereafter, Mr. Gorter and Mr. Levin met to discuss the general structure of a proposed transaction in response to a proposal prepared by Goldman, including participation by Mr. Levin in management of the Company and the compensation of New LEVCO's officers and employees. See "THE BONUS PLAN-Awards for a Performance Period." Although Mr. Gorter and Mr. Levin did not engage in any discussions regarding a specific purchase price, Mr. Levin informed Mr. Gorter that he and the other LEVCO Stockholders were interested in receiving a significant portion of the consideration in Company Common Stock with the balance in cash.

     On September 22, 1995, the Board of Directors held a special meeting to discuss the status of the proposed transaction. At that meeting, the Board of Directors resolved to engage Lazad Freres as the Company's financial advisor in connection with the proposed Merger. The Board indicated its support for the Merger and authorized Mr.

Gorter to proceed with negotiations. Thereafter, Lazard Freres, Goldman and outside legal counsel to the Company and LEVCO negotiated terms. During this time, representatives of the Company also conducted a due diligence review of LEVCO.

     On November 2, 1995, the terms of the proposed transaction were discussed with the Board of Directors at its regularly scheduled meeting. Mr. Levin, Ms. Sarnell and Mr. Kigner were present, as were representatives of Lazard Freres, Bell, Boyd & Lloyd, the Company's outside counsel, and Ernst & Young, the Company's independent auditors. The parties negotiated the final terms of the Merger Agreement over the next few weeks. On November 17, 1995, the Board of Directors held a special meeting to review the terms of the proposed transaction as negotiated and to approve the Merger Agreement. On November 19, 1995, the original Merger Agreement was signed. On November 20, 1995, the Company publicly announced that it had entered into the Merger Agreement. On May 13, 1996, the Merger Agreement, as amended and restated in its entirety to reflect certain changes to the structure of the Company after the Merger, was signed.

     As part of the negotiations, the parties and their outside counsel considered whether the Company, in order to consummate the proposed transaction, would need to file with the Commission an application seeking exemptions from provisions of the Investment Company Act that would otherwise prohibit the Merger or adversely impact the operations of the Levin Companies following the Merger. The parties determined that the Company's pending exemptive application (seeking relief to allow the Company to establish a wholly-owned advisory subsidiary) should be amended to provide for the acquisition of LEVCO and related issues. On December 11, 1995, the amended exemptive application was filed with the Commission, and a subsequent amendment was filed on April 23, 1996. On May 10, 1996, the Commission issued an exemptive order granting the requested exemptive relief, subject to the following conditions:

     . the Company will not dispose of capital stock of New LEVCO or Management Subsidiary if, as a result thereof, the Company would own, directly or indirectly, 50% or less of the outstanding capital stock of each of New LEVCO and Management Subsidiary, unless the Company disposes of 100% of its interest in New LEVCO;

     . the Board of Directors will maintain Audit, Compensation and Nominating Committees of the Board, none of the members of which will be "interested persons" of the Company as defined in the Investment Company Act and as modified by such order;

     . the Board of Directors will review at least annually the investment management business of the Company and New LEVCO in order to determine whether the benefits derived by the Company warrant the continuation of the investment management business and the ownership by the Company, directly or indirectly, of New LEVCO and, if appropriate, approve at least annually such continuation; and

     . the Bonus Plan will be approved and administered by the Compensation Committee of the Board of Directors of the Company. See "APPROVAL OF BONUS PLAN."

     The parties are prepared to comply with these conditions, and the Company does not believe that compliance with these conditions will detract, in any material respect, from the benefits that the Company expects to realize from the Merger.

REASONS FOR THE MERGER--RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY

     On November 17, 1995, the Company's Board of Directors unanimously approved the original Merger Agreement and the agreements and transactions contemplated thereby and recommended that the shareholders approve the Merger Conditions. In connection with this determination, the Board carefully reviewed the financial, business, tax and legal implications of the Merger.

     In reaching the above determination, the Board of Directors considered a number of factors, including, without limitation, the following:

     .    the Merger Consideration to be paid pursuant to the Merger Agreement;

     . the effect of the Merger on the ability of the Company to develop its business by expanding its ability to provide investment management services to third parties, including the possibility that the Company could achieve such expansion far more rapidly through LEVCO's large, established investment management business rather than by attempting to develop the Company's own advisory business;

     . the potential efficiencies to be derived from coordinating the management of the Company and LEVCO, including those arising from the Company's administrative and operational strengths;

     . the increased ability to attract and retain highly qualified personnel to manage the Company's assets, as employees of the Company or a wholly-owned subsidiary of the Company;

     .    the position of the Company if the Merger was not consummated;

     . the financial condition and business operations of LEVCO, both on an historical basis and after giving effect to the Merger;

     . the financial condition and business operations of the Company, both on an historical basis and after giving effect to the Merger (including the dilutive effect of the Merger on existing Company shareholders);

     . the analysis presented to the Board of Directors by Lazard Freres with respect to the Merger Transactions (see "--Opinion of Company Financial Advisor");

     . the opinion of Lazard Freres to the effect that, as of the date of such opinion and based on and subject to certain matters, the consideration to be paid pursuant to the Merger Agreement was fair from a financial point of view to the Company (see "--Opinion of Company Financial Advisor" and the written opinion of Lazard Freres as set forth as Appendix B thereto); and

     . the terms and conditions of the Merger Agreement and the agreements and transactions contemplated thereby.

     On May 13, 1996, the Company's Board of Directors unanimously approved the Merger Agreement, as amended and restated in its entirety. Mr. Gorter, at that time the sole director of Management Subsidiary, also approved the Merger Agreement and all transactions contemplated thereby.

OPINION OF COMPANY FINANCIAL ADVISOR

     The Company has retained Lazard Freres to act as its financial advisor with respect to the Merger and related matters. At the meeting of the Company's Board of Directors held on November 17, 1995, Lazard Freres rendered an oral opinion to the Company's Board of Directors to the effect that, as of such date and based upon and subject to certain matters, the consideration to be paid pursuant to the Merger Agreement (the "Merger Consideration") was fair from a financial point of view to the Company. Lazard Freres has confirmed its November 17, 1995 oral opinion by delivering its written opinion to the Board dated the date of this Proxy Statement to the effect that, as of the date hereof and based on and subject to certain matters, the Merger Consideration is fair from a financial point of view to the Company. No limitations were imposed by the Board upon Lazard Freres with respect to the investigations made or the procedures followed by Lazard Freres in rendering its opinions.

     THE FULL TEXT OF THE LAZARD FRERES OPINION, DATED THE DATE OF THIS PROXY STATEMENT, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS APPENDIX B AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY. THE

LAZARD FRERES OPINION, WHICH IS DIRECTED TO THE COMPANY'S BOARD OF DIRECTORS, IS DIRECTED ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF THE COMPANY AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE ANNUAL MEETING. THE SUMMARY OF THE LAZARD FRERES OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In connection with rendering its opinions, Lazard Freres, among other things, (i) reviewed the financial terms and conditions of the Merger Agreement;
(ii) reviewed certain historical business and financial information relating to the Company and LEVCO; (iii) reviewed various financial forecasts and other data provided to Lazard Freres by the Company and LEVCO relating to their respective businesses (the written financial forecasts and other written forward looking data for LEVCO provided by LEVCO related only to the year 1996, the management of LEVCO having informed Lazard Freres that no such written data existed for subsequent periods); (iv) held discussions with members of the senior management of the Company and LEVCO with respect to past and current business operations and financial condition, regulatory relationships, strategic objectives and the future prospects of their respective companies; (v) reviewed public information with respect to certain other publicly-traded investment management companies;
(vi) reviewed the financial terms of certain business combinations in the investment management industry; (vii) reviewed the historical stock prices and trading volumes of the Company Common Stock; and (viii) conducted such other financial studies, analyses and investigations as Lazard Freres deemed appropriate. In addition, in connection with rendering its opinion dated the date of this Proxy Statement, Lazard Freres reviewed this Proxy Statement and the Application of the Company in SEC Proceeding No. 812-9528 for an order of exemptive relief from certain provisions of the Investment Company Act.

     In conducting its review and arriving at its opinions, Lazard Freres relied upon the accuracy and completeness of the foregoing information and did not assume any responsibility for any independent verification of such information. With respect to financial forecasts provided to it, Lazard Freres assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and LEVCO as to the future financial performance of the Company and LEVCO, respectively, and that such forecasts would be realized in the amounts and at the times contemplated thereby. Lazard Freres assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based. Lazard Freres did not make any independent evaluation or appraisal of the assets or liabilities of the Company or LEVCO and it was not furnished with any such evaluation or appraisal. Lazard Freres' opinions were necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard Freres as of, the dates of such opinions. Lazard Freres assumed that the Merger would be consummated on the terms described in the Merger Agreement without any waiver of any material terms or conditions by the Company and that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on the Company.

     The following is a summary of the material analyses provided to the Board of Directors by Lazard Freres in connection with rendering its oral opinion at the meeting of the Company Board on November 17, 1995. Such summary does not purport to be a complete description of the analyses performed by Lazard Freres in connection with rendering its opinions.

     Transaction Overview. Lazard Freres summarized the strategic rationale for the Merger and terms of the proposed Merger, including the aggregate consideration payable, the closing conditions to the Merger, the impact of the Merger on the respective managements and operations of the Company and LEVCO and the percentage ownership of the combined company that would be held by the LEVCO Stockholders immediately following the Merger. Lazard Freres multiplied the closing price for the Company Common Stock on November 16, 1995 of $16.25 by
5.06 million (the aggregate number of shares of the Company Common Stock to be received by LEVCO Stockholders, subject to certain adjustments at Closing) and added $35 million (the aggregate cash to be paid by the Company to the LEVCO Stockholders, subject to certain adjustments at Closing), which resulted in aggregate consideration of $117 million (the "Indicative Valuation"). Lazard Freres noted that the Indicative Valuation represented a multiple of (i) 9.0x LEVCO's then-estimated 1995 operating income (assuming an operating margin of 47%), (ii) 4.2x LEVCO's then-estimated 1995 revenues, and (iii) 2.3% of LEVCO's September 30, 1995 assets under management. Lazard Freres also noted a range of comparable multiples derived from other recent transactions involving acquisitions of investment management companies. See Comparative Merger and Acquisition Analysis below.

     Overview of LEVCO. Lazard Freres reviewed the organizational structure and ownership of LEVCO, a breakdown of LEVCO's assets under management as of September 30, 1995 among various types of institutional and individual investors, a breakdown of LEVCO's assets under management as of September 30, 1995 by investment product, LEVCO's investment philosophy and LEVCO's cumulative composite investment performance from 1982 through September 30, 1995 as compared with the performance of the Standard & Poor's 500 Index (the "S&P 500") over the same period. Lazard Freres noted that LEVCO's investment performance (assuming reinvestment of income, dividends and other earnings) had resulted in a thirteen-year cumulative growth rate, as of September 30, 1995, of 839.8% (or 17.8% annually) as compared with 563.0% (or 14.2% annually) for the S&P 500.

     Summary Historical Financial Analysis of LEVCO. Lazard Freres reviewed the compound annual growth rate of LEVCO's assets under management for the years 1990 through 1995 and the compound annual growth rate of LEVCO's revenues for the years 1991 through 1995 (on a then-estimated basis), which showed that for the five-year period ended December 31, 1994, the compound annual growth rate of LEVCO's assets under management was 23.8% and that for the four-year period ended December 31, 1994, the compound annual growth rate in LEVCO's revenues was 31.1%. This review also showed that, based on the then-estimated results for 1995, the annual growth rate of LEVCO's assets under management and revenues for the year ended December 31, 1995, would be 33.0% and 25.8%, respectively.

     Selected Company Analysis. Lazard Freres reviewed certain actual and estimated financial, operating and stock market information and financial ratios for six publicly-traded investment management firms (the "Selected Managers") based on publicly available information and the November 1995 Median Institutional Brokers Estimate System ("IBES") projections of earnings per share for 1995 and 1996. IBES is a data service that monitors and publishes compilations of earnings estimates produced by selected research analysts regarding companies of interest to institutional stockholders. The Selected Managers were: Eaton Vance Corp.; Franklin Resources, Inc.; The Pioneer Group, Inc.; T. Rowe Price Associates, Inc.; John Nuveen Company, and United Asset Management Corporation. Such information and ratios included, among other things: market price per share on November 15, 1995; equity market capitalization; equity market capitalization plus debt minus cash ("Firm Value"); dividend yield; earnings per share; compound annual growth rates in earnings per share; price to earnings ratios; Firm Value as a multiple of operating income, as a multiple of operating revenues and as a multiple of assets under management; compound annual growth rates in assets under management, operating revenues and operating income; operating revenues as a percentage of average assets under management; operating income as a percentage of operating revenues and as a percentage of average assets under management; and operating cash flow margin.

     Comparative Merger and Acquisition Analysis. Lazard Freres reviewed certain information relating to twenty-three acquisitions of investment management companies since February 1991 (the "Investment Manager Acquisitions"). The Investment Manager Acquisitions were (acquiror/acquiree): Barclays Bank plc/Wells Fargo Nikko Investment Advisors and MasterWorks Division of Wells Fargo Bank; Morgan Stanley & Co., Inc./Miller Anderson & Sherrerd; New England Investment Companies, L.P./Harris Associates L.P.; Phoenix Home Life Insurance Company/Duff & Phelps Corp.; Govett & Co. Ltd./Duff & Phelps Corp.; Lincoln National Corporation/Delaware Management Holdings, Inc.; United Asset Management/Provident Investment Council; John Hancock Mutual Life Insurance Co./Transamerica Fund Management; Legg Mason, Inc./Batterymarch Financial Management; Liberty Financial Cos./Colonial Group Inc.; Van Kamper Merritt Companies/American Capital Management & Research; Swiss Bank Corporation/Brinson Partners, Inc.; PNC Bank Corp./BlackRock Financial Management; Pacific Mutual Life Insurance Company/Thomson Advisory Group L.P.; Mellon Bank Corporation/The Dreyfus Corporation; First Union Corporation/Lieber & Co. and Evergreen Asset Management; TA Associates/AIM Management Group; Alliance Capital Management L.P./Shields Asset Management Inc. and Regent Investor Services, Incorporated; New England Investment Companies, Inc./Reich & Tang L.P.; Clayton, Dubilier & Rice, Inc./Van Kampen Merritt Companies, Inc.; Franklin Resources, Inc./Templeton, Galbraith & Hansberger Ltd.; Management/Chancellor Capital Management, Inc.; and Union Bank of Switzerland/Chase Investors Management Corp. Such analysis indicated that in the Investment Manager Acquisitions the purchase price as a multiple of latest 12 months profit after taxes (based on the most recent available financial statement prior to the announcement of the transaction) ranged from 10.4x to 27.2x with a mean of 16.4x, as a multiple of latest 12 months earnings before interest and taxes ranged from 6.3x to 16.9x with a mean of 10.8x, as a multiple of latest 12 months earnings before interest, taxes, depreciation and amortization ("EBITDA") ranged from 5.1x to 16.4x with a mean of 9.7x, as a multiple of latest 12 months revenues ranged from 1.7x to 6.7x with a mean of 3.8x and as a multiple of assets under management ranged from 0.3% to 4.3% with a mean of 2.1%. Such analysis also indicated that in the Investment Manager Acquisitions the percentage premium paid over total market capitalization (calculated one month prior to the public announcement of the transaction) ranged from 13.6% to 52.9% with a mean of 32.4%.

      Of the twenty-three Investment Manager Acquisitions reviewed, Lazard Freres also separately analyzed seven in particular (the "Selected Recent Transactions") to perform a comparative merger and acquisition valuation of LEVCO. The Selected Recent Transactions were (acquiror/acquiree): Barclays Bank plc/Wells Fargo Nikko Investment Advisors and MasterWorks Division of Wells Fargo Bank; Morgan Stanley & Co., Inc./Miller Anderson & Sherrerd; New England Investment Companies/Harris Associates L.P.; Phoenix Home Life Insurance Company/Duff & Phelps Corp.; Lincoln National Corporation/Delaware Management Holdings, Inc.; Swiss Bank Corporation/Brinson Partners, Inc.; and PNC Bank Corp./BlackRock Financial Management. For each of the Selected Recent Transactions, Lazard Freres computed the price paid as a multiple of (i) latest 12 months EBITDA, (ii) latest 12 months revenues and (iii) assets under management. Based on the foregoing data from the Selected Recent Transactions, Lazard Freres developed the following ranges of implied valuation multiples for
LEVCO: (i) 9.5x to 10.5x latest 12 months EBITDA; (ii) 3.5x to 4.5x latest 12 months revenues; and (iii) 1.0% to 2.0% of assets under management. On the basis of such implied valuation multiples for LEVCO, and using LEVCO's then-estimated 1995 results, assuming an operating margin of 47% and based on LEVCO's assets under management as of September 30, 1995, Lazard Freres developed a comparative merger and acquisition valuation range for LEVCO of $115.0 million to $135.0 million.

     Discounted Cash Flow Analysis. Lazard Freres performed a discounted cash flow ("DCF") analysis of LEVCO's projected operating results over a seven-year period to develop a range of values for LEVCO on a stand-alone basis. This analysis was based upon an extrapolation of LEVCO management's 1996 projections and assumed, among other things, an operating margin of 47% and a 47% tax rate. Lazard Freres estimated the terminal value of LEVCO at the end of the seven-year period by applying projected firm value-to-operating income multiples of 7.5x, 8.0x and 8.5x. The net operating income streams and terminal values were then discounted to net present value using three different discount rates (14.0%, 15.0% and 16.0%), which Lazard Freres viewed as the appropriate discount rate range for LEVCO based on the historical cost of capital for selected investment management companies and required market returns. This analysis indicated total DCF values ranging from $104.4 million to $126.1 million. Based on the DCF analysis, Lazard Freres developed a DCF valuation range for LEVCO of $110.0 million to $120.0 million. Lazard Freres noted that DCF analysis is a widely used valuation methodology but further noted that it relies on numerous assumptions, including asset and earnings growth rates, free cash flow and discount rates, which are subject to the difficulties of estimation and uncertainties inherent in all financial forecasts.

      Stock Trading Analysis. Lazard Freres reviewed and analyzed the historical trading prices and volumes for the Company's Common Stock on a daily basis from November 9, 1990 to November 10, 1995. This analysis indicated that the Company's Common Stock traded at a discount to net asset value ("NAV") ranging from 11.9% to 22.4% with a mean of 17.2% during the five-year period ended November 10, 1995, and ranging from 16.7% to 21.8% with a mean of 19.5% during the one-year period ending November 10, 1995. Lazard Freres also noted that the discount to NAV on November 10, 1995 was 21.6%.

      Pro Forma Analysis. Lazard Freres analyzed the pro forma impact of the Merger on selected projected financial statistics of the Company assuming the Merger was consummated on December 31, 1995. For purposes of this analysis, Lazard Freres assumed, among other things, that (i) the Merger Consideration would consist of 5.06 million newly-issued shares of Company Common Stock and $35 million in cash, (ii) the payment of the cash portion of the Merger Consideration would be financed with borrowed funds at an annual interest rate of 7.9%, amortized over six years with a minimum amortization of 10% in the first year, (iii) the value of the Company's portfolio of publicly-traded securities would be $391 million at December 31, 1995, and LEVCO would receive an annual management fee equal to 0.3% of the value of such portfolio, (iv) the Company would initially carry its equity investment in LEVCO at $80 million and
(v) LEVCO would have an operating margin of 47% and a 47% tax rate. This analysis showed, among other things, that the pro forma projected NAV of the combined company at December 31, 1995 would increase by 14.3% compared to the Company stand-alone, that pro forma total projected shares outstanding for the combined company at December 31, 1995 would increase by 18.5% compared to the Company stand-alone and that the pro forma projected NAV per share of the combined company at December 31, 1995 would decrease by 3.5% compared to the Company stand-alone. The analysis also showed that the implied distribution yield on the LEVCO equity investment would be 3.3% resulting in a 10.8% decrease in the estimated 1996 distribution per share to the combined company shareholders, assuming no additional cash was distributed from the stand-alone Company portfolio. In addition, the analysis showed that, assuming LEVCO were to be valued at 9.0x EBITDA in the future (the implied transaction multiple) and based on LEVCO projections, the pro forma impact of the Merger on the NAV per share of the combined company would be an increase of 1.5% and 2.1% at December 31, 1996 and December 31, 1997, respectively, compared to the Company stand-alone.

      Other Considerations. Lazard Freres also considered in its analysis certain qualitative factors and industry trends. These included, among others:
(i) the strategic rationale for the Merger; (ii) LEVCO'S investment approach, products, customer base, performance records, and management team; (iii) trends in valuations of investment management companies, including trends in market prices and price to earnings multiples of publicly traded investment management companies over a five-year period; and (iv) trends in acquisitions of investment management companies, including the level of activity and certain transaction multiples in such acquisitions.

      In connection with its opinion dated the date of this Proxy Statement, Lazard Freres also confirmed the appropriateness of its reliance on the analysis used in connection with its November 17, 1995 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

      Lazard Freres believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all of such analyses and factors, could create an incomplete view of the process underlying its analyses set forth in the opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. With respect to the selected company analysis and comparative merger and acquisition analysis summarized above, Lazard Freres selected companies and transactions on the basis of various factors; however, no company utilized in such analyses was identical to LEVCO and no transaction was identical to the Merger. Accordingly, such analyses were not mathematical; rather they necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics of the selected companies and other factors that could affect the acquisition or public trading value of the companies to which LEVCO was compared.

     In performing its analyses, Lazard Freres made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and LEVCO. The analyses performed by Lazard Freres are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were performed solely as a part of Lazard Freres analysis of the fairness from a financial point of view of the Merger Consideration to the Company and were presented to the Board in connection with Lazard Freres' opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company or its securities might actually be sold, and such estimates are necessarily subject to uncertainty.

      The projections furnished to Lazard Freres by the Company and LEVCO were prepared by the respective managements of each company. Neither the Company nor LEVCO publicly discloses internal management projections of the type provided to Lazard Freres in connection with Lazard Freres' review in connection with its opinion. Such projections were not prepared for, or with a view toward, public disclosure. In addition, such projections were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, many of which are beyond the control of managements of the Company and LEVCO. Accordingly, actual results could vary significantly from those set forth in such projections. Lazard Freres assumes no responsibility for the accuracy of such information.

     Lazard Freres is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions. The Board of Directors selected Lazard Freres to act as its financial advisor on the basis of Lazard Freres' international reputation and expertise in investment banking and mergers and acquisitions.

     Certain Managing Directors of Lazard Freres are clients of, and maintain discretionary accounts with, LEVCO.

     Pursuant to a letter agreement dated September 26, 1995 between the Company and Lazard Freres, Lazard Freres agreed to act as financial advisor to the Company in connection with the Merger. The Company paid Lazard Freres a retainer fee equal to $75,000 and agreed to pay Lazard Freres an additional fee equal to 0.75% of the aggregate consideration paid in the Merger, payable upon consummation of the Merger. The Company also agreed to reimburse Lazard Freres for out-of-pocket expenses incurred by it in connection with its engagement and to indemnify Lazard Freres and certain related persons against certain liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement.

TERMS OF THE MERGER

     Consideration. As a result of the Merger, each share of LEVCO Common Stock will be converted into the right to receive cash and Company Common Stock. The shares of LEVCO Common Stock held by persons other than Mr. Levin will be converted into the right to receive, collectively, (a) an aggregate amount of cash equal to $17.25 million minus 15% of the Purchase Price Reduction Adjustments (as hereinafter defined) and (b) an aggregate number of shares of Company Common Stock equal to the quotient of (i) $17.25 million minus 15% of the Purchase Price Reduction Adjustments plus any applicable Capital Gains Adjustment (as hereinafter defined) divided by (ii) $15.80. The shares of LEVCO Common Stock held by John A. Levin will be converted into the right to receive, collectively, (x) an aggregate amount of cash equal to $17.75 million plus 15% of the Purchase Price Reduction Adjustments (as hereinafter defined) and (y) an aggregate number of shares of Company Common Stock equal to the quotient of (i) $62.75 million minus 85% of the Purchase Price Reduction Adjustments plus any applicable Capital Gains Adjustment divided by (ii) $15.80.

     Adjustments to the Stock Consideration to be paid in the Merger (the "Purchase Price Reduction Adjustments") may be made with respect to (i) the assets under management of LEVCO at the time of the Closing, as described below,
(ii) the amount of certain transaction-related costs of the LEVCO Stockholders to be paid by the Company and (iii) the amount of the minimum general partner capital contributions required to be made by G.P. Subsidiary with respect to the LEVCO Partnerships under applicable Internal Revenue Service guidelines (which amount constitutes the purchase price in the Acquisition), in each case as described more fully in the Merger Agreement attached as Appendix A hereto. The Purchase Price Reduction Adjustments and the Capital Gains Adjustment constitute the Purchase Price Adjustments.

     To the extent that at the Closing, the dollar amount of the LEVCO's Closing Assets Under Management (as defined in the Merger Agreement) as to which an agreed consent has been obtained by LEVCO to the assignment of the investment advisory contract for such assets to Management Subsidiary (all as more fully set forth in the Merger Agreement) is less than 85% of LEVCO's Base Assets Under Management (as defined in the Merger Agreement) at November 16, 1995, then the aggregate Merger Consideration will be reduced by multiplying the percentage by which the Closing Assets Under Management are less than 85% of LEVCO's Base Assets Under Management by $115 million. For example, if at Closing the dollar amount of Closing Assets Under Management as to which LEVCO has received an agreed consent is 80% of the dollar amount of LEVCO's Base Assets Under Management at November 16, 1995, the aggregate Merger Consideration would be reduced by $5.75 million.

     The aggregate number of shares of Company Common Stock to be issued in the Merger is also subject to increase in the event that the Company makes a capital gains distribution prior to the Closing (the "Capital Gains Adjustment"). In such event, the Capital Gains Adjustment to be used in each of the share calculation formulas described above would be equal to the product of (i) number of shares of Company Common Stock that would have been issued under the relevant share calculation formula described above if the Closing had occurred prior to the record date for such distribution and (ii) the per share amount of such distribution. Based on its historical practice, the Company does not expect to make a capital gain distribution to shareholders prior to the Closing.

     Management Subsidiary will purchase all of the outstanding common stock of G.P. Subsidiary from Mr. Levin, Ms. Sarnell, Mr. Kigner and Mr. Rango for an amount which equals the aggregate dollar amount of the minimum general partner capital contributions required to be made by G.P. Subsidiary under the applicable Internal Revenue Service guidelines, as the general partner of the LEVCO Partnerships, to the LEVCO Partnerships, which amount is expected to be approximately $1.7 million.

     The Merger Consideration was determined through negotiations between the parties and their advisors and was approved by the Board of Directors of the Company and by LEVCO. In connection with the Merger and the Acquisition, the Company intends to borrow from one or more commercial banks approximately $38 million, which is intended to be loaned by the Company to Management Subsidiary and used by it to finance the cash portion of the consideration for the Merger and the Acquisition. In addition, the Company expects to extend credit to Management Subsidiary in the amount of approximately $22 million to permit Management Subsidiary to purchase a portion of the Company Common Stock to be issued to the LEVCO Stockholders in the Merger. Management Subsidiary will be obligated to repay to the Company amounts loaned by the Company to Management Subsidiary on commercially reasonable terms.

     Structure of LEVCO--the LEVCO Partnerships, G.P. Subsidiary and Broker Subsidiary. LEVCO, the LEVCO Stockholders, corporations owned by one or more of the LEVCO Stockholders (or trusts for the benefit of their families), or partnerships in which corporations owned by one or more LEVCO Stockholders (or trusts for the benefit of their families) are partners are currently general partners of the LEVCO Partnerships. In addition, LEVCO, or partnerships in which LEVCO is a general partner, currently serve as manager for certain of the LEVCO Partnerships. Pursuant to the Merger Agreement, and immediately prior to the Merger (in transactions to which the Company will not be a party) and assuming receipt of approval of the limited partners of each LEVCO Partnership, G.P. Subsidiary will be admitted as a general partner of each LEVCO Partnership and will contribute to each partnership the minimum amount required pursuant to Internal Revenue Service guidelines. The present general partners will then withdraw (and in connection with such withdrawal, will, to the extent permitted under applicable law, invest directly or through their equity holders as limited partners in each of the LEVCO Partnerships) so that, at the time of the Merger, the sole general partner of the LEVCO Partnerships will be G.P. Subsidiary. In addition, the partnership agreements of those LEVCO Partnerships currently serviced by management companies will be amended to provide that the management fees and incentive allocations currently paid to such management companies will instead be paid to the general partner, which will be G.P. Subsidiary, or to Management Subsidiary. Simultaneously with the consummation of the Merger, New LEVCO will acquire all of the outstanding common stock of G.P. Subsidiary from Mr. Levin, Ms. Sarnell, Mr. Kigner and Mr. Rango. In addition, prior to the closing of the transactions contemplated by the Merger Agreement, LEVCO will cause all of the assets of LEVCO relating to its broker-dealer business to be contributed to a newly-formed, wholly-owned subsidiary (such subsidiary shall hereinafter be referred to as "Broker Subsidiary"). See "THE COMPANY--Structure of the Company After the Merger."

     Representations and Warranties of the Company. The Company, with respect to itself and Management Subsidiary, has made certain representations and warranties in the Merger Agreement concerning (i) certain customary corporate and securities law matters, (ii) the absence of a conflict between the Merger Agreement and applicable law, regulations and certain specified agreements and other instruments, (iii) the absence of a requirement of certain regulatory or other approvals in connection with the transactions contemplated by the Merger Agreement, (iv) the absence of litigation pertaining to the transactions contemplated by the Merger Agreement, (v) the eligibility of the Company and its affiliated persons to serve as an investment adviser, (vi) the Company's financial position, (vii) the Company's capitalization, (viii) the accuracy of the Company's filings made or to be made with the Commission, (ix) the Company's compliance with applicable laws and regulations, (x) various aspects of the Company's business and assets, (xi) the absence of certain events since December 31, 1994 and (xii) the nonengagement of Management Subsidiary in any type of business activity prior to the consummation of the Merger, except as contemplated by the Merger Agreement.

     Representations and Warranties of the LEVCO Stockholders as to Themselves. The LEVCO Stockholders with respect to themselves, have made certain representations and warranties in the Merger Agreement concerning (i) certain customary corporate and securities law matters, (ii) the absence of a conflict between the Merger Agreement and applicable laws and regulations, (iii) their ownership of LEVCO Common Stock and (iv) the health of Mr. Levin.

     Representations and Warranties of the LEVCO Stockholders as to LEVCO and the LEVCO Partnerships. The LEVCO Stockholders, with respect to LEVCO and the LEVCO Partnerships, have made certain representations and warranties in the Merger Agreement concerning (i) certain customary corporate and securities law matters, (ii) the absence of a conflict between the Merger Agreement and applicable law, regulations and certain specified agreements and other instruments, (iii) the absence of a requirement of certain regulatory or other approvals in connection with the transactions contemplated by the Merger Agreement (other than the exemptive order), (iv) the absence of litigation pertaining to the transactions contemplated by the Merger Agreement, (v) the financial position of LEVCO and the LEVCO Partnerships, (vi) the capitalization of LEVCO, (vii) the ownership of G.P. Subsidiary and Broker Subsidiary, (viii) the absence of certain tax liabilities, (ix) the absence of certain conflicts of interest between the LEVCO Stockholders and LEVCO, the LEVCO Partnerships, G.P. Subsidiary and Broker Subsidiary (collectively, the "LEVCO Entities"), (x) the status of title to the assets and personal properties of the LEVCO Entities,
(xi) the existence and enforceability of certain insurance policies and other contracts, (xii) compliance with applicable laws and regulations by the LEVCO Entities, (xiii) various aspects of LEVCO's investment advisory business, (xiv) the terms of the employee benefit plans and employment arrangements of the LEVCO Entities, (xv) the absence of certain events since December 31, 1994 and
(xvi) the existence of certain governmental registrations, permits, licenses and approvals relating to the business of the LEVCO Entities.

     Conditions to the Merger. The obligations of each party to the Merger Agreement to consummate the transactions contemplated thereby are conditioned upon (unless otherwise waived) (i) none of the parties having terminated the Merger Agreement, (ii) the transactions contemplated by the Merger Agreement having been approved by the required governmental entities, (iii) no action or proceeding having been instituted or threatened on or before the Closing, the result of which would be reasonably likely to have a material adverse effect on the Levin Companies or the Company, (iv) the Merger Conditions having been approved by shareholders of the Company, (v) the receipt of certain governmental registrations, licenses and permits, including New LEVCO's registration as a commodity trading adviser and membership in the NFA and G.P. Subsidiary's registration as a commodity pool operator and membership in the NFA, (vi) the execution of certain agreements and (vii) the listing on the NYSE of shares of Company Common Stock to be issued to the LEVCO Stockholders as part of the Merger Consideration.

     The obligations of the Company and Management Subsidiary to consummate the transactions contemplated by the Merger Agreement are conditioned upon (unless otherwise waived) (i) the representations and warranties of the LEVCO Stockholders set forth in the Merger Agreement being true and correct in all material respects as of November 19, 1995 and as of the Closing subject to certain limitations, (ii) the performance in all material respects by LEVCO and the LEVCO Stockholders of each of the agreements and covenants as required by the Merger Agreement, (iii) the delivery by the LEVCO Stockholders of a certificate dated as of the Closing certifying that each of the foregoing conditions has been satisfied, (iv) the execution by each of Mr. Levin, Ms. Sarnell and Mr. Kigner of employment agreements, (v) the receipt by the Company of certain legal opinions, (vi) the assignment of LEVCO's clearing agreement with Lehman Brothers, Inc. ("Lehman") to Management Subsidiary, (vii) the termination of certain stockholders' agreements among LEVCO and each LEVCO Stockholder, (viii) the receipt of the necessary consents to allow for the reorganization of the LEVCO Partnerships, (ix) the receipt of a consent under the lease of LEVCO's office facilities to the change in ownership of LEVCO, (x) the delivery by LEVCO of a certificate certifying that since November 19, 1995, there have been no amendments or other modifications to the LEVCO certificate of incorporation or bylaws, (xi) the delivery by LEVCO of certain financial statements, (xii) the approval of the Company of all opinions, certificates and other documents delivered under the Merger Agreement, (xiii) that all of LEVCO's investment management contracts be in writing, reflect the current fee arrangement and provide for receipt of compensation by LEVCO, (xiv) that, as of the Closing, Mr. Levin shall be President and Chief Executive Officer of LEVCO and shall have no health condition or disability which would be reasonably likely to prevent him from performing his duties, immediately after the Closing, under his employment agreement with each of the Company and Management Subsidiary,
(xv) that LEVCO have an agreed upon amount of cash on hand as of the Closing, and (xvi) the receipt by LEVCO of notice of the effectiveness of certain investment adviser, broker-dealer and agent or representative registrations.

     The obligations of LEVCO and the LEVCO Stockholders to consummate the transactions contemplated by the Merger Agreement are conditioned upon (unless otherwise waived) (i) the representations and warranties of the Company and Management Subsidiary set forth in the Merger Agreement being true and correct in all material respects as of November 19, 1995 and as of the Closing subject to certain limitations, (ii) the performance in all material respects by the Company and Management Subsidiary and LEVCO Stockholders of each of the agreements and covenants as required by the Merger Agreement, (iii) the delivery by each of the Company and Management Subsidiary of a certificate dated as of the Closing certifying that each of the foregoing conditions have been satisfied, (iv) the delivery by the Company of the Merger Consideration, (v) the receipt by LEVCO of certain legal opinions, (vi) the delivery by the Company and Management Subsidiary of a certificate dated as of the Closing certifying that since November 19, 1995, there have been no amendments or other modifications to the Company's and Management Subsidiary certificate of incorporation or bylaws,
(vii) the approval of LEVCO and the LEVCO Stockholders of all opinions, certificates and other documents delivered under the Merger Agreement, (viii) the delivery by the Company of certain financial statements and (ix) that, as of the Closing, Mr. Gorter shall be Chairman of the Board of the Company and shall have no health condition or disability which would be reasonably likely to prevent him from performing his duties, immediately after the Closing in such capacity.

     Indemnification. The Merger Agreement provides that from and after the Closing, the LEVCO Stockholders will jointly and severally indemnify and hold harmless the Company, the Levin Companies and their respective directors, officers and controlling persons (collectively, the "Company Indemnified Parties") against any and all expenses, losses, claims, damages, fines, penalties, liabilities and costs, including reasonable attorneys fees and expert witness fees and any fees received from clients that must be disgorged or losses or expenses incurred in connection with client or customer claims, including claims for rescission of securities transactions, but excluding any punitive or exemplary damages except to the extent payable to third parties and excluding any consequential damages (other than to the Levin Companies)(all of the foregoing herein collectively referred to as "Losses") sustained or incurred by any one or more of the Company Indemnified Parties based upon, arising from or otherwise in respect of (i) any inaccuracy of any representation or warranty made by the LEVCO Stockholders as to LEVCO and the LEVCO Partnerships, (ii) any default by LEVCO or the LEVCO Stockholders under any of their covenants or agreements contained in the Merger Agreement, (iii) any Loss or obligation based upon, arising out of or otherwise in respect of Bridge Partners Specialized Investment Fund, L.P., a limited partnership affiliated with LEVCO which has commenced dissolution in connection with the Merger, (iv) any Loss based upon, arising out of or otherwise in respect of the failure of any arrangement with a paid solicitor to comply with the Advisers Act and (v) any Loss based upon, arising out of or otherwise in respect of LEVCO having failed to register as an investment adviser or broker-dealer in any state in which registration was required prior to the Closing or any employee of LEVCO having failed to register or qualify under the laws or regulations of any state relating to the activities of investment advisers and broker-dealers.

     In addition, from and after the Closing, each LEVCO Stockholder severally, but not jointly, agrees to indemnify and hold harmless the Company Indemnified Parties from and against any Losses sustained or incurred by any one or more of the Company Indemnified Parties based upon, arising out of or otherwise in respect of any inaccuracy of any representation or warranty of such LEVCO Stockholder as to such LEVCO Stockholder.

     The Company has agreed, from and after the Closing, to indemnify and hold harmless the LEVCO Stockholders against any and all Losses at any time sustained or incurred by any one or more of the LEVCO Stockholders based upon, arising out of, or otherwise with respect of (i) any inaccuracy of any representation or warranty of the Company contained in the Merger Agreement and
(ii) any default by the Company or Management Subsidiary under any of their covenants or agreements contained in the Merger Agreement.

     No Company Indemnified Party is entitled to receive any indemnification payments in respect of inaccuracies of representations or warranties made by the LEVCO Stockholders as to LEVCO and the LEVCO Partnerships as of November 19, 1995 unless and until the aggregate of all Losses suffered by all Company Indemnified Parties arising therefrom or relating thereto exceeds, on a cumulative basis, one percent of the Merger

Value (as hereinafter defined). No Company Indemnified Party is entitled to receive any indemnification payments in respect of inaccuracies of representations or warranties made by the LEVCO Stockholders as to LEVCO and the LEVCO Partnerships (excluding certain specified representations and warranties) as of the Closing, which representations and warranties were true and correct as of November 19, 1995, unless and until the aggregate of all Losses suffered by all Company Indemnified Parties arising therefrom or relating thereto exceeds one percent of the Merger Value. In addition, the Company Indemnified Parties are not entitled to receive any indemnification payments to the extent that the aggregate of all such payments exceeds 50 percent of the Merger Value, and no LEVCO Stockholder individually has liability in excess of such LEVCO Stockholder's pro rata share (based on the percentage allocation of the Merger Consideration) of such amount. No LEVCO Stockholder is entitled to receive any indemnification payments to the extent that the aggregate of all such payments, when added to all other indemnification payments made to the LEVCO Stockholders, exceeds 50% of the Merger Value.

     Depending upon the nature of the Loss, the obligation of the LEVCO Stockholders to indemnify the Company Indemnified Parties generally remains in effect up to (i) the period ending on March 31 in the second calendar year following the Closing or (ii) the third anniversary of the Closing. The Company's obligation to indemnify the LEVCO Stockholders generally remains in effect up to the period ending March 31 in the second calendar year following the Closing. The LEVCO Stockholders are required to deposit Company Common Stock having a value, at a deemed price of $15.80 per share, equal to 50% of the Merger Value (as hereinafter defined) into an escrow account for a period of three years (during which time the LEVCO Stockholders may vote, and will receive any distributions with respect to, such deposited securities) to be used to compensate the Company Indemnified Parties for any Losses. Shares held in the escrow account will be valued at $15.80 per share for the purpose of satisfying any Loss.

     The "Merger Value" is a dollar amount equal to $115 million plus or minus the aggregate dollar amount of the Purchase Price Adjustments.

     Termination of the Merger Agreement. The Merger Agreement may be terminated prior to the Closing by either the Company or LEVCO (i) in the event of a breach by the other of its representations under the Merger Agreement where such breach would be deemed to have a material adverse effect, (ii) in the event of a breach of any material covenant of the other contained in the Merger Agreement which breach is not curable or, if curable, has not been cured within 30 days after notice, (iii) upon the mutual written consent of the parties, (iv) if the Closing does not occur on or before September 30, 1996, (v) if certain governmental, board of directors and shareholder approvals (including approval of the Merger Conditions) are not obtained, (vi) if as of the Closing, consents appointing Management Subsidiary as investment adviser have not been signed with respect to at least 75% of the dollar amount of the Base Assets under Management of LEVCO and the LEVCO Partnerships as of November 16, 1995, (vii) if the Board of Directors approves any proposal or offer with respect to the purchase by the Company of a substantial portion of the equity securities or assets of, or a merger, consolidation or similar transaction involving, an investment adviser registered under the Advisers Act (other than LEVCO) or (viii) if the Board of Directors of the Company (a) is unable to recommend approval by shareholders of
(i) the Merger Agreement and all transactions contemplated thereby or (ii) the election of Mr. Levin, Ms. Sarnell and Mr. Kigner to the Board or (b) at any time prior to the Closing the Board of Directors shall withdraw, modify or change such recommendation in a manner adverse to LEVCO or the LEVCO Stockholders. In the event that the Merger Agreement is terminated as set forth in (viii) above (other than if an event having a material adverse effect on LEVCO occurred at the time of the Board's failure to make, withdraw, modify or change such recommendation) the Company will be required to pay LEVCO a fee of $1,150,000 plus LEVCO's out-of-pocket expenses up to a maximum amount of $500,000. In addition, the Merger Agreement may be terminated by LEVCO prior to the Closing if the Company undertakes certain actions regarding its business or if certain changes occur with respect to the ownership of the Company.

     The Merger Agreement may also be terminated prior to the Closing by LEVCO
(i) if the Company takes certain actions without the consent of Mr. Levin, as representative of the LEVCO Stockholders, including issuing Company Common Stock, issuing or selling any debt securities, merging or consolidating with another entity, acquiring all or substantially all of the assets of, or a controlling interest in, any entity (other than by means of a private placement transaction consistent with past practice) or altering its corporate structure or (ii) if any person or group acquires beneficial ownership of more than 25% of the Company Common Stock or has commenced a tender or exchange offer for such Company Common Stock (and such tender or exchange offer has not been withdrawn or terminated).

     Exemptive Application. In connection with the Merger, the Company filed with the Commission an application requesting exemptive relief under certain provisions of the Investment Company Act. Among other things, the application requested exemptive relief under (i) Section 12(d)(3) of the Investment Company Act to enable the Company, as a registered investment company, to acquire a registered investment adviser and (ii) Section 17(d) and Rule 17d-1 thereunder to permit the Company to establish the Bonus Plan on behalf of the Levin Companies. The Commission granted all of the relief requested by the Company pursuant to an order issued May 10, 1996, subject to the conditions described under "--Background of the Merger." The parties are prepared to comply with these conditions, and the Company does not believe that compliance with these conditions will detract, in any material respect, from the benefits that the Company expects to realize from the Merger.

     Employment Agreements. Pursuant to the Merger Agreement, Mr. Levin will enter into a five-year employment contract with the Company (as President and Chief Executive Officer) and with Management Subsidiary (as President). In addition, each of Ms. Sarnell and Mr. Kigner will enter into five-year employment agreements with Management Subsidiary. Each of the employment agreements contain confidentiality and noncompetition provisions. Each of the agreements also contains provisions regarding termination and arbitration of disputes under the agreement and establishing alternative compensation arrangements if the Bonus Plan is not approved by shareholders of the Company.

     Directors and Officers of Management Subsidiary and New LEVCO. Upon the consummation of the Merger, Mr. Gorter, Mr. Levin, Ms. Sarnell, Mr. Kigner, Mr. Carhart and another director or officer of the Company will constitute the board of directors of New LEVCO and Management Subsidiary. The officers of Management Subsidiary will be named by the board of Management Subsidiary and are expected to include current officers and directors of the Company and LEVCO. Pursuant to the employment agreements to be entered into at the Closing and a management contract to be entered into between Management Subsidiary and New LEVCO, Mr. Levin will serve as President and Chief Executive Officer of the Company and as President of Management Subsidiary and New LEVCO. Ms. Sarnell will serve as Executive Vice President, Mr. Kigner will serve as Executive Vice President and Mr. Carhart will serve as Vice President, respectively, of New LEVCO and Management Subsidiary. Management Subsidiary's Certificate of Incorporation and Bylaws immediately prior to the consummation of the Merger will be its Certificate of Incorporation and Bylaws as the surviving corporation in the Merger.

     Registration Rights Agreement. Pursuant to the registration rights agreement attached as an exhibit to the Merger Agreement (the "Registration Rights Agreement"), Mr. Levin has the right to demand, on no more than three occasions, registration of the shares of Company Common Stock received by him under the Merger Agreement (a "Demand Registration"). Under the Registration Rights Agreement, Mr. Levin may not request a Demand Registration until 365 days from the Closing, and the Company need not effect more than one Demand Registration during any 365 day period. If Mr. Levin requests a Demand Registration, the other LEVCO Stockholders may request that the Company include in such registration the shares of Company Common Stock which they received under the Merger Agreement (such shares, together with Mr. Levin's, shall hereinafter be referred to as the "Registrable Shares"). Each of the LEVCO Stockholders may request registration with respect to the first two Demand Registrations of up to one-third of his or her Registrable Shares and with respect to the third Demand Registration of all of such shares; however, such requests are subject to certain "cut-back" limitations, pursuant to which the number of Registrable Shares to be included in a Demand Registration may be reduced by an amount to be determined by the managing underwriter or underwriters, if any, for such registration. The Company will bear the expenses of registration, other than underwriting discounts and commissions, and the LEVCO Stockholders' legal and accounting expenses, for the first two Demand Registrations. With respect to the third Demand Registration, the LEVCO Stockholders will bear the expenses of registration, other than the Company's legal and accounting expenses. Each of the LEVCO Stockholders also has the right to "piggyback" on certain Company-initiated offerings, if any, and to include such number of Registrable Shares in such offering as he or she may request, subject to cut-back limitations.

CERTAIN EFFECTS OF THE PROPOSED TRANSACTIONS, INCLUDING DILUTION

     As of February 29, 1996, the Company was not aware of any person who beneficially owned more than 5% of the Company Common Stock. Following the completion of the transactions set forth in the Merger Agreement and subject to the Purchase Price Adjustments, the LEVCO Stockholders collectively will own up to approximately 16% of the outstanding Company Common Stock. Based on the assumptions used in the Unaudited Pro Forma Financial Statements included herein, shareholders would have incurred dilution in the net asset value of their shares of Company Common Stock of $0.84 per share as of December 31, 1995, and the voting power of each currently outstanding share of Company Common Stock will be reduced because the total number of shares of Company Common Stock outstanding will be increased. The amount of dilution actually incurred will not be known until the Merger is consummated. See "COMPARATIVE PER SHARE DATA."

     Approval of the Merger by the affirmative vote of a majority of the outstanding shares of Company Common Stock fulfills the conditions under Section 23(b) of the Investment Company Act which otherwise prohibit the sale by a closed-end investment company of its common stock at a price below its current net asset value.

HSR ACT NOTIFICATION

     Pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the " HSR Act") and the rules promulgated thereunder, on April 26, 1996 the Company and LEVCO furnished the required notification of the Merger to the Federal Trade Commission and the Antitrust Division of the Department of Justice. The waiting period under the HSR Act is expected to expire on May 26, 1996.

ACCOUNTING TREATMENT

     New LEVCO will be carried on the books of the Company as an investment. The Company will determine the cost of the acquisition in accordance with generally accepted accounting principles. The Company's investment will be carried on the books of the Company at a fair value as determined by the Board of Directors.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Company has been advised by Bell Boyd that the two paragraphs immediately following set forth the material federal income tax consequences of the Merger to the Company and Management Subsidiary. No ruling is being sought from the Internal Revenue Service concerning the tax treatment of the Merger.

     The Merger will qualify as a reorganization within the meaning of Section 368 of the Code. Neither the Company nor Management Subsidiary will recognize gain or loss as a result of the Merger of LEVCO into Management Subsidiary of the transfer by the Company or Management Subsidiary of cash and shares of Company Common Stock to the LEVCO Stockholders in exchange for all of the outstanding LEVCO Common Stock.

     The basis of the assets of LEVCO in the hands of Management Subsidiary will be the same as the basis of such assets in the hands of LEVCO immediately before the Merger. The holding period of the assets of LEVCO in the hands of Management Subsidiary will include the period such assets were held by LEVCO. The basis to the Company of its stock in Management Subsidiary will be the amount of cash and the adjusted basis of other property contributed by the Company to Management Subsidiary, increased by the basis of the assets of LEVCO in the hands of Management Subsidiary and reduced by the liabilities of LEVCO that are assumed by Management Subsidiary.

     The treatment of the Merger as a reorganization for purposes of Section 368 of the Code will cause the Company to have a basis in the common stock in Management Subsidiary, as described in the preceding paragraph, which is significantly less than the Merger Consideration. At this time it is estimated that the basis to the Company of the common stock in Management Subsidiary after the Merger will not exceed $5 million. The difference between the Company's basis in its common stock in Management Subsidiary and the fair market value of such common stock represents unrealized gain for federal income tax purposes, which may eventually be recognized, in part or in whole, upon a taxable sale or exchange by the Company of such common stock, and taxed to the shareholders of the Company in accordance with the rules applicable to regulated investment companies. Even if the value of Management Subsidiary decreased, it is likely that a significant amount of unrealized gain would remain with respect to the common stock in Management subsidiary held by the Company.

     THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY.
IT IS BASED ON EXISTING PROVISIONS OF THE CODE, TREASURY REGULATIONS PROMULGATED THEREUNDER AND ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE, WHICH COULD BE RETROACTIVE AND WHICH COULD AFFECT TAX TREATMENT OF THE MERGER AND THE CONTINUING VALIDITY OF THIS DISCUSSION. NO INFORMATION IS PROVIDED IN THIS PROXY STATEMENT WITH RESPECT TO THE TAX CONSEQUENCES, IF ANY, OF THE MERGER UNDER APPLICABLE FOREIGN, STATE AND LOCAL LAWS.

                                  THE COMPANY

GENERAL

     The Company is a non-diversified management investment company of a type commonly called a closed-end fund. The Company does not attempt to reduce risk by diversifying its investments. Since its inception, the Company has been internally managed by its officers under the supervision of the Board of Directors, without an investment adviser.

     The business of the Company was started in 1891. The present Company was incorporated under the laws of Delaware in 1954. The Company conducted business as an investment banker and a broker-dealer in securities until 1960, when it became a private investment company. The Company has been registered since 1970 as an investment company under the Investment Company Act.

MANAGEMENT OF THE COMPANY'S INVESTMENT PORTFOLIO

     The Company's principal business is the ownership and management of its investment portfolio consisting predominantly of equity securities, both publicly-traded and privately-held. The Company's investment portfolio is ordinarily substantially fully invested in common stocks and other equity-related securities such as stock index futures and debt securities convertible into, or (in the case of private placement investments) accompanied by options or warrants to purchase, equity securities. For internal management purposes, the Company divides its investment portfolio into three segments: publicly-traded securities; securities acquired in private placements, which sometimes include companies controlled by the Company; and Consolidated-Tomoka Land Co. ("CTO"), a majority-owned subsidiary of the Company. The Company's total return for the fiscal year ended December 31, 1995 was 36.2%. The Company's average annual compounded total return for the 3-, 5- and 10-year periods ended December 31, 1995 was 14.8%, 15.4% and 10.8%, respectively, and its total return for the quarter ended March 31, 1996 was 5.6%.

     The Company's total return calculation assumes monthly compounding of total net assets, with purchases and sales of portfolio securities assumed to occur at mid-month. Dividend income is earned on the ex-date and interest income is accrued monthly. Calculations reflect adjustments for capital gain distributions, treasury stock purchases and taxes paid by the Company in years when a portion of net realized capital gain was retained, but before deduction of expenses. Past performance is not indicative of future results.

     Publicly-Traded Portfolio. The Company's investments in publicly-traded equity securities emphasize high quality, long-term holdings which are aligned with secular trends that management of the Company considers favorable. In selecting publicly-traded equities, management looks for companies with fundamentals, including sales and earnings growth that exceed market averages, profitability, balance sheet strength and above average valuation as measured by price relative to the discounted present value of future earnings and cash flow. The Company does not invest in publicly-traded debt securities that are not part of an equity-based investment.

     The average holding period for a publicly-traded investment is intended to be three to five years, but there is no limitation on the length of time a particular security is held and actual holding periods vary greatly with individual holdings. As of March 31, 1996, the Company's publicly-traded portfolio was comprised of equity securities of 48 issuers, having a total market value of $462 million and representing 73.4% of the Company's total investment portfolio. For the fiscal year ended December 31, 1995, the Company's public portfolio had a total return of 38.2%. The average annual compounded total return for the Company's public portfolio for the 3-, 5- and 10-year periods ended December 31, 1995 was 14.1%, 17.1% and 13.1%, respectively, and its total return for the quarter ended March 31, 1996 is 6.2%

     Private Placement Portfolio. The Company acquires private placement securities directly from issuing companies, under negotiated terms and conditions. Typically, the Company invests $8 to $10 million per transaction, although the Company may make larger or smaller investments, in established companies with strong businesses, proven managements and positive cash flows. Private placement investments generally consist of a "package" of securities in a single issuer or in related issuers (for example, in a holding company and in its operating subsidiary), consisting of an equity component (straight equity securities, debt securities convertible into equity securities, or options or warrants to purchase equity securities) and a subordinated debt component, which the Company considers an equity-related investment.

     The average holding period for a private placement investment, like that of a publicly-traded investment, is intended to be three to five years, but there is no limitation on the length of time a particular security is held and actual holding periods vary greatly with individual holdings. As of March 31, 1996, the Company's private placement portfolio was comprised of equity and equity-related securities of 10 issuers, having a total market value of $75.7 million and representing 12.0% of the Company's total investment portfolio. For the fiscal year ended December 31, 1995, the private portfolio had a total return of 23.9%. The average annual compounded total return for the 3-, 5- and 10-year periods ended December 31, 1995 and for the quarter ended March 31, 1996 was 21.2%, 17.1%, 8.6% and 0.8%, respectively.

     CTO. The Company owns 79.9% of the outstanding common stock of CTO, which is listed on the American Stock Exchange. CTO has two primary operating businesses, citrus production and real estate development. CTO owns approximately 31,000 acres of land in central Florida and has full and fractional interests in subsurface mineral rights covering 562,000 acres in Florida. CTO's remaining operations consist almost entirely of income properties. With respect to these remaining operations, CTO currently is implementing exit strategies to dispose of the operations in an orderly manner. Revenue sources include land development and sales, citrus productions, property leasing, mineral rights and timber.

     As of March 31, 1996, the Company's investment in CTO had a value of $88.1 million and represented 14.0% of the Company's total investment portfolio. For the fiscal year ended December 31, 1995, the Company's CTO holdings had a total rate of return of 45.2%. The average annual compounded total return for the Company's CTO holdings for the 3-, 5- and 10-year periods ended December 31, 1995 was 13.2%, 11.4% and 4.8%, respectively, and for the quarter ended March 31, 1996 was 5.2%.

THIRD-PARTY INVESTMENT MANAGEMENT SERVICES

     In August 1994, the Company registered as an investment adviser under the Advisers Act and in applicable states, and, since registering, has actively solicited outside investment management business. As of the Record Date, the Company was not providing investment management services to third-party accounts and except as set forth below, does not anticipate actively soliciting such business after the consummation of the Merger.

     The Company expects to maintain its registration as an investment adviser, at least initially, after the consummation of the Merger. As long as the Company is registered as an investment adviser, the Company may manage certain third-party advisory accounts but only to the extent that income earned by the Company does not exceed 10% of the Company's gross income (in order to maintain the Company's status as a regulated investment company under the Code). New LEVCO will not be subject to this 10% limitation.

INVESTMENT STRATEGY

     The Company's current investment strategy involves the application of fundamental valuation criteria to analyze the investment potential of companies with publicly-traded equity securities. These fundamentals include sales and earnings growth that exceed market averages, profitability, balance sheet strength and above average valuation as measured by price relative to the discounted present value of future earnings and cash flow. The Company emphasizes investment in high quality, long-term holdings which are aligned with secular trends that management of the Company considers favorable. The Company's investment philosophy emphasizes investing primarily for capital appreciation, and secondarily for income consistent with capital appreciation. Consequently, a substantial portion of assets may be committed to a relatively small number of equity and equity-related securities.

COMPETITION IN THE INVESTMENT MANAGEMENT BUSINESS

     The investment management business is highly competitive. The Company believes that the most important factors affecting its ability to attract client assets are the abilities, performance records and reputations of its investment managers and the ability to hire and retain key investment managers. The Company's ability to obtain and retain client assets could be adversely affected if the Company underperforms the market or if key investment managers leave the Company. The Company's ability to compete with other investment management firms is also dependent, in part, on the relative attractiveness of its investment philosophies and methods under prevailing market conditions. The absence of significant barriers to entry by new investment management firms increases competitive pressure.

GOVERNMENT REGULATION

     Virtually all aspects of the Company's business are subject to various federal and state laws and regulations. The Company is a registered investment company and is subject to the provisions of the Investment Company Act and the rules and regulations thereunder. The Company is also registered as an investment adviser under the Advisers Act and is registered under applicable state securities laws. In addition, the Company may be subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and to regulations promulgated thereunder, insofar as it acts as "fiduciary" under ERISA with respect to future third-party clients, if any.

     The foregoing laws and regulations generally grant supervisory agencies and bodies broad administrative powers, including the power to limit or restrict the Company from conducting its business in the event that it fails to comply with such laws and regulations. Possible sanctions that may be imposed in the event of such noncompliance include the suspension of individual Company employees, limitations on the Company's business activities for specific periods of time, revocation of the Company's registration as an investment adviser, and other censures and fines. Changes in these laws or regulations could have a material adverse impact on the profitability and mode of operations of the Company.

     As a registered investment company and investment adviser, the Company has established internal policies with respect to its officers, directors and employees' ownership of securities which are also held in the Company's portfolio or in third-party accounts. These policies generally require officers, directors and employees to report their securities transactions and restrict certain transactions so as to minimize possible conflicts of interest.

EMPLOYEES

     At March 31, 1996, the Company had 13 salaried employees including executive officers. The Company's 5 investment professionals have more than 60 years of collective experience in investment management, with an average of 12 years in the industry and 7 years at the Company.

     Currently, Steven C. Carhart, Vice President of the Company, is principally responsible for managing the Company's publicly-traded portfolio. Mr. Carhart joined the Company in September 1991. The Company's private placement portfolio is managed by Scott E. Smith, Vice President of the Company. For a further description of the employment history of the Company's investment professionals, see "EXECUTIVE OFFICERS."

     The Company considers its relationships with its employees to be excellent.

MANAGEMENT SUBSIDIARY

     Management Subsidiary is a wholly-owned subsidiary of the Company. The Company formed Management Subsidiary under the name JALC Acquisition Corp. to serve as a vehicle for the acquisition of LEVCO. Prior to the consummation of the Merger, Management Subsidiary has had and will have (other than for certain exceptions contemplated by the Merger Agreement) no operations other than its organization. See "THE MERGER--Terms of the Merger."

THE EFFECT OF THE MERGER

     Upon consummation of the Merger, New LEVCO, as an indirect wholly-owned subsidiary of the Company, will conduct outside investment management business under the name "John A. Levin & Co., Inc." substantially in the same manner as LEVCO's advisory business currently is conducted. For a further discussion of the structure of the Company (including the Levin Companies) after the Merger, see "THE MERGER--Structure of the Company After the Merger." Subject to receipt of the approval of LEVCO's advisory clients, New LEVCO will manage all of LEVCO's accounts existing at the time of the Merger. In addition, New LEVCO will manage all accounts generated by New LEVCO personnel thereafter. New
LEVCO is expected to utilize LEVCO's current personnel, including Mr. Levin, Ms. Sarnell and Mr. Kigner, who will enter into employment agreements with Management Subsidiary (and with the Company, in the case of Mr. Levin). In turn, Management Subsidiary will provide the services of its employees to New LEVCO pursuant to a management contract. Mr. Levin will serve as President and Chief Executive Officer of the Company and as President of New LEVCO and Management Subsidiary, Ms. Sarnell will serve as Executive Vice President, Mr. Kigner will serve as Executive Vice President, Mr. Carhart will serve as Vice President, respectively, of New LEVCO and Management Subsidiary. See "THE MERGER--Terms of the Merger--Employment Agreements and Directors and Officers of Management Subsidiary and New LEVCO."

     Subject to shareholder approval of the Management Contract and immediately after the consummation of the Merger, the Company will "externalize" the management of its portfolio of publicly-traded securities to New LEVCO. In connection with the transfer of portfolio management responsibility to New LEVCO, the Company expects certain of these employees to terminate their employment with the Company and become employees of the Levin Companies. For a further discussion of the terms of the Management Contract and the transfer of responsibility for managing the publicly-traded portfolio of the Company, see "APPROVAL OF PORTFOLIO MANAGEMENT CONTRACT."

STRUCTURE OF THE COMPANY AFTER THE MERGER

     Immediately after the consummation of the Merger, Management Subsidiary will (i) contribute to New LEVCO (a) among other things, all of its investment advisory contracts and (b) all of the outstanding capital stock of each of G.P. Subsidiary and Broker Subsidiary and (ii) change its name to "Levin Management Co., Inc.". Management Subsidiary will provide management and administrative services to the Levin Companies. The Company will then have the following corporate structure (excluding the Company's other investments):

                                ________________
                               |  The Company   |
                               |________________|
                                       |
                                       |________  100% stock ownership
                                       |
                                _______|________
                               |   Management   |
                               |   Subsidiary   |
                               |________________|
                                       |
                                       |________  100% stock ownership
                                       |
                                _______|________
                               |   New LEVCO    |
                               |________________|
                                       |
                                       |________  100% stock ownership
                                       |
     _____________________             |          ____________________
    |  G. P. Subsidiary   |____________|_________|  Broker Subsidiary |
    |_____________________|                      |____________________|
             |
             |____________  general partner, LEVCO Partnerships
             |
_____________|__________________________________
   |         |         |          |         |
 __|__     __|__     __|__      __|__     __|__
|  LP |   |  LP |   |  LP |    |  LP |   |  LP |
|_____|   |_____|   |_____|    |_____|   |_____|

                                     LEVCO

GENERAL

     LEVCO was formed as a Delaware corporation in 1982. LEVCO is a New York-based independent investment management corporation. LEVCO had approximately $5.8 billion in total assets under management as of March 31, 1996, including the assets of the LEVCO Partnerships. LEVCO specializes in managing equity portfolios for taxable and tax-exempt institutional and individual investors primarily within the United States. LEVCO's clients include individuals and their related trusts and charitable organizations; university and college endowments and foundations; and corporate and public pension and profit-sharing funds. LEVCO's composite return for the fiscal year ended December 31, 1995 was approximately 32.1% (gross of fees) and approximately 31.3% (net of fees). LEVCO's composite average annual return (gross of fees) for the 3-, 5- and 10-year periods ended December 31, 1995 and for the quarter ended March 31, 1996 was 15.2%, 16.9%, 16.5% and 8.1%, respectively. LEVCO's composite average annual return (net of fees) for the 3-, 5- and 10-year periods ended December 31, 1995 and for the quarter ended March 31, 1996 was 14.5%, 16.2%, 15.6% and 7.9%, respectively.

     All LEVCO accounts managed on a fully discretionary basis, including taxable and tax-exempt accounts (with certain exceptions), are included in the composite. LEVCO computes the performance rate of each eligible account on a quarterly basis using the BAI method of performance calculation. The composite performance for each quarter is capital weighted and includes the reinvestment of dividends and capital gains. Gross of fees performance is net of broker commissions and expenses related to trading. Net of fees performance is reduced by the investment management fees. Past performance is not indicative of future results. A report regarding the audited rates of return for the periods ended December 31, 1986 through December 31, 1995 including more information about the accounts not included in the composite and the method of calculation of the rates of return presented, is attached as Appendix G. Rates of return for the quarter ended March 31, 1996 are unaudited.

     LEVCO also serves as a sub-adviser with respect to all or part of the portfolios of two registered open-end investment companies. In addition, LEVCO and/or its employees and affiliates serve as a general partner to each of the LEVCO Partnerships, each of which is a limited partnership. LEVCO or its affiliates also serve as the management company for certain of the LEVCO Partnerships. LEVCO also executes brokerage transactions for certain of its clients.

     LEVCO's assets under management have experienced strong growth since LEVCO's inception. This growth has been driven by successfully maintaining a stable client base and attracting new clients, as well as through appreciation of assets under management. The table below sets forth the assets under management of LEVCO at the dates indicated:


                                                           Assets Under Management (in millions)
                                                           -------------------------------------
                                                                       At December 31,
                                           ----------------------------------------------------------------------
                                            1995            1994            1993            1992            1991
                                            ----            ----            ----            ----            ----
Advisory Accounts
    Non-Institutional
      (individuals, trusts,
      IRAs).............................   $  892         $  624           $  551          $  379          $  398
    Institutional.......................    4,193          2,941            2,810           2,023           1,646
    LEVCO Partnerships..................      302            250              228             207             190
                                           ------         ------           ------          ------          ------

    TOTAL...............................   $5,387         $3,815           $3,589          $2,609          $2,234
                                           ======         ======           ======          ======          ======

                                      37

     The table below sets forth certain account information of LEVCO (excluding the limited partners in the LEVCO Partnerships) for the periods indicated:

                                      Account Information
                                      -------------------

                                     Year Ended December 31,
                             ----------------------------------------
                             1995     1994     1993     1992     1991
                             ----     ----     ----     ----     ----
Account Data:
  Total Accounts.........     522      455      357      273      225

Account Activity Data:
  New Accounts...........      95      118       98       57       63
  Terminated Accounts....     (28)     (20)     (14)      (9)      (7)
                             ----     ----     ----     ----     ----
    Net New Accounts.....      67       98       84       48       56
                             ====     ====     ====     ====     ====

     The revenues of LEVCO consist principally of investment advisory fees based on the value of assets under management from both separately managed accounts and the LEVCO Partnerships, as well as incentive allocations from the LEVCO Partnerships and certain managed accounts. The table below sets forth the investment management and other revenues of LEVCO for the periods indicated:

                              Management Fees and Other Revenues (in thousands)
                              -------------------------------------------------

                                           Year Ended December 31,
                              -------------------------------------------------
                               1995      1994       1993       1992   1991/(a)/
                               ----      ----       ----       ----   ----
Management Fees:
  Non-Institutional
   (individuals, trusts,
   IRAs).................    $ 5,205   $ 3,750    $ 2,832    $ 1,823   $ 1,777
  Institutional..........     16,791    12,625     11,117      8,351     4,874
  LEVCO Partnerships.....      1,884     1,619      1,639      1,835     1,635
  Incentive Allocations
   (including LEVCO
   Partnerships).........      1,877     2,210      1,385        684       475
Commission Income........      1,566     1,696      1,194      1,222     1,314
Interest and Dividends...        244       113         53         93       105
Other....................         59       119         82        100        82
                             -------   -------    -------    -------   -------
    TOTAL................    $27,626   $22,132    $18,302    $14,108   $10,262
                             =======   =======    =======    =======   =======

(a) Reclassified to conform with current year.

LEVCO PARTNERSHIPS; BROKER SUBSIDIARY

     LEVCO, the LEVCO Stockholders, corporations owned by one or more of the LEVCO Stockholders (or trusts for the benefit of their families), or partnerships in which one or more LEVCO Stockholders (or trusts for the benefit of their families) are partners are currently general partners of the LEVCO Partnerships. In addition, LEVCO, or partnerships in which LEVCO is a general partner, currently serve as the management company for certain of the LEVCO Partnerships. Prior to consummation of the Merger (in transactions to which the Company will not be a party), G.P. Subsidiary will be admitted as a general partner of each LEVCO Partnership and will contribute to each partnership the minimum amount required pursuant to Internal Revenue Service guidelines. The present general partners will then withdraw (and in connection with such withdrawal, will, to the extent permitted under applicable law, invest, directly or indirectly, as limited partners in each of the LEVCO Partnerships) so that, at the time of the Merger, the sole general partner of the LEVCO Partnerships will be G.P. Subsidiary, a newly-organized corporation that will be owned by Mr. Levin, Ms. Sarnell, Mr. Kigner and Mr. Rango. In addition, the partnership agreements of those LEVCO Partnerships currently serviced by management companies will be amended to provide that the management fees currently paid to such management companies will instead be paid to the general partner, which will be G.P. Subsidiary. Upon consummation of the Merger, Management Subsidiary will acquire all of the outstanding common stock of G.P. Subsidiary.

     LEVCO provides broker-dealer services to certain accounts. During 1995, LEVCO's broker-dealer business generated approximately $1.2 million in net revenue. Prior to the consummation of the transactions contemplated by the Merger Agreement, LEVCO will cause all of the assets of LEVCO relating to its broker-dealer business to be contributed to Broker Subsidiary.

CLIENTS

     LEVCO's assets under management are segmented into institutional accounts, individual accounts and sub-advised mutual funds.

     Non-Institutional Accounts. With approximately $1,189 billion of managed assets, including individual assets invested in the LEVCO Partnerships, as of March 31, 1996, individual accounts currently represent 20.5% of LEVCO's total assets under management. Individual accounts at LEVCO are structured as pure equity portfolios that adhere to LEVCO's specialized investment philosophy and process. LEVCO's current client base represents more than 500 accounts which had an average value at March 31, 1996 of approximately $2 million.

     Institutional Accounts. Institutional accounts (including sub-advised mutual funds) represented 79.5% of LEVCO's total assets under management at March 31, 1996 (sub-advised mutual funds represented 6.9% of LEVCO's total assets under management as of such date). Currently, LEVCO serves as investment advisor to more than 150 separate institutional accounts from across the United States. The average institutional account value at March 31, 1996 was approximately $26 million.

INVESTMENT STRATEGY

     LEVCO's investment philosophy and investment process stems from the following three fundamental investment objectives: (i) the preservation of capital and the avoidance of major losses; (ii) consistent capital augmentation; and (iii) achievement of above-average returns. To accomplish these objectives, LEVCO utilizes a dual approach to equity investment in which its investment professionals, who are organized into small, flexible groups, (i) identify unrecognized "investment value" opportunities through fundamental quantitative research conducted internally and direct contact with the prospective investment's management and its competitors, suppliers, customers, consultants, and regulators and (ii) monitor the changing fundamentals and perceptions of each security to remain fully informed of any material developments. Once investment values are identified, LEVCO seeks to construct portfolios that produce above-average returns and reduce volatility and market risk through diversification, paired holdings and other risk management strategies.

REGULATION

     Virtually all aspects of the investment management business of LEVCO are subject to various federal and state laws and regulations. LEVCO is registered with the Commission under the Advisers Act and expects to be registered by the Closing under applicable state securities laws. The Advisers Act imposes numerous obligations on registered investment advisers including fiduciary, recordkeeping, operational and disclosure obligations. LEVCO is registered with the Commodity Futures Trading Commission as a commodity trading advisor and a commodity pool operator. LEVCO is a member of the National Futures Association. LEVCO also is registered as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc.

     LEVCO is subject to ERISA, and to regulations promulgated thereunder, insofar as it is a "fiduciary" under ERISA with respect to clients.

     The foregoing laws and regulations generally grant supervisory agencies and bodies broad administrative powers, including the power to limit or restrict LEVCO from conducting its business in the event that it fails to comply with such laws and regulations. Possible sanctions that may be imposed in the event of such noncompliance include the suspension of individual LEVCO employees, limitations on LEVCO's business activities for specified periods of time, revocation of LEVCO's registration as an investment adviser, and other censures and fines. Changes in these laws or regulations could have a material adverse impact on the profitability and mode of operations of LEVCO.

     The officers, directors and employees of LEVCO may from time to time own securities which are also owned by one or more of its clients. LEVCO maintains internal policies with respect to individual investments by its officers, directors and employees which require them to report securities transactions and restrict certain transactions so as to minimize possible conflicts of interest.

CONTRACTUAL ARRANGEMENTS

     LEVCO has entered into investment advisory and management agreements with, or for the benefit of, each of its clients. Fees, other than incentive allocations from the LEVCO Partnerships and performance-based fees, are based on a percentage of assets under management and are scaled according to the size of each account. The contracts generally may be terminated without penalty by either the client or LEVCO within five business days of the date of acceptance. Thereafter, either party typically may terminate the agreement at any time upon written notice. In cases in which LEVCO serves as a sub-adviser for a mutual fund client, the relevant sub-advisory agreement generally is terminable by the fund or the investment adviser on relatively short notice.

     Investment advisory and management agreements terminate automatically upon their "assignment" as that term is defined in the Investment Advisers Act and, for mutual fund clients, the Investment Company Act, but new investment advisory and management agreements may be approved by the client or, in the case of a mutual fund client, by the clients' trustees or directors and shareholders. The term "assignment" is broadly defined and includes direct assignments as well as assignments that may be deemed to occur upon the transfer, directly or indirectly, of a controlling interest in the relevant adviser. The Merger constitutes an "assignment" of LEVCO's investment advisory and management agreements. Any termination of (or failure to continue) agreements relating to a material portion of assets under management would have a material adverse effect on LEVCO.

     LEVCO neither receives any fees under a plan of distribution pursuant to Rule 12b-1 under the Investment Company Act nor serves as a principal underwriter or distributor for any mutual fund.

     In connection with LEVCO's activities as a broker-dealer, LEVCO maintains a contractual relationship with Lehman for account clearance services. The agreement is a standard clearing agreement that may be terminated by either party upon 30 days prior written notice (or immediately for cause) and assigns account supervisory responsibility to LEVCO and grants Lehman the authority to execute and report securities transactions for LEVCO's clients.

COMPETITION

     The investment management business is highly competitive. LEVCO competes with a large number of domestic and foreign investment management firms, commercial banks, insurance companies, broker-dealers and other firms offering comparable investment services. Some of the financial services companies with which LEVCO competes have greater resources and assets under management and administration than LEVCO and offer a broader array of investment products and services.

     LEVCO believes that the most important factors affecting its ability to attract clients are the abilities, performance records and reputations of its investment managers, the ability to hire and retain key investment managers, the attractiveness of investment strategies to potential investors and information technologies and competitiveness in fees and investor service. LEVCO's ability to increase and retain client assets could be adversely affected if client accounts underperform the market or if key investment managers leave LEVCO. The ability of LEVCO to compete with other investment management firms is also dependent, in part, on the relative attractiveness of its investment philosophies and methods under prevailing market conditions. The absence of significant barriers to entry by new investment management firms in the institutional managed accounts business increases competitive pressure.

EMPLOYEES

     At March 31, 1996, LEVCO employed 46 persons, including 13 investment professionals of whom 5 were primarily portfolio managers, 5 were primarily securities analysts, and 3 were traders or trading associates. The 13 investment professionals have more than 130 years of collective experience in finance, with an average of 12 years in the industry, and 6 years at LEVCO. More specifically, three of the portfolio managers, Mr. Levin, Ms. Sarnell and Mr. Kigner, have worked as a team for over 11 years, and they have worked as a team for over 9 years with the two other portfolio managers, Mr. Ice and Mr. Rango, and with Mr. Aron, the head trader, for over 7 years. LEVCO considers its employee relations to be excellent. See "APPROVAL OF PORTFOLIO MANAGEMENT CONTRACT--LEVCO."

PROPERTIES

     LEVCO's executive offices are located at One Rockefeller Plaza, 25th Floor, New York, New York 10020. LEVCO's offices currently encompass approximately 17,000 square feet and are governed by a 10-year lease, which expires in September 2004 and has a termination option effective in September 1999. All of LEVCO's processing and administrative activities are conducted at this location. LEVCO believes that its facilities are adequate for its current level of operations, and that it has the ability to expand to additional floors within the same building if the need arises. LEVCO is currently in discussions with the landlord under such lease regarding the Merger.


                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                                FOR THE COMPANY
                AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1995

     The following unaudited Pro Forma Statement of Assets and Liabilities and Statement of Operations (collectively, the "Pro Forma Financial Statements") are based on historical financial statements of the Company after giving effect to the following assumptions relating to the Merger: (i) the issuance of approximately 4.87 million shares of Common Stock and the transfer of $38 million to the LEVCO Stockholders (x) in exchange for 100% of the outstanding capital stock of LEVCO and (y) to satisfy certain other cash payments required by the Merger Agreement, and the issuance of notes by Management Subsidiary to the Company in the aggregate principal amount of $60 million; (ii) a $38 million bank borrowing by the Company contemplated in connection with the Merger; (iii) interest income on the aggregate $60 million notes payable from Management Subsidiary to the Company and interest expense on the Company's $38 million bank borrowing; (iv) the inclusion of the New LEVCO investment as an additional holding in portfolio securities; and (v) the management by New LEVCO of the public portfolio of the Company, all as described in the Notes to the Pro Forma Financial Information. The number of shares of Company Common Stock to be issued in the Merger as set forth above is based on the assumptions that (i) such number of shares will be reduced on account of Purchase Price Adjustments in an aggregate amount of $3 million for the minimum general partner capital contribution required to be made by G.P. Subsidiary with respect to the LEVCO Partnerships under applicable Internal Revenue Service guidelines and for certain transaction-related expenses of the LEVCO Stockholders and (ii) no other Purchase Price Adjustments will be required. Also for purposes of the foregoing, the amount of cash includes the $35 million in cash payable in the Merger plus the $3 million of general partner capital contributions and transaction-related expenses to be paid by the Company for which a reduction will be made in the amount of Company Common Stock being issued. The actual amount of any Purchase Price Adjustments will not be determined until immediately prior to the Closing. The Pro Forma Financial Statements were prepared as if the transaction had occurred as of January 1, 1995 for Statement of Operations purposes and as of December 31, 1995 for Statement of Assets and Liabilities purposes.

     The Pro Forma Financial Statements are not necessarily indicative of the future financial position or future results of operations of the Company after the Merger, or of the financial position or results of operations of the Company had the Merger occurred on the dates indicated above or been in effect for the period presented.

     In accordance with generally accepted accounting principles and Article 6 of Regulation S-X, financial statements of an investment company, like the Company, may not be consolidated with the financial statements of subsidiaries which are not also investment companies. Because none of the Levin Companies is an investment company, consolidation of the Levin Companies in the Company's financial statements is prohibited. Accordingly, the Company will carry its investment in the Levin Companies at a fair value as determined by its Board of Directors. The purchase price of LEVCO (exclusive of transaction costs) for financial reporting purposes is based on the average of the closing market prices of the Company's Common Stock from the three days before and through the three days after the Merger and announcement dates, November 17, 1995 and November 20, 1995, respectively, of the Merger, plus the cash consideration. The Pro Forma Financial Statements assume no change in the fair value of the Company's investment in the Levin Companies from its purchase price because the Company has no basis for determining fair value as of January 1, 1995, and believes the fair value as of December 31, 1995 would not differ significantly from the purchase price.

     The Pro Forma Adjustments are based upon available information and upon certain assumptions the Company believes are reasonable. The Pro Forma Financial Statements and accompanying notes should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and other financial information pertaining to the Company, and related notes thereto, included elsewhere in this Proxy Statement.

           PRO FORMA STATEMENT OF ASSETS AND LIABILITIES (UNAUDITED)
                                FOR THE COMPANY
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                    AS OF DECEMBER 31, 1995
                                                             -------------------------------------
                                                                          PRO FORMA
                                                             HISTORICAL  ADJUSTMENTS(a)  PRO FORMA
                                                             ----------  --------------  ---------
ASSETS

INVESTMENTS, AT VALUE:
Portfolio securities
  Unaffiliated issuers (cost $343,020).....................    $497,029     $     --      $497,029
  Controlled affiliates (cost $25,714; $145,701)...........      96,333      118,487       214,820
Money market securities (cost $1,790)......................       1,790           --         1,790
                                                               --------     --------      --------
  TOTAL INVESTMENTS (COST $370,525; $491,655)..............     595,152      118,487       713,639

CASH.......................................................         439           --           439
RECEIVABLE FOR SECURITIES SOLD.............................       3,436           --         3,436
DIVIDENDS AND INTEREST RECEIVABLE..........................       1,095           --         1,095
OTHER ASSETS...............................................         972         (464)          508
                                                               --------     --------      --------
  TOTAL ASSETS.............................................     601,094      118,023       719,117
                                                               --------     --------      --------

LIABILITIES

NOTE PAYABLE TO BANK.......................................          --       38,000        38,000
PAYABLE FOR SECURITIES PURCHASED...........................       1,305           --         1,305
ACCOUNTS PAYABLE & ACCRUED LIABILITIES.....................         607        1,436         2,043
                                                               --------     --------      --------
  TOTAL LIABILITIES........................................       1,912       39,436        41,348
                                                               --------     --------      --------

NET ASSETS                                                     $599,182     $ 78,587      $677,769
                                                               --------     --------      --------

ANALYSIS OF NET ASSETS

COMMON STOCK, $1 PAR VALUE, AUTHORIZED - 40,000 SHARES;
 ISSUED AND OUTSTANDING - 27,544 SHARES; 32,417
 SHARES....................................................    $ 27,544     $  4,873      $ 32,417
CAPITAL SURPLUS............................................     279,579       75,614       355,193
UNDISTRIBUTED NET REALIZED GAIN FROM INVESTMENT
 TRANSACTIONS..............................................      17,944           --        17,944
OTHER RETAINED EARNINGS....................................      49,488           --        49,488
UNREALIZED APPRECIATION OF INVESTMENTS.....................     224,627       (1,900)      222,727
                                                               --------     --------      --------

TOTAL NET ASSETS...........................................    $599,182     $ 78,587      $677,769
                                                               --------     --------      --------

SHARES OUTSTANDING                                               27,544                     32,417
                                                               --------                   --------

NET ASSET VALUE PER SHARE                                        $21.75                     $20.91
                                                               --------                   --------

          See accompanying notes to Pro Forma Financial Information.

                 PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
                                FOR THE COMPANY
                                (IN THOUSANDS)


                                                              YEAR ENDED DECEMBER 31, 1995
                                                         --------------------------------------
                                                                      PRO FORMA
                                                         HISTORICAL  ADJUSTMENTS(b)   PRO FORMA
                                                         ----------  --------------   ---------
DIVIDENDS
 Unaffiliated issuers..................................    $  4,468      $    --       $  4,468
 Controlled affiliates.................................       2,250           --(c)       2,250
                                                           --------      -------       --------
                                                              6,718           --          6,718
                                                           --------      -------       --------

INTEREST
 Unaffiliated issuers..................................       5,982           --          5,982
 Controlled affiliates.................................         840        5,598(d)       6,438
                                                           --------      -------       --------
                                                              6,822        5,598         12,420
                                                           --------      -------       --------

TOTAL INCOME...........................................      13,540        5,598         19,138
                                                           --------      -------       --------

EXPENSES
 Management fee........................................          --        1,097(e)       1,097
 Interest on note payable to bank......................          --        2,406(f)       2,406
 Investment research...................................       1,894       (1,092)(g)        802
 Administration and operations.........................       1,029          (15)(g)      1,014
 Rent..................................................         286          (57)(g)        229
 Directors fees and expenses...........................         163           --            163
 Reports to shareholders...............................         185           --            185
 Professional fees.....................................         136           --            136
 Custodian and transfer agent fees.....................          87           --             87
 Taxes other than income...............................          65           --             65
 Other.................................................         276          (18)(g)        258
                                                           --------      -------       --------

TOTAL EXPENSES.........................................       4,121        2,321          6,442
                                                           --------      -------       --------

NET INVESTMENT INCOME..................................       9,419        3,277         12,696
                                                           --------      -------       --------

NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS........
 Net realized gain on sales of investments in
  unaffiliated issuers.................................      41,189           --         41,189
 Net realized gain on financial futures transactions...       1,962           --          1,962
                                                           --------      -------       --------
 Net realized gain on sales of investments.............      43,151           --         43,151
 Net change in unrealized appreciation of investments..     107,071       (1,900)(h)    105,571
                                                           --------      -------       --------

NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS........     150,222       (1,900)       148,722
                                                           --------      -------       --------

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS...    $159,641      $ 1,777       $161,418
                                                           --------      -------       --------

                 See Notes to Pro Forma Financial Information

             NOTES TO PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
                                FOR THE COMPANY
                AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1995

(a) Pro forma adjustments to the Company's Statement of Assets and Liabilities relating to the Merger have been reflected as if the transaction had been completed as of December 31, 1995, and are summarized in the following table and more fully described in the notes thereto:


                                                                 (IN THOUSANDS)
                               -------------------------------------------------------------------------------------
                                                                                                            TOTAL
                                                  NEW                                                     PRO FORMA
                                FEES(1)         DEBT(2)        ACQUISITION(3)        VALUATION(4)        ADJUSTMENTS
                               --------         -------        --------------        ------------        -----------

CONTROLLED AFFILIATES.......   $                $                    $120,387            $(1,900)           $118,487
CASH........................                     38,000               (38,000)                                    --
OTHER ASSETS................      1,436                                (1,900)                                  (464)
NOTE PAYABLE TO BANK........                     38,000                                                       38,000
ACCOUNTS PAYABLE &
    ACCRUED LIABILITIES.....      1,436                                                                        1,436
COMMON STOCK................                                            4,873                                  4,873
CAPITAL SURPLUS.............                                           75,614                                 75,614
UNREALIZED APPRECIATION OF
    INVESTMENTS.............                                                              (1,900)             (1,900)

- --------------
  (1) Represents estimated additional transaction costs of $1.44 million to be incurred by the Company after December 31, 1995 for investment banking, legal and financial advice and other fees associated with the transaction. Total fees for such services will be capitalized for financial reporting purposes and are expected to approximate $1.9 million.

  (2) Represents assumed bank borrowing by the Company to finance the cash portion of the acquisition price. See Pro Forma adjustments to the Company's Statement of Operations for a discussion of the anticipated terms of the bank borrowing.

  (3) Represents the acquisition of LEVCO by the Company for a total purchase price of $119.99 million, including transaction costs of approximately $1.9 million, determined as follows:

     Cash                                 $ 38,000
     Value of shares issued                 80,487
     Fees and expenses incurred in
      conjunction with the acquisition       1,900
                                          --------

     Total purchase price                 $120,387
                                          --------

      Shares issued in the transaction were valued at a market price of $16.5156 per share, the average of the closing market prices of the Company's Common Stock from the three days before and through the three days after the Merger and announcement dates of the Merger.

  (4) For purposes of the Pro Forma Statement of Assets and Liabilities the assumed transaction date is December 31, 1995. Therefore, at December 31, 1995, for financial reporting purposes, the investment in the Levin Companies is valued at fair value which approximates its purchase price for financial reporting purposes before allocation of transaction costs.

(b) The assumed effect of the Merger on the Company's results of operations for 1995 has been reflected in the Pro Forma Statements of Operations as if the transaction had been completed as of January 1, 1995.

(c) The Pro Forma Statement of Operations assumes no dividend income for 1995 on the Company's investment in the Levin Companies; however, on a prospective basis, the Company intends to receive dividends on its investment. Based on LEVCO's audited financial results for 1995, and after giving effect to certain adjustments relating to the Merger, approximately $4.2 million would have been available to pay to the Company in 1995 as a dividend on its investment in the Levin Companies.

(d) Reflects interest income based upon the assumed pro forma aggregate $60 million notes receivable from Management Subsidiary to the Company as of January 1, 1995. Each note is assumed to carry a variable interest rate based on LIBOR plus 335 basis points. Pro forma interest income on each note was calculated on a monthly basis using as a base interest rate the 30-day LIBOR in effect as of the last day of each month during 1995, plus 335 basis points. Thirty day LIBOR in effect as of the last day of each month for the year ended December 31, 1995 ranged from 5.71875% to 6.125%, and was 5.71875% at December 31, 1995. If the December 31, 1995
     rate was used as the base interest rate instead of 1995 historical rates, pro forma interest income for the year would have been $5.4 million. Each 1/8 of 1% change in the base interest rate for the borrowing has a $75,000 effect on annual pro forma interest income.

(e) Represents management fee to be incurred by the Company for New LEVCO to manage its public portfolio beginning January 1, 1995. Under the assumed Management Contract with the Company, New LEVCO's management fee will be .30% of the assets of the Company managed by New LEVCO as of the end of each month. See Note (g) to the Pro Forma Financial Information for a discussion of cost savings the Company expects to realize by engaging New LEVCO to manage its public portfolio.

(f) Reflects interest expense based upon the assumed pro forma $38 million bank debt of the Company (the "Revolving Credit Facility") as of January 1, 1995. The Revolving Credit Facility is assumed to carry a variable interest rate based on LIBOR plus 35 basis points. Pro forma interest expense on the Revolving Credit Facility was calculated on a monthly basis using as a base interest rate the 30-day LIBOR in effect as of the last day of each month during 1995, plus 35 basis points. Thirty day LIBOR in effect as of the last day of each month for the year ended December 31, 1995 ranged from 5.71875% to 6.125%, and was 5.71875% at December 31, 1995. If the December 31, 1995 rate was used as the base interest rate instead of 1995 historical rates, pro forma interest expense would have been $2.3 million. Each 1/8 of 1% change in the base interest rate for the Revolving Credit Facility has a $48,000 effect on annual pro forma interest expense.

(g) Represents estimated reduction in operating expenses, including compensation, professional fees, investment research and price quotation services, office space and office supplies, the Company expects to realize as a result of the Merger. See Note (e) to the Pro Forma Financial Information for a discussion of the assumed management fee the Company expects to incur by engaging New LEVCO to manage its public portfolio.

(h) The Company will include changes in fair value of the Levin Companies as Net Change in Unrealized Appreciation of Investments in its Statement of Operations. However, the Pro Forma Statement of Operations for the year ended December 31, 1995 is presented giving effect to the Merger as if it had been consummated on January 1, 1995, and no change in the fair value of the Company's investment in the Levin Companies is reflected for the year ended December 31, 1995, i.e., the investment is valued at its purchase price for financial reporting purposes, before allocation of transaction costs. However, no acquisition actually took place on January 1, 1995 and, therefore, no valuation of the investment in the Levin Companies was available as of January 1, 1995.

 (i) In order to better reflect the ongoing results of operations, certain one-time integration and transition expenses to be incurred in connection with the Merger relating to personnel of the Company have been excluded. Such amounts are not expected to be significant.

                      FINANCIAL HIGHLIGHTS -- THE COMPANY

     The following table shows the Company's per share operating performance data, total investment return, ratios and supplemental data for each year in the five-year period ended December 31, 1995.

     The following information and should be read in conjunction with the "AUDITED FINANCIAL STATEMENTS--The Company," and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--The Company" which are included elsewhere in this Proxy Statement.

                             FINANCIAL HIGHLIGHTS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       YEARS ENDED DECEMBER 31,
                                                        ----------------------------------------------------------------
                                                          1995          1994          1993          1992          1991
                                                        --------      --------      --------      --------      --------

PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of year....................  $  17.47      $  20.42      $  20.82      $  21.49      $  18.66
                                                        --------      --------      --------      --------      --------
     Net investment income............................       .35          0.35          0.48          0.39          0.58
     Net realized gain (loss) and change in
       unrealized appreciation and
       other changes..................................      5.67         (1.36)         2.51          0.90          4.14
                                                        --------      --------      --------      --------      --------
Total from investment operations......................      6.02         (1.01)         2.99          1.29          4.72
Less distributions:
     Dividends from net investment income.............     (0.35)        (0.35)        (0.48)        (0.39)        (0.58)
     Distribution from net realized gain..............     (1.20)        (1.46)        (1.76)        (1.42)        (1.15)
                                                        --------      --------      --------      --------      --------
Total distributions...................................     (1.55)        (1.81)        (2.24)        (1.81)        (1.73)
                                                        --------      --------      --------      --------      --------
Dilution resulting from:
     Reinvestment of capital gain distribution........      (.19)        (0.13)        (0.16)        (0.15)        (0.16)
     Rights offering (a)..............................        --            --         (0.99)           --            --
                                                        --------      --------      --------      --------      --------
Net asset value, end of year..........................  $  21.75      $  17.47      $  20.42      $  20.82      $  21.49
                                                        ========      ========      ========      ========      ========
Per share market price, end of year...................  $  16.75      $  13.75      $  16.75      $  17.00      $  17.63

TOTAL INVESTMENT RETURN--
     SHAREHOLDER RETURN...............................     33.20%        (7.51)%       14.18%(b)      6.51%        34.03%

RATIOS/SUPPLEMENTAL DATA
     Net assets, end of year (in 000's)...............  $599,182      $461,931      $516,890      $419,814      $417,355
     Ratio of expenses to average net assets..........       .78%          .75%          .83%          .76%          .84%
     Ratio of net investment income to average
       net assets.....................................      1.79%         1.38%         1.59%         2.01%         2.53%
     Portfolio turnover...............................     35.89%        41.63%        31.63%        28.36%        50.70%
     Number of shares outstanding,
       end of year (in 000's).........................    27,544        26,442        25,318        20,165        19,423

_______________
(a) Effect of the Company's rights offering of shares at a price below net asset value.
(b)  Assumes shareholders exercised all primary rights in rights offering.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
              CONDITION AND RESULTS OF OPERATIONS -- THE COMPANY

     The following information should be read in conjunction with the financial highlights and the Financial Statements and related notes appearing elsewhere in this Proxy Statement.

     The information and discussion below are based on the historical financial condition and results of operations for the Company for the years ended December 31, 1995, 1994 and 1993.

INVESTMENT INCOME AND CAPITAL GAINS

     The Company's investment portfolio generates investment income and net realized gains or losses on sales of investments. The Company also records the net change in unrealized appreciation of its investments. Investment income represents both dividends and interest from the Company's investments in affiliated entities (some of which may be controlled by the Company) and unaffiliated entities. The Company's net gains or losses on the sale of investments includes gains and losses on sales of investments and financial futures transactions. The amount of the Company's investment income and gains or losses on investments depends on the Company's investment portfolios, investment performance and the changing allocation of assets among the Company's investment portfolios.

     To date, the Company has not provided any investment management services to third parties.

EXPENSES

     Investment research is the Company's largest expense. This expense primarily includes compensation and benefits of the investment management staff, quotation services and other research-related services.

     Administration and operations includes compensation and benefits of the administrative and operations staff, corporate insurance and other administrative expenses.

     Rent includes rent payments arising from the Company's office lease.

     Reports to shareholders include printing and distribution of annual and quarterly reports, proxy statements and other shareholder communications.

     Directors fees represent fees, including expenses, paid to directors who were not officers of the Company.

     Professional fees primarily include legal and audit fees paid to outside firms.

     Custodian and transfer agent fees include the fees and expenses paid by the Company to UMB Bank, N.A., which is the custodian of the Company's assets, and to Harris Bank and Trust Company, the transfer agent for the Company's Common Stock.

     Because the Company has elected to be treated as a regulated investment company under Subchapter M of the Code, its net income is directly taxable to its shareholders for federal and state purposes. Consequently, the taxes other than income provision represents Delaware franchise taxes.

     Other operating expenses primarily include distribution charges for shareholder communications, NYSE listing fees, depreciation and other office supplies and expenses.

RESULTS OF OPERATIONS

     For the Year Ended December 31, 1995 Compared to the Year Ended December 31, 1994.

     Investment income for the fiscal year ended December 31, 1995 increased 26% to $13.54 million from $10.73 million for the fiscal year ended December 31, 1994, primarily from an increase in the average dividend yield of the total portfolio and an increase in interest income from the private placement portfolio.

     Expenses for the fiscal year ended December 31, 1995 increased 9% to $4.12 million from $3.79 million for the fiscal year ended December 31, 1994, primarily from increased investment research and administration and operations expenses resulting from increases in compensation and professional fees. Overall, expenses as a percentage of average net assets decreased for the fiscal year ended December 31, 1995 to .69% from .75% for the fiscal year ended December 31, 1994.

     The Company's net investment income for the fiscal year ended December 31, 1995 increased 36% to $9.42 million from $6.93 million for December 31, 1994. This increase in net investment income was primarily the result of a $2.81 million increase in investment income, offset by a $0.33 million increase in expenses as noted above.

     The Company had net realized gain on investments for the fiscal year ended December 31, 1995 of $43.15 million compared to $42.73 million for December 31, 1994. The net change in unrealized appreciation on investments represented a $107.07 million increase for the fiscal year ended December 31, 1995 compared to a $74.67 million decrease for the fiscal year ended December 31, 1994.

     At December 31, 1995, the Company's net assets totaled $599.18 million, a $137.25 million increase compared to net assets of $461.93 million at December 31, 1994. For 1995, net investment income, realized capital gain and the increase in unrealized gain totaled $159.64 million compared to a loss of $25.01 million for 1994. The Company's total distributions to shareholders for 1995 were $40.98 million compared to $45.83 million for 1994. Shareholders reinvesting some or all of their distributions into Company Common Stock increased the Company's net assets by $18.60 million in 1995.

     For the Year Ended December 31, 1994 Compared to the Year Ended December 31, 1993.

     Investment income for the fiscal year ended December 31, 1994 decreased 1% to $10.73 million from $10.83 million for the fiscal year ended December 31, 1993, primarily from increased dividend income from the public portfolio and CTO, which was approximately offset by decreased interest income from the private placement portfolio.

     Expenses for the fiscal year ended December 31, 1994 increased 2% to $3.79 million from $3.71 million for the fiscal year ended December 31, 1993, primarily from increased legal expenses and investment research expenses. Overall, expenses as a percentage of average net assets decreased for the fiscal year ended December 31, 1994 to .75% from .83% for the fiscal year ended December 31, 1993.

     The Company's net investment income for the fiscal year ended December 31, 1994 decreased 3% to $6.93 million from $7.12 million for December 31, 1993.

     The Company had net realized gain on investments for the fiscal year ended December 31, 1994 of $42.73 million compared to $33.92 million for December 31, 1993. The net change in unrealized appreciation on investments represented a $74.67 million decrease for the fiscal year ended December 31, 1994 compared to a $23.01 million increase for the fiscal year ended December 31, 1993.

     At December 31, 1994, the Company's net assets totaled $461.93 million compared to net assets of $516.89 million at December 31, 1993. For 1994 the Company recorded a net decrease in net assets resulting from operations of $25.01 million compared to a net increase of $64.05 million for 1993. The Company's total distributions to shareholders for 1994 were $45.83 million compared to $53.40 million for 1993. Shareholders reinvesting some or all of their distributions into Company Common Stock increased the Company's net assets by $15.87 million in 1994.

                       SELECTED FINANCIAL DATA -- LEVCO

     The following selected historical financial information of LEVCO has been derived from and should be read in conjunction with the "AUDITED FINANCIAL STATEMENTS--LEVCO," and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--LEVCO" which are included elsewhere in this Proxy Statement.

                           JOHN A. LEVIN & CO., INC.
                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                                (IN THOUSANDS)


                                                                     YEARS ENDED DECEMBER 31,
                                                    --------------------------------------------------------
                                                      1995        1994        1993        1992        1991
                                                    --------    --------    --------    --------    --------

STATEMENT OF OPERATIONS DATA:
    Total revenues.................................  $27,626     $22,132     $18,302     $14,108     $10,262
    Total expenses.................................   23,460      18,957      18,884      14,023       9,359
    Income (loss) before taxes on income...........    4,166       3,175        (582)         84         903
    Provision for taxes on income /(a)/............      461         347         215         193         200
    Net income (loss)..............................    3,705       2,828        (797)       (109)        703

FINANCIAL POSITION AT END OF YEAR:
    Total assets...................................   11,658      13,511       7,787       5,795       5,346
    Total liabilities..............................    1,529       2,887         507         167         885
    Total stockholders' equity.....................   10,129      10,624       7,280       5,628       4,461

OTHER STATISTICS:
    Assets under management at end of
      year (in millions)...........................    5,387       3,815       3,589       2,609       2,234
- -----------------------

(a) LEVCO has elected to be treated as an S-corporation under the Code and, therefore, has been subject only to New York state and city taxes for the years indicated.

     LEVCO's audited financial statements for the fiscal year ended December 31, 1995 attached as Appendix F to this Proxy Statement reflect the actual results of LEVCO's operations during 1995 as a corporation taxed under Subchapter S of the Code. After the Merger, each of Management Subsidiary and New LEVCO will be taxed under Subchapter C of the Code. In addition, the compensation and bonus paid by LEVCO to the LEVCO Stockholders included an element attributable to their ownership of LEVCO which will not be reflected in their compensation and bonus from the Levin Companies. The following information illustrates the estimated impact of the Merger on the results of LEVCO's operations by making adjustments to LEVCO's actual results for the fiscal year ended December 31, 1995. If the Merger had taken place on January 1, 1995 and LEVCO had operated as a wholly-owned subsidiary of the Company throughout 1995, LEVCO's operating results before interest and taxes, after giving effect to the terms of the Merger (other than the Management Contract), would have been approximately as shown below:

                                                ACTUAL           ADJUSTED
           Total 1995 revenues (actual)       $27,626,000        $27,626,000
           Partnership income                                      1,527,000(a)
                                              -----------        -----------
           Adjusted total revenues             27,626,000         29,153,000
           Operating expenses                  23,460,000         15,451,000(b)
                                              -----------        -----------
           Adjusted operating income before
            interest and taxes                  4,166,000         13,702,000
                                              ===========        ===========

           (a) Partnership income consists of incentive allocations paid by each of the LEVCO Partnerships during the fiscal year ended December 31, 1995 to one or more of the LEVCO Stockholders or related entities (other than LEVCO), but which will be paid to G.P. Subsidiary after the Merger.

           (b) Represents 53% of adjusted total revenues which, if the Bonus Plan had been in place throughout the fiscal year ended December 31, 1995, on the terms described under "APPROVAL OF BONUS PLAN--Awards for a Performance Period", would be available for operating expenses and for awards under the Bonus Plan.

This information is unaudited and is intended only as an illustration of the impact of the Merger and the way in which the results of the operations of the Levin Companies are expected to differ from the results of LEVCO's operations. This information should not be considered an indication of future results of the operations of the Levin Companies after the Merger.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATIONS -- LEVCO

     The following information should be read in conjunction with the selected financial data and the Financial Statements and related notes appearing elsewhere in this Proxy Statement.

     The information and discussion below are based on the financial condition and results of operations for LEVCO for the years ended December 31, 1995, 1994 and 1993.

RESULTS OF OPERATIONS

     For the Year Ended December 31, 1995 Compared to the Year Ended December 31, 1994.

     LEVCO derives substantially all of its revenues from fees for providing investment management services to its individual and institutional clients, including two registered investment companies for which LEVCO is sub-adviser and the LEVCO Partnerships. The revenue growth of LEVCO has resulted from increased assets under management and investment performance (both on a fixed fee structure and on an incentive basis). These factors are expected to affect the amount of LEVCO's revenues in the future.

     Investment management fees for individual and institutional clients are calculated primarily as a percentage of assets under management at the quarter-end and are billed quarterly in arrears. Fees are not payable until services are rendered. In addition, certain client agreements include performance-base incentive fees in connection with their investment management fee arrangements. Performance-based incentive income can cause the revenue of LEVCO to fluctuate markedly.

     Traditionally, only a portion of the incentive reallocation from the LEVCO Partnerships have been allocated to LEVCO. The incentive reallocation amounts from the LEVCO Partnerships which were not allocated to LEVCO were allocated to corporations owned by one or more LEVCO Stockholders (or trusts for the benefit of their families) or to partnerships in which one or more LEVCO Stockholders (or trusts for benefit of their families) are partners.

     LEVCO's revenues are primarily determined by the amount of assets under management. In connection with the Merger Agreement, the amount of assets under management will increase from approximately $5.8 billion to approximately $6.2 billion based on the assets under management as of March 31, 1996 of LEVCO and the total market value of the Company's publicly traded portfolio as of March 31, 1996. Fluctuations in the amount of assets under management can result from client decisions to invest or withdraw funds (which, in certain instances, are due to rebalancing of clients' asset allocations), terminate accounts and from general market conditions, investment performance and the nature of the underlying assets under management. For details of LEVCO's assets under management, see "LEVCO--General."

     Revenues for the fiscal year ended December 31, 1995 increased 24.8% to $27.6 million from $22.1 million. Investment management fees (including incentive fees/allocations) were responsible for substantially all of the revenue growth. These fees increased due to an increase in assets under management (through market appreciation, new accounts and net additional contributions from existing accounts).

     Performance-based incentive fees for the fiscal year ended December 31, 1995 decreased 15.1% to $1.9 million from $2.2 million for the fiscal year ended December 31, 1994. This decrease in performance-based fee revenue is directly related to the performance of these accounts not exceeding their benchmarks in fiscal 1995 as compared to fiscal 1994. These fees represented 6.8% and 10% of revenues for the fiscal years ended December 31, 1995 and December 31, 1994, respectively.

     In addition to the incentive reallocation income from the LEVCO Partnerships which was allocated directly to LEVCO, $1.5 million and $.3 million of incentive reallocation for the fiscal years ended December 31, 1995 and 1994, respectively, was allocated to corporations owned by one or more LEVCO Stockholders (or trusts for the benefit of their families) or to partnerships in which one or more LEVCO Stockholders (or trusts for the benefit of their families) are partners. These amounts are not reflected in LEVCO's audited financial statements. Had these amounts been allocated to LEVCO, there would have been a corresponding increase in LEVCO compensation expense.

     Upon consummation of the Merger, it is expected that the total incentive reallocation from the LEVCO Partnerships, if earned, will be allocated to G.P. Subsidiary or Management Subsidiary.

     LEVCO's largest expense is employee salary and benefits which primarily include salaries, employee benefits and incentive compensation. Prior to the consummation of the Merger, incentive compensation consists of profit-sharing and other incentive awards which are typically based on individual performance and contribution by employees. Expenses under this informal incentive compensation plan represented approximately 75% and 70% of total employee salary and benefits for the fiscal years ended December 31, 1995 and December 31, 1994, respectively. Incentive compensation increased as a result of the growth in revenues, related profitability and number of employees.

     Commissions and floor brokerage include costs incurred in executing and clearing securities trades for client accounts at Lehman. The floor brokerage costs are directly correlated to commission income.

     Communications include the costs of telephone, voice-mail, fax, and on-line computer information services, including Bloomberg, and other trading data services.

     Occupancy and equipment rental primarily includes rent expense arising from LEVCO's office and equipment leases and the depreciation and amortization of LEVCO's fixed assets.

     Professional fees primarily include legal, consulting and audit fees paid to outside firms.

     Promotional costs include marketing costs, primarily consisting of travel and entertainment expenses.

     Other operating expenses primarily include supplies, portfolio management system fees, subscriptions and other general administrative expenses.

     Operating expenses for the fiscal year ended December 31, 1995 increased 23.7% to $23.5 million from $19 million for the fiscal year ended December 31, 1994, primarily due to increased employee compensation and benefits. Traditionally, year end bonuses have been based on the firm's profitability and have been paid pursuant to an informal arrangement. Bonuses for the fiscal year ended December 31, 1995 increased to $15.2 million from $10.9 million for the fiscal year ended December 31, 1994. This increase was directly related to the increase in the Company's income before bonuses and in the number of employees. The number of employees increased to 44 at December 31, 1995 from 40 at December 31, 1994.

     Overall, operating expenses exclusive of bonuses increased 2.7% for the fiscal year ended December 31, 1995 as compared to the fiscal year ended December 31, 1994.

     Total operating expenses (excluding bonuses) as a percentage of revenues decreased for the fiscal year ended December 31, 1995 to 30% from 36% for the fiscal year ended December 31, 1994. The reduction was directly related to the increase in assets under management without a corresponding increase in operating overhead expenses. Profits before taxes and bonuses to shareholders and employees increased to $19.3 million from $14.1 million for the years ended December 31, 1995 and December 31, 1994, respectively. The 36.9% increase in this profitability was primarily the result of an increase in revenues from assets under management without a corresponding increase in operating overhead expenses.

     Because LEVCO has elected to be treated as an S corporation under the Code, its net income is directly taxable to the LEVCO stockholders for federal and state purposes. Consequently, the income tax expense represents the current provision for local (i.e., New York state and city) income taxes. As part of the Merger, LEVCO will be merged into Management Subsidiary, a C corporation for tax purposes whose income will be subject to federal and state income taxation which could potentially reduce New LEVCO net income.

     LEVCO's net income for the fiscal year ended December 31, 1995 increased 31% to $3.7 million from $2.8 million for the fiscal year ended December 31,1994. The increase in net income was primarily the result of an increase in revenues from the increase in assets under management, offset by the corresponding increase in employee compensation.

RESULTS OF OPERATIONS

     For the Year Ended December 31, 1994 Compared to the Year Ended December 31, 1993.

     Revenues for the fiscal year ended December 31, 1994 increased 20.9% to $22.1 million from $18.3 million for the fiscal year ended December 31, 1993. Investment management fees (including incentive fees/allocations) were responsible for substantially all of the revenue growth.

     Performance-based incentive fees for the fiscal year ended December 31, 1994 increased 59.6% to $2.2 million from $1.4 million. This increase in incentive fee revenue was due to the performance of certain accounts which exceeded their benchmarks in fiscal 1994 as compared to fiscal 1993.

     Profits before taxes and bonuses to the shareholders and employees increased to $14.1 million from $11.5 million for the fiscal years ended December 31, 1994, and December 31, 1993, respectively. The 22.6% increase in profit before taxes was primarily the result of the increase in assets under management. Operating expenses for the fiscal year ended December 31, 1994 increased 0.4%. Exclusive of bonuses ($10.9 million and $12.1 million for the fiscal years ended December 31, 1994 and December 31, 1993, respectively) operating expenses increased 18.6% during such period. The increase in operating expenses was due to the increase in the number of employees to 40 at December 31, 1994 from 32 at December 31, 1993. LEVCO increased its operations staff to support current and future business growth. In addition, LEVCO converted its portfolio management system from an external service bureau to an internally maintained system, incurring non-recurring expenses of $180,000.

     Net income for the fiscal year ended December 31, 1994 was approximately $2.8 million as compared with a loss of $0.8 million for the fiscal year ended December 31, 1993. Since LEVCO has elected to be treated as an S Corporation for income tax purposes, income was paid to the shareholder as compensation rather than as flow through income from LEVCO. See Note D to the LEVCO Financial Statements attached as Appendix F. This compensation caused the loss for the fiscal year ended December 31, 1993.

CAPITAL RESOURCES AND LIQUIDITY

     LEVCO's business is not considered to be capital intensive. Historically, working capital requirements have been satisfied out of operating cash flow, and such cash flow is expected to continue to serve as the principal source of LEVCO's working capital for the near future. Excess capital of LEVCO has been paid as dividends to the LEVCO Stockholders on a periodic basis.

     Management anticipates that the factors discussed above will provide LEVCO with sufficient working capital, based on historical needs and current operations.

EFFECTS OF CHANGING INTEREST RATES AND INFLATION

     LEVCO cannot predict what effect inflation and changing interest rates will have on the relative attractiveness of its products and assets under management. However, the general economy, including inflation and interest rates, may have a significant impact on LEVCO's operations. Although LEVCO does not have a significant portion of its assets under management in fixed income securities, fluctuations in inflation resulting in rising interest rates with the attendant adverse effects on the securities markets may have a significant impact on future levels of assets under management and, therefore, may adversely effect LEVCO's financial position and results of operations. Although LEVCO's business is not capital intensive, fluctuations in inflation and interest rates may have a significant impact on operating expenses, primarily personnel-related, that may not be readily recoverable in the pricing of services by LEVCO.

                  COMPARATIVE MARKET PRICE AND DIVIDEND DATA

     Market Price and Net Asset Value Information. Company Common Stock is admitted for trading on the NYSE under the symbol "BKF." Company Common Stock generally has traded on the NYSE at a discount to NAV. The following table sets forth for each quarter indicated the high and low sale prices of Company Common Stock on the NYSE, the high and low NAV per share and the discounts as a percentage of the NAVs for such sale price. On May 9, 1996, the last practicable date prior to the mailing of this Proxy Statement, the reported closing sale price of Common Stock was $19.625 per share and the percentage discount was 19.47%. On November 17, 1995, the last full trading day prior to the public announcement of the signing of the Merger Agreement, the reported closing price of Common Stock was $16.375 per share and the percentage discount was 21.6%. As of May 10, 1996, there were 2,321 holders of record of Company Common Stock.
The Common Stock does not have any pre-emptive rights.

                                                               DISCOUNT AS A
                     NET ASSET VALUE                         PERCENTAGE OF NET
QUARTER ENDED        PER SHARE/(a)/       MARKET PRICES      ASSET VALUE/(b)/
- -------------        ---------------      -------------      ----------------
1993                  HIGH      LOW      HIGH        LOW      HIGH          LOW
                      ----      ---      ----        ---      ----          ---
First Quarter....... $21.55  $20.70     $18.50    $17.00     17.3%         14.3%
Second Quarter......  21.88   21.09      18.50     17.75     17.7          15.0
Third Quarter.......  23.18   21.73      19.88     17.88     17.5          13.0
Fourth Quarter......  23.26   19.54      19.38     16.38     18.9          12.7
Total...............  23.26   19.54      19.88     16.38     18.9          12.7

1994
First Quarter....... $21.62  $20.49     $17.88    $16.50     19.1%         17.6%
Second Quarter......  20.49   19.22      17.50     16.25     18.9          13.4
Third Quarter.......  20.51   19.27      17.00     16.13     19.2          14.0
Fourth Quarter......  20.40   16.83      16.50     13.38     21.3          17.6
Total...............  21.62   16.83      17.88     13.38     21.3          13.4

1995
First Quarter....... $18.88  $17.25     $15.38    $13.75     19.2%         16.7%
Second Quarter......  19.94   18.94      16.13     15.25     19.8          17.2
Third Quarter.......  21.67   20.20      17.38     15.88     21.8          19.7
Fourth Quarter......  22.33   20.78      17.63     16.13     23.3          19.4
Total...............  22.33   17.25      17.63     13.75     23.3          16.7

1996
First Quarter....... $23.37  $21.07     $18.63    $16.75     21.4%         17.9%

(a) Calculated at least weekly.
(b) Reflects the discount of the high or low sales price during the quarter from the high or low NAV during the quarter. The high sale price and the high net asset value, or the low sale price and the low NAV, during any quarter may not have been on the same date. The Company calculates NAV only on the last business day of each week, month, quarter and year.

     Dividends and Distributions. All of the Company's net investment income and any net realized capital gain are distributed in semi-annual dividends to shareholders. The following table sets forth for each year in the five-year period ended December 31, 1995, the distributions made by the Company.

                                            1995         1994         1993         1992         1991
                                         -----------  -----------  -----------  -----------  -----------
DISTRIBUTIONS:
Per Share
 Dividends from net investment income..  $      0.35  $      0.35  $      0.48  $      0.39  $      0.58
 Distributions from net realized gain..         1.20         1.46         1.76         1.42         1.15
                                         -----------  -----------  -----------  -----------  -----------
  Total................................         1.55         1.81         2.24         1.81         1.73

Aggregate For Outstanding Shares
 Dividends from net investment income..  $ 9,058,533  $ 7,239,654  $ 7,181,382  $ 7,539,179  $10,789,275
 Distributions from net realized gain..   31,926,074   38,586,710   46,215,192   27,450,345   21,578,552
                                         -----------  -----------  -----------  -----------  -----------
  Total................................   40,984,607   45,826,364   53,396,574   34,989,524   32,367,827

     Beginning in 1987, the Board of Directors adopted a policy of distributing to shareholders during each calendar year an amount (in a combination of ordinary income dividends and capital gain distributions) equal to at least 8% of the month-end average NAV for the 12 months ended October 31 of that year. The annual distribution as a percentage of market price will exceed 8% so long as the market price of Company Common Stock is at a discount from NAV.

                             ELECTION OF DIRECTORS

     Seven directors are to be elected at the meeting. The Board of Directors has nominated the following persons to serve as directors for terms expiring at the annual meeting of shareholders in 1999: Messrs. Fife, Goodwin, Gorter, Levin and Malkiel, of whom Messrs. Goodwin, Gorter and Malkiel currently are directors. In addition, the Board of Directors has nominated Ms. Sarnell and Mr. Kigner to serve as directors for terms expiring at the annual meeting of shareholders in 1998 and 1997, respectively. The election of Mr. Levin, Ms. Sarnell and Mr. Kigner to the Company's Board will not become effective unless and until the Merger is consummated. If any nominee should be unable to serve, the proxies will be voted for such other person as shall be determined by the persons named as proxies in accordance with their judgment. Shareholders are entitled to one vote per share in the election of directors, with no right of cumulation. Directors will be elected by plurality vote of the shares present at the meeting, in person or by proxy, if a quorum is present.

Additional information concerning the nominees and the directors who are continuing in office appears below.

                       DIRECTORS NOMINATED FOR ELECTION

                                                    Class  and
Name, Age, and Principal Occupation    Director     Expiration
       Since January 1, 1991            Since        of Term                 Other Business Affiliation
- -----------------------------------    --------     ----------    --------------------------------------------------
Eugene V. Fife--age 55                 --           III
  Limited partner of Goldman,
  Sachs & Co. (investment
  bankers) since 1995;
  prior thereto, general
  partner and member of the
  management committee of
  Goldman, Sachs & Co.
  since 1990

J. Barton Goodwin--age 49 (1)          1987         III   1996
  General partner of Bridge
  Investors II and Teaneck
  Associates, member of
  Glenpointe Associates,
  LLC and managing director
  of BCI Advisors, Inc.
  (Private capital
  investment group)

James P. Gorter--age 66* (1)(2)        1978         III   1996    Director of Consolidated-Tomoka Land Co. and
  Chairman of the board of                                        Caterpillar, Inc. (heavy equipment manufacturer)
  the Company since 1987;
  limited partner of
  Goldman, Sachs & Co.
  (investment bankers)
  since December 1988;
  prior thereto, general
  partner and member of the
  management committee of
  Goldman, Sachs & Co.

John A. Levin--age 57*                 --           III           Director of Morgan Stanley group of investment
  President of and                                                funds (4)
  Securities Analyst/
  Portfolio Manager at LEVCO
  since 1982

Burton G. Malkiel--age 63 (3)          1982         III   1996    Director of Prudential Insurance Co. of America,
  Chemical Bank Chairman's                                        Amdahl Corp. (computer manufacturer), Southern New
  Professor of Economics,                                         England Telecommunications, Inc. and Vanguard
  Princeton University;                                           group of investment companies (5)
  former member of the
  President's Council of
  Economic Advisers

Melody L. Prenner Sarnell--age 40*     --           II
  Securities Analyst/Portfolio
  Manager at LEVCO since 1984

Jeffrey A. Kigner--age 35*             --           I
  Securities Analyst/Portfolio
  Manager at LEVCO since 1984

                        DIRECTORS CONTINUING IN OFFICE

                                                    Class  and
Name, Age, and Principal Occupation    Director     Expiration
       Since January 1, 1991            Since        of Term                 Other Business Affiliation
- -----------------------------------    --------     ----------    --------------------------------------------------
Frederick S. Addy--age 64 (2)          1988         I     1997    Director of Pierpont Fund (a mutual fund) and
  Retired; prior thereto,                                         ENSERCH Corporation (an integrated natural gas
  executive vice president,                                       company)
  chief financial officer
  and director of Amoco
  Corporation

David D. Grumhaus--age 60 (3)          1988         I     1997    Director of Niche Software Systems, Inc. (computer
  President of Casey Travel                                       software company)
  Corporation (travel
  agency) since 1991; prior
  thereto, president of
  Chicago Ventures, Inc.
  and vice president and
  director of Chicago
  Capital Fund (venture
  capital firms)

Richard M. Jones--age 69 (3)           1988         I     1997    Director of Applied Power Inc. (diversified
  Retired; chairman and                                           manufacturer), Guaranty Federal Savings Bank,
  chief executive officer                                         Illinois Tool Works Inc. (specialty manufacturer)
  of Guaranty Federal                                             and MCI Communications Corporation
  Savings Bank 1989 to
  1991; prior thereto,
  president of Sears,
  Roebuck and Co.

Bob D. Allen--age 61*                  1992         II    1998    Director of First Union Corporation of Florida and
  President, chief executive                                      First Union National Bank of Florida
  officer and director of
  Consolidated-Tomoka Land
  Co. since 1990; prior
  thereto, vice chairman of
  First Union Corporation
  (bank holding company)

David D. Peterson--age 65* (1)         1983         II    1998    Chairman and director of Consolidated-Tomoka Land
  President and chief                                             Co.
  executive officer of the
  Company

William H. Springer--age 66 (2)        1992         II    1998    Director of Walgreen Co. and trustee of the
  Retired; vice chairman and                                      Benchmark Funds and the Goldman Sachs group of
  director of Ameritech                                           investment funds(6)
  Corp. 1991 to 1992; prior
  thereto, vice chairman,
  chief financial and
  administrative officer
  and director

- -------------

Notes to Tables

* These directors are or will be "interested persons" of the Company (as defined in the Investment Company Act), as follows: Mr. Allen, as president and chief executive officer of CTO, a controlled affiliate of the Company; Mr. Peterson, as an officer of the Company; Mr. Gorter, as an officer of the Company; Mr. Levin, as an officer of the Company, Management Subsidiary and New LEVCO, and as an affiliate of the Company because of his ownership of more than 5% of the Company's Common Stock; Ms. Prenner Sarnell, as an officer of Management Subsidiary and New LEVCO; and Mr. Kigner, as an officer of Management Subsidiary and New LEVCO.

(1) Member of the executive committee, which has the authority during intervals between meetings of the board of directors to exercise the power of the board, with certain exceptions.

(2) Member of the compensation committee, which had 1 meeting during 1995. The committee makes recommendations to the Board of Directors concerning the Company's compensation policies. The committee also will administer the Bonus Plan upon consummation of the Merger and shareholder approval of the Bonus Plan.

(3) Member of the audit committee, which had 2 meetings during 1995. The committee makes recommendations regarding the selection of independent auditors and meets with representatives of the Company's independent auditors to determine the scope and review the results of each audit.

(4) The Morgan Stanley group of investment funds, of which Mr. Levin is a director, includes Morgan Stanley Africa Investment Fund, Inc.; Morgan Stanley Asia - Pacific Fund, Inc.; Morgan Stanley Emerging Markets Fund, Inc.; Morgan Stanley Emerging Markets Debt Fund, Inc.; Morgan Stanley Global Opportunity Bond Fund, Inc.; The Morgan Stanley High Yield Fund, Inc.; and The Morgan Stanley India Investment Fund, Inc.

(5) The Vanguard group of investment companies, of which Mr. Malkiel is a director, includes Explorer Fund, Gemini Fund, W. L. Morgan Growth Fund, Primecap Fund, Trustees Commingled Equity Fund, Vanguard Fixed Income Securities Fund, Vanguard Index Trust, Vanguard Money Market Fund, Vanguard Municipal Bond Fund, Wellesley Income Fund, Wellington Fund, and Windsor Fund.

(6) The Goldman Sachs group of investment funds, of which Mr. Springer is a trustee, includes Goldman Sachs Equity Portfolios, Inc., Goldman Sachs Trust and Goldman Sachs Money Market Trust.

     The Company owns 5 million, or 79.9%, of the outstanding shares of CTO.

     During 1995, the Board of Directors conducted 8 meetings, including regularly scheduled and special meetings. Each director attended at least 75% of the meetings of the Board of Directors and committees on which he served during 1995.

     Each director and officer of the Company is required to report his or her transactions in Company Common Stock to the Commission within a specified period following a transaction. During 1995 the directors and officers filed all such reports within the specified time period except Mr. Malkiel, for whom one report covering two transactions for one account was filed late.

                   APPROVAL OF PORTFOLIO MANAGEMENT CONTRACT

     Currently, the Company's investment portfolio is internally managed by Company officers and employees under the supervision of the Company's Board of Directors, without an outside investment adviser. Accordingly, Company shareholders have not previously been asked to approve an investment advisory contract. For internal management purposes, the Company divides its investment portfolio into three segments: publicly-traded securities (valued at approximately $462 million at March 31, 1996); securities acquired in private placements, which sometimes include companies controlled by the Company (valued at approximately $75.7 million at March 31, 1996); and the Company's investment in CTO (valued at approximately $88.1 million at March 31, 1996). See "THE COMPANY--Management of the Company's Investment Portfolio."

     Upon consummation of the Merger, if the Management Contract is approved by shareholders, the Company will "externalize" the management of its publicly-traded securities to New LEVCO. At a later time, management of all of the Company's investment assets may be externalized by contracting with New LEVCO for such services, although that is not currently contemplated.

     The Investment Company Act prohibits any person from serving as an investment adviser to a registered management investment company except pursuant to a written contract that has been approved by a majority of a company's outstanding voting securities. Consequently, New LEVCO cannot act as an investment adviser to the Company with respect to any portion of the Company's investment portfolio until Company shareholders have approved a written contract between the Company and New LEVCO. Therefore, in anticipation of the consummation of the Merger, the shareholders are being asked to approve the Management Contract to be entered into by and between the Company and New LEVCO. The Management Contract will not become effective, and the Company's portfolio of publicly-traded securities will continue to be managed internally by the Company, unless and until the Merger is consummated. A copy of the Management Contract is attached hereto as Appendix C.

BOARD OF DIRECTORS' RECOMMENDATION

     The Board of Directors, including all of the directors who are not parties to the acquisition or interested persons of any such party, has approved the Management Contract and recommended it to the shareholders for their approval. For information about the deliberations and reasons for the recommendation by the Board of Directors, see "--Reasons for the Board of Directors' Recommendation."

TERMS OF THE MANAGEMENT CONTRACT

     General. Pursuant to the terms of the Management Contract, New LEVCO will furnish continuing investment supervision to the Company with respect to the Company's publicly-traded securities portfolio. New LEVCO will not be responsible for the overall management of the Company's business affairs. New LEVCO is responsible for the cost of all executive and other personnel, office space, and office facilities necessary to perform its duties and obligations under the contract.

     Through its officers and employees, the Company will continue to manage its general business affairs. The Company will be responsible for the cost of its brokerage, custodial, stock transfer, shareholder recordkeeping, dividend disbursing, bookkeeping, audit and legal services. The Company also will pay other expenses such as the cost of printing and distributing notices, proxy solicitation material, prospectuses, and shareholder reports to existing shareholders, bonds and taxes, insurance premiums, directors' fees, and maintaining the registrations and qualifications of the Company and its shares under federal and state laws.

     The Management Contract is for an initial term expiring two years from the Closing. The Management Contract will continue from year to year thereafter only so long as such continuation is specifically approved at least annually by (1) either the Board of Directors or the vote of a majority of the Company's outstanding voting securities, and (2) a majority of the directors who are not interested persons of the Company or New LEVCO, voting in person at a meeting called for the purpose of voting on such approval. The Board of Directors approved the Management Contract on November 17, 1995. The Management Contract may be terminated at any time, without penalty, by the Company's Board of Directors or by a vote of a majority of the Company's outstanding shares, upon thirty days' written notice. The Management Contract automatically terminates in the event of its "assignment" as defined in the Investment Company Act.

     Neither New LEVCO, nor any of its directors, officers, agents, or employees shall be liable or responsible to the Company or its shareholders for any error of judgment, mistake of law or any loss arising out of any investment, or for any act or omission in the performance by New LEVCO or, acting on its behalf, by any of its directors, officers, agents or employees, of its duties under the contract, except for liability resulting from New LEVCO's willful misfeasance, bad faith or gross negligence or from New LEVCO's reckless disregard of its obligations and duties under the contract.

     Advisory Fees. For New LEVCO's services as investment adviser, New LEVCO will receive from the Company a monthly fee, in arrears, based on the net assets at the end of the month of the Company's publicly-traded securities portfolio. The annual rate of fee for the Company will be 0.30% of the value of the assets of the Company managed by New LEVCO. The Company believes that the fee that would have been paid by it pursuant to the Management Contract had it been in effect for the fiscal year ended December 31, 1995 would have been approximately the same as the costs incurred by the Company for the fiscal year ended December 31, 1995 in connection with the management of its portfolio of publicly-traded securities.

                                   FEE TABLE

                                                        HISTORICAL   PRO FORMA
                                                        -----------  ----------
SHAREHOLDER TRANSACTION EXPENSES:
 Sales Load (as a percentage of offering price)            None         None
 Dividend Reinvestment and Cash Purchase Plan Fees         None         None

ANNUAL EXPENSES
  (AS A PERCENTAGE OF AVERAGE NET ASSETS):
 Management Fees (1)                                       None         0.18%
 Interest Payments on Borrowed Funds (2)                   None         0.40%
 Other Expenses (3)                                        0.78%        0.48%
                                                           ----         ----
 TOTAL ANNUAL EXPENSES                                     0.78%        1.06%
                                                           ----         ----

________________________
(1) The Company is internally managed and, therefore, pays no management fee. The investment management, research and administrative costs associated with management of the Company's investment portfolio are included in "Other Expenses." In conjunction with the Merger, the Company will enter into a Management Contract with New LEVCO to manage the publicly-traded portion of the Company's investment portfolio. Expenses associated with the Company's management of its other investments will continue to be reflected in "Other Expenses."

(2) Interest expense associated with the $38 million bank borrowing by the Company contemplated in connection with the Merger.

(3) Does not include transaction related costs to be incurred by the Company. Fees for such services will be capitalized for financial reporting purposes and are expected to approximate $1.9 million.

EXAMPLE:

                                       1 YEAR  3 YEARS  5 YEARS  10 YEARS
                                       ------  -------  -------  --------
An investor would pay the following
expenses on a $1,000 investment,
assuming a 5% annual return:

HISTORICAL                               $ 8     $25      $43      $ 97
PRO FORMA                                $11     $34      $58      $129


The foregoing Fee Table is intended to assist investors in understanding the costs and expenses that an investor in the Company will bear directly and indirectly.

The Example assumed reinvestment of all dividends at net asset value and a ratio of expenses to average net assets of .78% and 1.06% on an historical and pro forma basis, respectively. The Fee Table and the assumption in the Example of a 5% annual return are required by Commission regulations applicable to all investment companies. THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OR ANNUAL RATES OF RETURN. ACTUAL EXPENSES OR ANNUAL RATES OF RETURN MAY BE MORE OR LESS THAN THOSE ASSUMED FOR PURPOSES OF THE EXAMPLE.

     Because the Company, through Management Subsidiary, will be the sole owner of New LEVCO, any profit resulting from the fees paid to New LEVCO will ultimately benefit the Company and its shareholders. Subject to the terms of the Management Contract, the Company's control over New LEVCO will enable the Company to control the level of fees paid by the Company, including whether, or when, such fees would be increased. Such control also will enable the Company to prevent New LEVCO from engaging in any activity that the Board of Directors of the Company considers to be detrimental to New LEVCO's ability to carry out its duties to the Company or contrary to the best interests of the Company and its shareholders.

MANAGEMENT SUBSIDIARY AND NEW LEVCO

     Immediately after the consummation of the Merger, Management Subsidiary will (i) contribute to New LEVCO (a) among other things, all of its investment advisory contracts and (b) all of the outstanding capital stock of G.P. Subsidiary and Broker Subsidiary and (ii) change its name to "Levin Management Co., Inc.". Management Subsidiary will provide management and administrative services to the Levin Companies. The business of the Levin Companies (including New LEVCO) will be conducted substantially in the same manner as LEVCO's business currently is conducted.

     As provided in the Merger Agreement, LEVCO will merge with and into Management Subsidiary, with Management Subsidiary being the surviving company. If the shareholders approve the Merger, the following actions will occur:
LEVCO's business operations will be transferred to Management Subsidiary, Management Subsidiary will contribute all of its investment advisory contracts and all of the outstanding capital stock of G.P. Subsidiary and Broker Subsidiary to New LEVCO; Management Subsidiary's name will be changed to "Levin Management Co., Inc." and New LEVCO's name will be changed to "John A. Levin & Co., Inc."; pursuant to the Merger Agreement, Messrs. Gorter, Levin, Kigner and Carhart, Ms. Sarnell, and another of the Company's directors or officers which the Company will designate shall be Management Subsidiary and New LEVCO's directors following the Merger; and Mr. Levin will serve as President and Chief Executive Officer of the Company and as President of New LEVCO and Management Subsidiary, Ms. Sarnell will serve as Executive Vice President, Mr. Kigner will serve as Executive Vice President and Mr. Carhart will serve as Vice President, respectively, of New LEVCO and Management Subsidiary.

     If shareholders approve the Management Contract, the Company expects certain employees to resign and become employees of the Levin Companies.

THE EFFECT ON THE COMPANY OF SHAREHOLDER APPROVAL OF THE MANAGEMENT CONTRACT

     Externalization of the management of the publicly-traded portion of the Company's investment portfolio will not result in any shift in control from the Company's Board of Directors to the Levin Companies (including New LEVCO). The Company currently contemplates that only management of the Company's portfolio of publicly-traded securities will be externalized. The Company expects to retain its administrative staff which will, under the supervision of the Board of Directors, manage the Company's day-to-day business affairs and oversee the services performed by New LEVCO, as well as services performed by other service providers to the Company, including its auditors, lawyers, custodian, and transfer agent. Management of the Board of Directors' calendar and agenda, and preparation of shareholder meeting materials, including proxy materials, will continue to be handled by the Company's administrative staff under the supervision of the Board. Management of the private placement and CTO sectors of the Company's portfolio will also continue to be handled by the Company's officers and employees under the supervision of the Board of Directors.

     The Company does not believe that New LEVCO will obtain undue value from the externalization of management of the Company's publicly-traded securities portfolio. The cost to the Company of the services to be provided to the Company by New LEVCO is expected in the Company's opinion to approximate the cost of such services provided internally, although a portion of any element of profit would ultimately benefit the Company, as New LEVCO's indirect parent, and the Company's shareholders.

     Following the Merger, and assuming approval by Company shareholders, the Company's directors and officers will have the following relationships with Management Subsidiary and New LEVCO:

                                         Relationship to Management Subsidiary
     Company Directors and Officers      and New LEVCO
     ------------------------------      -------------
     James P. Gorter                     Director
     John A. Levin                       Director and President
     Jeffrey A. Kigner                   Director and Executive Vice President
     Melody L. Prenner Sarnell           Director and Executive Vice President
     Steven C. Carhart                   Director and Vice President

For a description of Mr. Gorter and Mr. Carhart's current holdings of Company Common Stock and Mr. Levin's, Ms. Sarnell's and Mr. Kigner's holdings of Company Common Stock after the consummation of the Merger, see "INTERESTS IN STOCK."

     The Company attempts to execute portfolio transactions on the basis of (i) the most favorable net prices obtainable through brokers and dealers that it believes are capable of providing the most competent execution of particular transactions and (ii) the value of research received.

     However, following consummation of the acquisition, the Company may direct portfolio brokerage transactions to Broker Subsidiary. Broker Subsidiary is an affiliate of the Company because Broker Subsidiary is an indirect wholly-owned subsidiary of the Company.

REASONS FOR THE BOARD OF DIRECTORS' RECOMMENDATION

     In evaluating the Management Contract, the Board of Directors reviewed materials furnished by LEVCO and the Company. Those materials included information regarding LEVCO, its affiliates, personnel, operations and financial condition, the terms of the Merger, and the possible effects of the Merger on the Company and the Company's shareholders.

     On November 2 and November 17, 1995, the Board of Directors met to discuss the terms of the Merger and other related matters including the Management Contract. At the November 2, 1995 meeting, the Board of Directors met with Mr. Levin, Ms. Sarnell, and Mr. Kigner. LEVCO's representatives made a presentation to the Board of Directors describing LEVCO's organization, personnel, operations, and investment strategy. Specifically, the LEVCO representatives discussed the educational and employment backgrounds of LEVCO's portfolio managers, the long-term working relationship of LEVCO's team of investment professionals, LEVCO's investment process, including LEVCO's internal investment research capabilities and LEVCO's portfolio risk management strategies.

     During its deliberations at the November 17, 1995 meeting, the Board of Directors considered the terms of the Merger and also took into account, among other things, the nature and quality of the services to be provided by New LEVCO, LEVCO's portfolio management strategy, including the risk management and diversification aspects of this strategy, LEVCO's investment process, LEVCO's corporate culture, a comparison of the estimated cost of managing the Company's publicly-traded portfolio internally with the estimated cost of management of the portfolio by New LEVCO, advisory and management fees paid by other LEVCO clients and other institutional investors, anticipated benefits, if any, to New LEVCO from its relationship with the Company including receipt of research from brokers furnished in connection with their execution of portfolio transactions for the Company, the Company's expense ratio as compared to that of other investment companies and the expected quality of the services to be provided to the Company.

     After consideration of the above, and such other factors and information as they deemed relevant, the Board of Directors, including all directors who are not "interested persons" of the Company or New LEVCO (as such term is defined by the Investment Company Act), unanimously approved the Management Contract and voted to recommend its approval to the Company's shareholders.

                            APPROVAL OF BONUS PLAN

BACKGROUND

     The Company has adopted, subject to shareholder approval, and is proposing for shareholder approval the Key Employee Incentive Bonus Plan. The Bonus Plan is being submitted to shareholders for approval in response to Code Section 162(m), which imposes limits on the Company and its subsidiaries' ability to deduct for federal income tax purposes compensation in excess of $1 million paid to certain officers ("covered employees") of the Company and its subsidiaries that are at least 80%-owned, including Management Subsidiary and New LEVCO. The deduction limit imposed by Section 162(m) of the Code does not apply to incentive compensation that is paid pursuant to a bonus plan meeting the requirements of Section 162(m) and the payment of which is subject to receipt of shareholder approval. The Board of Directors unanimously recommends a vote for the proposal to approve the Bonus Plan.

     The Company expects to proceed with the Merger regardless of the outcome of the shareholder vote on the Bonus Plan. In the event the Bonus Plan is not approved by shareholders, certain employees of the Levin Companies will be eligible to receive annual discretionary bonus payments to be determined by the Committee (as hereinafter defined). Any compensation (including bonus payments) paid to each such employee in excess of $1 million per annum will be automatically contributed to a deferred compensation plan to be paid out to such employee on the earlier of the employee's termination of employment with the Levin Companies for any reason, or December 31, 2001 (subject to a predetermined payment schedule).

SUMMARY OF THE BONUS PLAN

     The Bonus Plan is set forth in Appendix D to this Proxy Statement and should be referred to for a complete description of its provisions. This summary of the Bonus Plan is qualified in its entirety by reference to the Bonus Plan.

PURPOSES

     The purpose of the Bonus Plan is to establish a program of incentive compensation for designated key employees of the Levin Companies that is directly related to the performance results of the Levin Companies and its employees. The Bonus Plan provides incentives, contingent upon continued employment and satisfaction of certain corporate goals, to certain key employees who make substantial contributions to the Levin Companies. The Bonus Plan has been designed and will be administered to grant awards constituting "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and Treasury Regulations (S)1.162-27(e). The awards are intended to qualify for Federal tax deductibility under Section 162(m).

ADMINISTRATION

     The Bonus Plan provides for administration by the Compensation Committee of the Board of Directors of the Company (the "Committee") which is composed solely of individuals who qualify as "outside directors," as defined in Treasury Regulation 1.162-27(e)(3). No Committee member is eligible to be selected to participate in the Bonus Plan. Among the powers granted to the Committee are the authority to interpret, amend, and terminate the Bonus Plan or any award thereunder, establish rules and regulations for the operation of the Bonus Plan, select officers or key employees to participate in the Bonus Plan, determine the amount of the Bonus Pool or the formula pursuant to which the amount of the Bonus Pool shall be determined and determine the form and amount and other terms and conditions of an award. The Board may delegate the Committee's authority to any other committee of the Board composed exclusively of two or more outside directors.

ELIGIBILITY FOR PARTICIPATION

     The Committee selects the participants in the Bonus Plan for each fiscal year from those officers and key employees of the Levin Companies and its subsidiaries whose efforts contribute materially to the annual success of the Levin Companies. The Company expects that the Levin Companies will have several employees who will come within the definition of covered employee for this purpose, and that additional employees may, as their duties and responsibilities evolve, come within that definition.

     To be eligible for payment of an award participants generally must be actively employed by the Levin Companies on the last day of the fiscal year to which the payment relates. However, the Bonus Plan does permit the payment of all or a portion of a participant's bonus in the event of a termination prior to the completion of the fiscal year provided that no bonus will be payable prior to the attainment of the applicable performance goals.

FORM OF AWARDS

     Awards under the Bonus Plan will be paid in cash.

PERFORMANCE GOALS

     The performance goals for the Levin Companies and/or each participant and the amount of the award to be paid to a participant if the applicable performance goal is achieved (or the formula under which the award shall be determined, which may be a percentage of the Bonus Pool) will be established by the Committee within the first 90 days of each fiscal year or with respect to the partial fiscal year in which the Bonus Plan first becomes effective, prior to the time when the first 25% of such partial fiscal year shall have elapsed (either such period, the "Determination Period"), and will be based upon one or more of the following objective business criteria applicable to the participant, a business unit of the Levin Companies, or the Levin Companies as a whole: the excess of (x) a specified percentage of gross revenues of the Levin Companies, excluding (to the extent determined by the Committee during the Determination Period) extraordinary or non-recurring items and/or all or a portion of other specified items of revenues (the "Adjusted Revenues") over (y) operating expenses and depreciation and amortization expense of the Levin Companies (excluding all interest expense, income taxes, awards under the Bonus Plan and to the extent determined by the Committee during the Determination Period, extraordinary or non-recurring items and/or all or a portion of other specified items of expense) (the "Adjusted Operating Expenses"); net profits (calculated by excluding from the determination of the amount of operating expenses used in determining net profit, all interest expense, income taxes and awards under the Bonus Plan and which may, as determined by the Committee during the Determination Period, be adjusted by excluding all or a portion of specified items of revenue or expense that would normally be included in the computation of net profit under generally accepted accounting principles); increase in revenue; return on equity; performance of managed funds; increase in market share; and reduction in costs. The Committee will determine the specific performance goals to be met under one or more of the preceding criteria for each of the participants. In addition, the Committee may provide that bonuses will be payable if either of one or more performance goals are achieved. In all cases, the performance goal will be determined so that its achievement is not substantially certain at the time it is established.

     For purposes of the Bonus Plan, "Bonus Pool" means, for any fiscal year, the total amount available for the payment of Bonus Awards under the Plan. The Bonus Pool, as determined by the Committee during the Determination Period, may be either a dollar amount or determinable by a formula, or a combination of the two, provided that in all cases the Bonus Pool shall be defined in such a manner that the amount of the Bonus Pool could be calculated by a third party with knowledge of relevant facts.

     In addition to setting the size of the Bonus Pool and the performance goals for the fiscal year, the Committee will, within the Determination Period, also designate the participants for each fiscal year; provided, however, that an employee whom a Levin Company first employs after the beginning of a fiscal year may be designated as a participant for such fiscal year if such designation is made, and the participant's award and performance goals are established, prior to the end of the period that constitutes the first 25% of such employee's period of employment during such fiscal year.

PROCEDURE FOR DETERMINING AWARDS

     Within the Determination Period, the Committee will specify for each participant the award that will be payable if the participant's performance goals are met, either in terms of a specified dollar amount payable if the performance goal is met or a formula under which the amount of the award is determined by the extent to which the performance goal is met.

AWARDS FOR A PERFORMANCE PERIOD

     In accordance with Section 162(m) of the Code, the Bonus Plan provides for written certification by the Committee as to whether the performance goals for the fiscal year have been achieved and, if so, the amount awarded to each participant.

     Upon completion of these written certifications, awards, to the extent approved by the Committee, shall be paid in a lump sum as soon as practicable, but in any event within 75 days after the close of the fiscal year to which they relate, unless the participant has elected to defer payment of the award pursuant to an applicable deferred compensation plan established by the Levin Companies.

     The maximum award payable to any participant for any fiscal year will not exceed $15 million. However, the maximum need not be awarded to any participant. The Committee retains negative discretion to reduce or eliminate the amount of any award for a participant. The amount by which an award is decreased, or the amount of an award that is not payable because a participant's performance goals were not satisfied, shall not increase any other award under the Bonus Plan.

     It is currently anticipated that, for at least the fiscal year in which the Bonus Plan first becomes effective and the next two succeeding fiscal years, subject to final determination by the Committee, the aggregate amount of awards paid pursuant to the Bonus Plan, if the applicable performance goals are met, will be equal to a Bonus Pool that will be in the range of the excess of (i) 53% of the Levin Companies' Adjusted Revenues for that year over (ii) the Levin Companies' Adjusted Operating Expenses for that year, subject to final determination by the Committee; provided that the Committee may provide for the payment of bonuses under the Bonus Plan if alternative performance goals are met.

     If the Bonus Plan had been in effect with respect to LEVCO's fiscal year ended December 31, 1995 (without giving effect to the Merger Agreement and the transactions contemplated thereby), and assuming that the Bonus Pool had been computed based on a formula whereby the Bonus Pool would be equal to the excess of (i) 53% of LEVCO's actual revenues for such fiscal year (adjusted to include the $1,527,000 of incentive allocations paid by the LEVCO Partnerships to the LEVCO Stockholders (or related entities other than LEVCO)) over (ii) LEVCO's actual operating expenses (before interest, taxes and bonuses actually paid to the LEVCO Stockholders) for such fiscal year, the aggregate amount of the Bonus Pool would have been approximately $5.6 million.

AMENDMENT/TERMINATION

     The Board of Directors may amend, suspend or terminate the Bonus Plan at any time provided that no amendment can reduce the amount of a Bonus Award previously determined by the Committee, or increase the performance criteria necessary to earn such Bonus Award, and any amendment requiring shareholder approval in order for Bonus Awards to continue to qualify for deductibility under Section 162(m) of the Code must be approved by the shareholders. The Bonus Plan is effective for five fiscal years and thereafter, subject to reapproval by shareholders.

FEDERAL INCOME TAX CONSEQUENCES

     Under current Federal tax law, the following are the Federal income tax consequences generally arising with respect to awards under the Bonus Plan.

     Cash awards will be included in income at the time of receipt and will be subject to tax at ordinary income tax rates. Any awards that are properly deferred under an applicable deferred compensation plan of the Company will be taxable when actually or constructively received under such plan's terms.

     Cash awards will generally be deductible by the Company when they are included in income by the recipient, provided that the awards constitute "qualified performance-based compensation" for purposes of Section 162(m), as described above, and also constitute reasonable compensation as determined for federal income tax purposes.

                   AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Board of Directors has unanimously declared advisable and has recommended the approval by the shareholders of the following amendment to the Company's certificate of incorporation, which would increase the authorized Common Stock from 40 million to 60 million shares:

          The Company's certificate of incorporation, as heretofore amended and restated, is hereby further amended by the deletion of article fourth and the insertion of the following in lieu thereof:

          FOURTH: The total number of shares of all stock which the corporation shall have authority to issue is 60,000,000 shares of common stock, $1 par value per share.

     The additional shares would have the same rights and characteristics as the shares now outstanding. The proportionate voting power and interests in the earnings and assets attaching to the shares now outstanding would not be affected by the proposed amendment. No holder of stock of the Company has any preemptive right to acquire any stock or other security of the Company.

     At the Record Date, there were 27,543,641 shares outstanding of the 40 million shares currently authorized. Issuance of the additional authorized shares could be authorized by the Board of Directors without further shareholder action for any proper corporate purpose, including issuance in connection with the Company's capital gain reinvestment program, a stock dividend, or acquisitions by the Company. The Board of Directors has no present plans concerning the issuance of the additional shares to be authorized.

     Holders of the Company Common Stock are entitled to dividends when and as declared by the Board of Directors, to one vote per share in the election of directors (with no right of cumulation), and to equal rights per share in the event of liquidation. They have no preemptive rights to purchase treasury shares or authorized but unissued shares. There are no redemption, conversion, or sinking fund provisions. The shares are not liable to further calls or to assessment by the Company. Authorization of the additional shares of Common Stock will not affect the rights of existing shareholders; however, the subsequent issuance of the additional shares, if ever, may dilute the net asset value and voting rights of the existing shares of Common Stock.

     The Company's Certificate of Incorporation provides that a favorable vote of the holders of at least 80% of the Company's shares entitled to be voted on the matter would be required to approve (i) an amendment to the certificate of incorporation that would make the Company an open-end company with the result that its shares would be redeemable by the Company upon demand of shareholders,
(ii) a merger or consolidation of the Company with any other corporation, (iii) a sale of all or substantially all of the assets of the Company (other than in the regular course of its investment activities), or (iv) a liquidation or dissolution of the Company, unless any such action had previously been approved by the affirmative vote of two-thirds of the total number of directors fixed in accordance with the bylaws. The Board of Directors is divided into three classes, each with three-year terms expiring at the times of successive annual meetings of shareholders.

SELECTION OF INDEPENDENT AUDITORS

     The Company's Board of Directors, including a majority of the directors who are not interested persons of the Company, have selected Ernst & Young, independent auditors, to audit the financial statements of the Company for the year ending December 31, 1996. Ernst & Young has served the Company in this capacity since 1987 and has no direct or indirect financial interest in the Company except as independent auditors. The selection of Ernst &

Young as independent auditors of the Company is being submitted to the shareholders for ratification. A representative of Ernst & Young is expected to be present at the Annual Meeting and will be available to respond to any appropriate questions raised at the meeting. The representative from Ernst & Young also will have the opportunity to make a statement if he desires to do so.

OTHER MATTERS

     The management of the Company does not intend to bring any other matters before the meeting, and it does not know of any proposals to be presented to the meeting by others. If any other matter comes before the meeting, however, the persons named in the proxy solicited by the Board of Directors will vote thereon in accordance with their judgment.

                              INTERESTS IN STOCK

     The table below contains information as of March 31, 1996 on the number of shares of Common Stock of the Company and of its controlled affiliate, CTO, as to which each director, each nominee, and each named officer of the Company and all directors, nominees, and officers of the Company as a group, had outright ownership, or, alone or with others, any power to vote or dispose of the shares, or to direct the voting or disposition of the shares by others, and the percentage of the aggregate of such shares to all of the outstanding shares of the respective companies.

                                                              Shares of Baker, Fentress & Company
                                          -------------------------------------------------------------------------
                                                               Power Over Voting
                                                               or Disposition of
                                            Outright           Other Shares (a)                    Aggregate
                                           Ownership       -----------------------          -----------------------
                                           of Shares        Alone          Shared            Shares         Percent
                                          -----------       -----          ------            ------         -------
Frederick S. Addy.......................      2,613            --              --            2,613             --
Bob D. Allen............................     25,218            --          31,388           56,606            0.2%
Eugene V. Fife..........................         --            --              --               --             --
J. Barton Goodwin.......................         --            --         692,538          692,538            2.5%
James P. Gorter.........................     86,951        43,419         464,591          594,961            2.2%
David D. Grumhaus.......................      5,374            --         390,554          395,928            1.4%
Richard M. Jones........................     14,235            --              --           14,235             --
Jeffrey A. Kigner.......................         --            --              --               --             --
John A. Levin...........................         --            --          13,312           13,312             --
Burton G. Malkiel.......................         --            --          31,601           31,601            0.1%
David D. Peterson.......................     26,926            --              --           26,926             --
Melody L. Prenner Sarnell...............         --            --              --               --             --
William H. Springer.....................      3,500            --              --            3,500             --
George V. Carracio, Jr..................         --            --              --               --             --
Steven C. Carhart.......................     16,700            --             625           17,325             --
James P. Koeneman.......................        300            --             200              500             --
Scott E. Smith..........................         --            --           2,561            2,561             --
                                            -------        -------      ---------      -----------            ---
Directors, officers and nominees
  as a group (18 persons)...............    181,817        43,419       1,627,370        1,852,606            6.7%

                                                              Shares of Consolidated-Tomoka Land Co.
                                           ------------------------------------------------------------------------
                                                              Power Over Voting
                                                               or Disposition of
                                            Outright           Other Shares (a)                     Aggregate
                                            Ownership      ----------------------         -------------------------
                                            of Shares       Alone         Shared             Shares         Percent
                                           -----------      -----         ------             ------         -------
Bob D. Allen............................     96,420/(b)/       --              --           96,420/(b)/       1.5%
J. Barton Goodwin.......................         --            --             800              800             --
James P. Gorter.........................      2,400            --           4,000            6,400             --
John A. Levin...........................         --            --          62,544/(c)/      62,544/(c)/       1.0%
David D. Peterson.......................      4,000            --              --            4,000             --
Melody L. Prenner Sarnell...............        200            --              --              200             --
                                            -------         ------      ---------        ---------            ---
Directors, officers and nominees
  as a group (18 persons)...............    103,020            --          67,344          170,364            2.5%
- --------------

(a)  Each person disclaims beneficial ownership of such shares.

(b) Includes 76,800 shares subject to options held by Mr. Allen that were exercisable within 60 days of March 31, 1996.

(c) Includes 18,672 shares beneficially owned by Mr. Levin's spouse and children over which Mr. Levin exercises discretionary power and 43,872 shares over which LEVCO may be deemed to have investment control pursuant to investment advisory arrangements.

     Although the Company, as of March 31, 1996, did not know of any person who owned more than 5% of the Company's Common Stock, Mr. Levin, Ms. Sarnell, and Mr. Kigner will (subject to certain adjustments) become the owners of approximately 12.2%, 1.3%, and 1.1%, respectively, of the Company's Common Stock if the Merger is consummated. The following table shows the effect of the Merger on the share ownership of the Company's management assuming all other factors remain constant. Pursuant to the Merger Agreement, the election of Mr. Levin, Ms. Sarnell and Mr. Kigner as directors of the Company i s a condition to the consummation of the Merger.

                                            Pro Forma Share Ownership of Baker, Fentress & Company After Merger
                                      ------------------------------------------------------------------------------
                                                              Power Over Voting
                                                              or Disposition of
                                         Outright             Other Shares (a)                     Aggregate
                                         Ownership         ----------------------        --------------------------
                                        of Shares            Alone        Shared           Shares        Percent(b)
                                      ------------           -----        ------           ------        ----------
Frederick S. Addy.................           2,613               --             --           2,613            --
Bob D. Allen......................          25,218               --         31,388          56,606           0.2%
Eugene V. Fife....................              --               --             --              --            --
J. Barton Goodwin.................              --               --        692,538         692,538           2.1%
James P. Gorter...................          86,951           43,419        464,591         594,961           1.8%
David D. Grumhaus.................           5,374               --        390,554         395,928           1.2%
Richard M. Jones..................          14,235               --             --          14,235            --
Jeffrey A. Kigner.................         343,544/(c)/          --             --         343,544           1.1%
John A. Levin.....................       3,971,519/(c)/          --         13,312       3,984,831          12.2%
Burton G. Malkiel.................              --               --         31,601          31,601           0.1%
David D. Peterson.................          26,926               --             --          26,926            --
Melody L. Prenner Sarnell.........         429,430/(c)/          --             --         429,430           1.3%
William H. Springer...............           3,500               --             --           3,500            --
George V. Carracio, Jr............              --               --             --              --            --
Steven C. Carhart.................          16,700               --            625          17,325            --
James P. Koeneman.................             300               --            200             500            --
Scott E. Smith....................              --               --          2,561           2,561            --
                                         ---------           ------      ---------       ---------          ----
Directors, officers and nominees
  a group (18 persons)............       4,926,310           43,419      1,627,370       6,597,099          20.0%

____________

(a)  Each person disclaims beneficial ownership of such shares.

(b) The estimated number of outstanding shares of Company Common Stock after the Merger (32,606,931) was determined based on the maximum amount of Company Common Stock to form part of the Merger Consideration, which pursuant to the Merger Agreement is subject to certain adjustments.

(c) Based on the maximum amount of Company Common Stock to form part of the Merger Consideration, which pursuant to the Merger Agreement is subject to certain adjustments. In addition, the LEVCO Stockholders will, pursuant to the Merger Agreement, be obligated to deposit all or a portion of such shares in an escrow account for three years following the Merger during which time such LEVCO Stockholders will have the right to vote and receive any distributions with respect to such deposited shares.

                              EXECUTIVE OFFICERS


     In addition to Mr. Gorter and Mr. Peterson, the current executive officers of the Company are:


Name, Age, and Principal Occupation                                                               Year First
      Since January 1, 1991                                                    Office(a)          Elected
- ---------------------------------------------------------------                ---------          ----------



Steven C. Carhart--age 47                                                      Vice president      1991
  Vice President of the Company (director of public portfolio) since
  1991; prior thereto, Vice President of The Northern Trust
  Company

George V. Carracio, Jr.--age 51                                                Vice president      1983
 Vice President of the Company (portfolio manager)

James P. Koeneman--age 48                                                      Vice president      1983
 Vice President and Secretary of the                                           and secretary
 Company (administrative and financial officer)

Scott E. Smith--age 41                                                         Vice president      1989
 Vice President of the Company
 (portfolio manager--private placement portfolio) since 1989

Janet Sandona Jones--age 39                                                    Treasurer           1986
 Treasurer of the Company


- ------------------------------

(a) Each officer of the Company generally holds office until the first meeting of the Board of Directors after the annual meeting of shareholders and until his or her successor is elected and qualified. Mr. Peterson intends to retire as President and Chief Executive Officer of the Company upon consummation of the Merger. Thereafter, Mr. Levin will be elected President and Chief Executive Officer of the Company.

                               CASH COMPENSATION

     The following table sets forth cash compensation paid by the Company during 1995 to (i) each of the directors of the Company and (ii) each of the three highest-paid executive officers of the Company whose aggregate compensation paid by the Company exceeded $60,000.

                                                                                              Pension or
                                                                                              Retirement
                                                 Aggregate                                    Benefits Accrued
                                                 Compensation                                 as Part of the
      Name of Person, Position                   from the Company(a)                          Company's Expenses
- ------------------------------------             -------------------                          ------------------
Frederick S. Addy
Director                                         $ 17,850                                       none

Bob D. Allen                                       17,600                                       none
Director

J. Barton Goodwin                                  16,900                                       none
Director

James P. Gorter                                    30,850                                       none
Chairman of the board and director

David D. Grumhaus                                  18,100                                       none
Director

Richard M. Jones                                   18,100                                       none
Director

Burton G. Malkiel                                  18,100                                       none
Director

David D. Peterson                                 271,500                                      $40,279
President, Chief Executive Officer and
 Director

William H. Springer
Director                                           17,850                                       none

Steven C. Carhart
Vice President                                    260,000                                       32,308

Scott E. Smith                                    192,500                                       30,969
Vice President


(a) The amounts shown in this column include deferred 1995 compensation for Company employees, including officers. The Company will defer compensation only for purposes of the current tax year. The amount of deferred compensation for 1995 to the officers listed above at December 31, 1995 was: Mr. Peterson, $50,000; and Mr. Smith, $55,000.

     The Company is not part of a complex of affiliated investment companies. However, in addition to the compensation shown in the preceding table, Mr. Peterson received a fee of $25,000 during 1995 from CTO for his services as chairman and a director of that company. The Company also has a policy of paying additional compensation to the estate of any employee who dies while employed by the Company after one full year of continuous employment. The amount of additional compensation is equal to (i) two months' salary for one to five years, or three months' salary for five or more years of continuous employment, and (ii) a pro rata share of an amount equal to the employee's annual bonus for the year prior to the year of death.

                               RETIREMENT PLANS

     The Company's officers and employees participate in the Company's retirement and pension plans. The Company's contributions to both plans are included in the compensation table on the preceding page.

     The Company's retirement plan is a trusteed money purchase pension plan funded by Company contributions equal to 25% of the compensation paid or accrued to participating employees, subject to a $30,000 annual contribution limitation per participant. The benefit received under the retirement plan upon retirement depends on the aggregate contributions to the plan for the participant and the investment performance of those assets.

     In addition to the retirement plan described in the preceding paragraph, the Company has a defined benefit pension plan, which is funded by Company contributions, payable to eligible employees, including officers, based generally on the participant's compensation and length of service with the Company, with a maximum annual pension of $15,000. The following table shows the estimated annual retirement benefits under the defined benefit pension plan at various compensation levels and years of service:

 Final Average            Estimated Annual Benefit Based upon Years of Credited Service (1)
 Compensation                  5 Years        10 Years        20 Years       30 Years
 -------------                --------        --------        --------       --------
   $  25,000                  $ 1,250         $ 2,500         $ 5,000         $ 6,250
      50,000                    2,500           5,000          10,000          12,500
      75,000                    3,750           7,500          15,000          15,000
     100,000                    5,000          10,000          15,000          15,000
     125,000                    6,250          12,500          15,000          15,000
     150,000                    7,500          15,000          15,000          15,000
     175,000                    8,750          15,000          15,000          15,000
     200,000                   10,000          15,000          15,000          15,000

     An officer's estimated annual pension under the defined benefit pension plan may be determined by comparing the officer's base salary and years of credited service under the plan to the benefits shown above for various salary levels and years of service. Mr. Peterson has 13 years of credited service and a 1995 base salary of $221,500; Mr. Carhart has 4 years of credited service and a 1995 base salary of $187,200; and Mr. Smith has 6 years of credited service and a 1995 base salary of $137,500. Mr. Peterson has an accrued pension benefit of $26,056 annually under a prior plan in addition to the pension benefits described above.

     The Board of Directors has approved amendments to both the money purchase pension plan and the defined pension plan under which Company employees who may be adversely affected as a result of the Merger will receive additional benefits including full vesting and (subject to certain conditions) an additional five years of service under the defined benefit pension plan. The amendments to the plans will become effective upon the consummation of the Merger.

                           PROPOSALS OF SHAREHOLDERS

     Any shareholder proposal to be considered for inclusion in proxy material for the Company's annual meeting of shareholders in April 1997 must be received at the principal executive office of the company (Suite 3510, 200 West Madison Street, Chicago, Illinois 60606) no later than November 1, 1996. Mere submission of a proposal does not guarantee inclusion of the proposal in the proxy statement or its presentation at the meeting since certain rules under the federal securities laws must be satisfied.

AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.



May 14, 1996

                                                                    APPENDIX A

                             AMENDED AND RESTATED

                         AGREEMENT AND PLAN OF MERGER

                           Dated as of May 13, 1996

                                  by and among

                           Baker, Fentress & Company,

                            JALC Acquisition Corp.,

                           John A. Levin & Co., Inc.,

                                 John A. Levin,

                           Melody L. Prenner Sarnell,

                               Jeffrey A. Kigner,

                                Daniel E. Aron,

                                Frank F. Rango,

                                 Barton G. Ice

                                      and

                                 Carol L. Novak

                              TABLE OF CONTENTS

ARTICLE I.....................................................................2

THE MERGER AND CONTRIBUTION...................................................2

  1.1 The Merger..............................................................2
  1.2 Effective Time..........................................................2
  1.3 Effect of the Merger....................................................2
  1.4 Certificate of Incorporation............................................2
  1.5 Bylaws..................................................................2
  1.6 Contribution............................................................2
  1.7 Directors and Officers..................................................2

ARTICLE II....................................................................3

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES............................3

  2.1 Conversion of Shares....................................................3
  2.2 Exchange of Shares......................................................9
  2.3 Closing of Transfer Books...............................................9
  2.4 Acquisition of G.P. Subsidiary..........................................9

ARTICLE III..................................................................10

CLOSING......................................................................10

  3.1 Closing................................................................10
  3.2 Procedure at the Closing...............................................10

 ARTICLE IV..................................................................11

 DEFINITIONS.................................................................11

  4.1 Assets.................................................................12
  4.2 Code...................................................................12
  4.3 Commodity Exchange Act.................................................12
  4.4 Contract...............................................................12
  4.5 ERISA..................................................................12
  4.6 Exchange...............................................................12
  4.7 Exchange Act...........................................................12
  4.8 Form ADV...............................................................12
  4.9 GAAP...................................................................12
  4.10 Governmental Entity...................................................12

  4.11 Interim Transactions..................................................12
  4.12 Investment Advisers Act...............................................12
  4.13 Investment Company....................................................12
  4.14 Investment Contracts..................................................13
  4.15 Investment Company Act................................................13
  4.16 Investment Partnerships...............................................13
  4.17 Knowledge.............................................................13
  4.18 LEVCO Entity..........................................................13
  4.19 LEVCO Broker Subsidiary...............................................13
  4.20 LEVCO Subsidiaries....................................................13
  4.21 Lien..................................................................13
  4.22 Material Adverse Effect...............................................13
  4.23 Person................................................................13
  4.24 Related Agreements....................................................13
  4.25 Securities Act........................................................14
  4.26 SEC...................................................................14
  4.27 Stockholder Representative............................................14
  4.28 Taxes.................................................................14
  4.29 Tax Returns...........................................................14
  4.30 Terminable Contracts..................................................14
  4.31 Trading Days..........................................................14

ARTICLE V....................................................................14

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AS TO THE
STOCKHOLDERS.................................................................14

   5.1 Authority.............................................................15
   5.2 No Violation..........................................................15
   5.3 Ownership of LEVCO Common Stock.......................................15
   5.4 Brokers and Finders...................................................15
   5.5 Approvals.............................................................16
   5.6 Investment Representations............................................16
   5.7 Health................................................................16

ARTICLE VI...................................................................16

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AS TO LEVCO AND THE
INVESTMENT PARTNERSHIPS......................................................16

   6.1 Organization and Authority of LEVCO...................................17
   6.2 Charter, Bylaws, Agreements of Limited Partnership and Minutes........17
   6.3 Authority.............................................................17
   6.4 No Violation..........................................................17
   6.5 Capitalization........................................................18
   6.6 Approvals.............................................................18

  6.7 Financial Statements...................................................l9
  6.8 No Adverse Change......................................................20
  6.9 Subsidiaries...........................................................20
  6.10 Taxes.................................................................22
  6.11 Interests of Insiders.................................................23
  6.12 Title to Assets; Property.............................................23
  6.13 Insurance.............................................................25
  6.14 Other Material Contracts..............................................25
  6.15 Bank Accounts and Money Market Funds..................................26
  6.16 Litigation............................................................26
  6.17 Brokers and Finders...................................................26
  6.18 Employee Benefit Plans and Employees..................................26
  6.19 Filings, Etc..........................................................29
  6.20 Representations and Warranties Regarding the Investment Advisory
       Business..............................................................30
  6.21 Disclosure............................................................35
  6.22 Registration as a Broker-Dealer.......................................35
  6.23 Registration under the Commodity Exchange Act.........................36
  6.24 Registration as an Insurance Agent....................................36
  6.25 Registration as a Transfer Agent......................................36

ARTICLE VII..................................................................36

REPRESENTATIONS AND WARRANTIES OF BKF........................................36

  7.1 Organization and Authority.............................................37
  7.2 Binding Obligation.....................................................37
  7.3 No Violations..........................................................37
  7.4 No Authorization or Consents Required..................................38
  7.5 No Actions, Suits or Proceedings.......................................38
  7.6 Ineligible Persons.....................................................38
  7.7 Brokers and Finders....................................................38
  7.8 BKF Financial Statements...............................................39
  7.9 No Adverse Change......................................................39
  7.10 BKF Capital Stock.....................................................39
  7.11 BKF Charter Documents.................................................40
  7.12 Disclosure............................................................40
  7.13 SEC Reports...........................................................40
  7.14 Restrictive Covenants.................................................40
  7.15 Litigation............................................................40
  7.16 Filings; Etc..........................................................41
  7.17 Regulatory Compliance.................................................42
  7.18 Employee Benefit Plans................................................42
  7.19 Merger Subsidiary.....................................................43
  7.20 Investment Adviser Subsidiary.........................................43

ARTICLE VIII.................................................................43

CONDUCT OF BUSINESS PRIOR TO THE CLOSING.....................................43

  8.1 Conduct of LEVCO's Business Prior to Closing...........................43
  8.2 Conduct of BKF's Business Prior to Closing.............................46
  8.3 Consents and Approvals.................................................47
  8.4 Benefit Plans and Insurance............................................48
  8.5 Formation of Levco Broker Subsidiary...................................48
  8.6 Related Agreements.....................................................48

ARTICLE IX...................................................................48

ADDITIONAL AGREEMENTS........................................................48

  9.1 Advisory Contract and Other Consents...................................48
  9.2 Approval by Holders of BKF Common Stock, Related Indemnities...........49
  9.3 Compliance with Securities Laws........................................51
  9.4 Current Information....................................................53
  9.5 Access; Information....................................................53
  9.6 Non-Solicitation.......................................................53
  9.7 Notification of Certain Matters........................................54
  9.8 Press Releases, Etc....................................................54
  9.9 Tax Information........................................................55
  9.10 Updated Financial Statements..........................................55
  9.11 BKF Portfolio.........................................................55
  9.12 Payment of Certain Transaction Expenses...............................55
  9.13 LEVCO Closing Balance Sheet...........................................56
  9.14 Treatment of Accounts Receivable......................................56
  9.15 Bifurcation Event.....................................................56
  9.16 Bridge Partners.......................................................57
  9.17 LEVCO Stockholder Approval............................................57

ARTICLE X....................................................................58

CONDITIONS...................................................................58

  10.1 Conditions to Each Party's Obligations to Consummate..................58
  10.2 Conditions Precedent to BKF's and Merger Subsidiary's Obligations.....59
  10.3 Conditions Precedent to LEVCO's and the Stockholder's Obligations.....63

ARTICLE XI...................................................................65

TERMINATION..................................................................65

  11.1 Termination...........................................................65

  11.2 Effect of Termination and Abandonment.................................66

ARTICLE XII..................................................................66

INDEMNIFICATION..............................................................66

  12.1 General...............................................................66
  12.2 Indemnification by the Stockholders...................................67
  12.3 Indemnification by BKF ...............................................67
  12.4 Indemnification Procedure for Third Party Claims......................67
  12.5 Certain Limitations on Indemnification................................69
  12.6 Termination of Rights Hereunder.......................................70
  12.7 Escrow Fund...........................................................70
  12.8 Determination of Losses after Escrow..................................71

ARTICLE XIII.................................................................72

OTHER COVENANTS..............................................................72

  13.1 Employment of LEVCO's Employees.......................................72
  13.2 Confidentiality.......................................................72
  13.3 Tax Matters...........................................................73

ARTICLE XIV..................................................................73

GUARANTEES; STOCKHOLDER REPRESENTATIVE.......................................73

  14.1 Guarantees............................................................73
  14.2 Stockholder Representative............................................73

ARTICLE XV...................................................................74

GENERAL PROVISIONS...........................................................74

  15.1 Survival..............................................................74
  15.2 Notices...............................................................74
  15.3 Counterparts..........................................................75
  15.4 Governing Law.........................................................75
  15.5 Expenses..............................................................75
  15.6 Waiver; Amendment.....................................................76
  15.7 Entire Agreement; No Third-Party Beneficiaries, Etc...................76
  15.8 Assignment............................................................76
  15.9 Interpretation........................................................76
  15.10 Further Assurances...................................................77
  15.11 Consistent Accounting................................................77
  15.12 Severability.........................................................77
  15.13 Exclusive Remedy.....................................................77

                               LIST OF EXHIBITS

              Exhibit 10.1(h)        Form of Registration Rights
                                      Agreement

              Exhibit 10.1(i)        Form of Portfolio Management
                                      Agreement

              Exhibit 10.2(d)(i)     Form of John A. Levin
                                      Employment Agreement

              Exhibit 10.2(d)(ii)     Form of Melody L. Prenner Sarnell
                                      and Jeffrey A. Kigner Employment
                                      Agreements

              Exhibit 10.2(e)(i) Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison

              Exhibit 10.2(e)(ii)     Form of Opinion of Schulte Roth &
                                      Zabel

              Exhibit 10.3(e)         Form of Opinion of Bell, Boyd &
                                      Lloyd

              Exhibit 12.7            Form of Escrow Agreement

              Exhibit 13.1            Form of Other Stockholder
                                      Employment Agreement

                              AMENDED AND RESTATED
                         AGREEMENT AND PLAN OF MERGER

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of May 13, 1996 by and among Baker, Fentress & Company, a Delaware corporation ("BKF"), JALC Acquisition Corp., a Delaware corporation ("Merger Subsidiary"), John A. Levin & Co., Inc., a Delaware corporation ("LEVCO"), and John A. Levin ("Levin"), Melody L. Prenner Sarnell, Jeffrey A. Kigner, Daniel E. Aron, Frank F. Rango, Barton G. Ice and Carol L. Novak (the foregoing individuals, individually, a "Stockholder" and collectively, the "Stockholders"). This Agreement amends and restates in its entirety the Agreement and Plan of Merger, dated as of November 19, 1995 (the "Signing Date"), by and among BKF, Merger Subsidiary, LEVCO and the Stockholders.

                                    Recitals

     This Agreement provides for the merger of LEVCO, of which the Stockholders are the holders of all of the outstanding capital stock, with and into Merger Subsidiary, a wholly-owned subsidiary of BKF (the "Merger"), with Merger Subsidiary being the surviving corporation in the Merger.

     In the Merger, the outstanding shares of common stock of LEVCO will be converted into the right to receive shares of common stock of BKF and cash as set forth herein. The Merger is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(D) of the Internal Revenue Code of 1986, as amended.

     This Agreement records the representations and warranties made by BKF and the Stockholders, sets forth certain covenants and agreements of the parties, provides conditions to the obligations of the parties and sets forth other provisions relating to the Merger.

     The Boards of Directors of BKF, Merger Subsidiary and LEVCO have approved and adopted this Agreement and have approved the Merger upon the terms and subject to the conditions set forth in this Agreement.

                                   Covenants

     NOW, THEREFORE, BKF, Merger Subsidiary, LEVCO and the Stockholders, in consideration of the agreements, covenants and conditions contained herein, hereby make the following representations and warranties, give the following covenants and agree as follows:

                                   ARTICLE I

                          The Merger And Contribution

     1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware (the "Corporation Law"), LEVCO shall be merged with and into Merger Subsidiary, at the Effective Time (as defined in Section 1.2 hereof). Upon and after the Effective Time, Merger Subsidiary shall continue as the surviving corporation (the "Surviving Corporation") and the separate existence of LEVCO shall cease.

     1.2 Effective Time. The Merger shall become effective at the time of filing of a certificate of merger (the "Certificate of Merger"), with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, the Corporation Law and is mutually reasonably acceptable to BKF and LEVCO. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be in accordance with the applicable provisions of the Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of LEVCO and Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of LEVCO and Merger Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4 Certificate of Incorporation. The certificate of incorporation of Merger Subsidiary shall be amended by the Certificate of Merger to change the name of the Surviving Corporation to Levin Management Co., Inc. and, as so amended, the certificate of incorporation of Merger Subsidiary shall be the certificate of incorporation of the Surviving Corporation.

     1.5 Bylaws. The bylaws of Merger Subsidiary shall be the bylaws of the Surviving Corporation.

     1.6 Contribution. Immediately after the Effective Time, the Surviving Corporation will contribute (the "Contribution") the Investment Contracts, the G.P. Subsidiary Stock (as hereinafter defined), all of the outstanding common stock of LEVCO Broker Subsidiary and certain related assets of Surviving Corporation to a wholly-owned subsidiary of the Surviving Corporation ("Investment Adviser Subsidiary"). Immediately after the Contribution, the certificate of incorporation of Investment Adviser Subsidiary shall be amended to change the name of Investment Adviser Subsidiary to John A. Levin & Co., Inc.

     1.7 Directors and Officers
         ----------------------

          (a) James P. Gorter, Levin, Jeffrey A. Kigner, Melody L. Prenner Sarnell and two directors or officers of BKF to be designated by BKF shall be the directors of the Surviving Corporation and each of its subsidiaries and shall hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the bylaws of the Surviving Corporation or such subsidiary, as the case may be, or as otherwise provided by law.

          (b) The persons mutually designated by BKF and LEVCO shall be the officers of the Surviving Corporation and of each of its subsidiaries and shall hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the bylaws of the Surviving Corporation or such subsidiary, as the case may be, or as otherwise provided by law.

                                  ARTICLE II

              CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     2.1 Conversion of Shares

          (a) The shares of the common stock, $.01 par value per share, of LEVCO (the "LEVCO Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted, based on the capitalization of LEVCO set forth in Schedule 5.3(a) to the LEVCO Disclosure Schedule, into the right to receive the following:

               (i) in the case of each share of LEVCO Common Stock owned of record immediately prior to the Effective Time by a Stockholder other than Levin, the number of shares of common stock, $1.00 par value per share, of BKF ("BKF Common Stock") equal to the result (rounded to the nearest hundredth share) obtained through application of the following formula:

     $17,250,000 - ((AUMA + TE + PC) x 0.15) + CG
     --------------------------------------------   (the "Fraction") / 3,000
                        $15.80
     where

     AUMA = the aggregate dollar amount of the Assets Under Management
            Adjustment Amount determined in accordance with Section 2.1(b)(i);

     TE   = the aggregate dollar amount of the Transaction Expenses determined in accordance with Section 2.1(b)(ii);

     PC   = the aggregate dollar amount of the Partnership Capital determined in accordance with Section 2.1(b)(iii); and

     CG   = the product of (x) the per share capital gains distributions
            ("Capital Gains Distributions") on the BKF Common Stock for which the record date has occurred between the date of this Agreement and Closing, other than the aggregate $1.20 capital gains distribution declared by BKF's Board of Directors in part on September 7, 1995 and in part on November 3, 1995 and (y) the Fraction (assuming CG equals zero);

plus an amount in cash equal to the result (rounded to the nearest penny) obtained through application of the following formula:

           ($17,250,000 - ((AUMA + TE + PC) x 0.15)) / 3,000

where AUMA, TE and PC have the same meanings as set forth above.

               (ii) in the case of each share of LEVCO Common Stock owned of record by Levin immediately prior to the Effective Time, the number of shares of BKF Common Stock equal to the result (rounded to the nearest hundredth share) obtained through application of the following formula:

     $62,750,000 - ((AUMA + TE + PC) x 0.85) + CG
     --------------------------------------------
                       $15.80                   (the "Second Fraction") / 7,000

     where AUMA, TE and PC have the same meanings as set forth in subparagraph
     (i) of this Section 2.1(a) and CG means the product of (x) the Capital Gains Distributions and (y) the Second Fraction (assuming CG equals zero);

     plus, an amount in cash equal to the result (rounded to the nearest penny) obtained through application of the following formula:

              ($17,750,000 + ((AUMA + TE + PC) x 0.15)) / 7,000

     where AUMA, TE and PC have the same meaning as set forth in subparagraph
     (i) above of this Section 2.1(a).

For avoidance of doubt, in no event shall the aggregate number of shares of LEVCO Common Stock issued and outstanding immediately prior to the Effective Time be converted in the Merger into the right to receive more than an aggregate of $35,000,000 in cash and (i) a number of shares of BKF Common Stock having an aggregate dollar value at a price of $15.80 per share equal to $80,000,000 minus the aggregate dollar amount of (x) the Assets Under Management Adjustment Amount (if any), (y) the Transaction Expenses (if any) and (z) the Partnership Capital (such number of shares, the "Full Shares") plus (ii) such additional number of shares of BKF Common Stock equal to the result obtained by multiplying the Full Shares times the Capital Gains Distributions and dividing such result by $15.80.

          (b) The dollar amounts to be applied in the formulas set forth in
Section 2.1(a) shall be determined in accordance with this Section 2.1(b):

              (i) (A) For purposes of this Agreement, "Assets Under Management" means (x) the assets under LEVCO's management as investment adviser that are the subject of an Investment Contract (as hereinafter defined), whether written or oral, between LEVCO and a Client (as defined in Section 6.20) of LEVCO, but such assets shall not at any time include any assets under LEVCO's management wherein the Client is, or that are beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by, a Stockholder or a Related Person (as hereinafter defined) of a Stockholder and (y) the portfolio assets of each Investment Partnership. A "Related Person" of a Stockholder means (i) any of the descendants or spouses of descendants of a great-grandfather of such Stockholder or of such Stockholder's spouse (any person having such a relationship being herein referred to as a "Family Member") or any trust primarily for the benefit of such Stockholder and/or any one or more Family Members of such Stockholder (a "Family Trust") or
    (ii) any partnership, corporation or other form of business or investment entity or association (any of the foregoing, an "Enterprise") directly or indirectly controlled by such Stockholder or any Family Member or Family Trust of such Stockholder; provided, however, that in no event shall a Related Person of Levin be deemed a Related Person of any Stockholder. For purposes of this Agreement, a Person (as hereinafter defined) is "affiliated with" another Person if it, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such other Person; and "control" when used with respect to a specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, partnership or other ownership interests, by contract or otherwise; and the terms "controlled" and "controlling" have meanings correlative with the foregoing.

                  (B) Set forth on Schedule 2.1(A) of the LEVCO Disclosure Schedule (as defined in Section 4.30) is (x) a list of each Investment Contract covering Assets Under Management as of November 16, 1995 (the "Base Date") and the dollar amount of the Assets Under Management under each such Investment Contract as of such Base Date and (y) the dollar amount of the portfolio assets of each Investment Partnership as of the Base Date (the sum of (x) and (y) is herein called the "Base Assets Under Management"), which dollar amounts have been determined as hereinafter provided. If at the Closing, the dollar amount of LEVCO's Closing Assets Under Management (as hereinafter defined) as to which Agreed Consents (as hereinafter defined) have been obtained by LEVCO (as certified to BKF as provided in Section 10.2(c)) is less than 85% of the dollar amount of LEVCO's Base Assets Under Management, the "Assets Under Management Adjustment Amount," as used in the formulas set forth in Section 2.1(a), shall be equal to the result (rounded to the nearest penny) obtained by multiplying (x) the percentage by which such Closing Assets Under Management are less than 85% of LEVCO's Base Assets Under Management by (y) $115,000,000. For example, if at Closing the dollar amount of Closing Assets Under Management as to which LEVCO has received an Agreed Consent are 80% of the dollar amount of LEVCO's Base Assets Under Management, the Assets Under Management Adjustment Amount would be $5.75 million. The dollar amount of the Base Assets Under Management of LEVCO has been determined as of the close of business on the Base Date on a basis consistent with the manner in which such Assets Under Management are valued for purposes of providing valuations to the Client (or in the case of the Investment Partnerships, the limited partners) with respect to the particular Assets Under Management. For purposes hereof, "Closing Assets Under Management" shall mean the Base Assets Under Management plus (i) the aggregate dollar amount of any investments by a Client (whether or not the Client was a Client on the Base Date or remains a Client on the Closing Date) or additional capital contributions of a partner (whether or not the partner was a partner on the Base Date or remains a partner on the Closing Date) to an Investment Partnership, which investments are made after the Base Date and prior to the Closing Date, plus (ii) the aggregate dollar amount of all fees payable to LEVCO deducted from the accounts of Clients or partners of the Investment Partnerships, which deductions are made after the Base Date and prior to the Closing Date, and minus (iii) the aggregate dollar amount of all withdrawals from the account of any Client (whether or not the Client was a Client on the Base Date or remains a Client on the Closing Date) and all withdrawals of capital by partners (whether or not the partner was a partner on the Base Date or remains a partner on the Closing Date) of the Investment Partnerships, which withdrawals are made after the Base Date and prior to the Closing Date; provided, however, that if an L.P. Bifurcation Event (as defined in Section 9.15(a)) shall have occurred, the dollar amount of the capital withdrawn from an Investment Partnership by any Person who is required to withdraw such capital from such Investment Partnership as required by Section 9.15 shall not be so deducted.

                  (C) For purposes hereof, an "Agreed Consent" shall be deemed to have been given with respect to an Investment Contract included in the Closing Assets Under Management if: (x) in the case of any Investment Contract in existence at the Base Date with a Client that is an institutional investor or an individual investor whose Assets Under Management by LEVCO exceed $500,000 as of the date a consent is first solicited from such Client or the affirmative consent of whom is required under the terms of the Investment Contract with such Client, a written consent to the assignment of such Investment Contract to the Surviving Corporation, and, upon the Contribution, to the Investment Adviser Subsidiary has been obtained from the Client or the Client has entered into a new written Investment Contract with the Investment Adviser Subsidiary, in either case on terms not less favorable to the Investment Adviser Subsidiary than the original Investment Contract was to LEVCO (provided that such Investment Contract will be deemed to be on terms not less favorable to the Investment Adviser Subsidiary than the original Investment Contract was to LEVCO if it provides for break points in the fee schedule comparable to the break points being offered by LEVCO to Clients with comparable Assets Under

    Management prior to the date of this Agreement), (y) in the case of any Investment Contract in existence at the Base Date with a Client who is an individual investor whose Assets Under Management by LEVCO are $500,000 or less as of the date a notice of the type referred to below is first given to such Client and whose affirmative consent is not required under the applicable terms of the Investment Contract with such Client, the Client has been given at least twenty Trading Days prior notice of the proposed assignment of such Client's Investment Contract in accordance with the terms of this Agreement and has not objected to the assignment of such Investment Contract or indicated his or her intent to terminate such Investment Contract, and (z) in the case of any Investment Contract entered into after the Base Date, such Investment Contract is on terms not materially different than those of Investment Contracts in existence immediately prior to the date of this Agreement for accounts of a similar size and with similar investment objectives (or if such terms are different, contains terms which LEVCO can reasonably demonstrate are no less favorable to LEVCO than those being offered to the public by LEVCO's competitors with comparable performance records and experience in the investment management business to accounts of a similar size and with similar investment objectives), and such Investment Contract contains as a specific term thereof a consent to the assignment of such Investment Contract to the Surviving Corporation, and upon the Contribution, to the Investment Adviser Subsidiary. An "Agreed Consent" shall be deemed to have been given with respect to (x) the account of any partner in any Investment Partnership if such partner shall have consented to the transactions contemplated by Schedule 9.1(c) with respect to such Investment Partnership and shall not on the Closing Date have withdrawn or indicated its intention to withdraw as a partner in the Investment Partnership except as contemplated by Schedule 9.1(c), and (y) the account of any partner whose capital is required to be withdrawn from the Partnership as a result of the occurrence of an L.P. Bifurcation
    Event.

              (ii) Not later than the second Trading Day prior to the Closing, the Stockholders shall obtain from their legal counsel, accountants or other third party consultants to whom or which they are or will be obligated to pay fees and expenses with respect to the transactions contemplated by this Agreement (the "Transaction Advisers"), except Goldman, Sachs & co. and any Persons providing services to Goldman Sachs & Co., including its counsel, a statement (which shall be final and binding as against BKF and the Surviving Corporation) of each Transaction Adviser's professional fees and expenses (including disbursements) for the transactions contemplated by this Agreement. The aggregate dollar amount of such statements shall be the "Transaction Expenses."

              (iii) As of the close of business on the Trading Day immediately preceding the Closing Date, LEVCO shall determine the dollar amount of the minimum general partner capital contributions that are required to have been made as of such time with respect to each Investment Partnership (as hereinafter defined) in order to comply with Revenue Procedure 89-12 of the Internal Revenue Service (or any successor law, regulation or revenue procedure thereto), and the Stockholders shall certify such amount to BKF, which certification shall set forth in reasonable detail the manner of determining such amount for each Investment Partnership. The aggregate dollar amount of such minimum general partner capital contributions shall be the "Partnership Capital" for all purposes of this Agreement.

The total number of shares of BKF Common Stock to be issued in the Merger determined pursuant to Section 2.1(a) are referred to herein as the "Merger Shares," the aggregate amount of cash to be paid in the Merger (except Fractional Share Payments, as hereinafter defined) determined pursuant to
Section 2.1(a) is referred to herein as the "Cash Consideration" and the Merger Shares and the Cash Consideration payable in the Merger are together referred to herein as the "Merger Consideration." As used in this Agreement, the Merger Value means the sum of the Cash Consideration plus the numerator of the Fraction set forth in Section 2.1(a)(i) and the numerator of the Second Fraction set forth in Section 2.1(a)(ii). Any shares of LEVCO Common Stock held in the treasury of LEVCO immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled without consideration and be retired and cease to exist.

          (b) At the Effective Time each share of the common stock, par value $.01 per share, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the Surviving Corporation and each certificate heretofore representing any such shares shall, after the Effective Time and without any action on the part of the holder thereof, be deemed to represent the same number of shares of the Surviving Corporation.

          (c) No certificates or scrip representing fractional shares of BKF Common Stock shall be issued upon the surrender for exchange of certificates of LEVCO Common Stock; no stock split or dividend with respect to shares of BKF Common Stock shall relate to any fractional share interest, and no such fractional share interest will entitle the owner thereof to vote as, or to any other rights of, a stockholder of BKF. In lieu of such fractional shares, any holder of LEVCO Common Stock who would otherwise be entitled to a fractional share of BKF Common Stock will, upon surrender of his certificate to BKF in accordance with Section 2.2, be entitled to receive cash (a "Fractional Share Payment") in an amount determined by multiplying such fraction by the closing price of BKF Common Stock on the New York Stock Exchange Composite Tape, as reported in The Wall Street Journal (Midwest Edition) on the Trading Day immediately preceding the Closing and rounding the product to the nearest whole cent. The fractional share interests of each Stockholder shall be aggregated, so that no Stockholder shall receive a Fractional Share Payment in an amount greater than the value of one full share of BKF Common Stock (determined as provided in the preceding sentence). No interest shall accrue or be paid with respect to fractional share interests with respect to cash payable in lieu of fractional share interests.

     2.2 Exchange of Shares. At the Closing, Merger Subsidiary shall, upon receipt from each of the Stockholders of a certificate or certificates representing the issued and outstanding shares of LEVCO Common Stock owned by such Stockholder (collectively, the "Certificates" and individually, a "Certificate"), deliver to such Stockholder a certificate or certificates representing the Merger Shares such Stockholder is entitled to receive determined in accordance with Section 2.1(a) hereof, together with any Cash Consideration and Fractional Share Payment payable in respect of such shares of LEVCO Common Stock as provided in Section 2.1(a) and 2.1(c), respectively. As of the Effective Time, each Certificate that prior to the Effective Time represented shares of LEVCO Common Stock shall be deemed for all corporate purposes (including voting rights) to evidence the Merger Consideration to be delivered in exchange therefor under the terms of this Agreement. No transfer taxes shall be payable by the Stockholders in connection with their receipt of the Merger Shares, except that if any certificate for the Merger Shares is to be issued in a name other than that in which the Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Stockholder surrendering such Certificate shall pay to BKF any transfer or other taxes required by reason of the issuance of such Merger Shares in any name other than that of such Stockholder, or establish to the satisfaction of BKF that such tax has been paid or is not applicable. If any Certificate shall have been lost, stolen or destroyed, such Certificate shall be deemed to have been surrendered properly to BKF for all purposes of this Section 2.2 if the Stockholder owning such Certificate shall have delivered to BKF a sworn affidavit as to such claim (and, if required in the sole discretion of BKF, a bond in such form and amount, and with such surety, sufficient to indemnify BKF against such claim).

     2.3 Closing of Transfer Books. At the Effective Time, the stock transfer books of LEVCO shall be closed and no transfer of the shares of LEVCO Common Stock shall thereafter be made.

     2.4 Acquisition of G.P. Subsidiary. Subject to the terms and conditions of this Agreement, simultaneously with consummation of the Merger, Levin, Melody L. Prenner Sarnell, Jeffrey A. Kigner and Frank F. Rango (collectively, the "G.P. Stockholders") shall sell, transfer, assign, convey and deliver to Merger Subsidiary, and Merger Subsidiary shall purchase, acquire and accept from the G.P. Stockholders, all of the G.P. Stockholders' right, title and interest, free and clear of all Liens, in and to all of the issued and outstanding shares of capital stock (the "G.P. Subsidiary Stock") of the wholly-owned corporation ("G.P. Subsidiary") to be formed by the G.P. Stockholders to acquire the general partner interests in each of the Investment Partnerships as contemplated by
Section 9.1(c) hereof and Schedule 9.1(c). In consideration thereof, at Closing Merger Subsidiary shall pay to each of the G.P. Subsidiary Stockholders in accordance with Section 3.2(h) an amount equal to each such individual's share of the Partnership Capital (the "G.P. Subsidiary Purchase Price").

                                  ARTICLE III

                                    CLOSING

     3.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Bell, Boyd & Lloyd, Three First National Plaza, 70 West Madison Street, Suite 3300, Chicago, Illinois, or at such other place as the parties may agree, at 10:00 a.m. on the last Trading Day of the month (or, if such day is a Friday, on the Monday following the last Trading Day) in which the later of the following two events shall occur: (i) approval of the Merger by the stockholders of BKF and (ii) expiration or termination of the waiting period imposed by the HSR Act (as hereinafter defined); provided that if any of the other conditions which are set forth in Article X of this Agreement have not been satisfied (or waived by the party entitled to the benefit of such conditions) by said date, then the Closing shall take place on a subsequent date as soon as practicable after the satisfaction or waiver of such conditions, or at such other place, time and date as BKF and LEVCO may agree. At the Closing, the parties shall cause the Certificate of Merger to be filed in accordance with the applicable provisions of the Corporation Law. The date on which the Closing occurs is referred to herein as the "Closing Date."

     3.2 Procedure at the Closing. At the Closing, the parties hereto agree to take the following steps in the order listed below (provided, however, that upon their completion all such steps shall be deemed to have occurred simultaneously):

          (a) Each Stockholder and LEVCO shall deliver to BKF the certificates described in Section 10.2(c) hereof and all other previously undelivered documents required to be delivered by the Stockholders or LEVCO to BKF at or prior to the Closing pursuant to the terms of this Agreement.

          (b) BKF and Merger Subsidiary shall deliver to the Stockholders the certificate described in Section 10.3(c) hereof and all other previously undelivered documents required to be delivered by the BKF or Merger Subsidiary to the Stockholders at or prior to the Closing pursuant to the terms of this Agreement.

          (c) Merger Subsidiary and LEVCO shall file with the Secretary of State of the State of Delaware the Certificate of Merger.

          (d) Each Stockholder shall deliver Certificates representing all shares of LEVCO Common Stock owned by such Stockholder to UMB Bank, N.A., BKF's custodian, and Merger Subsidiary shall deliver by wire transfer of immediately available funds to an account theretofore designated by such Stockholder in writing to Merger Subsidiary to each such Stockholder the Cash Consideration to which such Stockholder is entitled pursuant to Section 2.1, and a certificate or certificates representing the Merger Shares (other than the Escrow Shares, as defined in Section 12.7 hereof) to which such Stockholder is entitled pursuant to Section 2.1, which shall be duly executed and in valid form, registered in the name of such Stockholder and bearing the following legend:

          THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SAID ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

          (e) Merger Subsidiary shall also deliver to any Stockholder entitled thereto, by wire transfer of immediately available funds to an account theretofore designated by such Stockholder in writing to Merger Subsidiary, the amount of any Fractional Share Payment.

          (f)  Merger Subsidiary shall deliver to the Escrow Agent designated in
Section 12.7 hereof the Escrow Shares for deposit pursuant to the Escrow Agreement (as defined in Section 12.7).

          (g) The G.P. Stockholders shall deliver to Merger Subsidiary certificates representing all of the shares of G.P. Subsidiary Stock.

          (h) Merger Subsidiary shall deliver to each G.P. Stockholder by wire transfer of immediately available funds to an account theretofore designated by each G.P. Stockholder in writing to Merger Subsidiary, the G.P. Subsidiary Purchase Price in the same proportion as the number of shares of G.P. Subsidiary Stock sold by such G.P. Stockholder bears to the aggregate number of shares of outstanding G.P. Subsidiary Stock.

          (i) BKF, Merger Subsidiary and each of the Stockholders shall execute and deliver a cross receipt acknowledging receipt from the other, respectively, of the shares of LEVCO Common Stock and the Merger Consideration and Fractional Share Payments.

          (j) Merger Subsidiary and the G.P. Stockholders shall execute and deliver a cross-receipt acknowledging receipt from the other, respectively, of the G.P. Subsidiary Stock and the G.P. Subsidiary Purchase Price.

          (k) Merger Subsidiary shall deliver to each Transaction Adviser, by wire transfer of immediately available funds to an account theretofore designated by such Transaction Adviser in writing to Merger Subsidiary, the portion of the Transaction Expenses attributable to such Transaction Adviser.

          (l) Immediately after the Effective Time, the Surviving Corporation shall effect the Contribution in favor of Investment Adviser Subsidiary by contributing to Investment Adviser Subsidiary the Investment Contracts, the G.P. Subsidiary Stock, the outstanding common stock of LEVCO Broker Subsidiary and certain related assets of Surviving Corporation.

                                   ARTICLE IV

                                  DEFINITIONS

     For the purposes of this Agreement, the following terms shall have the meanings set forth below:

     4.1 "Assets" of any Person means all of such Person's business, assets, properties, security deposits and prepaid items, goodwill and rights of every kind and description, tangible and intangible, wherever located.

     4.2  "Code" means the Internal Revenue Code of 1986, as amended.

     4.3 "Commodity Exchange Act" means the Commodity Exchange Act of 1974, as amended.

     4.4 "Contract" means any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, concession, franchise, license, permit, exception, order or approval to or with a Governmental Entity or other third party.

     4.5 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     4.6  "Exchange" means the New York Stock Exchange, Inc.

     4.7  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     4.8 "Form ADV" means the filing on Form ADV required to be made under the Investment Advisers Act with the SEC in connection with the registration of the filing party as an investment adviser under the Investment Advisers Act.

     4.9 "GAAP" means United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated.

     4.10 "Governmental Entity" means any domestic (federal, state or local), foreign or supranational court, commission, governmental body, or regulatory or administrative agency, authority or tribunal.

     4.11 "Interim Transactions" means (i) the formation of LEVCO Broker Subsidiary (as hereinafter defined) as a wholly-owned subsidiary of LEVCO and the contribution to it of the Assets of LEVCO relating to the broker-dealer business and operations of LEVCO as contemplated by Section 8.5, (ii) the acquisition by G.P. Subsidiary of the general partner interests in each of the Investment Partnerships as contemplated by Section 9.1(c) and Schedule 9.1(c) and (iii) the withdrawal of LEVCO as a general partner of Bridge Partners Specialized Investment Fund, L.P., a Delaware limited partnership ("Bridge Partners"), all of which transactions are contemplated by this Agreement to occur between the date hereof and Closing.

     4.12 "Investment Advisers Act" means the Investment Advisers Act of 1940, as amended.

     4.13 "Investment Company" means each investment company registered under the Investment Company Act for which LEVCO acts as investment adviser or sub-adviser.

     4.14 "Investment Contracts" means, with respect to any Person that is an investment adviser, the respective contracts between such Person and the clients of that Person relating to the provision by that Person for a fee, commission or other payment, of investment advisory, asset management, consulting or administrative services.

     4.15 "Investment Company Act" means the Investment Company Act of 1940, as amended.

     4.16  "Investment Partnerships" means (i) Meadow Lane Associates, L.P.,
(ii) Purchase Associates, L.P., (iii) L.R.K. Savings, L.P., (iv) SLSB Partners, L.P. and (v) Island Drive Partners, L.P., each a Delaware limited partnership.

     4.17 "Knowledge" means, with respect to any Person, the actual knowledge of such Person or, if such Person is a corporation, of any member of the board of directors of such Person or any officer of such Person, in each case after due inquiry.

     4.18 "LEVCO Entity" means each of LEVCO, each LEVCO Subsidiary and each Investment Partnership.

     4.19 "LEVCO Broker Subsidiary" means the Person to be formed by LEVCO to acquire the Assets of LEVCO relating to the broker-dealer business and operations of LEVCO as contemplated by Section 8.5.

     4.20  "LEVCO Subsidiaries" means LEVCO Broker Subsidiary and G.P.
Subsidiary.

     4.21 "Lien" means any agreement, restriction, pledge, lien, option, security interest, mortgage, claim, charge, restriction on transferability, preemptive right or other encumbrance of any kind whatsoever.

     4.22 "Material Adverse Effect" means with respect to any Person, a material adverse effect on the business, Assets, financial condition, results of operations or prospects (in the case of prospects, not taking into account general economic and securities market conditions or general industry developments) of such Person.

     4.23 "Person" means any individual, partnership, corporation, limited liability company, association, trust, joint venture, entity, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

     4.24 "Related Agreements" means any agreement, instrument or certificate executed by BKF, Merger Subsidiary, LEVCO or any Stockholder in connection with this Agreement, including: (i) the employment agreements, the forms of which are set forth as Exhibits 10.2(d)(i) and 10.2(d)(ii) (the "Employment Agreements"),
(ii) the Registration Rights Agreement, the form of which is set forth as
Exhibit 10.1(h), (iii) the Portfolio Management Agreement, the form of which is set forth as Exhibit 10.1(i) and (iv) the Escrow Agreement, the form of which is set forth as Exhibit 12.7.

     4.25  "Securities Act" means the Securities Act of 1933, as amended.

     4.26  "SEC" means the Securities and Exchange Commission.

     4.27 "Stockholder Representative" means Levin, who has been appointed as representative of the Stockholders for certain purposes of this Agreement pursuant to Section 14.2 hereof, or any successor to Levin as provided in
Section 14.2.

     4.28 "Taxes" means all federal, state, county, local, foreign and other taxes (including, without limitation, income, gross income, profits, premium, estimated, excise, sales, services, use, occupancy, gross receipts, franchise, license, ad valorem, severance, capital levy, production, stamp, transfer, withholding, employment, unemployment, social security, payroll and property taxes, customs duties and other governmental charges and assessments), together with any interest, additions to tax or penalties.

     4.29 "Tax Returns" means all returns, amended returns, declarations, reports, estimates, information returns and statements required or permitted to be filed in respect of Taxes.

     4.30 "Terminable Contracts" means those contracts of LEVCO or any Investment Partnership (other than Investment Contracts, the agreements of limited partnership of the Investment Partnerships, insurance policies set forth on Schedule 6.13 of the LEVCO Disclosure Schedule and LEVCO Benefit Plans) which, by their terms or under applicable law, would be breached, or under which a default would occur, or which would, or would be required to, terminate as a result of the consummation of the transactions contemplated by this Agreement unless the parties' consent to the transfer of such contract is obtained, such Terminable Contracts being listed on Schedule 4.30 of the disclosure schedule delivered to BKF by the Stockholders concurrently with the execution of this Agreement (the "LEVCO Disclosure Schedule").

     4.31 "Trading Days" means those days on which the Exchange is open for trading.

     References to "the date hereof", "the date of this Agreement" and like terms shall be deemed to be references to the Signing Date.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF THE
                      STOCKHOLDERS AS TO THE STOCKHOLDERS

     Each of the Stockholders hereby represents and warrants to BKF that the statements contained in this Article V with respect to himself or herself are correct as of the Signing Date and will be correct as of the Closing Date as though made at the Closing Date (except for statements made as of a specific date, which are correct as of such date).

     5.1 Authority. The Stockholder has full right, power and authority to execute, deliver and perform this Agreement and the Related Agreements to which it is a party. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes (and the other Related Agreements to which the Stockholder will be a party, when executed and delivered, will be duly executed and delivered and will constitute, assuming such other Related Agreements constitute a valid and binding obligation of the other parties thereto) valid and legally binding obligations of the Stockholder enforceable against the Stockholder in accordance with the respective terms of the Merger Agreement and each such Related Agreement, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     5.2 No Violation. Neither the execution and delivery by the Stockholder of this Agreement or of any Related Agreement to which the Stockholder is or at Closing will be a party, nor consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof will conflict with or violate any provision of applicable law, or result in a violation of or default under any provision of any regulation, order, writ, injunction or decree of any Governmental Entity applicable to the Stockholder or, assuming that the agreements of the Stockholder set forth on Schedule 5.3(b) of the LEVCO Disclosure Schedule are terminated, of any Contract to which the Stockholder is a party or by which the Stockholder is bound or to which the Stockholder is subject, or constitute a default thereunder.

     5.3 Ownership of LEVCO Common Stock. The Stockholder owns the number of the issued and outstanding shares of LEVCO Common Stock set forth opposite the Stockholder's name on Schedule 5.3(a) of the LEVCO Disclosure Schedule. The Stockholder is the record and beneficial owner of such shares of LEVCO Common Stock, free and clear of any Liens, except for such Liens arising from Contracts set forth on Schedule 5.3(b) of the LEVCO Disclosure Schedule. As of the Effective Time, the Stockholder will be the record and beneficial owner of such Stockholder's shares of LEVCO Common Stock, free and clear of any Liens. The Stockholder is not a party to any option, warrant, purchase right or other Contract which could require the Stockholder to sell, transfer or otherwise dispose of such Stockholder's shares of LEVCO Common Stock, or to any voting trust, proxy, agreement or understanding with respect to the voting of such Stockholders' shares of LEVCO Common Stock, except for those Contracts set forth on Schedule 5.3(b) of the LEVCO Disclosure Schedule and other Contracts among Stockholders entered into between the date hereof and Closing (each of which Contracts will have been terminated on or prior to the Closing).

     5.4 Brokers and Finders. Except for the employment of Goldman, Sachs & Co. by LEVCO, the Stockholder has not employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted, directly or indirectly, for the Stockholder, in connection with this Agreement or the transactions contemplated hereby.

     5.5 Approvals. No approval, authorization, order, license, or consent of or registration, qualification or filing with any Governmental Entity and no approval or consent by any other Person is required to be obtained or made by the Stockholder in connection with the execution, delivery or performance of this Agreement and the Related Agreements by the parties thereto (other than BKF and Merger Subsidiary), other than as contemplated by Article X.

     5.6  Investment Representations.

          (a) The Stockholder acknowledges that the BKF Common Stock to be received by him or her is not registered under the Securities Act and that such BKF Common Stock may not be sold or otherwise transferred in the absence of registration under the Securities Act or an exemption therefrom under such Act.

          (b) The Stockholder is acquiring the BKF Common Stock to be received by him or her for his or her own account for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same in violation of the Securities Act. Except as contemplated by this Agreement, the Stockholder has no present or contemplated agreement, undertaking, arrangement, obligation, or commitment providing for the disposition of the BKF Common Stock to be received by him or her.

          (c) The Stockholder has had the opportunity to make a detailed inquiry concerning BKF and its business and personnel. The officers of BKF have made available to the Stockholder any and all written information which the Stockholder has requested and have answered to the Stockholder's satisfaction all inquiries made by the Stockholder.

          (d) The Stockholder is an accredited investor as defined in Regulation D under the Securities Act.

     5.7 Health. In the case of Levin, Melody L. Prenner Sarnell and Jeffrey A. Kigner only, to the knowledge of such Stockholder, such Stockholder is not subject on the date hereof to any health condition and disability which would prevent or materially impair his or her ability to perform his or her obligations hereunder or under such Stockholder's Employment Agreement.

                                   ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
                  AS TO LEVCO AND THE INVESTMENT PARTNERSHIPS

     The Stockholders hereby represent and warrant, jointly and severally, to BKF that the statements contained in this Article VI are correct as of the Signing Date and will be correct as of the Closing Date as though made at the Closing Date (except for statements made as of a specific date, which are correct as of such date):

     6.1 Organization and Authority of LEVCO. LEVCO is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own or lease and use its properties and assets and to carry on its business as such business is now conducted. Except as set forth in Schedule 6.20(c)(i)(a) and Schedule 6.22(a) of the LEVCO Disclosure Schedule, LEVCO possesses all licenses, franchises, permits and other rights necessary to conduct its business as such business is now conducted. LEVCO is duly qualified to do business as a foreign corporation under the laws of the states listed on Schedule 6.1 of the LEVCO Disclosure Schedule and is not by reason of the nature of its business or the ownership or leasing of its properties required to be qualified to do business in any other jurisdiction where the failure to so qualify would reasonably be expected to have a Material Adverse Effect on LEVCO.

     6.2  Charter, Bylaws, Agreements of Limited Partnership and Minutes.
The copies of the certificate of incorporation of LEVCO and of the certificate of limited partnership of each of the Investment Partnerships as certified by the Secretary of State of the State of Delaware; the agreement of limited partnership of each of the Investment Partnerships as certified by a general partner of each such Investment Partnership; the bylaws of LEVCO as certified by the Secretary of LEVCO; and the minutes of meetings of the stockholders and board of directors (or consents or other actions in lieu thereof) of LEVCO and the minutes of the meetings of the partners of each of the Investment Partnerships (or consents or other actions in lieu thereof) furnished or made available to BKF by LEVCO are true, correct and complete and conform to the originals thereof.

     6.3 Authority. LEVCO has full right, power and authority to execute, deliver and perform this Agreement and the Related Agreements to which it is a party, and all proper actions of the board of directors of LEVCO authorizing the execution, delivery and performance hereof and thereof have been taken. At the Closing, all proper actions of the Stockholders of LEVCO approving and adopting this Agreement and the Merger shall have been taken (including, without limitation, the affirmative vote by each Stockholder in favor of, or the written consent of each Stockholder to, the approval and adoption of this Agreement and the Merger). This Agreement has been duly executed and delivered by LEVCO and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes (and the Related Agreements to which LEVCO will be a party, when executed and delivered, will be duly executed and delivered and will constitute, assuming such Related Agreements constitute a valid and binding obligation of the other parties thereto) valid and legally binding obligations of LEVCO enforceable against it in accordance with the respective terms of the Merger Agreement and each such Related Agreement, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     6.4 No Violation. Neither the execution and delivery by the Stockholders and LEVCO of this Agreement or of any Related Agreement to which any of the Stockholders or LEVCO is or at Closing will be a party, nor consummation of the transactions herein or therein contemplated, nor compliance by the Stockholders or LEVCO with the terms, conditions and provisions hereof or thereof will (i) conflict with or violate any provision of applicable law, the certificate of incorporation of LEVCO or either of the LEVCO Subsidiaries or the certificates of limited partnership or the agreements of limited partnership of any of the Investment Partnerships, or (ii) require the consent of any partner in the Investment Partnerships, or (iii) result in a violation of or default under any provision of any regulation, order, writ, injunction or decree of any Governmental Entity applicable to any LEVCO Entity or (iv) result in a violation or a default under any Contract (other than Terminable Contracts) to which any LEVCO Entity is a party or by which any LEVCO Entity is bound or to which any LEVCO Entity is subject, or constitute a default thereunder or give rise to a right of termination, cancellation or acceleration of any obligation thereunder, contractually require any offer to purchase or any prepayment of any debt, contractually require the payment of (or result in the vesting of) any severance, golden parachute, change of control or similar type of payment, or give rise to the loss of any material benefit under or result in the creation or imposition of any Lien upon the Assets of any LEVCO Entity pursuant to the terms of any such Contract (except as contemplated by this Agreement), assuming in the case of clauses (i) through (iv), that all of the consents contemplated by Sections 10.1, 10.2 and 10.3 are obtained and the actions contemplated by Section 9.1(c) have occurred and that the consents contemplated by Section 8.3(b) are obtained and that the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have been complied with and the waiting period thereunder shall have expired or terminated, and except in the case of clause (iv) only, for violations, defaults, terminations, cancellations, accelerations, contractual requirements, losses or Liens that would not reasonably be expected to involve the payment by a LEVCO Entity or the Surviving Corporation of greater than $25,000 individually or $100,000 in the aggregate.

     6.5 Capitalization. The authorized capital stock of LEVCO consists of 10,000 shares of LEVCO Common Stock, all of which are issued and outstanding. LEVCO holds no shares of LEVCO Common Stock in its treasury. All outstanding shares of LEVCO Common Stock are validly issued, fully paid and nonassessable, and not subject to preemptive rights, and are held of record by the respective Stockholders as set forth on Schedule 5.3(a) of the LEVCO Disclosure Schedule. Except as set forth on Schedule 6.5 of the LEVCO Disclosure Schedule, there are no other shares of capital stock or other equity securities of LEVCO outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, commitments or agreements of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of capital stock of LEVCO.

     6.6 Approvals. Assuming that all of the consents contemplated by Section 8.3(b) are obtained, (i) no approval, authorization, order, license or consent of or registration, qualification or filing with any Governmental Entity and
(ii) no approval or consent by any other Person is required to be obtained or made by any LEVCO Entity in connection with the execution, delivery or performance of this Agreement and the Related Agreements by the parties thereto (other than BKF or Merger Subsidiary), other than as contemplated by Section 9.3 and Article X and as set forth on Schedule 6.6 of the LEVCO Disclosure Schedule and except in the case of clause (ii) only, for such approvals, authorizations, orders, licenses, consents, registrations, qualifications or filings the absence of which would not reasonably be expected to involve the payment by a LEVCO Entity or the Surviving Corporation of greater than $25,000 individually or $100,000 in the aggregate.

     6.7  Financial Statements.

          (a) LEVCO has delivered to BKF audited balance sheets of LEVCO as at the close of its fiscal years ended December 31, 1992 through December 31, 1994, together with the related statements of income, stockholder's equity and cash flows for the fiscal years ended December 31, 1992 through December 31, 1994, accompanied by a report of Richard A. Eisner & Company, L.L.P. ("Eisner") thereon. LEVCO will deliver to BKF, LEVCO Subsequent Financials (as defined in Section 9.10) with respect to the fiscal year of LEVCO ended December 31, 1995 as required by Section 9.10. Such balance sheets and financial statements (including the notes thereto) for such periods are collectively called the "LEVCO Audited Financials" and are, or to the extent delivered as contemplated by Section 9.10 will be, attached hereto to Schedule 6.7(a) of the LEVCO Disclosure Schedule.

          (b) LEVCO has also delivered to BKF copies of its (i) FOCUS Reports filed on Form X-17A-5 (the "FOCUS Reports") as of March 31, 1995 and June 30, 1995 and (ii) unaudited balance sheet at September 30, 1995, together with the related unaudited statements of income, stockholder's equity and cash flows for the nine-month period then ended, together with the review report of Eisner thereon (the "September 30, 1995 Financial Statements"). LEVCO will deliver to BKF, LEVCO Subsequent Financials and FOCUS Reports with respect to the fiscal quarters ending after the date hereof and prior to the Closing as and to the extent required by Section 9.10. The September 30, 1995 Financial Statements and all such quarterly LEVCO Subsequent Financials are referred to collectively as the "LEVCO Unaudited Financials" and are, or to the extent delivered as contemplated by Section 9.10, will be attached to Schedule 6.7(b) of the LEVCO Disclosure Schedule. The LEVCO Audited Financials and the LEVCO Unaudited Financials are hereinafter sometimes collectively referred to as the "LEVCO Financial Statements."

          (c) The LEVCO Financial Statements fairly present (or will when delivered, fairly present) the financial position and results of operations of LEVCO on the dates thereof and for the fiscal periods then ended, in accordance with GAAP which, except as may otherwise be noted in the footnotes thereto, shall have been applied on a basis consistent with prior periods except, in the case of the LEVCO Unaudited Financial Statements, for normal recurring year-end accruals reflected thereon or omitted therefrom which are not individually or in the aggregate material and for the absence of complete footnotes. The LEVCO Financial Statements reflect or provide for claims against and debts and liabilities of LEVCO, absolute, accrued, contingent or otherwise, as at the dates thereof in accordance with GAAP, except for normal recurring year-end accruals reflected on or omitted from the LEVCO Unaudited Financials which are not individually or in the aggregate material, and the year-end adjustments described on Schedule 6.7(c). Each FOCUS Report delivered or to be delivered complied (and with respect to FOCUS Reports filed with the SEC after the date hereof and prior to Closing, will comply) at the date thereof in all material respects with the rules and regulations of the SEC relating thereto and fairly present the information required to be presented therein pursuant to Rule 17a-5 under the Exchange Act with respect to LEVCO at such date.

     6.8  No Adverse Change. As of the date hereof, and except as set forth on
Schedule 6.8 of the LEVCO Disclosure Schedule, since December 31, 1994, (a) there has been no Material Adverse Effect with respect to any LEVCO Entity; (b) there have been no distributions paid or declared to the Stockholders except as reflected in the LEVCO Financial Statements; (c) LEVCO has not issued or sold any interest, option, note or other security of LEVCO; (d) no material physical property owned or leased by LEVCO has suffered any destruction or damage, regardless of whether or not the loss suffered was insured; (e) there has been no write-down or write-off by LEVCO or any Investment Partnership of any of their respective Assets, including, without limitation, write-offs of accounts receivable (except for revaluations of portfolio holdings in the ordinary course of business); (f) no Investment Contracts collectively accounting for more than 5% of the Assets Under Management of LEVCO at December 31, 1994 have been terminated; (g) neither LEVCO nor any Investment Partnership has sold or otherwise disposed of any Assets other than in the ordinary course of business; and (h) neither LEVCO nor any Investment Partnership has incurred any debt or liability, absolute, accrued, contingent or otherwise, other than debts and obligations incurred in the ordinary course of business consistent with past practice or that are otherwise specifically set forth in the LEVCO Disclosure Schedule.

     6.9  Subsidiaries.

          (a) Except for the formation of the LEVCO Subsidiaries immediately prior to Closing as contemplated by Section 8.5 and Schedule 9.1(c), neither LEVCO nor any Investment Partnership has any subsidiaries and neither LEVCO nor any Investment Partnership has, at any time since their respective dates of formation, owned any controlling interest or general partner interest in any other Person (except, in the case of LEVCO, the Investment Partnerships and Bridge Partners Specialized Investment Fund, L.P., a Delaware limited partnership ("Bridge Partners")). No LEVCO Entity owns, directly or indirectly, except solely for investment purposes in the ordinary course of its business, any of the capital stock of or any other equity interest in any corporation, association, trust or similar entity, any interest in the equity of any partnership (other than, in the case of LEVCO, such general partner interests in the Investment Partnerships as are described in Schedule 6.9(b) of the LEVCO Disclosure Schedule) or similar entity, any share in any joint venture, or any other equity or proprietary interest in any entity or enterprise, however organized and however such interest may be denominated or evidenced. No LEVCO Entity has or owns, except solely for investment purposes in the ordinary course of its business, any rights, options, subscriptions, warrants or other agreements of any kind to purchase or otherwise to receive or be issued any shares of such capital stock, or securities or obligations of any kind convertible into shares of such capital stock, existing in favor of any Person. Neither any Stockholder nor any affiliate of any Stockholder owns any shares of or other equity interests in Purchase Offshore, Ltd., a Cayman Islands corporation ("Purchase Offshore"), or any general partner or other controlling or managing interest in any Person (other than LEVCO and the general partner interests held, directly or indirectly, in the Investment Partnerships) organized to conduct any investment business.

          (b) As of the date hereof, the record and beneficial ownership of the general partner interests in each Investment Partnership is as set forth on
Schedule 6.9(b) of the LEVCO Disclosure Schedule. As of the Closing, assuming consents contemplated by 10.2(h) are obtained and the transactions contemplated by Section 9.1(c) and Schedule 9.1(c) of the LEVCO Disclosure Schedule have occurred, G.P. Subsidiary will be the sole record and beneficial owner of the general partner interests in each Investment Partnership, free and clear of any Liens. Except as set forth on Schedule 6.9(b) of the LEVCO Disclosure Schedule, each of the Investment Partnerships is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own or lease and use its properties and assets and to carry on its business as such business is now conducted. Each of the Investment Partnerships possesses all licenses, franchises, permits and other rights necessary to conduct its business as such business is now conducted. None of the Investment Partnerships is by reason of the nature of its business or its ownership of properties or otherwise required to be qualified to do business as a foreign limited partnership in any jurisdiction other than the jurisdictions listed opposite the name of such Investment Partnership on Schedule 6.9(b) of the LEVCO Disclosure Schedule and except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect on such Investment Partnership.

          (c) As of the Closing, the authorized capital stock of LEVCO Broker Subsidiary will consist of 1,000 shares of common stock, par value $.01 per share, all of which will be issued and outstanding and held beneficially and of record by LEVCO, free and clear of any Liens. As of the Closing, the authorized capital stock of G.P. Subsidiary will consist of 1,000 shares of common stock, par value $.01 per share, all of which will be issued and outstanding. As of the Closing, the shares of G.P. Subsidiary will be held beneficially and of record by the G.P. Subsidiary Stockholders as set forth on Schedule 6.9(c) of the LEVCO Disclosure Schedule, free and clear of any Liens. All such shares will as of Closing have been validly issued, fully paid and nonassessable, and not subject to preemptive rights. As of the Closing, there will be no other share of capital stock or other equity securities of a LEVCO Subsidiary outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, commitments or agreement of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of capital stock of a LEVCO Subsidiary. As of the Closing and except as contemplated by Section 9.3 in the case of LEVCO Broker Subsidiary, each LEVCO Subsidiary will be a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own or lease and use its properties and assets and to carry on its business in the same manner as such business is now conducted by LEVCO; will possess all licenses, franchises, permits, and other rights necessary to conduct its business in the same manner as such business is now conducted by LEVCO; and will be qualified to do business in each jurisdiction where by reason of the nature of its business or the ownership of its properties or otherwise, it is required to be so qualified, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect on such LEVCO Subsidiary.

     6.10  Taxes.

          (a) All Tax Returns required by applicable law to be filed by or on behalf of any LEVCO Entity have been timely filed, or requests for extensions have been timely filed, granted, and have not yet expired. Each of the Tax Returns filed by any LEVCO Entity in cases where any such Person is required to pay a Tax liability directly, correctly and accurately reflects the amount of its Tax liability and any other material information required to be set forth on such Tax Return, and, in all other cases, correctly and accurately reflects such Person's income, gains, losses, deductions and credits for the relevant fiscal year (or other period) and any other material information required to be set forth on such Tax Return. LEVCO has previously delivered to BKF accurate and complete copies of all such returns filed through the date hereof, as well as any examination reports and statements of adjustments or deficiencies with respect to each LEVCO Entity from December 31, 1991 through the date hereof (and for any other periods for which the statute of limitations has not expired), and will deliver to BKF accurate and complete copies of any such returns, reports or statements made or received from the date hereof through Closing. All Taxes payable by each LEVCO Entity that are shown on filed Tax Returns, or to be shown on Tax Returns that have been extended but not yet filed, have been paid. In the case of Taxes required to be paid directly by any LEVCO Entity for any period for which no Tax Return is yet due but with respect to which GAAP would require that amounts in respect of such Taxes be accrued, all such Taxes have been paid or adequately reserved for on the books of such LEVCO Entity. Each LEVCO Entity has withheld or collected all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Except with respect to those matters set forth on Schedule 6.10 of the LEVCO Disclosure Schedule, no audit examination of any Tax Return of any LEVCO Entity is in progress and no LEVCO Entity nor any director, officer or general partner of any of them has been notified by any Tax authority that any audit examination of any LEVCO Entity is contemplated. Except with respect to those matters set forth on Schedule 6.10 of the LEVCO Disclosure Schedule, there is no Tax deficiency or claim for additional Taxes or interest thereon or penalties or additions to tax in connection therewith asserted against any LEVCO Entity. Except as set forth on
Schedule 6.10, the Tax Returns filed by LEVCO and each Investment Partnership have not been audited. Except as set forth on Schedule 6.10 of the LEVCO Disclosure Schedule, no claim has ever been made by an authority in a jurisdiction where any LEVCO Entity does not file reports or returns that any such Person not filing reports or returns in that jurisdiction is or may be, or its partners are or may be, subject to taxation by that jurisdiction which has not yet been resolved, or if resolved and any amount was determined to be payable, in respect of which such amount has not yet been paid. There are no Liens on any of the equity interests or assets of any LEVCO Entity that arose in connection with any failure to pay Taxes. Except as set forth on Schedule 6.10, no LEVCO Entity has ever entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state law. No LEVCO Entity has agreed to, or is required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

          (b) Except as set forth in Schedule 6.10, no LEVCO Entity is party to an extension or waiver, that is currently in effect, of any statute of limitations in respect of the assessment or collection of any Tax due or in respect of any adjustment to any Tax Return.

          (c) Each Investment Partnership is, and at all times since its formation has been, properly classified for federal and state income tax purposes as a partnership that is not publicly traded (within the meaning of Section 7704 of the Code) (and not as a publicly traded partnership, association or corporation).

          (d) LEVCO does not have current or accumulated "earnings and profits" within the meaning of Section 312 of the Code in excess of $600,000.

          (e) LEVCO is, and at all times since July 1, 1988 has been, properly classified for federal and New York state income tax purposes as an S corporation within the meaning of Section 1361 of the Code.

          (f) No LEVCO Entity has filed a consent under Section 341(f) of the Code.

          (g) No LEVCO Entity is a party to any tax allocation or tax-sharing agreement or has any liability for the Taxes of any Person (i) under Treas. Reg.
Section 1.1502-6 (or any similar provision of state, local, or foreign law),
(ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

     6.11 Interests of Insiders. Except as set forth on Schedule 6.11 of the LEVCO Disclosure Schedule and except for normal advances for business expenses incurred in the ordinary course of business and reimbursement of business expenses incurred in the ordinary course of business, no current or former officer, director or stockholder of LEVCO or a LEVCO Subsidiary or any general partner of any Investment Partnership, nor any affiliate of any of the foregoing Persons, (i) has any loan (except participant loans under LEVCO Benefit Plans (as defined in Section 6.18) as permitted by applicable law) or other obligation for borrowed money outstanding to or from any LEVCO Entity, or for which any LEVCO Entity is or may be liable under a guaranty or otherwise, or
(ii) has any material interest (other than portfolio holdings or ownership of less than 5% of the shares of a publicly traded company and other than the G.P. Subsidiary Stockholders' ownership of G.P. Subsidiary or any entity organized by or for the Stockholders to receive payments for Assigned Accounts, as defined in and contemplated by, Section 9.14) hereof in any Person with which any LEVCO Entity has entered into any Contract, or with which any LEVCO Entity does business and which would influence that Person in doing business with any LEVCO Entity.

     6.12 Title to Assets; Property.

          (a) Each LEVCO Entity has (or in the case of the LEVCO Subsidiaries, at the Closing will have) good and marketable title to, or valid and subsisting leasehold interests in, all of their respective Assets, including in the case of LEVCO, the Assets reflected in the September 30, 1995 Financial Statements, except such Assets as have been disposed of in the ordinary course of the business consistent with past practice or as otherwise permitted by this Agreement, free and clear of any Liens, except for (i) such minor imperfections of title, or insignificant Liens, as do not, individually or in the aggregate, materially detract from the values of the Assets subject thereto, or materially interfere with the present or contemplated uses thereof, (ii) mechanics and other statutory Liens, Liens of broker-dealers and other financial counterparties on assets of the investment portfolios of the Investment Partnerships incurred in the ordinary course of business and the Lien of taxes not yet due and payable, and (iii) the Liens listed on Schedules 6.12(a), 6.12(d) or 6.12(e) of the LEVCO Disclosure Schedule which collectively would not reasonably be expected to have a Material Adverse Effect on any LEVCO Entity. The Assets so owned or leased by each LEVCO Entity constitute all of the Assets used in or necessary for the conduct of the business of such LEVCO Entity as now conducted.

          (b) Each LEVCO Entity's personal property is in good order and repair and is operable and fit to be used for its intended purposes in all material respects. No LEVCO Entity owns or has ever owned any real estate. Each LEVCO Entity holds its leased real and personal properties under valid and binding leases, each such lease is effective in accordance with its respective terms, and there is not under any such lease any existing material default (or any event which with notice or lapse of time or both would become a material default) pertaining to such LEVCO Entity, or to the knowledge of each of LEVCO and the Stockholders, pertaining to the lessor thereunder. All such leases of real property and all such leases of personal property providing for annual rental payments by a LEVCO Entity of more than $10,000 and in effect on the date hereof are set forth on Schedule 6.12(b) of the LEVCO Disclosure Schedule, and LEVCO has delivered to BKF correct and complete copies of all such leases.

          (c) Except for portfolio holdings, no Investment Partnership owns, or has any leasehold interest in, any Asset.

          (d) Schedule 6.12(d) of the LEVCO Disclosure Schedule sets forth all trademarks, trade names, service marks and copyrights (whether or not such trademarks, trade names, service marks and copyrights are registered), and all pending applications therefor, owned, licensed or used by a LEVCO Entity at the date hereof, other than software or publications commercially available on a retail basis. Each LEVCO Entity has, or has the right to use, and after consummation of the transactions contemplated hereby, the Surviving Corporation and its Subsidiaries will have, or have the right to use, free and clear of any Liens or claims of others, all franchises, permits, licenses, trademarks, service marks (whether registered or unregistered), trademark applications, service mark applications, trade names, copyrights, trade secrets, designs and other intellectual property and proprietary rights ("Proprietary Rights") necessary to carry on its business as currently conducted. To the knowledge of each of the Stockholders and LEVCO, no LEVCO Entity has infringed, misappropriated or violated any valid Proprietary Rights or contractual relationships of others relating thereto. No LEVCO Entity and no Stockholder has received any notice, claim or protest respecting any such infringements or violations and no LEVCO Entity has given any indemnification to any Person for any such infringements, misappropriations or violations. There is no pending or threatened claim asserted in writing by or on behalf of any LEVCO Entity for infringement or misappropriation of any Proprietary Rights owned by a LEVCO Entity and to the knowledge of each of the Stockholders and LEVCO, there is no reasonable basis for any such claim.

          (e) Schedule 6.12(e) of the LEVCO Disclosure Schedule identifies all computer software owned or licensed by any LEVCO Entity at the date hereof, except for any such software commercially available on a retail basis. Each LEVCO Entity owns or licenses all computer software developed or currently used by it and each LEVCO Entity has the right to use such software as presently used by it without infringing upon the Proprietary Rights (including trade secrets rights) of a third party. The computer software owned or licensed by the LEVCO Entities constitutes all of the computer software necessary to conduct the business of each such LEVCO Entity as now conducted. Consummation of the transactions contemplated hereby will not result in a material impairment of the legal rights of an LEVCO Entity to any of such software.

     6.13 Insurance. Each insurance policy that is maintained by any LEVCO Entity at the date hereof with respect to their respective businesses or Assets or upon the life of any person employed by any of them is set forth on Schedule
6.13 of the LEVCO Disclosure Schedule showing the amount of coverage under each such policy, the deductibles therefor and copayments required to be made in connection therewith, and claims made to date under each such policy. Except as set forth on Schedule 6.13 of the LEVCO Disclosure Schedule, no LEVCO Entity is in default with respect to any insurance policy and no LEVCO Entity has received any notice of cancellation or termination of, or of any material premium increase with respect to, any insurance policy. All such policies will not be subject to cancellation or termination as a result of the transactions contemplated hereby, except as set forth on Schedule 6.13 of the LEVCO Disclosure Schedule.

     6.14  Other Material Contracts.

           (a) All Contracts (other than the Investment Contracts) to which any LEVCO Entity is a party or by which any LEVCO Entity or any Investment Partnership is bound on the date hereof and that involve future payment obligations by the Company of in excess of $10,000 or which are not terminable by such LEVCO Entity that is a party thereto on 30 or fewer days' notice, or that otherwise are material to the business of such LEVCO Entity, are listed on
Schedule 6.14(a) of the LEVCO Disclosure Schedule, and all of such Contracts are valid and effective in accordance with their respective terms.

           (b) Except as set forth in Schedule 6.14(b) of the LEVCO Disclosure Schedule, no LEVCO Entity is a party to any loan agreement, bank credit agreement or other agreement relating to the borrowing of money.

           (c) No LEVCO Entity or, to the knowledge of LEVCO or the Stockholders, any other party thereto is in default under (nor is any LEVCO Entity or the Stockholders aware of any fact or event which with the lapse of time or the giving of notice or both would constitute a default under) any Contracts made or obligation owed by it except as set forth on Schedule 6.14(c) of the LEVCO Disclosure Schedule. Except for the Terminable Contracts listed on
Schedule 4.30 of the LEVCO Disclosure Schedule, the Investment Contracts, the LEVCO Benefit Plans and any insurance contracts listed on Schedule 6.13 of the LEVCO Disclosure Schedule, all Contracts listed on Schedule 6.14(a) of the LEVCO Disclosure Schedule will continue to be valid, binding and enforceable and in full force and effect upon the consummation of the transactions contemplated hereby.

          (d) Except as listed on Schedule 6.14(d) of the LEVCO Disclosure Schedule, no LEVCO Entity has given a power of attorney to any person which is presently outstanding or in force for any purpose whatsoever.

     6.15 Bank Accounts and Money Market Funds. Set forth on Schedule 6.15 of the LEVCO Disclosure Schedule is the name and location of each bank and money market fund in which any LEVCO Entity has an account or accounts or safe deposit boxes, the name and number of each account or box, the names of persons authorized to draw thereon or having access thereto, and the balance of each account and the contents of each box as of the date hereof (or such earlier date as is indicated on Schedule 6.15 of the LEVCO Disclosure Schedule).

     6.16  Litigation.

           (a) Except as set forth on Schedule 6.16 of the LEVCO Disclosure Schedule, there are no legal, administrative or arbitration actions, suits, proceedings or investigations of any kind pending, or, to the best of LEVCO's and each Stockholder's knowledge, threatened before any Governmental Entity by or against any LEVCO Entity's respective business or Assets or which affect any LEVCO Entity's business or Assets and which (if determined adversely to LEVCO) would be reasonably likely to interfere materially with the marketing of services or products of any LEVCO Entity or otherwise have a Material Adverse Effect on any LEVCO Entity, and no LEVCO Entity is the subject of any injunction, order or decree.

           (b) There are no actions, suits or proceedings pending and, to the knowledge of LEVCO or any of the Stockholders, no investigations are pending and no actions, suits or proceedings are threatened, before any court, commission, agency or other administrative authority or Governmental Entity by or against any LEVCO Entity or any Stockholder which, if adversely determined, would be reasonably likely to restrain or enjoin or otherwise adversely affect the consummation of the transactions contemplated by this Agreement or the Related Agreements or declare unlawful the transactions or events contemplated by this Agreement or cause such transactions to be rescinded. There are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against or affecting any LEVCO Entity or any of the Stockholders which would be reasonably likely to restrain or enjoin the consummation of the transactions contemplated by this Agreement.

     6.17 Brokers and Finders. Except for Goldman, Sachs & Co., no LEVCO Entity has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted, directly or indirectly, for any LEVCO Entity in connection with this Agreement or the transactions contemplated hereby. Such fees as any LEVCO Entity or any of the Stockholders may owe to Goldman, Sachs & Co. shall be the sole obligation of the Stockholders.

     6.18  Employee Benefit Plans and Employees.

           (a) LEVCO has delivered or made available to BKF, prior to the execution of this Agreement, true and complete copies (or, with respect to unwritten plans, written descriptions) of (i) each of each LEVCO Entity's pension, profit sharing, retirement (including supplemental or excess retirement), deferred compensation, savings, or other similar plans or arrangements, as in effect on the date of this Agreement, including, without limitation, any "employee pension benefit plan", as that term is defined in Section 3(2) of ERISA, which benefits or is intended to benefit any of the present or former employees, officers, directors, stockholders or partners of any LEVCO Entity or the dependents, spouses, or other beneficiaries of any of such persons (the "LEVCO Pension Plans"), (ii) each of each LEVCO Entity's employment or consulting agreements, severance agreements (including, without limitation, change of control or golden parachute agreements or arrangements), bonus, profit-sharing, incentive, deferred compensation, supplemental or excess retirement, life insurance, health, or other plans, policies, contracts, or arrangements as in effect on the date of this Agreement, other than a LEVCO Pension Plan or LEVCO Welfare Plan (as hereinafter defined) that provides benefits or perquisites to or in respect of any of the present or former employees, officers, directors, stockholders or partners of any LEVCO Entity or the dependents, spouses, or other beneficiaries of any of such persons and (iii) each of each LEVCO Entity's severance, bonus, incentive, life insurance, health, vacation, tuition assistance or reimbursement, legal services, salary continuation, travel or accident insurance or benefits, disability insurance or benefits, or unemployment benefits plans, policies, contracts or arrangements, including, without limitation, each "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA as in effect on the date of this Agreement that provides benefits or perquisites to or in respect of present or former employees, officers, directors, stockholders or partners of any LEVCO Entity or the dependents, spouses, or other beneficiaries of, any of such persons (the "LEVCO Welfare Plans") (all the foregoing being collectively the "LEVCO Benefit Plans"). All LEVCO Benefit Plans are listed on Schedule 6.18(a) of the LEVCO Disclosure Schedule. Except as set forth in Schedule 6.18(a) of the LEVCO Disclosure Schedule, none of the Investment Partnerships maintains or has ever maintained any plans of the type included in the definition of LEVCO Benefit Plans. No LEVCO Entity has participated in or been a member of, or been required to contribute to, and no LEVCO Benefit Plan is or has been, a "multiemployer plan" within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA.

          (b) The LEVCO Entities have made or caused to be made all contributions to and all premiums or payments under the LEVCO Benefit Plans required to be made through the date hereof under the terms of such LEVCO Benefit Plans or applicable law, and has properly accrued or otherwise reflected in its financial statements in accordance with GAAP all other liabilities or charges with respect to such LEVCO Benefit Plans required so to have been accrued or reflected. There are no claims or proceedings pending or, to the best knowledge of LEVCO and the Stockholders, threatened, nor is there any reasonable basis known to any LEVCO Entity or the Stockholders for any such claim or proceeding, by or involving the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, or any participant or beneficiary, with respect to any LEVCO Benefit Plan or any employee benefit plan formerly maintained by any LEVCO Entity or to which it has contributed, other than claims for benefits in the normal course including claims pursuant to domestic relations orders. Except as set forth in Schedule 6.18(b) of the LEVCO Disclosure Schedule, neither the projected benefit obligations under any LEVCO Pension Plan, determined in accordance with FASB Statement No. 87, nor the benefit liabilities of any LEVCO Pension Plan on a termination basis, exceeds the fair market value of the assets of such LEVCO Pension Plan.

          (c) Each of the LEVCO Benefit Plans in all material respects conforms to and has been administered in accordance with the applicable provisions of ERISA and the Code and all other applicable laws, rules, and regulations. To the best of the Stockholders' and LEVCO's knowledge, no non-exempt prohibited transaction has occurred with respect to any LEVCO Benefit Plan which is subject to ERISA. With respect to the LEVCO Benefit Plans, no event has occurred and, to the best knowledge of the Stockholders and LEVCO, there exists no condition or set of circumstances, in connection with which any LEVCO Entity would be subject to any liability, penalty, tax, excise, lien or encumbrance or loss of tax deduction under ERISA or the Code, including, without limitation, Sections 302(f), 409 or 502, Part 6 of Title I or Title IV of ERISA, or Sections 162(n), 404 or 412(n) or Chapters 43 or 99 of the Code (except liability for benefit claims and funding obligations payable in the ordinary course). No LEVCO Entity is, or has been at any time during the five years preceding the date of this Agreement, a member of a "controlled group" as defined in Section 412 of the Code, Part B of Title 1 of ERISA, or a group of trades or businesses under common control as defined in Section 4001(b) of ERISA, that included a Person that either (i) failed to make any required annual or quarterly contribution to a plan subject to the minimum funding standards of either Section 412 of the Code or Part 3 of Title 1 of ERISA, (ii) obtained a waiver of such minimum funding standards, (iii) terminated a single-employer plan subject to Title IV of ERISA without fully funding all benefit commitments thereunder, (iv) withdrew or partially withdrew from a multiemployer pension plan subject to Title IV of ERISA unless the full amount of any withdrawal liability (whether or not being contested) has been paid. None of the LEVCO Pension Plans has incurred a reportable event as defined in Section 4043 of ERISA that has not been properly reported.

          (d) Each LEVCO Pension Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter taking into account the Tax Reform Act of 1986 and nothing has occurred since the date of such letter that could reasonably be expected to affect adversely the qualified status of any such LEVCO Pension Plan. Each trust created under any LEVCO Pension Plan has been at all times exempt from federal income tax under Section 501(a) of the Code, and each trust created under any LEVCO Welfare Plan intended to qualify as a voluntary employee benefit association has been at all times exempt from federal income tax under Section 501(c)(9) of the Code.

          (e) Except as disclosed on Schedule 6.18(e) of the LEVCO Disclosure Schedule, no LEVCO Welfare Plan provides medical or death benefits (whether or not insured) with respect to current or former employees, officers, directors, stockholders or partners beyond their date of retirement or other termination of service (other than continuation of health coverage to the extent required under Part 6 of Title I of ERISA).

          (f) Except as disclosed on Schedule 6.18(f) of the LEVCO Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not obligate LEVCO to provide any current or former officer, director, stockholder, partner or employee of any LEVCO Entity, including, but not limited to, Continued Employees (as defined in Section 13.1), with severance pay, unemployment compensation or any similar payment.

          (g) No LEVCO Entity is bound by any collective bargaining unit agreement or any other legally binding Contract, whether or not in writing, to maintain an employee pension plan or employee welfare plan now in force with respect to any of the employees of LEVCO or any Investment Partnership.

          (h) With respect to LEVCO Benefit Plans, the transactions contemplated by this Agreement shall not result in any action or the establishment of any relationship prohibited by Section 406 or 407 of ERISA (determined after taking into account any applicable exemptions).

          (i) Schedule 6.18(i) of the LEVCO Disclosure Schedule sets forth a list of all employees of LEVCO and each Investment Partnership. Except for the LEVCO Benefit Plans listed on Schedule 6.18(a) no LEVCO Entity has any employee contract or non-terminable (whether with or without penalty) employment arrangements with any person. To the knowledge of LEVCO and the Stockholders, none of the persons listed on Schedule 6.18(i) is subject to a confidentiality, non-disclosure, non-solicitation or non-competition agreement with any person or entity other than a LEVCO Entity. To the knowledge of LEVCO and the Stockholders, none of the Persons listed on Schedule 6.18(i) is in breach of any such employment arrangement, or any fiduciary duty of such Person to any LEVCO Entity and no such Person has given notice to LEVCO or a Stockholder of any intention to terminate such Person's employment with LEVCO, either before or after the Effective Date. No LEVCO Entity has committed any unfair labor practices or received notice of a claim of unfair labor practices against it or any of its directors, officers, employees, agents or partners.

     6.19 Filings, Etc.

          (a) Except as set forth in Schedule 6.20(c)(i)(a) and Schedule 6.22(a) of the LEVCO Disclosure Schedule, since December 31, 1990 and except for the matters contemplated by Section 9.3, each LEVCO Entity has had and now has all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities (including by the rules of any self-regulatory body) that are required in order to permit each of them to carry on its respective business as presently conducted, and such permits, licenses, certificates of authority, registrations, orders and approvals are in full force and effect, except where such failures to have or make or keep in full force and effect any permit, license, certificate of authority, registration, order, approval, filing, application or registration referred to above would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on any LEVCO Entity. Except as set forth in Schedule 6.20(c)(i)(a) and Schedule 6.22(a) of the LEVCO Disclosure Schedule, the conduct of each LEVCO Entity's business has never, and currently does not, violate or infringe any applicable federal, state or local law, statute, ordinance, license, rule or regulation including those of the self-regulatory bodies which violations or infringements would reasonably be expected to have, individually or in the aggregate, have a Material Adverse Effect on any LEVCO Entity.

          (b) Without limiting the foregoing, except as set forth in Schedule 6.20(c)(i)(a) and Schedule 6.22(a) of the LEVCO Disclosure Schedule, each LEVCO Entity and each of their officers, partners and employees that or who is required to be registered as an investment adviser, broker-dealer, commodity trading adviser, commodity pool operator, registered representative or sales person with the SEC, CFTC, the securities commission or any other commission of any state or any state or federal securities or futures self-regulatory body is duly registered as such and such registration is in full force and effect, except where the failure to be so registered or to have such registration in full force and effect would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on such LEVCO Entity.

          (c) There are no proceedings pending or, to the knowledge of LEVCO or any Stockholder, threatened, that are reasonably likely to result in the revocation, cancellation or suspension, or any adverse modification, of any permit, license, certificate of authority, order or approval referred to in
Section 6.19(a) and the execution and delivery of this Agreement and the consummation of any transactions contemplated hereby will not, except as set forth in Schedule 6.1 9(C) of the LEVCO Disclosure Schedule, result in any such revocation, cancellation, suspension, or any adverse modification, of any permit, license, certificate of authority, order or approval referred to in
Section 6.19(a).

          (d) Except as listed in LEVCO's Form ADV, no LEVCO Entity nor, to the knowledge of LEVCO or any Stockholder, any officer, director, partner or employee thereof, is a party or subject to any order, judgment or decree (other than exemptive orders) relating to its business with or by any federal, state, local or foreign regulatory authority.

     6.20 Representations and Warranties Regarding the Investment Advisory Business.

          (a)  Investment Contracts and Clients.

               (i) Each written Investment Contract and any subsequent renewal thereof (A) has been duly authorized, executed and delivered by LEVCO; (B) to the knowledge of LEVCO and the Stockholders and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on LEVCO or the Surviving Corporation, (x) has been duly authorized, executed and delivered by each party thereto other than LEVCO and, (y) in the case of an Investment Company, has been adopted and continued in compliance with Section 15(a) of the Investment Company Act (or appropriate exemptive relief therefrom); (C) assuming such Investment Contracts (and any subsequent renewals thereof) constitute valid and binding obligations of the other party thereto, is a valid and binding agreement of LEVCO, enforceable in accordance with its terms (subject to ERISA or to bankruptcy, insolvency, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally and to general equity principles); (D) each of LEVCO and, to the knowledge of LEVCO and the Stockholders, the Client is in compliance in all material respects with the terms of each Investment Contract to which it is a party, and no event has occurred or condition exists that constitutes or with notice or the passage of time would constitute a default thereunder. Except as set forth on Schedule 6.20(a) of the LEVCO Disclosure Schedule, none of the Investment Contracts, or any other arrangements or understandings relating to rendering of investment advisory or management services, including without limitation all subadvisory services or administration services to any Client or other person, contains any undertaking by LEVCO to collect flat fees or to waive or reimburse any or all fees thereunder. As of the date hereof, no Client accounting for more than 1% of the Assets Under Management as of the Base Date of LEVCO has notified LEVCO or any of the Stockholders that it intends to discontinue its relationship with LEVCO. As used in this Agreement, the term "Client" means any client to which LEVCO provides investment management, investment advisory, administration or consulting services on the date hereof, and includes each Investment Company and the Investment Partnerships. Schedule 2.1(A) is a true and correct list of the Investment Contracts covering Assets Under Management of LEVCO as of the Base Date and a true and correct determination of the dollar amount of the Base Assets Under Management valued in accordance with
     Section 2.1(b)(i)(B).

               (ii) The accounts of each Client that is subject to ERISA have been managed by LEVCO such that LEVCO, in the exercise of such management, is in compliance in all material respects with the applicable requirements of ERISA and all prohibited transaction class exemptions issued pursuant thereto, including without exemption Prohibited Transaction Class Exemptions 77-9, 81-6, and 86-128), and consummation of the transactions contemplated hereby will not result in a violation of such ERISA requirements.

               (iii) The account of each Investment Company that has been managed by LEVCO has been managed by LEVCO in compliance in all material respects with the Investment Company's investment objectives, policies and restrictions as contained from time to time in its registration statement filed with the SEC and the requirements of the Investment Company Act.

          (b) Investment Partnership Financial Statements. LEVCO has delivered to BKF: (i) audited balance sheets of each Investment Partnership (except Island Drive Partners, L.P.) as of December 31, 1994 and December 31, 1993, and the related financial statements for the years ended December 31, 1994 and December 31, 1993, accompanied by reports of Eisner thereon; (ii) an audited balance sheet of Island Drive Partners, L.P. as of December 31, 1994 and the related financial statements for the year ended December 31, 1994, accompanied by a report of Eisner thereon; and (iii) an unaudited balance sheet of each Investment Partnership as of September 30, 1995 and the related financial statements for the nine months then ended, accompanied by a report of Eisner thereon. LEVCO will deliver to BKF LEVCO Subsequent Financials for the Investment Partnerships as required by Section 9.10. All such financial statements (the "Investment Partnership Financial Statements") have been or will be prepared in accordance with GAAP, which has been and will be applied on a basis consistent with prior periods, except as otherwise disclosed therein, and present or will present fairly the financial position and results of operations of each Investment Partnership at the dates, and for the periods, stated therein except, in the case of any unaudited Investment Partnership Financial Statements, for normal recurring year-end accruals reflected thereon or omitted therefrom which are not individually or in the aggregate material and for the absence of complete footnotes. The Investment Partnership Financial Statements reflect or provide for all liabilities, whether absolute, accrued, contingent or otherwise, of the Investment Partnerships that are required to be reflected in such financial statements (including the notes thereto) as at the dates hereof pursuant to the requirements of GAAP, except for normal recurring year-end accruals reflected on or omitted from unaudited interim Investment Partnership Financial Statements, which are not individually or in the aggregate material and the year-end adjustments described on Schedule 6.20(b).

          (c) Regulatory Compliance of LEVCO and the Investment Partnerships. Except as set forth in the following Schedules of the LEVCO Disclosure Schedule:

               (i) LEVCO is and has been since 1982 duly registered as an investment adviser under the Investment Advisers Act. LEVCO is registered as an investment adviser in the states referenced in item 7, Part I of its current Form ADV (such states, except as set forth on Schedule 6.20(c)(i)(a) of the LEVCO Disclosure Schedule, constituting all jurisdictions where such registration is required in order to conduct its business), and, except as set forth on Schedule 6.20(c)(i)(a) of the LEVCO Disclosure Schedule, is in compliance in all material respects with all federal and state laws requiring registration, licensing or qualification as an investment adviser. Each such federal and state registration is in full force and effect. LEVCO has made available to BKF a true and complete copy of its Form ADV, as amended to date, filed with the SEC; copies of all state registration forms, likewise as amended to date; and copies of all current reports required to be kept by LEVCO pursuant to the Investment Advisers Act and rules promulgated thereunder, and required pursuant to applicable state statutes. The information contained in such forms and reports was true and complete at the time of filing in all material respects. LEVCO has filed all amendments required to be filed to its Form ADV and state registration forms under federal and state law. Schedule 6.20(c)(i)(b) of the LEVCO Disclosure Schedule identifies the examination and/or certification qualifications of each of LEVCO's adviser representatives.

               (ii) Neither LEVCO nor any of the Investment Partnerships (considering Meadow Lane Associates, L.P. and Island Drive Partners, L.P. as a single entity for this purpose) is, nor on the Closing Date will any of them be, an Investment Company which is required to be registered under that Act in order to engage in the transactions described in Section 7 of that Act. None of the Investment Partnerships is a "broker" or "dealer" within the meaning of the Exchange Act. Copies of all inspection reports or similar documents furnished to LEVCO by the SEC or any state regulatory authority or any self-regulatory organization since January 1, 1990 are listed on Schedule 6.20(c)(ii) of the

     LEVCO Disclosure Schedule and have been provided to BKF. Except as set forth in Schedule 6.16 of the LEVCO Disclosure Schedule, there is not pending, or to the knowledge of the Stockholders and LEVCO, threatened any investigation of LEVCO or any of the Investment Partnerships or any of their records by the SEC or any state regulatory authority or any self-regulatory organization, and since December 31, 1990 and except as listed on Schedule 6.20(c)(ii) of the LEVCO Disclosure Schedule, neither LEVCO nor any of the Investment Partnerships has been notified by the SEC or any state regulatory authority or any self-regulatory organization that any past inspection has revealed any deficiency in any such entity's recordkeeping or compliance with the Investment Advisers Act, the Exchange Act, the Securities Act, the Investment Company Act or applicable state statutes. No such deficiency would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on any LEVCO Entity.

               (iii) To the knowledge of LEVCO and the Stockholders, no assets of any Investment Partnership constitute "plan assets" within the meaning of Department of Labor Regulation (S) 2510.3-101.

               (iv) Except as listed on Schedule 6.20(c)(iv) of the LEVCO Disclosure Schedule, LEVCO does not act as investment adviser or sub-adviser to any Investment Company.

               (v) Except for brokerage commissions on portfolio securities transactions for an Investment Company in compliance with procedures adopted under Rule 17e-1 under the Investment Company Act, neither LEVCO nor any Stockholder nor any other "affiliated person" of LEVCO, as such term is defined in the Investment Company Act, receives or is entitled to receive any compensation, directly or indirectly, (i) from any person in connection with the purchase or sale of securities or other property to, from or on behalf of any such Investment Company, or (ii) from any such Investment Company or its security holders for other than bona fide investment advisory or other services.

               (vi) Except as listed on Schedule 6.20(c)(vi) of the LEVCO Disclosure Schedule, there are no sub-advisers for any Investment Partnership.

               (vii) Except as set forth on Schedule 6.20(c)(vii) of the LEVCO Disclosure Schedule, during the preceding 12 months neither LEVCO nor any of the Investment Partnerships has received any material written investor complaints that have not been resolved, nor has any Investment Partnership received redemption requests which are outstanding as of the date hereof, except those that will be satisfied in the ordinary course of business or pursuant to the terms of such Investment Partnership's partnership agreement.

               (viii) LEVCO has adopted a formal code of ethics that complies with Section 17(j) of the Investment Company Act and Rule 17(j)-1 thereunder, and a written policy regarding insider trading which complies with Section 204A of the Investment Advisers Act. The policies of LEVCO with respect to avoiding conflicts of interest have been made available to BKF. To the knowledge of LEVCO and the Stockholders, except as set forth in Schedule 6.20(c)(viii) of the LEVCO Disclosure Schedule, there have been no material violations or allegations of material violations as of the date hereof of such policies that have occurred or been made.

               (ix) Neither LEVCO nor, to the knowledge of LEVCO or any Stockholder, any person "associated" (as defined under the Investment Advisers Act) with LEVCO, has for the period beginning not less than five years prior to the date hereof and ending on the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Investment Advisers Act or disclosure under Rule 206(4)-4 thereunder or denial, suspension or revocation of registration of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser for any Investment Company pursuant to Section 9(a) of the Investment Company Act, or for suspension or revocation of registration as a commodity pool operator or commodity trading adviser pursuant to Section 8a of the Commodity Exchange Act, and to LEVCO's or any Stockholder's knowledge there is no basis for, or proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

               (x) The offering of the limited partnership interests in each Investment Partnership and Bridge Partners and the participation by any LEVCO Entity in the offering of securities of Purchase Offshore and any other Person was conducted in compliance in all material respects with the Securities Act, the Commodities Exchange Act and other federal, state or foreign securities laws, in each case to the extent applicable to such offering. The offering memorandum used in connection with each such offering and all supplemental advertising and marketing material relating thereto complied in all material respects at the time of the use of such offering memoranda or material with the Securities Act, state and foreign securities laws and the rules of the National Association of Securities Dealers ("NASD"), in each case to the extent applicable to such offering. None of such offering memoranda or supplemental advertising and marketing materials as of their respective dates of offering, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (xi) LEVCO is a "qualified professional asset manager" within the meaning of Prohibited Transaction Class Exemption 84-14 published by the U.S. Department of Labor.

               (xii) Except as set forth in Schedule 6.20(c)(xii) of the LEVCO Disclosure Schedule, LEVCO has no arrangements with paid solicitors.

     6.21 Disclosure. The representations and warranties made by the Stockholders in this Agreement (when read together with the LEVCO Disclosure Schedule) and the Related Agreements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any such representation or warranty, in the light of the circumstances under which it was made, not misleading.

     6.22  Registration as a Broker-Dealer.

           (a) LEVCO is, and at the Closing Date LEVCO or LEVCO Broker Subsidiary will be, duly registered under the Exchange Act as a broker-dealer with the SEC and is, and at the Closing Date LEVCO or LEVCO Broker Subsidiary will be, in compliance in all material respects with the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder, including, but not limited to, the net capital requirements thereof. LEVCO is, and at the Closing Date LEVCO or LEVCO Broker Subsidiary will be, a member in good standing of the NASD and in compliance in all material respects with all applicable rules and regulations of the NASD, including without limitation the NASD's rules of fair practice (the "Rules of Fair Practice"). Except as set forth on Schedule 6.22(a) of the LEVCO Disclosure Schedule, LEVCO is, and at the Closing Date LEVCO or LEVCO Broker Subsidiary will be, duly registered as a broker-dealer under, and in compliance in all material respects with, the applicable laws of all jurisdictions in which it is required to be so registered and the rules and regulations thereunder (collectively, the "State Laws").

           (b) As of the date hereof, LEVCO has delivered to BKF a true, correct and complete copy of LEVCO's Uniform Application for Broker-Dealer Registration on Form BD (the "BD"), reflecting all amendments thereto filed with the SEC to the date hereof, true, correct and complete copies of the Uniform Application for Securities Industry Registration or Transfer on Form U-4, as filed by each current principal and registered representative of LEVCO (each, a "U-4"), and true, correct and complete copies of each report filed since January 1, 1992 with the SEC, the NASD or any state securities agency, including without limitation quarterly focus reports and annual statements of financial condition (each, a "Report"). Schedule 6.22 of the LEVCO Disclosure Schedule sets forth a complete list of the identities of each principal and registered representative of LEVCO, their series licenses and each Report. The BD and each U-4 and other Report of LEVCO are in compliance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder, the applicable requirements of the By-Laws of the NASD and any schedule thereto and rules thereunder and the State Laws and the rules and regulations thereunder. The BD and each U-4 and other Report of LEVCO do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each registered representative and principal of LEVCO has, at least the minimum series license for the activities which such registered representative or principal performs for LEVCO.

          (c) Except as set forth in Schedule 6.22(c) of the LEVCO Disclosure Schedule the net capital, as such term is defined in Rule 15c3-1 under the Exchange Act, of LEVCO satisfies, and since LEVCO's inception has satisfied, the minimum net capital requirements of the Exchange Act and of the laws of any jurisdiction in which LEVCO conducts business, and has been sufficient to permit LEVCO to operate without restriction on its ability to expand its business under
Article III, Section 38 of the NASD Rules of Fair Practice. Except as set forth in Schedule 6.22(c) of the LEVCO Disclosure Schedule, LEVCO is not, and at the Closing Date neither LEVCO nor LEVCO Broker Subsidiary will be, party to, or bound by, the terms of any restriction agreement with the NASD other than a restriction agreement entered into in the ordinary course of business (and not as a result of any disciplinary or enforcement action) the terms of which are not materially more restrictive to LEVCO or LEVCO Broker Subsidiary than the terms of the restriction agreement set forth in Schedule 6.22(c).

     6.23 Registration under the Commodity Exchange Act.

          (a) LEVCO and Melody L. Prenner Sarnell are each duly registered under the Commodity Exchange Act as a commodity pool operator ("CPO") and LEVCO is duly registered under the Commodity Exchange Act as a commodity trading adviser ("CTA"), and each of them is in compliance in all material respects with the Commodity Exchange Act and the rules and regulations thereunder. To the extent and if required by Part 4 of the regulations under the Commodity Exchange Act, LEVCO and Melody L. Prenner Sarnell have each delivered all relevant disclosure documents to their commodity trading advisory clients and to all pools in respect of which they act as a CPO.

          (b) LEVCO and Melody L. Prenner Sarnell are each members in good standing of the National Futures Association both in their respective capacities as a CTA and as a CPO.

     6.24 Registration as an Insurance Agent. LEVCO is not required to be registered as an insurance agent, broker, consultant or adviser under the laws of any state.

     6.25 Registration as a Transfer Agent. LEVCO (i) is not registered as a transfer agent under the Exchange Act and (ii) is not engaged in any conduct or activity that would require it to be so registered.

                                  ARTICLE VII

                     REPRESENTATIONS AND WARRANTIES OF BKF

          BKF represents and warrants to LEVCO that the statements contained in this Article VII are correct as of the Signing Date and will be correct as of the Closing Date as though made at the Closing Date (except for statements made as of a specific date, which are correct as of such date):

     7.1 Organization and Authority. Each of BKF and Merger Subsidiary is a Delaware corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Each of BKF and Merger Subsidiary has all requisite power and authority to enter into this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement by BKF and Merger Subsidiary and the consummation by BKF and Merger Subsidiary of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of BKF and Merger Subsidiary (including the unanimous approval of BKF's Board of Directors) and no other corporate proceedings on the part of BKF are necessary to authorize (i) this Agreement, (ii) the Merger, (iii) the issuance of BKF Common Stock pursuant to the Merger and (iv) the election of Levin, Melody L. Prenner Sarnell and Jeffrey A. Kigner to the Board of Directors of BKF (collectively, the "Stockholder Approval Matters"), other than the approval and adoption of the Stockholder Approval Matters by the affirmative vote of a majority of the outstanding shares of BKF Common Stock and the filing and recordation of the Certificate of Merger as required by the Corporation Law. The Board of Directors of BKF has received from Lazard Freres & Co. LLC ("Lazard") its opinion that the consideration to be paid by BKF in the Merger is fair to BKF from a financial point of view.

     7.2 Binding Obligation. This Agreement has been duly executed and delivered by BKF and Merger Subsidiary and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes, and the Related Agreements to which BKF and Merger Subsidiary will be a party, when executed and delivered, will be duly executed and delivered and will constitute, the legal, valid and binding obligation of BKF and Merger Subsidiary enforceable against them in accordance with the respective terms of the Merger Agreement and each such Related Agreement, except as the enforceability thereof may be limited by or subject to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     7.3 No Violations. Assuming the approval and adoption of the Stockholder Approval Matters by the holders of the BKF Common Stock as set forth herein, neither the execution and delivery by each of BKF and Merger Subsidiary of this Agreement or of any Related Agreement to which BKF and Merger Subsidiary is or at Closing will be a party, nor consummation of the transactions herein or therein contemplated, nor compliance by each of BKF and Merger Subsidiary with the terms, conditions, and provisions hereof or thereof will (i) conflict with or violate any provision of applicable law or of the certificates of incorporation or bylaws of each of BKF and Merger Subsidiary, or (ii) result in a violation of or default under any provision of any regulation, order, writ, injunction or decree of any Governmental Entity applicable to BKF or Merger Subsidiary, or (iii) result in a violation of or default under any Contract to which BKF or Merger Subsidiary is a party or by which BKF or Merger Subsidiary is bound or to which BKF or Merger Subsidiary is subject or constitute a default thereunder or give rise to a right of termination, cancellation or acceleration of any obligation thereunder, or give rise to the loss of a material benefit under or result in the creation or imposition of any Lien upon any Assets of BKF or Merger Subsidiary pursuant to such Contract, except in the case of clauses
(i) through (iv), such conflicts, breaches, defaults, losses or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on BKF, materially impair the ability of BKF and Merger Subsidiary to perform their respective obligations hereunder or prevent the consummation of the transactions contemplated hereby and assuming in the case of clauses (i) through (iv) that all of the consents, approvals and notices contemplated by Sections 9.2, 10.1,
10.2 and 10.3 are obtained and the provisions of the HSR Act have been complied with and the waiting period thereunder shall have expired or terminated.

     7.4 No Authorization or Consents Required. No approval, authorization, order, license or consent of or registration, qualification or filing with any Governmental Entity or the Exchange and no approval or consent by any other Person is required to be obtained or made by BKF or Merger Subsidiary in connection with the execution, delivery or performance of this Agreement and the Related Agreements by the parties thereto (other than LEVCO and the Stockholders), other than in each such case as contemplated by Sections 9.2 and
9.3 and Article X hereof and other than such authorizations, approvals, orders, licenses, regulations, filings, and consents the failure of which to obtain, and such notices or filings the failure of which to make, would not reasonably be expected to have a Material Adverse Effect on BKF, would not materially impair the ability of BKF and Merger Subsidiary to perform their obligations hereunder or prevent the consummation of the transactions contemplated hereby.

     7.5 No Actions, Suits or Proceedings. There are no actions, suits, proceedings or investigations pending and, to the knowledge of BKF, no investigations are pending and no actions, suits or proceedings are threatened, before any court, commission, agency or other administrative authority or Governmental Entity by or against BKF or Merger Subsidiary which, if adversely determined, would be reasonably likely to restrain or enjoin or otherwise adversely affect the consummation of the transactions contemplated by this Agreement or the Related Agreements or declare unlawful the transactions or events contemplated by this Agreement or cause such transactions to be rescinded. There are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against or affecting BKF or Merger Subsidiary which would be reasonably likely to restrain or enjoin the consummation of the transactions contemplated by this Agreement.

     7.6 Ineligible Persons. Neither BKF nor any "affiliated person" thereof, as defined in the Investment Company Act: (i) is ineligible pursuant to Section 9(a) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company; or (ii) to the knowledge of BKF, as of the date hereof, has engaged since January 1, 1991 or is currently engaging in any of the conduct specified in Section 9(b) of the Investment Company Act or Section 203(e) of the Investment Advisers Act, that would reasonably be expected to result in SEC action to disqualify BKF or any of its affiliates as an investment adviser.

     7.7 Brokers and Finders. Except for Lazard, BKF has not employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted, directly or indirectly, for BKF in connection with this Agreement or the transactions contemplated hereof. Such fees as BKF may owe to Lazard shall be the sole obligation of BKF.

     7.8  BKF Financial Statements.

          (a) BKF has delivered to LEVCO audited statements of assets and liabilities of BKF as of the close of its fiscal years ended December 31, 1994 and December 31, 1993 and statements of operations, changes in net assets and cash flows for each of the years in the period ended December 31, 1994, accompanied by a report of Ernst & Young thereon. BKF will deliver to LEVCO, BKF Subsequent Financials (as defined in Section 9.10) with respect to the fiscal year ending December 31, 1995 as required by Section 9.10. Such statements of assets and liabilities and statements of operations, changes in net assets and cash flows (including the notes thereto) for such periods are collectively called the "BKF Audited Financials" and are, or to the extent delivered as contemplated by Section 9.10 will be, attached hereto as Schedule 7.8(a) of the disclosure schedule delivered to LEVCO by BKF concurrently with the execution of this Agreement (the "BKF Disclosure Schedule").

          (b) BKF has also delivered to LEVCO copies of its Form N-SAR for the six month period ending June 30, 1995. BKF will deliver to LEVCO, BKF Subsequent Financials with respect to the interim fiscal periods ending after the date hereof and prior to the Closing as required by Section 9.10. All such BKF Subsequent Financials are referred to collectively as the "BKF Unaudited Financials" and will be attached to Schedule 7.8(b) of the BKF Disclosure Schedule. The BKF Audited Financials and the BKF Unaudited Financials are hereinafter sometimes collectively referred to as the "BKF Financial Statements."

          (c) The BKF Financial Statements fairly present (or will, when delivered, fairly present) the financial position and results of operations of BKF on the dates thereof and for the fiscal periods then ended, in accordance with GAAP which, except as may otherwise be noted in the footnotes thereto, has been applied on a basis consistent with prior periods. The BKF Financial Statements reflect or provide for claims against and debts and liabilities of BKF, absolute, accrued, contingent or otherwise, as at the dates thereof in accordance with GAAP, except for normal year-end accruals reflected on or omitted from the BKF Unaudited Financial Statements which are not individually or in the aggregate material.

     7.9  No Adverse Change. As of the date hereof, since December 31, 1994,
(a) there has been no Material Adverse Effect with respect to BKF; (b) there have been no dividends or other distributions declared or paid with respect to BKF's Common Stock other than a $.20 per share dividend paid on June 7, 1995, a $.15 per share dividend declared on November 3, 1995 and the $1.20 per share capital gain distribution declared in part on September 7, 1995 and in part on November 3, 1995; and (c) the physical properties owned or leased by BKF have not suffered any destruction or damage, regardless of whether or not the loss suffered was insured, that would be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect on BKF.

     7.10 BKF Capital Stock. At the Signing Date, the authorized capital stock of BKF consisted of 40,000,000 shares of Common Stock, par value $1.00 per share. At the close of business on November 16, 1995, (i) 26,441,682 shares of BKF Common Stock were issued and outstanding, (ii) no shares of BKF Common Stock were reserved for issuance under employee benefit plans, (iii) 3,591,292 shares of BKF Common Stock were reserved for issuance under BKF's dividend reinvestment plan, and (iv) no shares of BKF Common Stock were held by BKF in BKF's treasury. All outstanding shares of BKF Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth above, at the Signing Date, there were no options, warrants, scrips, rights, call, commitments, agreements, arrangements, arrangements or undertakings of any kind whatsoever issued by or on behalf of BKF relating to, or securities or rights convertible into or exchangeable for, shares of capital stock or other voting securities of BKF. All BKF Common Stock issued by BKF to the Stockholders hereunder, when issued by BKF in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of all Liens.

     7.11 BKF Charter Documents. The copies of the respective certificates of incorporation and bylaws of BKF and the Merger Subsidiary (collectively, the "BKF Charter Documents"), the respective minutes of all meetings of the board of directors of BKF and Merger Subsidiary (or consents in lieu thereof), and the BKF Code of Ethics adopted pursuant to Section 17(j) of the Investment Company Act and Rule 17j-1 thereunder that in each case have been furnished or made available to LEVCO and the Stockholders by BKF are true, correct and complete copies thereof.

     7.12 Disclosure. The representations and warranties made by BKF in this Agreement (when read together with the BKF Disclosure Schedule) and the Related Agreements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any such representation or warranty, in light of the circumstances under which it was made, not misleading.

     7.13 SEC Reports. Except as set forth in Schedule 7.13 of the BKF Disclosure Schedule, BKF has timely filed all reports required to be filed by it pursuant to the federal securities laws and the rules and regulations of the SEC promulgated thereunder (the "BKF SEC Reports"), all of which, at the time such BKF SEC Reports were filed, complied in all material respects with the applicable requirements of the Investment Company Act, Securities Act and the Exchange Act. None of the BKF SEC Reports, at the time filed, contained any statement which, at the time and in light of the circumstances under which it was made, was false or misleading with respect to any material fact, or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     7.14 Restrictive Covenants. BKF is not a party to any contract containing noncompetition provisions that would limit BKF's ability after the Closing to engage in business in any area or to compete against any Person.

     7.15 Litigation. Except as disclosed in the BKF SEC Reports, (i) there are no legal, administrative or arbitration actions, suits, proceedings or investigations of any kind pending, or, to the best of BKF's or Merger Subsidiary's knowledge, threatened before any Governmental Entity by or against BKF's or Merger Subsidiary's respective business or Assets or which affect

BKF's or Merger Subsidiary's business or Assets, and (ii) neither BKF nor Merger Subsidiary is the subject of any injunction, order or decree, except in either case (i) or (ii) any such actions, suits, proceedings, investigations, injunctions, orders or decrees that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on BKF.

     7.16 Filings, Etc.

          (a) Other than the SEC Order (as defined in Section 10.1(b)), BKF has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, Governmental Entities (including by the rules of any self-regulatory body) that are required in order to permit it to carry on its business as presently conducted, and such permits, licenses, certificates of authority, registrations, orders and approvals are in full force and effect, except where such failures to have or make or keep in full force and effect any permit, license, certificate of authority, registration, order, approval, filing, application or registration referred to above would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on BKF, materially impact the ability of BKF and Merger Subsidiary to perform their respective obligations hereunder or under the Related Agreements or prevent the consummation of the transactions contemplated hereby or thereby. The conduct of BKF's business has never, and currently does not, violate or infringe any applicable federal, state or local law, statute, ordinance, license, rule or regulation including those of the self-regulatory bodies except any such violations or infringements that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on BKF, materially impair the ability of BKF and Merger Subsidiary to perform their respective obligations hereunder or under the Related Agreements or prevent the consummation of the transactions contemplated hereby or thereby.

          (b) Without limiting the foregoing, BKF and each of its officers and employees that or who is required to be registered as an investment adviser, or advisory representative or a sales person with the SEC, the securities commission or any other commission of any state or any self-regulatory body is duly registered as such and such registration is in full force and effect, except any such failures to be so registered or to have such registration in full force and effect as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on BKF, materially impair the ability of BKF and Merger Subsidiary to perform their respective obligations hereunder or under the Related Agreements or prevent the consummation of the transactions contemplated hereby or thereby.

          (c) Except as disclosed in the BKF SEC Reports, there are no proceedings pending or, to the knowledge of BKF, threatened, that are reasonably likely to result in the revocation, cancellation or suspension, or any adverse modification, of any permit, license, certificate of authority, order or approval referred to in Section 7.16(a) and the execution and delivery of this Agreement and the consummation of any transactions contemplated hereby will not result in any such revocation, cancellation, suspension, or any adverse modification, of any permit, license, certificate of authority, order or approval referred to in Section 7.16(a), except in either such case, any such revocation, cancellation, suspension or adverse modification that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse

Effect on BKF, materially impair the ability of BKF and Merger Subsidiary to perform their respective obligations hereunder or under the Related Agreements or prevent the consummation of the transactions contemplated hereby or thereby.

          (d) To BKF's knowledge, none of its officers, directors, or employees is a party or subject to any order, judgment or decree (other than exemptive orders) relating to BKF's business with or by any federal, state, local or foreign regulatory authority, except any such order, judgment or decree which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on BKF, materially impair the ability of BKF and Merger Subsidiary to perform their respective obligations hereunder or under the Related Agreements or prevent the consummation of the transactions contemplated hereby or thereby.

     7.17 Regulatory Compliance. BKF is, and at all times since November 19, 1970 has been, duly registered under the Investment Company Act as a non-diversified closed-end management investment company and is, and at all times since November 19, 1970 has been, in compliance with the Investment Company Act and the rules thereunder, except where the failure to so be in compliance would not reasonably be expected to have a Material Adverse Effect on BKF. BKF is, and at all times since August 4, 1994 has been duly registered under the Investment Advisers Act and has been in compliance with the Investment Advisers Act and the rules thereunder, except where the failure to so be in compliance would not reasonably be expected to have a Material Adverse Effect on BKF, materially impair the ability of BKF and Merger Subsidiary to perform their respective obligations hereunder or under the Related Agreements or prevent the consummation of the transactions contemplated hereby or thereby.

     7.18 Employee Benefit Plans.

          (a)  BKF's liabilities under all employee benefit plans as defined in
Section 3(1) of ERISA maintained or contributed to by BKF (the "BKF Benefit Plans") are properly reflected on the BKF Financial Statements in accordance with GAAP (including without limitation SFAS 87 and 106), and BKF has not adopted any new BKF Benefit Plan, terminated any BKF Benefit Plan, or made any material amendment to any BKF Benefit Plan (other than as required to maintain the tax qualified status thereof) since December 31, 1994, which adoption, termination or amendment would reasonably be expected to have a Material Adverse Effect on BKF, materially impair the ability of BKF and Merger Subsidiary to perform their respective obligations hereunder or under the Related Agreements or prevent the consummation of the transactions contemplated hereby or thereby.

          (b) With respect to the BKF Benefit Plans, the transactions contemplated by this Agreement shall not result in any action or the establishment of any relationship prohibited by Section 406 or 407 of ERISA (determined after taking into account any applicable exemptions).

          (c) All BKF employee benefit plans can be terminated without creating additional obligations or liabilities on BKF, not reflected on the BKF Financial Statements, which would, in the aggregate, have a Material Adverse Effect on BKF. The amount of unfunded benefit liability on a termination basis of the Baker, Fentress & Company Defined Benefit Pension Plan is not greater than $200,000.

     7.19 Merger Subsidiary. Merger Subsidiary has not, and prior to and at the Closing will not have, engaged directly or indirectly in any business or activities of any type or kind whatsoever, has not entered into any Contract with any Person, and is not, and prior to and at the Closing will not be, subject to or bound by any obligation or undertaking, except for (a) the creation of Investment Adviser Subsidiary for the purpose of effecting the Contribution as contemplated by Section 1.6 hereto, and the taking of the other actions contemplated by this Agreement to be taken with respect to Investment Adviser Subsidiary, (b) the acquisition by Merger Subsidiary from BKF of cash and shares of BKF Common Stock for the purpose of satisfying Merger Subsidiary's obligations hereunder and, subject to Section 8.2(c), the incurrence by Merger Subsidiary of indebtedness to finance such acquisition and (c) such other activities as are expressly contemplated by this Agreement. The Surviving Corporation, the Investment Adviser Subsidiary, G.P. Subsidiary and LEVCO Broker Subsidiary are hereinafter collectively referred to as the "LEVCO Companies."

     7.20 Investment Adviser Subsidiary. Other than as expressly contemplated by this Agreement, the Investment Adviser Subsidiary has not, and prior to and at the Closing will not have, (a) engaged directly or indirectly in any business or activities of any type or kind whatsoever, (b) entered into any Contract with any Person, or (c) become subject to or bound by any obligation or undertaking.

                                  ARTICLE VIII

                    CONDUCT OF BUSINESS PRIOR TO THE CLOSING

     8.1 Conduct of LEVCO's Business Prior to Closing. The Stockholders and LEVCO hereby covenant and agree with BKF that from the Signing Date through the Closing, each LEVCO entity shall operate, and the Stockholders shall cause them to operate, their respective businesses only in the ordinary course, recognizing that in the case of their investment activities, general economic and securities market conditions or general industry developments may result in new investment strategies. Each LEVCO Entity shall meet all of its obligations as they become due, shall pay all valid accounts payable in due course in accordance with its practice heretofore (unless such payment is being contested in good faith by appropriate proceedings), shall incur no long-term indebtedness (it being agreed that the making of any accrual in respect of rent payable under the Lease (as defined in Section 10.2(i)) shall not be regarded as the incurrence of long-term indebtedness) and shall use its reasonable efforts to continue to solicit new clients and to offer investment advisory and related services (as applicable) in the ordinary course of business, to maintain its corporate records, to keep its accounts receivable current, to preserve its business organization and assets and maintain its rights, franchises and business and customer relations necessary to run the business as currently run in all material respects, to keep available the services of its employees, and to preserve the goodwill of its Clients, suppliers, and others with whom business relationships exist. Without in any way limiting the foregoing, and except as contemplated by this Agreement, LEVCO and the Stockholders agree that no LEVCO Entity will do any of the following prior to the Closing without the consent of BKF (given as provided in the last paragraph of this Section 8.1), which shall not be unreasonably withheld:

          (a) except as contemplated by the Interim Transactions, issue or sell any capital stock, option or other equity security of LEVCO or a LEVCO Subsidiary or any general partner interest in any of the Investment Partnerships;

          (b) other than as described on Schedule 6.14(b) of the LEVCO Disclosure Schedule, incur any indebtedness for borrowed money or issue or sell any debt securities;

          (c) other than as described on Schedule 6.14(b) of the LEVCO Disclosure Schedule or as described in clauses (i) or (ii) of Section 6.12(a), mortgage, pledge or otherwise subject to any Lien, any of its Assets, tangible or intangible;

          (d) amend any base salary of, or grant or amend any guaranteed bonus arrangement for, any director, officer, employee, sales representative, agent or consultant (other than any cost of living increase consistent with past practice) or hire any additional directors, officers, employees, agents or consultants except in the ordinary course of business;

          (e)  except as may be required by law, or as otherwise contemplated by
Section 8.4, amend in any material respect any LEVCO Benefit Plan or adopt any other employment, collective bargaining, bonus, profit-sharing, compensation, pension, health insurance, welfare, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of officers, directors, partners, stockholders, employees, sales representatives, agents or others except in the ordinary course of business;

          (f) amend its certificate of incorporation or bylaws, certificate of limited partnership, agreement of limited partnership, as the case may be, except as required by law or as contemplated by this Agreement or the Interim Transactions;

          (g) change in any material respect its accounting (including tax accounting) methods, practices or principles, except as required by law or GAAP;

          (h) enter into any type of business materially different from that conducted by LEVCO or any Investment Partnership as of the date of this Agreement (including, in the case of LEVCO and any LEVCO Subsidiary, any business that could be properly represented by a SIC Code other than 6282 or
6211);

          (i) declare or pay any dividend or distribution of its property (other than cash, cash equivalents or accounts receivable) or directly or indirectly redeem, purchase or otherwise acquire any shares of LEVCO or a LEVCO Subsidiary capital stock or any general partner interest in an Investment Partnership, except as contemplated by this Agreement;

          (j) other than as contemplated by Section 15.8 hereof and the Interim Transactions, allow any shares of LEVCO Common Stock, any shares of capital stock of a LEVCO Subsidiary or any general partner interest in any of the Investment Partnerships to be transferred or otherwise disposed of except as contemplated by this Agreement;

          (k) sell or dispose of any assets of a LEVCO Entity (other than accounts receivable), any of the proceeds of which sale are paid as a dividend or distribution to the Stockholders, or sell, lease, abandon or otherwise dispose of any of its material assets or acquire by merging or consolidating with, or by purchasing substantial portion of the assets of or equity in, or by any other means, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or otherwise acquire any material assets, except for purchases and sales of portfolio holdings and other assets in the ordinary course of business consistent with past practice and except as contemplated by the Interim Transactions and the disposition of the shares held by LEVCO on the date hereof in Cortech Inc. and Sugen, Inc.;

          (l) other than with respect to the purchase and sale of portfolio holdings and the entering into Investment Contracts in the ordinary course of business, make any commitment or enter into any Contract, except for (i) any commitment or Contract to be fully performed and discharged prior to Closing and
(ii) any commitment or Contract involving aggregate payments to or by a LEVCO Entity not in excess of $60,000, providing for termination without notice by LEVCO or the Investment Partnership on 90 days or fewer notice, and made by such LEVCO Entity in the ordinary course of business consistent with past practice;

          (m) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of LEVCO or any Investment Partnership, except as contemplated in connection with the Interim Transactions;

          (n) revalue any of its assets, including, without limitation, writing off notes or accounts receivable, other than revaluations of investment securities in the ordinary course of business consistent with past practice;

          (o) make any tax election or settle or compromise any material tax liability;

          (p) settle or compromise any pending or threatened suit, action or claim by any third party relating to the transactions contemplated hereby;

          (r) take any action which would make any of the representations or warranties of the Stockholders contained in the Agreement untrue or incorrect in any material respect (or in the case of representations and warranties which are qualified by their terms by a reference to materiality, untrue or incorrect in any respect), or would make it impossible to satisfy any of the conditions contained in Article X;

          (s) change its practice with respect to billing any fees, commissions or other payments to Clients under Investment Contracts or of management, incentive or other fees payable with respect to the portfolio holdings of the Investment Partnerships so as to cause any such fees, commissions or payments to be accrued in accordance with GAAP during any period prior to Closing that would have been accrued in any period subsequent to Closing;

          (t) incur or agree to incur any expense that would be payable in whole or in part after Closing that is not reflected in the expenses of the business in the three months prior to Closing, regardless of whether such expense or the action of incurring it would be otherwise permitted under this
Section 8.1; or

          (u)  agree or commit to do any of the foregoing;

it being understood, that any and all accounts receivable of LEVCO (including those which are billed but unpaid and those which have not been billed as of the Closing) accrued in accordance with GAAP prior to or as of the Closing Date (all such accounts receivable being herein referred to as "Assigned Accounts") may be assigned to the Stockholders on or prior to the Closing. If any LEVCO Entity shall propose to take any action requiring the consent of BKF as provided in this Section 8.1, it shall notify BKF in writing, which notice shall set forth all material details of the action it proposes to take. The directors and officers of LEVCO shall also make themselves reasonably available to answer any questions of BKF and its representatives concerning the proposed action. Unless BKF shall have objected in writing within fifteen Trading Days to the taking of such action by such LEVCO Entity, BKF shall be deemed to have consented to such action.

     8.2  Conduct of BKF's Business Prior to Closing.

          (a) BKF hereby covenants and agrees with LEVCO and the Stockholders that from the Signing Date through the Closing, BKF will not, nor will it permit Merger Subsidiary to, do any of the following except as provided in Section 8.2(b):

               (i) issue any capital stock, option or other equity security (other than pursuant to its dividend and capital gain reinvestment plan);

               (ii) amend its certificate of incorporation (other than to increase the number of authorized shares of BKF Common Stock) or bylaws, or amend the BKF Code of Ethics except as required by the Investment Company Act or the rules thereunder;

               (iii) issue or sell any debt securities, other than in connection with the financing of the transactions contemplated hereby;

               (iv) merge or consolidate with any Person or sell all or substantially all of its Assets to any Person;

               (v) acquire all or substantially all of the Assets of, or a controlling equity interest in, any other Person other than by means of a private placement investment consistent with BKF's past practice and
     Section 9.11 hereof;

               (vi) alter through merger, liquidation, reorganization, restructuring or other similar transaction its corporate structure; or

               (vii)  agree or commit to do any of the foregoing.

          (b) If BKF intends to take any of the foregoing actions, it shall provide the Stockholder Representative with all material terms of the proposed transaction and shall reasonably consult with the Stockholder Representative for the purpose of obtaining the Stockholder Representative's consent to such action, which consent shall not be unreasonably withheld. Unless the Stockholder Representative shall have objected in writing within fifteen Trading Days to the taking of such action by BKF, the Stockholder Representative shall be deemed to have consented to such action. In the event the Stockholder Representative shall not have consented to the taking of any of the actions described in Section 8.2(a) by BKF, and BKF shall take such action, the sole remedy of the Stockholders and LEVCO shall be to terminate this Agreement as provided in
Section 11.1.

          (c) Any credit facility entered into to finance all or any portion of the Merger Consideration for which any of the LEVCO Companies will be an obligor or guarantor shall contain terms and conditions mutually satisfactory to BKF and LEVCO and, in connection therewith, BKF and LEVCO shall cooperate with the other and, together with their respective representatives, consult thereon.

     8.3  Consents and Approvals.

          (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to cooperate with the others and use all reasonable efforts (except for those actions with respect to which this Agreement requires the use of reasonable best efforts) to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, under the HSR Act and all other applicable laws and regulations.

          (b) To the extent that the rights of LEVCO or any Investment Partnership under any contract, including any Investment Contract or Terminable Contract, may not be assigned without the consent or approval of another party thereto, LEVCO, as soon as practicable after the SEC shall have issued the SEC Order (as defined in Section 10.1(b)), shall use all reasonable efforts to obtain any such consent, and BKF shall cooperate with LEVCO in connection therewith. Without limiting the foregoing, LEVCO will use all reasonable efforts to obtain, or cause to be obtained, all consents necessary to be obtained in order to consummate the transactions contemplated hereby.

          (c) Each of the parties hereto agrees to cooperate with the others and use all reasonable efforts to obtain confirmation from the staff of the SEC or NASD, as appropriate, that the registration of LEVCO Broker Subsidiary as a broker-dealer will be treated as a successor registration pursuant to Rule 15b1-3 under the Exchange Act.

     8.4 Benefit Plans and Insurance. Prior to Closing, each of the parties hereto agrees to use its reasonable efforts and to cooperate with the others in order to develop the terms of, and to make appropriate arrangements for the implementation of, employee benefit plans covering employees of both BKF and the LEVCO Companies on a uniform basis after the Closing; provided, however, that nothing herein shall be construed as requiring BKF to extend its existing defined benefit plans to the employees of the LEVCO Companies. Each of the parties hereto also agrees to use its reasonable efforts and to cooperate with the others, prior to the Closing, in order to develop and arrange for the provision of insurance policies intended to cover both BKF and the LEVCO Companies after the Closing.

     8.5 Formation of Levco Broker Subsidiary. Prior to the Closing, LEVCO shall cause all of the Assets of LEVCO relating to its broker-dealer business to be contributed to LEVCO Broker Subsidiary. In connection therewith, LEVCO Broker Subsidiary shall comply with the covenants contained in Section 9.3. At the Closing, the net capital, as such term is defined in Rule 15c3-1 under the Exchange Act, will be in excess of 150% of the minimum net capital requirements of the Exchange Act and the laws of any jurisdiction in which LEVCO has been conducting broker-dealer business.

     8.6 Related Agreements. On or before the Closing, each of the parties thereto shall have entered into the Related Agreements.

                                   ARTICLE IX

                             ADDITIONAL AGREEMENTS

     9.1  Advisory Contract and Other Consents.

          (a) As soon as the SEC shall have issued the SEC Order, LEVCO shall cause all of the Clients under LEVCO's Investment Contracts to be informed of the transactions contemplated by this Agreement and shall, in compliance with the Investment Advisers Act, give each such Client an opportunity to consent to the assignment of its Investment Contract. LEVCO shall use its reasonable best efforts to obtain each such Client's actual written consent to assignment of its Investment Contract to the Surviving Corporation and, upon the Contribution, to the Investment Adviser Subsidiary on terms at least as favorable to the Investment Adviser Subsidiary as the terms of such Investment Contract on the date hereof (each a "Client Consent" and collectively, the "Client Consents").

          (b) Notwithstanding Section 9.1(a), as soon as reasonably practicable after execution of this Agreement, LEVCO shall cause each Investment Company Client to be informed of the transactions contemplated by this Agreement and LEVCO and the Stockholders shall use their reasonable best efforts to cause each such Investment Company, in compliance with the Investment Company Act, to enter into a new Advisory Contract with the Surviving Corporation, having terms at least as favorable as the existing Advisory Contract and effective at the Closing, or consent in writing to assignment of the existing Advisory Contract to the Surviving Corporation. The Stockholders shall pay all expenses, if any, incurred by or on behalf of the Investment Company in connection with such new Advisory Contract or consent to assignment, including, without limitation, the costs relating to any proxy solicitation, to the extent required by the Investment Company. LEVCO agrees to use its reasonable best efforts to cause BKF to be given an opportunity to review and comment upon, prior to use, drafts of any materials to be given to security holders of an Investment Company describing the transactions contemplated by this Agreement, including proxy materials or materials prepared pursuant to any SEC exemptive orders.

          (c) It is contemplated by the parties that prior to the Closing, the ownership of the general partner interests in each of the Investment Partnerships will be restructured as set forth in Schedule 9.1(c). Promptly following the execution and delivery of this Agreement, LEVCO shall establish, subject to BKF's approval which shall not be unreasonably withheld or delayed, appropriate procedures to notify the limited partners in the Investment Partnerships of the transactions contemplated by Schedule 9.1(c) and to obtain all necessary consents thereto from such limited partners including but not limited to any consents necessary to amend, if necessary, the agreement of limited partnership of each Investment Partnership to permit consummation of the transactions contemplated by this Agreement. LEVCO shall deliver to BKF drafts of the consent solicitation materials and amendments to the agreements of limited partnership of the Investment Partnerships so as to afford BKF an opportunity to review and comment on such documents. LEVCO shall not send the consent solicitation materials to the partners in the Investment Partnerships until LEVCO has received from BKF comments thereon or written notice that it has no comments, and BKF shall supply such comments or notice reasonably promptly and in any event within ten Trading Days after receipt of such materials. All amendments to the agreements of limited partnership of the Investment Partnerships (i) shall be in form and substance reasonably satisfactory to BKF,
(ii) shall provide for all management fees and performance fees (including, subject to Section 10.2(h), the Meadow Lane Associates, L.P. Performance Fees (as defined in Schedule 9.1(c))) to be paid either to the Surviving Corporation or to G.P. Subsidiary and all incentive allocations to be allocated to G.P. Subsidiary (iii) if requested by BKF, will eliminate the ability of G.P. Subsidiary after the Closing to pay any Person, other than G.P. Subsidiary, any management fee, incentive fee or performance fee described on Schedule 9.1(c), to allocate to any Person other than G.P. Subsidiary, any incentive allocation described on such Schedule or to exclude Persons associated with LEVCO or Surviving Corporation in calculating any such fee or allocation. LEVCO shall obtain copies of all written responses to such notifications and partner consents and a written report describing all oral responses to such notifications, all of which shall be made available to BKF.

     9.2  Approval by Holders of BKF Common Stock; Related Indemnities.

          (a) The parties hereto shall cooperate with one another as provided in this Section 9.2 to obtain the approval of the Stockholder Approval Matters, in each case by the affirmative vote of a majority of the outstanding shares of BKF Common Stock (such approval being referred to hereinafter as the "BKF Stockholder Approval"). BKF shall, as soon as practicable after the Notice shall have been published in the Federal Register, take all action necessary in accordance with the Corporation Law and its certificate of incorporation and bylaws to convene a meeting of BKF's stockholders to, among other things, seek to obtain the BKF Stockholder Approval, and BKF shall consult with LEVCO in connection therewith.

          (b) In connection with obtaining the BKF Stockholder Approval, the parties shall cooperate with one another to make full and complete disclosure of all facts material to the giving of such BKF Stockholder Approval, and BKF shall use its reasonable best efforts and take prompt steps to prepare, file and clear with the SEC the Proxy Materials (as defined below) and to disseminate to its security holders the Proxy Materials, all at the expense of BKF. BKF shall bear all expenses in connection with the preparation of the Proxy Materials, except that LEVCO shall bear its expenses (including legal and accounting fees and expenses) in connection with preparing any information concerning LEVCO required to be included in the Proxy Materials and in reviewing the Proxy Materials. BKF shall use its reasonable best efforts to obtain the BKF Shareholder Approval, which may include, in BKF's sole judgment, the engagement of a proxy solicitation agent. The Proxy Statement included in the Proxy Materials shall include the recommendation of the Board of Directors of BKF in favor of the Stockholder Approval Matters (the "Recommendation") unless (i) BKF shall not have received for inclusion in the Proxy Materials an opinion from Lazard to the effect that the consideration to be paid in the Merger is fair to BKF from a financial point of view or (ii) the Board of Directors of BKF concludes in good faith upon the written advice of outside counsel that such action is necessary for the Board of Directors of BKF to comply with its fiduciary obligations to stockholders under applicable law. The term "Proxy Materials" means the proxy statement, form of proxy and any additional soliciting materials, including all amendments and supplements thereto, used or intended for use in connection with obtaining the BKF Stockholder Approval.

          (c) BKF shall deliver drafts of the Proxy Materials to LEVCO a reasonable time prior to filing such documents with the SEC and prior to mailing the Proxy Statement to BKF Stockholders so as to afford LEVCO and the Stockholders an opportunity to review and comment on such documents. BKF shall not file the Proxy Materials with the SEC until BKF has received from LEVCO comments regarding the Proxy Materials, or written notice that it has no such comments and LEVCO shall supply such comments or notice reasonably promptly and in any event within ten Trading Days after receipt of the Proxy Materials. BKF shall notify LEVCO promptly of the receipt of any comments of the SEC regarding the Proxy Materials and of any request by the SEC for amendments or supplements or for additional information with respect thereto, and will supply LEVCO with copies of all correspondence between BKF and its representatives, on the one hand, and the SEC or the members of its staff, on the other hand, with respect to the Proxy Materials. BKF, LEVCO and the Stockholders each shall use all reasonable efforts to obtain and furnish the information required to be included in the Proxy Materials, including preparation of the BKF Subsequent Financials and LEVCO Subsequent Financials.

          (d) BKF represents that the Proxy Materials, on the date such materials are filed with the SEC, on the date such materials are first mailed to BKF's stockholders and on the date of the stockholders meeting at which the BKF Stockholder Approval is sought (and on the dates of any adjourned sessions of such meeting), shall not include a misstatement of a material fact and shall not omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which made, not false or misleading; provided that such representation shall not apply to the extent that any such misstatement of a material fact or omission of a material fact was made by BKF in conformity with information concerning LEVCO or the Stockholders furnished to BKF by LEVCO or the

Stockholders in writing specifically for inclusion in the Proxy Materials. BKF agrees to notify LEVCO and the Stockholders of, and to take all reasonable actions within its power to correct, any such information provided by BKF for use in the Proxy Materials which shall have become false or misleading in any material respect prior to the Closing. The Proxy Materials, when filed by BKF with the SEC, shall comply as to form in all material respects with all requirements of applicable law.

          (e) The Stockholders represent, jointly and severally, that the information concerning LEVCO and the Stockholders furnished by them in writing specifically for inclusion in the Proxy Materials, on the date such materials are filed with the SEC, on the date such materials are first mailed to BKF's Stockholders and on the date of the stockholders meeting at which the BKF Stockholder Approval is sought (and on the dates of any adjourned sessions of such meeting), shall not include a misstatement of a material fact and shall not omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which made, not false and misleading. LEVCO and each Stockholder agrees to notify BKF of, and to take all reasonable actions within their power to correct, any such information provided by such Person for use in the Proxy Materials which shall have become false or misleading in any material respect prior to Closing.

     9.3  Compliance with Securities Laws.

          (a) Within thirty (30) days after the Closing and at LEVCO's expense (which expense, to the extent incurred after Closing, will be paid by inclusion of amounts therefor in the cash on hand of LEVCO at Closing as contemplated by
Schedule 10.2(o)), the Investment Adviser Subsidiary shall prepare and file with the SEC a Form ADV for the Investment Adviser Subsidiary. Prior to the Closing, LEVCO shall cooperate fully with BKF in furnishing information needed to prepare such Form ADV.

          (b) At LEVCO's expense (which expense, to the extent incurred after Closing, will be paid by inclusion of amounts therefor in the cash on hand of LEVCO as contemplated by Schedule 10.2(o)), BKF, the Surviving Corporation or Investment Adviser Subsidiary shall file, and (to the extent such filings are prepared or made prior to Closing) LEVCO shall cooperate fully with BKF in preparing and filing, all such other forms and other documents required to be filed or delivered under applicable federal and state laws, and regulations promulgated thereunder, relating to or regulating the activities of investment advisers, including without limitation the Investment Advisers Act, the Exchange Act and the Securities Act, as a result of the consummation of the transactions contemplated by this Agreement.

          (c) Prior to the Closing and at LEVCO's expense, LEVCO shall prepare and file with the Commodity Futures Trading Commission, and BKF shall cooperate fully with LEVCO in preparing and filing the appropriate CTA registration forms on behalf of the Investment Adviser Subsidiary and CPO registration forms on behalf of G.P. Subsidiary, and such registrations (i) shall have become effective under the Commodity Exchange Act prior to or upon Closing or (ii) shall be scheduled to become effective within the period of time that Investment Adviser Subsidiary and G.P. Subsidiary shall be entitled to rely on the registrations of their respective predecessors pursuant to applicable successor registration provisions. In addition, and at LEVCO's expense, LEVCO shall prepare and file with the NFA on behalf of the Investment Adviser Subsidiary and G.P. Subsidiary, and BKF shall cooperate fully with LEVCO in preparing and filing, all such other documents required to be filed or delivered in order to qualify each of Investment Adviser Subsidiary and G.P. Subsidiary as a member of the NFA.

          (d) Within thirty (30) days after the Closing Date and at LEVCO's expense (which expense, to the extent incurred after Closing, will be paid by inclusion of amounts therefor in the cash on hand of LEVCO at Closing as contemplated by Schedule 10.2(o)), the Surviving Corporation or the Investment Adviser Subsidiary shall prepare and file with the Central Registration Depository a Form BD for LEVCO Broker Subsidiary. In addition, within thirty
(30) days after the Closing Date and at LEVCO's expense (which expense, to the extent incurred after Closing, will be paid by inclusion of amounts therefor in the cash on hand of LEVCO at Closing as contemplated by Schedule 10.2(o)), the Surviving Corporation or the Investment Adviser Subsidiary shall prepare and file with the NASD all such other documents required to be filed or delivered in order to qualify LEVCO Broker Subsidiary as a member of the NASD and to transfer all employee registrations and qualifications of LEVCO employees in connection therewith. Prior to the Closing, LEVCO shall cooperate fully with BKF in furnishing information needed to prepare such Form BD and other documents.

          (e) At LEVCO's expense (which expense, to the extent incurred after Closing, will be paid by inclusion of amounts therefor in the cash on hand of LEVCO at Closing as contemplated by Schedule 10.2(o)), BKF, the Surviving Corporation, the Investment Adviser Subsidiary or LEVCO Broker Subsidiary shall file, and (to the extent such filings are prepared or made prior to Closing) LEVCO shall cooperate fully with such Persons in preparing and filing, all such other forms and other documents required to be filed or delivered under applicable federal and state laws, and regulations promulgated thereunder, relating to or regulating the activities of broker-dealers, including without limitation the Exchange Act and the Securities Act, as a result of the consummation of the transactions contemplated by this Agreement.

          (f) Prior to the Closing, LEVCO shall, at LEVCO's expense, register as an investment adviser in each state where LEVCO is required to be so registered, including those states in which registration is required as set forth in Schedule 6.20(c)(i)(a) of the LEVCO Disclosure Schedule, and each employee of LEVCO who is required to be registered or qualified under the laws and regulations of such state relating to the activities of investment advisers shall be so registered and qualified.

          (g) Prior to the Closing, LEVCO shall, at LEVCO's expense, register as a broker-dealer in each state where LEVCO is required to be so registered, including those states in which registration is required as set forth in
Schedule 6.22(a) of the LEVCO Disclosure Schedule, and each employee of LEVCO required to be so registered or qualified under the laws and regulations of each such state relating to the activities of broker-dealers shall be so registered and qualified.

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

     9.4 Current Information. During the period from the date of this Agreement to the Closing, each of LEVCO and BKF will cause one or more of its representatives to confer on a regular and frequent basis with representatives of the other party with respect to the status of its ongoing operations. Each party will promptly notify the other parties of any material change in the normal course of its business or of any complaints from a Governmental Entity or regulatory authority or a self-regulatory body, investigations or hearings (or communications indicating that the same may be contemplated), the institution or the threat of any litigation that comes to their attention which would, in any manner, challenge, prevent, alter or materially delay any of the transactions contemplated hereby and each party will keep the other party informed with respect to such events. LEVCO and BKF will notify each other of the status of regulatory applications and third party consents related to the actions contemplated hereby.

     9.5  Access: Information.

          (a) From and after the date hereof, LEVCO shall afford to BKF and its representatives, and BKF shall afford to LEVCO and its representatives, such access during normal business hours and without material business interruption to the other's books, records (including, without limitation, tax returns and appropriate work papers of independent auditors under normal professional courtesy), Assets and such other information as BKF or LEVCO may reasonably request. After the Closing, BKF shall retain or cause the Surviving Corporation to retain for tax and regulatory purposes and to otherwise comply with this Agreement, all related books and records and other information relating to years 1988-1995 for at least seven years after each of the respective taxable years 1988-1995.

          (b) All non-public records, books, contracts, instruments, computer data and other data and information (collectively, the "Information") concerning the other parties furnished pursuant to this Agreement shall be subject to the Confidentiality Letter Agreement (as defined in Section 15.1 hereinafter) and the confidentiality agreements contained in Section 13.2, as applicable. In the event of the termination of this Agreement, each party shall return or destroy all Information furnished to such party and its representatives hereunder and all analyses, compilations, data, studies, other documents prepared by such party or its representatives containing or based in whole or in part on any such Information.

     9.6  Non-Solicitation.

          (a) The Stockholders and LEVCO agree that neither any Stockholder, LEVCO nor any of LEVCO's directors, officers or employees nor any agent or representative of any Stockholder or LEVCO (including, without limitation, any investment banker, attorney or accountant retained by any of them) shall initiate, solicit, encourage or entertain, directly or indirectly, any inquiries or the making of any proposal or offer with respect to a merger, consolidation or similar transaction involving, or any purchase of any substantial portion of the assets or any substantial portion of the equity securities of LEVCO, or the assignment of any substantial portion of any investment advisory, subadvisory or distribution agreement by LEVCO, or the transfer of general partner interests in any of the Investment Partnerships other than as contemplated by the Interim Transactions (any of the foregoing, a "LEVCO Competing

Proposal") or engage in any negotiations concerning, or provide any confidential information or data with respect to, or have any discussions with any Person relating to, a LEVCO Competing Proposal. The Stockholders and LEVCO shall promptly notify BKF of any written or oral communications received by any of them from any Person with respect to any LEVCO Competing Proposal.

          (b) BKF agrees that neither it nor any of its directors, officers or employees nor any agent or representative of it (including without limitation, any investment banker, attorney or accountant retained by any of them) shall initiate or solicit, directly or indirectly, the making of any proposal or offer with respect to the purchase by BKF of a substantial portion of the equity securities or assets of, or a merger, consolidation or similar transaction involving, an entity registered under the Investment Advisers Act (any of the foregoing a "BKF Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data with respect to, or have any discussions with any Person relating to any BKF Acquisition Proposal, and shall promptly notify LEVCO of any written or oral communication received by any of them from any Person proposing that BKF make any BKF Acquisition Proposal.

     9.7 Notification of Certain Matters. Each party shall give prompt notice to the other parties of: (i) the occurrence or non-occurrence of any event which would be likely to cause any representation and warranty contained herein to be untrue or inaccurate in any material respect (or in the case of representations and warranties contained herein qualified by their terms by a reference to materiality, to be untrue or inaccurate in any respect), and (ii) any inability by such party to comply with or satisfy a condition or agreement contained herein or in any Related Agreement in any material respect.

     9.8 Press Releases, Etc. Each of LEVCO, the Stockholders and BKF agree that, without notification to the other a reasonable time in advance of such disclosure, it shall not disclose the negotiation or execution of this Agreement or of any information concerning the transactions contemplated hereunder to BKF stockholders or clients of LEVCO or BKF or to other Persons (other than Persons employed by or consultants to any LEVCO Entity or the Stockholders, BKF, any of BKF's subsidiaries or affiliates and their respective attorneys, investment bankers and accountants) in advance of the publication by LEVCO and BKF of press releases (as appropriate) on such matters pursuant to this Section 9.8. LEVCO and BKF will consult with each other as to the form, substance and timing of any press release or other public disclosure of the existence of this Agreement, matters related to this Agreement or any of the transactions contemplated hereby and no such press release or other public disclosure shall be made without the consent of the other, which shall not be unreasonably withheld or delayed; provided, however, that the parties may make such disclosures as are required by law after making reasonable efforts in the circumstances to consult in advance with the other parties. The provisions of this Section 9.8 shall apply not only to the initial public disclosures by each party but also to the form and content of any and all subsequent press releases or other public disclosure.

     9.9 Tax Information. LEVCO shall cooperate in obtaining from the appropriate taxing authority for BKF's review tax account information for federal, state or local taxes of LEVCO and the Investment Partnerships, as reasonably requested by BKF.

     9.10 Updated Financial Statements.

          (a) As soon as possible following the completion of the fiscal year ending December 31, 1995 (and in any event not later than 90 days after the completion of such fiscal year), LEVCO will deliver to BKF with respect to itself and each Investment Partnership a balance sheet as at December 31, 1995 together with the related financial statements for the year then ended as to which financial statements the independent public accountants of LEVCO and the respective Investment Partnerships shall have issued an unqualified opinion. In connection with the preparation of Proxy Materials, LEVCO shall also deliver to BKF with respect to itself and each Investment Partnership such quarterly balance sheets and related financial statements as are required to be included in the Proxy Materials by the Exchange Act and the rules of the SEC thereunder. All of such balance sheets and financial statements (including the notes thereto, if any) are collectively called the "LEVCO Subsequent Financials." LEVCO shall also deliver to BKF each FOCUS Report filed by it with the SEC prior to the Closing, as soon as practicable after the filing of such report with the SEC.

          (b) Prior to the Closing Date and as soon as possible following the completion of the fiscal year ending December 31, 1995 (and in any event not later than 90 days after the completion of any such fiscal year), BKF will deliver to LEVCO with respect to itself a statement of assets and liabilities as at December 31, 1995 together with the related statements of operations, changes in net assets and cash flows for the year then ended as to which financial statements the independent public accountants of BKF shall have issued an unqualified opinion. In connection with the preparation of Proxy Materials, BKF shall also deliver to LEVCO such quarterly balance sheets and related financial statements as are required to be included in the Proxy Materials by the Exchange Act and the rules of the SEC thereunder. All of such statements of assets and liabilities and statements of operations, changes in net assets and cash flows (including the notes thereto, if any) are collectively called the "BKF Subsequent Financials." BKF shall also deliver to LEVCO each Form N-SAR filed by it with the SEC prior to Closing, as soon as practicable after the filing of such report with the SEC.

          (c) The LEVCO Subsequent Financials shall be LEVCO Financial Statements for purposes of Section 6.7 and shall comport with the requirements of the Exchange Act and Regulation S-X. The BKF Subsequent Financials shall be BKF Financial Statements for purposes of Section 7.8 and shall comport with the requirements of the Exchange Act and Regulation S-X.

     9.11 BKF Portfolio. After the Signing Date hereof and prior to the Closing Date, BKF will not acquire assets for its portfolio of private placement securities if such acquisition will cause BKF's portfolio of private placement securities to exceed 25% of its total net assets.

     9.12 Payment of Certain Transaction Expenses. BKF shall pay or cause to be paid the Transaction Expenses on or before the Closing Date.

     9.13 LEVCO Closing Balance Sheet. On or immediately prior to the Closing Date, each LEVCO Entity will discharge and satisfy all liabilities, absolute, accrued, contingent or otherwise, that would be required to be recorded on a balance sheet of such LEVCO Entity prepared in accordance with GAAP as of the Closing, except accrued rental expense under the Lease and any other liability as to which BKF has consented as set forth in Section 8.1.

     9.14 Treatment of Accounts Receivable. BKF shall cause Surviving Corporation and Investment Adviser Subsidiary to send a notice to each Client of an Assigned Account (in a form mutually acceptable to BKF and the Stockholder Representative, the "Payment Instructions") to the effect that payment should be sent by such Client to an account designated by the Stockholder Representative
(i) to the extent that such Assigned Account was billed, but not paid, prior to the Closing, in an amount equal to the amount so billed (unless LEVCO shall have previously sent such Payment Instructions, it being understood that, notwithstanding Section 8.1 hereof, BKF hereby acknowledges that LEVCO may send such mutually acceptable instructions prior to Closing), such Payment Instructions to be sent on or promptly following the Closing, (ii) if not billed prior to the Closing, such Payment Instructions to be sent in the next quarterly bill sent to such Client (the timing of which shall be consistent with LEVCO's past billing practices) (the amount so billed, the "Billed Amount"), (A) to the extent such Assigned Account reflects fee accruals by LEVCO for a full fiscal quarter, in an amount equal to such accruals, (B) to the extent such Assigned Account reflects fee accruals by LEVCO for one month, in an amount equal to one-third of the Billed Amount, or (C) to the extent such Assigned Account reflects fee accruals by LEVCO for two months, in an amount equal to two-thirds of the Billed Amount.

     9.15 Bifurcation Event.

          (a) If BKF or its representatives are informed by the staff of the SEC that the SEC Order will not contain exemptive relief allowing the LEVCO Companies to compensate certain of their key employees ("Key Employees") pursuant to a "profit-sharing" plan within the meaning of Section 17(d) of the Investment Company Act and Rule 17d-1 thereunder or that inclusion of such request for relief will materially delay the processing of BKF's application for exemptive relief (a "Bifurcation Event"), the parties agree as follows:

               (i) Promptly after BKF or its representatives have been so informed by the staff of the SEC, BKF shall notify the Stockholders of the happening of such Bifurcation Event;

               (ii) Compensation of the Key Employees will be made in accordance with Section 4(b)(ii) of each such Key Employee's employment agreement entered into pursuant to Section 10.2(d) hereto and any compensation contemplated by Section 4(b)(i) of such Key Employee's employment agreement shall be null and void; and

               (iii) BKF, Merger Subsidiary and Investment Adviser Subsidiary agree, notwithstanding (i) and (ii) above, to continue to use their reasonable best efforts to obtain from the SEC prior to Closing exemptive relief allowing the LEVCO Companies to compensate Key Employees pursuant to a "profit-sharing" plan within the meaning of Section 17(d) of the Investment Company Act and Rule 17d-1 thereunder.

          (b) If BKF or its representatives are informed by the staff of the SEC that the Notice will not contain exemptive relief allowing an affiliated person of BKF or the LEVCO Companies (as that term is defined in Section 2(a)(3) of the Investment Company Act as modified by the Order) to own limited partner interests in the Investment Partnerships or that inclusion of such request for relief will materially delay the processing of BKF's application for exemptive relief (an "L.P. Bifurcation Event"), the parties agree as follows:

               (i) Promptly after BKF or its representatives have been so informed by the staff of the SEC, BKF shall notify the Stockholders of the happening of such L.P. Bifurcation Event;

               (ii) To the extent necessary to prevent an L.P. Bifurcation Event, (x) each Stockholder owning a general partner or limited partner interest in any Investment Partnership shall, prior to the Closing Date, redeem such partner interest in accordance with the agreement of limited partnership of each such Investment Partnership, as applicable, and (y) LEVCO and all Stockholders shall cause the limited partner interest of any limited partner owning an interest of 5% or more of the capital of any Investment Partnership to be redeemed in accordance with the agreement of limited partnership of such Investment Partnership to the extent necessary to cause such limited partner's interest to be less than 5% of the capital of such Investment Partnership, such that at the Closing Date, except as permitted by the SEC Order, no affiliated person of BKF or the LEVCO Companies (as that term is defined above) shall own any general or limited partner interest in any Investment Partnership; and

               (iii) BKF, Merger Subsidiary and Investment Adviser Subsidiary agree, notwithstanding (i) and (ii) above, to continue, until such relief is either granted or denied, to use their reasonable best efforts to obtain from the SEC exemptive relief allowing affiliated persons of BKF or the LEVCO Companies (as that term is defined above) to own limited partner interests in the Investment Partnerships.

     9.16 Bridge Partners. Prior to the Closing, LEVCO will cease to be a general partner of Bridge Partners.

     9.17 LEVCO Stockholder Approval. The Stockholders shall, as promptly as possible after the execution of this Agreement, execute a unanimous written consent as holders of all of the outstanding capital stock of LEVCO, approving and adopting this Agreement and the Merger, and shall promptly deliver a copy of such consent to BKF.

                                   ARTICLE X

                                   CONDITIONS

     10.1 Conditions to Each Party's Obligations to Consummate. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver in writing at or prior to the Closing of the following conditions:

          (a) No Termination. None of the parties shall have terminated this Agreement pursuant to Section 11.1.

          (b) SEC Order. The SEC shall have issued the order (the "SEC Order") requested by BKF in SEC Proceeding No. 812-9528, granting exemptive relief from provisions of the Investment Company Act and rules thereunder, and the SEC Order, in the sole judgment of BKF after reasonable consultation with LEVCO, shall be adequate to permit consummation by BKF of the transactions contemplated by this Agreement and the Related Agreements, and shall not have imposed any condition, requirement or commitment in connection therewith which, in the sole judgment of BKF, is reasonably likely to have a Material Adverse Effect on the Surviving Corporation, Investment Adviser Subsidiary and the LEVCO Subsidiaries (collectively, the "LEVCO Companies"), considered as one enterprise, or BKF.

          (c) Other Regulatory Requirements. The transactions contemplated by this Agreement shall have been approved by any Governmental Entity or self-regulatory body, the approval of which is required to permit consummation thereof (except such approvals which Section 9.3 contemplates will be obtained after Closing), without the imposition of any condition, requirement or commitment which is reasonably likely to have a Material Adverse Effect on the LEVCO Companies, considered as one enterprise, or BKF; and all waiting periods arising under the HSR Act or any other applicable law shall have duly lapsed or been terminated.

          (d) Absence of Litigation. No action or proceeding shall have been instituted or threatened on or before the Closing Date before any Governmental Entity pertaining to the transactions contemplated by this Agreement, the result of which is reasonably likely to prevent or make illegal the consummation of such transactions or which would be reasonably likely to have a Material Adverse Effect on the LEVCO Companies, considered as one enterprise, or BKF. Neither BKF nor LEVCO shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which either enjoins or prohibits the consummation of any of the transactions contemplated by this Agreement.

          (e) BKF Stockholder Approval. BKF Stockholder Approval shall have been obtained.

          (f) CTA and CPO Registration. The registration of Investment Adviser Subsidiary as a CTA and the registration of G.P. Subsidiary as a CPO under federal law and as a member of the NFA shall have been filed and become effective or be scheduled to become effective as provided in Section 9.3(d).

          (g) Escrow Agreement. BKF, the Stockholders and the Escrow Agent (as defined in Section 12.7) shall have entered into an Escrow Agreement in substantially the form of Exhibit 12.7.

          (h) Registration Rights Agreement. BKF and the Stockholders shall have entered into a Registration Rights Agreement in substantially the form of
Exhibit 10.1(h).

          (i) Portfolio Management Agreement. BKF and Investment Adviser Subsidiary shall have entered into an agreement whereby Investment Adviser Subsidiary will manage certain assets of BKF, such agreement to be substantially in the form of Exhibit 10.1(i).

          (j) NYSE Listing. The shares of BKF Common Stock to be issued pursuant to the Merger shall have been approved for listing on the Exchange, subject to notice of issuance.

     10.2 Conditions Precedent to BKF's and Merger Subsidiary's Obligations. The obligation of BKF and Merger Subsidiary to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver (in writing) at or prior to the Closing of the following conditions;

          (a) Representations and Warranties. The representations and warranties of the Stockholders set forth or referred to in this Agreement and in any schedule or exhibit hereto shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) (i) as of the Signing Date and (ii) as of the Closing Date, as though made on and as of each such date, except (x) for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, (y) as expressly contemplated or permitted by this Agreement and (z) for in the case of the representations and warranties made on and as of the Closing Date, such inaccuracies which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the LEVCO Companies, considered as one enterprise, or BKF or on the ability of the parties to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, the parties acknowledge and agree that if Closing Assets Under Management as to which an Agreed Consent has been duly obtained and is in full force and effect are less than 100% but greater than 75% of the Base Assets Under Management (in each case, calculated in accordance with Section 2.1(b) hereof), then any reduction in the Assets Under Management since the date of this Agreement shall not constitute a Material Adverse Effect on BKF or the Surviving Corporation, or on the ability of the parties to consummate the transactions contemplated by this Agreement.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of LEVCO and the Stockholders to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with by them in all material respects.

          (c) Certificates. The Stockholders shall have delivered a certificate, dated as of the Closing Date and signed by each of them, to the effect that the conditions set forth in Sections 10.2(a) and (b) of this Agreement have been satisfied. Notwithstanding the foregoing, if BKF and Merger Subsidiary shall elect to enter into and complete the Closing despite the fact that the Stockholders shall have specifically indicated in the certificate described in the immediately preceding sentence any inaccuracy or inaccuracies as to any representation or warranty of the Stockholders contained in this Agreement (when read together with the LEVCO Disclosure Schedule) or any Related Agreement that the Stockholders reasonably expect, individually or in the aggregate, will have a Material Adverse Effect on the LEVCO Companies, considered as one enterprise, or BKF or on the ability of the parties to consummate the transactions contemplated by this Agreement, the Stockholders shall not be liable to BKF for any Losses (as defined in Section 12.2) arising out of or resulting from the specified inaccuracy or inaccuracies. The Stockholders shall also have caused to be delivered a certificate, dated the Closing Date and signed by the Stockholders, certifying (i) the dollar amount of LEVCO's Closing Assets Under Management at the Closing as to which an Agreed Consent has been duly obtained and is in full force and effect, (ii) the dollar amount of the Partnership Capital, (iii) that Section 9.12 has been complied with and (iv) that the condition contained in Section 10.2(o) has been complied with.

          (d) Employment Agreements. Levin shall have entered into an employment agreement with BKF and the Merger Subsidiary, for itself and as the Surviving Corporation, substantially in the form of Exhibit 10.2(d)(i), such agreement to become effective at Closing. Melody L. Prenner Sarnell and Jeffrey
A. Kigner shall each have entered into an employment agreement with Merger Subsidiary for itself and as the Surviving Corporation, substantially in the form of Exhibit 10.2(d)(ii), such agreements to become effective at Closing.

          (e) Opinion of Counsel. BKF shall have received (i) an opinion from Paul, Weiss, Rifkind, Wharton & Garrison, substantially as provided in Exhibit 10.2(e)(i) hereto and (ii) an opinion from Schulte Roth & Zabel, substantially as provided in Exhibit 10.2(e)(ii), in each case addressed to BKF and dated the Closing Date. Such counsel may specify the jurisdiction or jurisdictions in which the partners thereof are admitted to practice and that they are not admitted to practice in any other jurisdiction or experts in the law of any other jurisdiction. To the extent the foregoing opinion concerns the laws of any other jurisdiction (or in the case of the opinion of Schulte Roth & Zabel, relates to state securities laws), such opinion of counsel may be rendered by other counsel admitted to practice in such other jurisdiction reasonably satisfactory to BKF (or in the case of any opinion of Schulte Roth & Zabel relating to state securities laws, may be rendered by other counsel with specialized expertise in such area, such counsel to be satisfactory to BKF in its sole discretion), such opinion of counsel to be to the same effect as the applicable opinion set forth in Exhibit 10.2(e)(i) or Exhibit 10.2(e)(ii), as the case may be, and otherwise in customary form with customary exceptions.

          (f) Consents. LEVCO shall have obtained written consent to the assignment of the Contracts that are set forth on Schedule 10.2(g) to the LEVCO Disclosure Schedule.

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

          (g) LEVCO Stockholders' Agreement. The Stockholders' Agreement between LEVCO and the Stockholders and each of the agreements related thereto, each as described on Schedule 5.3(b) of the LEVCO Disclosure Schedule, shall have been terminated.

          (h) Investment Partnerships. The consent of the required percentage of the limited partners of each Investment Partnership to the transactions contemplated by Section 9.1(c) and Schedule 9.1(c) shall have been obtained in accordance with the Delaware Revised Uniform Limited Partnership Act and the agreement of limited partnership of such Investment Partnership; provided that this condition shall not be deemed not to have been satisfied by reason of the failure of the partners of Meadow Lane Associates, L.P. to approve an amendment to the agreement of limited partnership of Meadow Lane Associates, L.P. providing that the Meadow Lane Associates, L.P. Performance Fees (as defined in
Schedule 9.1(c) of the LEVCO Disclosure Schedule) be paid to G.P. Subsidiary, if the amendment has been submitted to such partners for their approval or disapproval and LEVCO has used its reasonable best efforts to cause that amendment to be approved.

          (i) Lease. LEVCO shall have received a consent, in form and substance reasonably satisfactory to BKF, from the landlord under its lease (the "Lease"), for its offices at One Rockefeller Plaza, 25th Floor, New York, New York 10020 to the change of ownership of LEVCO contemplated hereby.

          (j) Certificate Regarding Constituent Documents. LEVCO shall have delivered a certificate, dated as of the Closing Date, and signed on its behalf by its Secretary or an Assistant Secretary, certifying that since the date hereof, there have been no amendments or other modifications to the certificate of incorporation or bylaws of LEVCO, and that the officers of LEVCO are those persons named in the certificate.

          (k) Subsequent Financials. LEVCO shall have delivered to BKF the LEVCO Subsequent Financials, all as required by Section 9.10.

          (l) Approval of Documentation. The form and substance of all opinions, certificates and other documents delivered hereunder shall be reasonably satisfactory in all respects to BKF and its counsel.

          (m) Written Contracts. All Investment Contracts to which LEVCO is a party as of the Closing Date shall be in writing, shall reflect the current fee arrangements between LEVCO and the client, and shall provide for the receipt of compensation by LEVCO.

          (n) John A. Levin. As of the Closing Date, Levin shall be President and Chief Executive Officer of LEVCO and shall not have any health condition or disability which would be reasonably likely to prevent him from performing immediately after the Closing in the capacities contemplated by the employment agreement to be entered into by him referred to in Section 10.2(d). Any question as to the existence of any health condition or disability of Levin for purposes of this Agreement as to which Levin and BKF cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Levin and BKF. If Levin and BKF cannot agree as to a qualified independent physician, each shall appoint such a

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

physician and those two physicians shall select a third who shall make such determination in writing. The determination of whether or not Levin shall have a health condition or disability made in writing to BKF and Levin shall be final and conclusive for all purposes of this Agreement.

          (o) Working Capital. LEVCO's cash on hand immediately prior to the Closing shall not be less than the amount calculated in accordance with Schedule 10.2(o).

          (p) Investment Adviser Registration. LEVCO shall have received notice of the effective registration (i) of LEVCO as an investment adviser and (ii) of each employee of LEVCO acting as an agent or representative of LEVCO, in each state in which LEVCO is required to be so registered, including, without limitation, those states in which registration is required as set forth in
Schedule 6.20(c)(i)(a) of the LEVCO Disclosure Schedule, and each such notice of registration shall not limit the extent and manner to which LEVCO or any of its agents or representatives may conduct business, other than as required, in the ordinary course, by the Investment Advisers Act, or by applicable state law, the rules and regulations thereunder, or the securities regulatory authority which administers such state law, rules and regulations. There shall be no actions, suits or proceedings pending or threatened before any court, commission, agency or other administrative authority or other Governmental Entity by or against LEVCO resulting from LEVCO's or any of its agents' or representatives' failure to be registered as an investment adviser in any state where LEVCO and its agents or representatives were or are required to be so registered.

          (q) Broker-Dealer Registration. LEVCO or LEVCO Broker Subsidiary shall have received notice of the effective registration (i) of LEVCO or LEVCO Broker Subsidiary as a broker-dealer and (ii) of each employee of LEVCO or LEVCO Broker Subsidiary acting as an agent or representative of LEVCO or LEVCO Broker Subsidiary, in each state in which LEVCO or LEVCO Broker Subsidiary is required to be so registered, including, without limitation, those states in which registration is required as set forth in Schedule 6.22(a) of the LEVCO Disclosure Schedule, and each such notice of registration shall not limit the extent and manner to which LEVCO or LEVCO Broker Subsidiary or any of its agents or representatives may conduct business, other than as required, in the ordinary course, by the Exchange Act, the NASD Rules of Fair Practice, an NASD restriction agreement the terms of which are not materially more restrictive to LEVCO or LEVCO Broker Subsidiary than the terms of the NASD restriction agreement set forth in Schedule 6.22(c), or by applicable state law, the rules and regulations thereunder, or the securities regulatory authority which administers such state law, rules and regulations. There shall be no actions, suits or proceedings pending or threatened before any court, commission, agency or other administrative authority or Governmental Entity by or against LEVCO or LEVCO Broker Subsidiary resulting from LEVCO's or LEVCO Broker Subsidiary's or any of their respective agents' or representatives' failure to be registered as a broker-dealer in any state where LEVCO or LEVCO Broker Subsidiary and their respective agents or representatives were or are required to be so registered.

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

     10.3 Conditions Precedent to LEVCO's and the Stockholder's
Obligations. The obligation of LEVCO and the Stockholders to consummate the transactions contemplated hereby shall be subject to fulfillment or waiver (in writing) at or prior to the Closing of the following conditions:

          (a) Representations and Warranties. The representations and warranties of BKF and Merger Subsidiary set forth or referred to in this Agreement and in any schedule or exhibit hereto shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) (i) as of the Signing Date and (ii) as of the Closing Date, as though made on and as of each such date, except (x) for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, (y) as expressly contemplated or permitted by this Agreement and
(z) for in the case of the representations and warranties made on and as of the Closing Date, such inaccuracies which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on BKF and the LEVCO Companies, taken as one entity, or on the ability of the parties to consummate the transactions contemplated by the Agreement.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of BKF and Merger Subsidiary to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with by them in all material respects.

          (c) Certificates. Each of BKF and Merger Subsidiary shall have delivered a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Sections 10.3(a) and (b) of this Agreement have been satisfied. Notwithstanding the foregoing, if LEVCO and the Stockholders shall elect to enter into and complete the Closing despite the fact that BKF shall have specifically indicated in the certificate described in the immediately preceding sentence any inaccuracy or inaccuracies as to any representation or warranty of BKF contained in this Agreement (when read together with the BKF Disclosure Schedule) or any Related Agreement that BKF reasonably expects, individually or in the aggregate, will have a Material Adverse Effect on BKF or the LEVCO Companies or on the ability of the parties to consummate the transactions contemplated by this Agreement, BKF shall not be liable to the Stockholders for any losses arising out of or resulting from the specified inaccuracy or inaccuracies.

          (d) Delivery of Merger Consideration. Merger Subsidiary shall have delivered to each Stockholder or the Stockholder's designee (i) certificates representing the Merger Shares deliverable to such Stockholder pursuant to
Section 2.2, (ii) the Cash Consideration and (iii) Fractional Share Payments deliverable to such Stockholder pursuant to Section 2.

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

          (e) Opinions of Counsel. LEVCO shall have received from Bell, Boyd & Lloyd, counsel to BKF, an opinion in substantially as provided in Exhibit 10.3(e) hereto. Such counsel may specify the jurisdiction or jurisdictions in which the partners thereof are admitted to practice and that they are not admitted to practice in any other jurisdiction or experts in the law of any other jurisdiction. To the extent the foregoing opinion concerns the laws of any other jurisdiction or pertains to matters beyond the scope of such counsel's engagement, such opinion of counsel may be rendered by other counsel admitted to practice in such other jurisdiction reasonably satisfactory to LEVCO, such opinion of counsel to be to the same effect as the applicable opinion contained in Section 10.3(e), and otherwise in customary form with customary exception.

          (f) Secretary's Certificate. BKF and Merger Subsidiary shall have delivered a certificate, dated as of the Closing Date and signed on its behalf by its secretary or an assistant secretary, certifying that since the date hereof, there have been no amendments or other modifications to its certificate of incorporation or bylaws and that the officers of BKF and Merger Subsidiary are those persons named in the certificate.

          (g) Approval of Documentation. The form and substance of all opinions, certificates and other documents delivered hereunder shall be reasonably satisfactory in all respects to LEVCO and the Stockholders and their counsel.

          (h) Subsequent Financials. BKF shall have delivered to LEVCO the BKF Subsequent Financials, all as required by Section 9.10.

          (i) James P. Gorter. James P. Gorter ("Gorter") shall be the Chairman of the Board of Directors of BKF and shall not have any health condition or disability which would be reasonably likely to prevent him from continuing to perform immediately after the Closing in such capacity in the same manner in which he performed immediately prior to the Closing. Any question as to the existence of a health condition or disability of Gorter for purposes of this Agreement as to which Gorter and LEVCO cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Gorter and LEVCO. If Gorter and LEVCO cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of whether or not Gorter shall have a health condition or disability made in writing to LEVCO and Gorter shall be final and conclusive for all purposes of this Agreement.

          (j) Tax Opinion. LEVCO shall have received an opinion from Paul, Weiss, Rifkind, Wharton & Garrison to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect.

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

                                   ARTICLE XI

                                  TERMINATION

     11.1 Termination. This Agreement may, by written notice, be terminated at any time prior to the Closing:

          (a)  by the mutual written consent of LEVCO and BKF; or

          (b) by either LEVCO or BKF, at any time after September 30, 1996 if the Closing shall not theretofore have occurred; or

          (c) by either LEVCO or BKF, if any permanent injunction or action by any Governmental Entity of competent jurisdiction enjoining, denying approval of, or otherwise prohibiting the consummation of the transactions contemplated hereby shall have become final and nonappealable; or

          (d) by either LEVCO or BKF, if the Stockholder Approval Matters shall fail to have obtained the required BKF Stockholder Approval at a meeting duly convened therefor; or

          (e) by either LEVCO or BKF, if there shall not be in full force and effect on the Closing Date, Agreed Consents with respect to Closing Assets Under Management the dollar amount of which is at least 75% of the dollar amount of LEVCO's Base Assets Under Management; or

          (f) by either LEVCO or BKF, at any time after June 30, 1996, if the SEC Order shall not theretofore have been issued by the SEC; or

          (g) by either LEVCO or BKF, if (i) the Board of Directors of BKF shall not make the Recommendation in the Proxy Materials or shall at any time thereafter prior to Closing withdraw, modify or change the Recommendation in a manner adverse to the Stockholders or LEVCO or shall have resolved to do any of the foregoing or (ii) the Board of Directors of BKF shall have approved any BKF Acquisition Proposal; or

          (h) by BKF, in the event there has been (i) a breach of any representation or warranty of any Stockholder or the Stockholders contained in this Agreement that would reasonably be expected to have a Material Adverse Effect on LEVCO or on the LEVCO Companies, considered as one enterprise, after the consummation of the Merger or (ii) a breach of any material covenant or agreement of LEVCO or the Stockholders contained in this Agreement which breach is not curable or, if curable, has not been cured within 30 days after written notice to LEVCO and the Stockholders; or

          (i) by LEVCO, in the event there has been (i) a breach of any representation or warranty of BKF contained in this Agreement that would reasonably be expected to have a Material Adverse Effect on BKF and the LEVCO Companies considered as one entity after consummation of the Merger or (ii) a breach by BKF or Merger Subsidiary of any material covenant or agreement contained in this Agreement which breach is not curable or, if curable, has not been cured within 30 days after written notice to BKF and Merger Subsidiary; or

          (j)  by LEVCO, if BKF shall have taken any of the actions set forth in
Section 8.2(a) without the consent of the Stockholder Representative; or

          (k) by LEVCO, if any Person (including any partnership, limited partnership, syndicate or other "group" (as such term is used in Section 13(d)(3) of the Exchange Act) shall, directly or indirectly, (i) have acquired beneficial ownership of any securities of BKF representing in excess of 25% of the voting power of all outstanding equity securities of BKF (a "Substantial Bloc"), or (ii) have commenced a tender or exchange offer for a Substantial Bloc and such tender or exchange offer shall not have been withdrawn or terminated.

     11.2 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Article XI, except as otherwise specifically provided herein, no party hereto (or any of its partners, shareholders, directors, officers, employees, agents, consultants or representatives) shall have any liability or further obligation to any other party to this Agreement, except for any obligations to reimburse costs and expenses as set forth in Section 15.5 and except that nothing herein will relieve any party from liability for any material breach of this Agreement. In the event this Agreement is terminated by LEVCO or BKF pursuant to Section 11.1(g) (except if at the time of the failure to make the Recommendation in the Proxy Materials or at the time of the withdrawal of, or modification or change to the Recommendation (or resolution to do so), there shall have occurred a Material Adverse Effect since the date hereof or the date the Recommendation was made, as the case may be, with respect to LEVCO), then BKF shall pay to LEVCO a fee (the "Termination Fee") of $1,150,000 by wire transfer of same day funds, within two Trading Days of such termination to an account designated in writing by the Stockholder Representative. In addition, in the event of a termination pursuant to which the Termination Fee is payable, BKF will pay to LEVCO promptly upon demand the amount of all of LEVCO's out-of-pocket expenses with respect to this Agreement and the transactions contemplated hereby, including any fees and expenses of LEVCO's investment bankers, attorneys and accountants, up to a maximum amount of $500,000.

                                  ARTICLE XII

                                INDEMNIFICATION

     12.1 General. From and after the Closing, the parties shall indemnify each other as provided in this Article XII. For the purpose of this Article XII, the Stockholders shall be deemed to have made all of their representations and warranties set forth in this Agreement without any qualification as to materiality, including without limitation any qualification as to whether the fact or matter represented would or would not reasonably be expected to have a Material Adverse Effect on any Person.

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

     12.2 Indemnification by the Stockholders. (a) From and after the Closing Date, each of the Stockholders will jointly and severally indemnify and hold harmless BKF, the LEVCO Companies and their respective directors, officers and controlling persons within the meaning of the Exchange Act (the "BKF Indemnified Parties") against any and all expenses, losses, claims, damages, fines, penalties, liabilities and costs, including reasonable attorneys fees and expert witness fees and any fees received from clients that must be disgorged or losses or expenses incurred in connection with client or customer claims, including claims for rescission of securities transactions, but excluding any punitive or exemplary damages except to the extent payable to third parties and excluding any consequential damages to such BKF Indemnified Persons (other than to LEVCO Companies) (all of the foregoing herein collectively referred to as "Losses") sustained or incurred by any one or more of the BKF Indemnified Parties based upon, arising from or otherwise in respect of (i) any inaccuracy of any representation or warranty made by the Stockholders in Article VI (when read together with the portions of the LEVCO Disclosure Schedule relating thereto) or Section 9.2(e) of this Agreement or the certificates delivered pursuant to Article X of this Agreement, (ii) any default by LEVCO or the Stockholders under any of their covenants or agreements contained in this Agreement, (iii) any Loss or obligation based upon, arising out of or otherwise in respect of Bridge Partners, (iv) any Loss based upon, arising out of or otherwise in respect of the failure of any arrangement of a LEVCO Entity with a paid solicitor to comply with Rule 206(4)-3 under the Investment Advisers Act, and (v) any Loss based upon, arising out of or otherwise in respect of LEVCO having failed to register as an investment adviser or broker-dealer in any state in which registration was required prior to the Closing or any employee of LEVCO having failed to register or qualify under the laws or regulations of any such state relating to the activities of investment advisers and broker-dealers.

          (b) From and after the Closing Date, each Stockholder severally, but not jointly, agrees to indemnify and hold harmless the BKF Indemnified Parties from and against any Losses sustained or incurred by any one or more of the BKF Indemnified Parties based upon, arising out of or otherwise in respect of any inaccuracy of any representation or warranty contained in Article V of this Agreement (when read together with the portions of the LEVCO Disclosure Schedule relating thereto) or the certificates delivered pursuant to Article X of this Agreement.

     12.3 Indemnification by BKF. From and after the Closing Date, BKF will indemnify and hold harmless the Stockholders against any and all Losses at any time sustained or incurred by any one or more of the Stockholders based upon, arising out of, or otherwise with respect of (a) any inaccuracy of any representation or warranty made by BKF in Article VII of this Agreement (when read together with the BKF Disclosure Schedule) or Section 9.2(d) of this Agreement or the certificates delivered pursuant to Article X of this Agreement and (b) any default by BKF or Merger Subsidiary under any of their covenants or agreements contained in this Agreement.

     12.4 Indemnification Procedure for Third Party Claims. In the event that subsequent to the Closing Date any person or entity entitled to indemnification under this Agreement (an "Indemnified Party") receives notice of the assertion of any claim or of the commencement of

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

any action or proceeding by any entity that is not a party to this Agreement (including, but not limited to, any Governmental Entity) (a "Third Party Claim") against such Indemnified Party, against which indemnification may be provided under this Agreement (such party providing indemnification, an "Indemnifying Party"), the Indemnified Party shall give written notice together with a statement of any available information regarding such claim to the Indemnifying Party (or in the case of a claim for which the Stockholders may be jointly and severally liable, to the Stockholder Representative) within 10 days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within 15 days after receipt from the Indemnified Party of notice of such claim, which notice by the Indemnifying Party shall specify the counsel it will appoint to defend such claim ("Defense Counsel"), to conduct at its expense the compromise or defense against such claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld; and provided further the Indemnifying Party will not compromise or settle any claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed (it being understood that the failure of the Indemnified Party to give such consent shall not be considered unreasonable in respect of any compromise or settlement that does not include an unconditional release of such Indemnified Party from all liability arising out of, or that may arise out of, such claim). The Indemnifying Party and the Indemnified Party further agree:

          (a) In the event that the Indemnifying Party shall fail to give the Defense Notice, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct such defense in good faith and to compromise and settle the claim, with the prior consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed (provided, however, that it is understood that the failure of such Indemnifying Party to give such consent shall not be considered unreasonable in respect of any compromise or settlement that does not include an unconditional release of such Indemnifying Party from all liability arising, or that may arise out of, such claim), and the Indemnifying Party will be liable for all costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith.

          (b) In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct and control the defense of the subject claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing, but shall not have the right to compromise or settle such claim.

          (c) A failure by an Indemnified Party to give timely, complete or accurate notice of a Third Party Claim as provided in this Section 12.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was prejudiced thereby.

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

     12.5 Certain Limitations on Indemnification.

          (a) No BKF Indemnified Party shall be entitled to receive any indemnification payments under Section 12.2 in respect of inaccuracies of representations or warranties made by the Stockholders in Article VI as of the Signing Date unless and until the aggregate of all Losses suffered by all BKF Indemnified Parties arising therefrom or relating thereto exceeds on a cumulative basis one percent of the Merger Value. No BKF Indemnified Party shall be entitled to receive any indemnification payments under Section 12.2 in respect of inaccuracies of representations and warranties made by the Stockholders in Article VI (except Sections 6.1 through 6.6, 6.9 and 6.17) as of the Closing Date, which representations and warranties were true and correct as of the date of this Agreement, unless and until the aggregate of all Losses suffered by all BKF Indemnified Parties arising therefrom or relating thereto exceeds one percent of the Merger Value. Each of the foregoing limitations is herein called an "Indemnification Basket."

          (b) No Stockholder shall be entitled to receive any indemnification payments under Section 12.3 in respect of inaccuracies of representations or warranties made by BKF in Article VII as of the date of this Agreement unless and until the aggregate of all Losses suffered by the Stockholders arising therefrom or relating thereto exceeds on a cumulative basis one percent of the Merger Value. No Stockholder shall be entitled to receive any indemnification payments under Section 12.3 in respect of inaccuracies of representations and warranties made by BKF in Article VII (except Sections 7.1 through 7.4, 7.7,
7.10 and 7.14) as of the Closing Date, which representations and warranties were true and correct as of the date of this Agreement, unless and until the aggregate of all Losses suffered by the Stockholders arising therefrom or relating thereto exceeds one percent of the Merger Value.

          (c) The BKF Indemnified Parties shall not be entitled to receive any indemnification payments under Section 12.2 to the extent that the aggregate of all such payments, when added to all other indemnification payments previously made to the BKF Indemnified Parties hereunder, exceeds 50% of the Merger Value (such amount, the "Maximum Value Amount").

          (d) The Stockholders shall not be entitled to receive any indemnification payments under Section 12.3 to the extent that the aggregate of all such payments, when added to all other indemnification payments previously made to the Stockholders hereunder, exceeds the Maximum Value Amount.

          (e) Notwithstanding the foregoing, no Stockholder shall have any liability under Section 12.2 for any Losses in excess of such Stockholder's Pro Rata Share (being the percentage amount set forth opposite such Stockholder's name on Schedule 12.2 of the LEVCO Disclosure Schedule) of the Maximum Value Amount.

          (f) All Losses under this Article XII shall be computed net of any insurance recovery by the Indemnified Party relating thereto (net of the expenses of such recovery incurred by the Indemnified Party, other than increases in premiums). The parties hereto agree that any indemnification payment under this Article XII shall be deemed an adjustment to the purchase price paid pursuant to this Agreement.

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

     12.6 Termination of Rights Hereunder.

          (a) No claim for breach of a representation or warranty may be made under the provisions of Section 12.2 (except for Reserved Claims) after March 31 in the second calendar year following the Closing Date ("First Survival Date") except that (i) any claim based upon or arising out of the breach or inaccuracy of any representation or warranty contained in Sections 5.1, 5.2, 5.3, 5.5, 5.6, 6.1, 6.2, 6.3 and 6.5 may be made at any time, (ii) any claim based upon or arising out of the breach or inaccuracy of a representation or warranty contained in Section 6.10 may be made at any time prior to expiration of the applicable statute of limitations and (iii) any claim based upon or arising out of the breach or inaccuracy of a representation or warranty contained in Sections 6.4, 6.6, 6.16, 6.19, 6.20(c) through (e), 6.22 through 6.25 and 6.21
(insofar as it relates to any of the representations made in the foregoing Sections) may be made at any time prior to the third anniversary of the Closing Date (the "Survival Date").

          (b) No claim for breach of a representation or warranty may be made under the provisions of Section 12.3 (except for Reserved Claims) after the First Survival Date, except that any claim based upon or arising out of the breach or inaccuracy of any representation or warranty contained in Sections 7.1, 7.2, 7.3 and the last sentence of Section 7.10 may be made at any time.

          (c) "Reserved Claims" means any claims as to which any BKF Indemnified Party has given LEVCO notice or any Stockholder has given BKF notice, in each case on or prior to the relevant expiration date of the right to make such claim as provided in Sections 12.6(a) and (b) and, in the case of claims arising from Third Party Claims, Section 12.4.

     12.7 Escrow Fund. (a) As soon as practicable after the Effective Time, shares of BKF Common Stock having a value at the price of $15.80 per share equal to 50% of the Merger Value (the "Escrow Shares") shall be registered in the name of, and be deposited with UMB Bank, N.A. as escrow agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund (as defined in the Escrow Agreement referred to below) and to be governed by the terms set forth herein and in the Escrow Agreement, the form of which is attached hereto as Exhibit
12.7 (the "Escrow Agreement"). The Escrow Fund shall be available to compensate BKF for any Losses for which BKF is entitled to indemnification under Section 12.2.

          (b) During the Escrow Period (as defined in the Escrow Agreement), BKF shall, with respect to any claim for Losses hereunder, proceed first against the Escrow Fund in accordance with the terms of the Escrow Agreement and only after no Escrow Shares remain in the Escrow Fund with respect to the Stockholder against whom indemnification is claimed which are not subject to any claim thereunder relating to other alleged Losses, then against such Stockholder directly, subject to the other terms and provisions of this Article XII including, without limitation, the limitations on recovery set forth in Sections 12.5(a), 12.5(c) and 12.5(e). To the extent any Stockholder is required to satisfy any claim for Losses other than out of the Escrow Fund, such Stockholder may satisfy such Losses by delivery to BKF of shares of BKF Common Stock issued in the Merger, the value of which will be deemed to be $15.80 per share minus the per share amount of any capital gains distribution on shares of BKF Common Stock for which the record date occurs from and after the Closing Date through the date such share of BKF Common Stock is delivered to BKF pursuant to this Article XII, in each case as adjusted for any stock dividend, stock split or combination of the BKF Common Stock.

     12.8 Determination of Losses after Escrow. If Escrow Shares remaining in the Escrow Fund (as defined in the Escrow Agreement) are insufficient to satisfy claims for Joint Losses (as defined below) or if Designated Shares remaining in a Stockholder's Designated Account (as such terms are defined in the Escrow Agreement) are insufficient to satisfy claims for Several Losses against such Stockholder (as defined below) or if the Escrow Fund has been terminated as provided in the Escrow Agreement, BKF shall only proceed against a Stockholder with respect to any claim for Losses hereunder, on or before the relevant expiration date of the right to make such claim as provided in Section 12.6(a), as set forth below.

          (a) BKF shall deliver a certificate signed by any officer of BKF, other than the Stockholder Representative (the "Officer's Certificate") (i) stating that Losses exist in an aggregate amount greater than the relevant Indemnification Basket or that no Indemnification Basket is applicable to such Losses and (ii) specifying in reasonable detail (A) the individual items of such Losses included in the amount so stated, (B) in the case of Losses arising out of any inaccuracy or breach of a representation or warranty contained in Article V of this Agreement ("Several Losses"), the Stockholder against whom indemnification therefore is claimed (each such Stockholder the "Indemnifying Stockholder"), (C) the portion of such Losses constituting Several Losses, if any, and the portion of such Several Losses to be paid by such Indemnifying Stockholder for Several Losses, (D) the portion of such Losses not constituting Several Losses, if any ("Joint Losses"), (E) the day each such item of Loss was paid, incurred or sustained and (F) the nature of the misrepresentations, breach of warranty or claim to which such item is related.

          (b) For a period of forty-five (45) days after the delivery of the notice specified above, the Stockholder Representative shall be entitled to object in a written statement to the claim or claims made in the Officer's Certificate. If the Stockholder Representative shall so object in writing to any claim or claims by BKF made in any Officer's Certificate, BKF shall have forty-five (45) days to respond in a written statement to the objection of the Stockholder Representative. If after such forty-five (45) day period there remains a dispute as to any claims, the Stockholder Representative and BKF shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and BKF fail to reach agreement during such sixty (60) day period, either BKF or the Stockholder Representative may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in a pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by an arbitrator to be selected in accordance with the following sentence. Within fifteen (15) days after such written notice demanding arbitration is sent, BKF and the Stockholder Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator which shall be the arbitrator (the "Arbitrator") for all purposes of this Agreement. The decision of the Arbitrator as to the validity and amount of any claim in such

Officer's Certificate shall be binding and conclusive on the parties hereto; provided, however, that regardless of such decision or award the amount of indemnification owed to BKF shall be subject to the limitations contained in
Section 12.5.

          (c) Judgment upon any award by the Arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held (i) in the case of the first such arbitration, in Chicago, Illinois, (ii) in the case of the second such arbitration, in New York, New York and (iii) in each subsequent arbitration, in one of such jurisdictions other than the jurisdiction in which the immediately preceding arbitration was held, under the commercial rules then in effect of the American Arbitration Association. Each party to an arbitration conducted hereunder shall pay its own expenses, including legal fees, and the fees of the Arbitrator and the administrative fee, if any, of the American Arbitration Association, shall in each case, be borne 50/50 by BKF, on the one hand, and the Stockholder or Stockholders, as the case may be, that is the subject of such arbitration, on the other hand.

          (d) Notwithstanding the foregoing, in the event BKF shall have delivered an Officer's Certificate under the Escrow Agreement with respect to any Losses, and insufficient Escrow Shares are available in the Escrow Fund to satisfy the claim relating thereto, the validity and amount of which has been determined and awarded by the arbitrator selected pursuant to, and as defined in the Escrow Agreement, then the parties shall not be required to separately observe the provisions of this Section 12.8 with respect to such Losses, other than the proviso to Section 12.8(b).

                                  ARTICLE XIII

                                OTHER COVENANTS

     13.1 Employment of LEVCO's Employees. Surviving Corporation shall offer continued employment on and after the Closing Date to all employees of LEVCO who were such immediately prior to the Closing Date (the "Continued Employees"). Nothing contained herein shall be construed to modify the "at will" employee status of those of LEVCO's employees who are immediately prior to the Closing "at will" employees, and Surviving Corporation shall retain the absolute right to terminate such Continued Employees at any time and for any reason or no reason on or after the Closing Date, subject to the arrangements contemplated in the employment agreements contemplated by Section 10.2(d). Surviving Corporation and each Stockholder who is not a party to the Employment Agreements contemplated by Section 10.2(d) will enter into a one-year Employment Agreement in substantially the form of Exhibit 13.1 hereto, if such Stockholder remains an employee of LEVCO at the Closing.

     13.2 Confidentiality Each of LEVCO and the Stockholders, on behalf of themselves and in the case of LEVCO, its directors, officers, employees, agents and advisers, agree to keep confidential any and all information and data of a proprietary or confidential nature with respect to BKF and its subsidiaries and affiliates which any of them has received as a result of any investigation made in connection with this Agreement; provided, however, that the foregoing covenant shall not apply to any such information or data to the extent disclosure thereof is required by applicable law, order, rule or regulation.

     13.3 Tax Matters. The Stockholders and BKF agree to report the Merger as a reorganization within the meaning of Section 368(a) of the Code for federal, state and local income tax purposes. The Stockholders and BKF agree to file, and to cause LEVCO to file, all income Tax Returns affected by, or required or permitted to include, the transactions contemplated by this Agreement in a manner consistent with the treatment described in the preceding sentence. BKF shall not take, or permit the LEVCO Companies to take, and the Stockholders shall not take, any action after Closing that would itself (without regard to any action taken by LEVCO or the Stockholders prior to the Effective Time) disqualify the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                                  ARTICLE XIV

                     GUARANTEES; STOCKHOLDER REPRESENTATIVE

     14.1 Guarantees. BKF hereby guarantees for the benefit of LEVCO and the Stockholders the performance by Merger Subsidiary of all of its obligations under this Agreement and each Related Agreement executed and delivered by Merger Subsidiary. The Stockholders, jointly and severally, hereby guarantee for the benefit of BKF the performance by LEVCO of all of its obligations under this Agreement and each Related Agreement executed and delivered by LEVCO, which in no event shall be deemed to include any obligations of the LEVCO Companies from and after the consummation of the Merger.

     14.2 Stockholder Representative.

          (a) The Stockholders hereby appoint Levin as the Stockholder Representative. In the event Levin shall at any time be unable to, or shall notify BKF that he is unwilling to, continue to perform the duties of the Stockholder Representative, the remaining Stockholders shall promptly designate a successor Stockholder Representative, and in the absence of such an appointment, Melody L. Prenner Sarnell shall serve as the Stockholder Representative.

          (b) A decision, act, consent or instruction of the Stockholder Representative shall constitute a decision of all Stockholders and shall be final, binding and conclusive upon each such Stockholder, and BKF may rely upon any decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each and every Stockholder. BKF is hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative, except for liability arising out of fraud, gross negligence, bad faith or willful default under this Agreement.

          (c) In dealing with this Agreement and any instruments, agreements or documents relating thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Stockholder Representative hereunder, (i) the Stockholder Representative shall not assume any, and shall incur no, responsibility whatsoever to any Stockholder by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with this Agreement, excepting only responsibility for any act or failure to act which represents gross negligence or willful misconduct, and (ii) the Stockholder Representative shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Stockholder Representative pursuant to such advice shall in no event subject the Stockholder Representative to liability to any Stockholder. The Stockholders shall severally indemnify the Stockholder Representative and hold him or her harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of his or her duties hereunder. All of the indemnities, immunities and powers granted to the Stockholder Representative under this Agreement shall survive the termination of this Agreement.

                                   ARTICLE XV

                               GENERAL PROVISIONS

     15.1 Survival. If this Agreement is terminated prior to the Closing Date, the agreements of the parties in Sections 9.8, 11.2, 13.2 and 15.5, and the letter agreement dated September 5, 1995 between BKF and LEVCO (the "Confidentiality Letter Agreement"), shall survive.

     15.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly received (i) on the date given if delivered personally or by cable, telegram, telex or telecopy or (ii) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to BKF:  Baker, Fentress & Company
                      200 West Madison Street, #3510
                      Chicago, Illinois 60606
                      Phone: 312/236-9190
                      Fax: 312/236-6772
                      Attention: James P. Gorter, Chairman

          Copies to:  Bell, Boyd & Lloyd
                      Three First National Plaza
                      70 West Madison, Suite #3300
                      Chicago, Illinois 60602
                      Phone: 312-372-1121
                      Fax: 312-372-2098
                      Attention: Janet D. Olsen

                              and
          if to LEVCO, Levin, the Stockholders Representative, or any other
          Stockholder:

                      John A. Levin & Co., Inc.
                      One Rockefeller Plaza, 25th Floor
                      New York, New York 10020
                      Phone: 212-332-8400
                      Fax: 212-332-8408
                      Attention: John A. Levin, President

          Copies to:  Paul, Weiss, Rifkind, Wharton & Garrison
                      1285 Avenue of the Americas
                      New York, New York 10019-6064
                      Phone: 212-373-3000
                      Fax: 212-757-3990
                      Attention: Matthew Nimetz

          and copies to Stockholders at their addresses set forth on Schedule
          15.2 hereto.

     15.3 Counterparts. This Agreement may be executed in counterparts (including executed counterparts delivered and exchanged by facsimile transmission) each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

     15.4 Governing Law. The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of Delaware, excluding the conflict of laws rules of that state. Each of the parties to this Agreement hereby irrevocably and unconditionally agrees (i) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and that service made pursuant to (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint RL&F Service Corp., One Rodney Square, 10th Floor, Wilmington, Delaware 19801, as such agent.

     15.5 Expenses.

          (a) Except as provided in paragraph (b) of this Section 15.5, each party will bear its own expenses in connection with this Agreement and any other expenses which this Agreement specifically states the particular party shall bear. If the Merger is consummated, the Stockholders agree that, except as is consistent with the provisions hereof, the LEVCO Companies shall not bear any expense relating to the transactions contemplated by this Agreement that is not fully discharged at or prior to Closing.

          (b) If this Agreement is terminated pursuant to Section 11.1 hereof (other than clause (a) thereof), by reason of the willful failure of a party to fulfill a condition to the performance of the other party's obligations or to perform a covenant of this Agreement or by reason of a willful breach by any party to this Agreement, such party shall be fully liable for any and all costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) in connection with this Agreement and the transactions contemplated hereby incurred by the other party or parties.

     15.6 Waiver; Amendment. Any provision of this Agreement may be (i) amended or modified at any time (including the structure of the transactions contemplated hereby, or any part thereof), by an agreement in writing among the parties hereto and executed in the same manner as this Agreement or (ii) waived by the party benefited by the provision.

     15.7 Entire Agreement; No Third-Party Beneficiaries, Etc. All exhibits and schedules hereto shall be deemed to be incorporated into and made part of this Agreement. This Agreement, together with the Related Agreements, the exhibits and schedules hereto and thereto and the Confidentiality Letter Agreement, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. Except as otherwise explicitly stated herein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     15.8 Assignment. This Agreement may not be assigned by any party hereto without the written consent of the parties and any purported assignment in violation hereof shall be null and void. Notwithstanding the foregoing, in the event that Frank F. Rango, Barton G. Ice, Daniel E. Aron or Carol L. Novak ceases to be an employee of LEVCO at any time prior to the Closing, such Stockholder agrees to assign its rights under this Agreement to Levin in the event Levin purchases the shares of such Stockholder pursuant to the Stockholder Agreement dated as of September 18, 1995 among the Stockholders and LEVCO. In such event, Levin shall succeed to all rights and obligations of such Stockholder hereunder as if he were such Stockholder, except that the obligation contained in Section 13.1 will not apply to Levin.

     15.9 Interpretation. Unless otherwise expressly provided or unless the context requires otherwise, (a) all references in this Agreement to Articles, Sections, Schedules and Exhibits of this Agreement, (b) all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations, (c) words of any gender shall be deemed to include each other gender, (d) words used using the singular or plural number also shall include the plural and singular number, respectively, (e) references to "hereof," "herein," "hereby" and similar terms shall refer to this entire Agreement (including the Schedules and Exhibits hereto) and (f) references to any Person shall be deemed to mean and include the successors and permitted assigns of such Person (or in the case of a Governmental Entity, Persons succeeding to the relevant functions of such Person).

     15.10 Further Assurances. The parties hereto agree to execute and deliver any and all papers and documents which may be reasonably necessary to carry out the terms of this Agreement.

     15.11 Consistent Accounting. The parties to this Agreement shall consult with each other for the purpose of arriving at consistent accounting, tax and reporting treatment, whether public or private, of the transactions contemplated hereby.

     15.12 Severability. The provisions of this Agreement are severable and the invalidity of any provision shall not affect this validity of any other provision.

     15.13 Exclusive Remedy. Each of the parties hereto acknowledges and agrees that from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement (other than claims for payment by BKF of Transaction Expenses, the payments contemplated by
Section 11.2 hereof and the payments of expenses contemplated by Sections 9.2 and 9.3) shall be pursuant to the indemnification provisions set forth in
Article XII, except that nothing in this Agreement shall be deemed to constitute a waiver of any tort claims of, or causes of action arising from, fraud by any party.

          IN WITNESS WHEREOF, the parties have duly executed, or caused to be duly executed by their respective officers thereunto duly authorized, this Agreement, all as of the date first written above.



                                   BAKER, FENTRESS & COMPANY

                                   By:
                                      ------------------------------------
                                   Title: Chairman

                                   JOHN A. LEVIN & CO., INC.

                                   By:
                                      ------------------------------------
                                   Title: Chairman

                                   JALC ACQUISITION CORP.

                                   By:
                                      ------------------------------------
                                   Title:


                                   ---------------------------------------
                                                JOHN A. LEVIN

                                   ---------------------------------------
                                          MELODY L. PRENNER SARNELL

                                   ---------------------------------------
                                              JEFFREY A. KIGNER

                                   ---------------------------------------
                                               DANIEL E. ARON

                                   ---------------------------------------
                                               FRANK F. RANGO

                                   ---------------------------------------
                                                BARTON G. ICE

                                   ---------------------------------------
                                               CAROL L. NOVAK

[LETTERHEAD OF LAZARD FRERES & CO. LLC]
                                                                      APPENDIX B

The Board of Directors
Baker, Fentress & Company
200 West Madison Street
Chicago, Illinois 60606

Dear Members of the Board:

     We understand that Baker, Fentress & Company (the "Company") and John A. Levin & Co., Inc. (the "Subject Company") have entered into an Amended and Restated Agreement and Plan of Merger dated as of May 13, 1996 (including the Exhibits thereto, the "Agreement"), pursuant to which the Company will acquire the Subject Company (the "Acquisition"). Under the Agreement, the aggregate consideration payable by the Company (the "Consideration") will be $35,000,000 in cash and 5,060,000 shares of common stock, $1.00 par value per share, of the Company, subject to certain adjustments at the closing of the Acquisition. You have requested our opinion as to the fairness, from a financial point of view, to the Company of the Consideration.

     In connection with this opinion, we have:

     (i)    reviewed the financial terms and conditions of the Agreement;

     (ii) reviewed the Application of the Company in SEC Proceeding No. 812-9528 for an order of exemptive relief from certain provisions of the Investment Company Act of 1940;

     (iii) reviewed the Proxy Statement relating to the Annual Meeting of Stockholders of the Company to be held on June 27, 1996;

     (iv) reviewed certain historical business and financial information relating to the Company and the Subject Company;

     (v) reviewed various financial forecasts and other data provided to us by the Company and the Subject Company relating to their respective businesses (we note that the written financial forecasts and other written forward looking data for the Subject Company provided by the Subject Company relate only to the year 1996, the management of the Subject Company having informed us that no such written data exists for subsequent periods);

The Board of Directors
May 14, 1996
Page 2


     (vi) held discussions with members of the senior managements of the Company and the Subject Company with respect to past and current business operations and financial condition, regulatory relationships, strategic objectives and the future prospects of their respective companies;

     (vii) reviewed public information with respect to certain other publicly-traded investment management companies;

     (viii) reviewed the financial terms of certain business combinations in the investment management industry;

     (ix) reviewed the historical stock prices and trading volumes of the Company's common stock; and

     (x) conducted such other financial studies, analyses and investigations as we deemed appropriate.

     We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent evaluation or appraisal of any of the assets or liabilities of the Company or the Subject Company. With respect to financial forecasts provided to us, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and the Subject Company as to the future financial performance of the Company and the Subject Company, respectively, and that such forecasts will be realized in the amounts and at the times contemplated thereby. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

     Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. In rendering our opinion, we have assumed that the Acquisition will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by the Company and that obtaining the necessary regulatory approvals for the Acquisition will not have an adverse effect on the Company.

     Lazard Freres & Co. LLC is acting as financial advisor to the Company in connection with the Acquisition and will receive a fee for its services, a substantial portion of which is contingent upon the consummation of the Acquisition. Certain Managing Directors of Lazard Freres & Co. LLC are clients of, and maintain discretionary accounts with, the Subject Company.

The Board of Directors
May 14, 1996
Page 3

     Our opinion is directed to the Board of Directors of the Company, is directed only to the fairness of the Consideration from a financial point of view, does not address any other aspect of the Acquisition or related transactions and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote at any shareholder meeting of the Company held in connection with the Acquisition.

     Based on and subject to the foregoing, we are of the opinion as of the date hereof that the Consideration is fair to the Company from a financial point of view.

                                  Very truly yours,

                                  LAZARD FRERES & CO. LLC

                              By: /S/ KENDRICK R. WILSON III
                                  Managing Director

                                                                      APPENDIX C


                         PORTFOLIO MANAGEMENT AGREEMENT

     As of            , 1996, Baker, Fentress & Company, a Delaware corporation
registered under the Investment Company Act of 1940, as amended ("1940 Act") as a closed-end non-diversified management investment company ("BKF"), hereby appoints John A. Levin & Co., Inc., a Delaware corporation registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act") as an investment adviser, of New York, New York, and an indirect wholly-owned subsidiary of BKF ("Manager"), as a discretionary portfolio manager on the terms and conditions set forth herein of the portion of assets of BKF currently invested, and intended to be invested in publicly-traded equity securities (other than the portion of BKF assets represented by shares of common stock, $1.00 par value, of Consolidated-Tomoka Land Co.) (the assets to be managed by Manager hereinafter referred to as the "Account").

     1. Management. Manager shall manage the investment and reinvestment of the Account and advise with respect thereto for the period and on the terms set forth in this Agreement, subject to the overall control of the Board of Directors of BKF. Manager shall give due consideration to the investment policies and restrictions and the other statements concerning BKF in BKF's certificate of incorporation, as amended, by-laws, registration statement under the 1940 Act, registration statement under the Securities Act of 1933 ("1933 Act"), if any, to the provisions of the 1933 Act and the 1940 Act and rules and regulations thereunder, to BKF's overall investment programs and strategies, to the provisions of the Internal Revenue Code of 1986, as amended, applicable to BKF as a regulated investment company and to other applicable laws ("Investment Policies and Restrictions"). Manager shall not, without the prior approval of the Board of Directors of BKF, effect any transactions which would cause BKF to be out of compliance with any of such Investment Policies and Restrictions. Manager shall for all purposes be deemed to be an independent contractor and not an agent of BKF and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent BKF in any way.

     2. Portfolio Transactions. Manager shall have authority and sole discretion to select brokers and dealers to execute portfolio transactions initiated by Manager and to select the markets on or in which transactions will be executed; provided, however, such selection shall be subject to obtaining the best combination of net price and execution and in accordance with the portfolio transaction policies of BKF as set forth from time to time in BKF's registration statement on Form N-2 under the 1940 Act. Manager shall not execute any portfolio transactions for the Account with a broker or dealer that is an "affiliated person" (as defined in the 1940 Act) of BKF or Manager, without the prior written approval of BKF and provided that BKF is promptly notified in writing of such transactions (and in no case shall such notification be later than the end of the quarter in which such transaction occurred).

     3. Expenses Borne by BKF. BKF shall pay all expenses incidental to its organization, operations and business not specifically assumed or agreed to be paid by Manager pursuant to paragraphs 4 and 6, including, without limitation: all charges of depositories, custodians, sub-custodians and other agencies for the safekeeping and servicing of its cash, securities, and other property, and of its transfer, shareholder recordkeeping, dividend disbursing, and redemption agents, if any; all charges for equipment or services used for obtaining price quotations or for communication between BKF, Manager and the custodian, transfer agent or any other agent selected by BKF; all charges for accounting services provided to BKF by the custodian, BKF, or any other provider of accounting services; all expenses of portfolio pricing, net asset value computation and reporting of portfolio information to BKF or Manager; all charges for services to BKF by independent auditors; all charges for services to BKF by legal counsel; all expenses of printing and distributing notices, proxy solicitation material and reports to shareholders of BKF; all expenses related to preparing and transmitting certificates representing BKF shares, if any; all expenses of bond and insurance coverage required by law or deemed advisable by the Board of Directors of BKF; all brokers' commissions and other normal charges incident to the purchase and sale of portfolio securities; all taxes and corporate fees payable to Federal, state or other governmental agencies, domestic or foreign; all stamp or other transfer taxes; all expenses of registering and maintaining the registration of BKF under the 1940 Act, all expenses of registering its shares under the 1933 Act, of qualifying and maintaining qualification of BKF and of BKF shares for sale under securities laws of various states or other jurisdictions and of registration and qualification of BKF under all other laws applicable to BKF or its business activities; and all fees, dues and other expenses incurred by BKF in connection with membership of BKF in any trade association or other investment company organization.

     4. Expenses Borne by Manager. Manager, at its own expense, shall furnish all executive and other personnel, office space, and office facilities to the extent necessary in connection with the performance of its duties and obligations under this Agreement. Manager shall not be required to pay or provide any credit for services provided by BKF's custodian, transfer agent, or other agents.

     5. Portfolio Management Fee. For the services to provided to the Account by the Manager, BKF will pay Manager a monthly fee at the annual fee of .30 of 1% of the average net assets of the Account, calculated and paid on the last business day of each month. The fee shall be pro-rated for any month during which this Agreement is in effect for only a portion of the month.

     6. Non-Exclusivity; Service to other Clients. The services of Manager to BKF hereunder are not to be deemed exclusive and Manager shall be free to render the same or similar services to others. It is acknowledged by BKF that Manager and its directors, officers, employees and affiliates perform investment advisory services for various clients, including other clients' discretionary accounts and investment partnerships for which a wholly-owned subsidiary of the Manager serves as general partners. It is understood that Manager shall not have any obligation to purchase or sell, or to recommend for purchase or sale, for the Account any security which Manager (or any affiliated person of Manager) may purchase or sell for its or their own account or for the account of any other client.

     7. Standard of Care. Neither Manager, nor any of its directors, officers, agents or employees shall be liable or responsible to BKF or its shareholders for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by Manager or, acting on its behalf, by any of its directors, officers, agents or employees, of its duties under this Agreement, except for liability resulting from willful misfeasance, bad faith or gross negligence on Manager's part or from reckless disregard by Manager of its obligations and duties under this Agreement.

     8. Amendment. This Agreement may not be amended without the affirmative votes (a) of a majority of the Board of Directors of BKF, including a majority of those directors who are not "interested persons" of BKF, or of Manager, voting in person at a meeting called for the purpose of voting on such approval, and (b) of a "majority of the outstanding shares" of BKF. For purposes of this Agreement, the terms "interested person" and "vote of a majority of the outstanding shares" shall be construed in accordance with their respective definitions in Sections 2(a)(19) and 2(a)(42) of the 1940 Act and, with respect to the first term, as modified by the order issued by the Securities and Exchange Commission in SEC Proceeding No. 812-9528 (the "SEC Order"), and with respect to the latter term, in accordance with Rule 18f-2 under the 1940 Act.

     9. Termination. This Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of BKF, or by a vote of a majority of the outstanding shares of BKF, upon at least thirty (30) days' written notice to Manager. This Agreement may be terminated by BKF at any time upon at least thirty (30) days' written notice to Manager. This Agreement shall terminate automatically in the event of its assignment (as defined in Section 2(a)(4) of the 1940 Act). Unless terminated as hereinbefore provided, this
Agreement shall continue in effect until              , 1998* and thereafter
from year to year only so long as such continuance is specifically approved at least annually (a) by a majority of those directors who are not interested persons (as defined in Section 8 above) of BKF or of Manager, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Board of Directors of BKF or by a vote of a majority of the outstanding shares (as defined in Section 8 above) of BKF.

     10. Confidentiality. Subject to the duty of Manager and BKF to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, Manager and BKF shall treat as confidential all information pertaining to the Account and the actions of Manager and BKF in respect thereof.

     11. Administration of Account. In furtherance of administration of BKF, Manager agrees to the following:

     a. It will maintain in good form its registration as an investment adviser under the Advisers Act and promptly provide, upon request, to BKF copies of its registration statement in connection therewith and any amendments thereto.

     b. It will maintain, keep current, and preserve on behalf of BKF, in the manner required or permitted by the 1940 Act and the rules thereunder, records relating to the portfolio

- ---------------------------------
*    Two years from date of this Agreement.

management of the Account identified by BKF as provided for under Section 31 of the 1940 Act, from time to time. Manager agrees that such records are the property of BKF and will be surrendered to BKF promptly upon request.

     c. It will maintain a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide BKF with a copy of the code of ethics, including any amendments thereto, and evidence of its adoption. Within 45 days of the end of each year while this Agreement is in effect, an officer of Manager shall certify to BKF that Manager has complied with the requirements of Rule 17j-l during the previous year and that there has been no violation of its code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of BKF, Manager shall permit BKF to examine the reports required to be made by Manager under Rule 17j-1(c)(1).

     d. Upon request, Manager will promptly supply BKF with any information concerning Manager and its employees and affiliates which BKF may reasonably require in connection with the preparation of its registration statements, proxy material, reports and other documents required to be filed under the 1940 Act, the 1933 Act, and other applicable securities laws.

     e. Manager will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Account may be invested from time to time.

     12. Severability. If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to such extent or in such application, shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

     13. References and Headings. In this Agreement and in any amendment to it, references to this Agreement and all expressions such as "herein," "hereof," and "hereunder" shall be deemed to refer to this Agreement or this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     14. Governing Law. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Illinois.

Dated:

                                        BAKER, FENTRESS & COMPANY

ATTEST:
                                        By:
                                           --------------------------------


- ----------------------------------
               , Secretary
- ---------------                         JOHN A. LEVIN & CO., INC.

ATTEST:
                                        By:
                                           --------------------------------



- ------------------------------------
               , Secretary
- ---------------

                                                                      APPENDIX D

                  LEVIN MANAGEMENT CO., INC. AND SUBSIDIARIES
                       KEY EMPLOYEE INCENTIVE BONUS PLAN

I.     Purpose

The purpose of the Plan is to establish a program of incentive compensation for designated key employees of the Company and its subsidiaries that is directly related to the performance results of the Company and such employees. The Plan provides incentives, contingent upon continued employment and meeting certain corporate goals, to certain key employees who make substantial contributions to the Company.

II.    Definitions

"BKF" means Baker Fentress & Company, a publicly traded investment company registered under the Investment Company Act of 1940, which owns all of the stock of the Company.

"Board" means the Board of Directors of BKF.

"Bonus Award" means the award, as determined by the Committee, to be granted to a Participant for a Fiscal Year based on that Participant's level of attainment of his or her goals.

"Bonus Pool" shall mean, for any Fiscal Year, the total amount available for the payment of Bonus Awards, as determined by the Committee during the period described in Article V. The Bonus Pool may, as determined by the Committee, be a fixed dollar amount, an amount determinable by a formula, or a combination of the two; provided that in all cases the Bonus Pool shall be defined in such a manner that the amount of the Bonus Pool could be calculated by a third party with knowledge of all relevant facts.

"Code" means the Internal Revenue Code of 1986, as in effect from time to time.

"Committee" means the Compensation Committee of the Board, or, if any member of the Compensation Committee is not an "outside director" as defined in Treasury Regulations (S) 1.162-27(e)(3), a subcommittee of the Compensation Committee consisting of all members of the Compensation Committee who are outside directors as so defined. The Board may delegate the authority of the Committee to any other committee of the Board composed exclusively of two or more outside directors as so defined.

"Company" means Levin Management Co., Inc., and any other direct or indirect subsidiary of Levin Management Co., Inc. The revenues, expenses and income of the Company (as so defined) shall be determined on a consolidated basis.

"Covered Employee" means a Participant who, for the Fiscal Year, is subject to the limitation on deductibility of compensation under (S) 162(m) of the Code.

"Designated Beneficiary" means the beneficiary or beneficiaries designated in accordance with Article XI hereof to receive the amount, if any, payable under the Plan upon the Participant's death.

"Determination Period" means the first 90 days of a Fiscal Year or with respect to the first Fiscal Year with respect to which the Plan is effective, the period preceding the time when the first 25% of such Fiscal Year shall have elapsed.

"Disability" means disability as defined in a Participant's employment agreement with the Company. In the case of a Participant who is not covered by an employment agreement, or who is covered by an employment agreement that does not define disability, disability means the inability of the Participant to substantially perform his or her duties to the Company by reason of physical or mental disability, as determined by the Committee in its reasonable discretion.

"Fiscal Year" shall mean the fiscal year of the Company, which as of the effective date of this Plan is the same as the calendar year; provided that with respect to the fiscal year of the Company in which the Plan is approved by the shareholders of BKF pursuant to Article XVIII, "Fiscal Year" shall mean the period commencing with the first day of the month immediately following the date of such approval and ending on the last day of such fiscal year.

"Participant" means any officer or key employee designated by the Committee to participate in the Plan in accordance with Article III.

"Plan" means the Levin Management Co., Inc. and Subsidiaries Key Employee Incentive Bonus Plan, as amended from time to time.

III.   Eligibility

Participants in the Plan shall be selected by the Committee for each Fiscal Year from those officers and key employees of the Company and its subsidiaries whose efforts contribute materially to the annual success of the Company. No employee shall be a Participant unless he or she is chosen by the Committee, in its sole discretion, and receives notice of such choice, except that an employee's right to be a Participant and to be considered for a Bonus Award (but not the amount of his or her Bonus Award, if any) may be provided for in an employment agreement. No employee shall at any time have the right to be selected as a Participant, nor, having been selected as a Participant for one Fiscal Year, to be selected as a Participant in any other Fiscal Year. The Participants for each Fiscal Year shall be designated by the Committee within the Determination Period; provided, however, that an employee who is first employed by the Company after the beginning of a Fiscal Year may be designated as a Participant for such Fiscal Year if such designation is made, and the Participant's Bonus Award and performance goals are established, prior to the end of the period that constitutes the first 25% of such employee's period of employment during such Fiscal Year.

IV.    Administration

The Committee, in its sole discretion, will on an annual basis determine eligibility for participation, determine the amount of the Bonus Pool or the formula pursuant to which the amount of the Bonus Pool shall be determined, determine the Bonus Award that may be earned by each Participant, establish performance goals for each Participant (which may be based upon the achievement of performance goals by the Company as a whole, a business unit thereof or the Participant individually), determine each Participant's attainment of such performance goals, and calculate the Bonus Award for each Participant under the Plan. The Committee also will determine the time at which Bonus Awards will be paid (subject to Article VI).

Except as otherwise herein expressly provided, full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee including the power to amend or terminate the Plan or any Bonus Award hereunder. The Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion, it shall determine to be necessary or appropriate for the administration of, or the performance of its responsibilities under, the Plan. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices. All determinations made by the Committee shall be final and binding on all Participants and any person claiming through them.

The determination of the Bonus Pool for each Fiscal Year shall, to the extent applicable, be made on the basis of audited financial statements of the Company for such Fiscal Year, which financial statements shall be audited by the Company's regularly employed certified public accountants.

It is intended that all Bonus Awards payable to Covered Employees under the Plan shall constitute "qualified performance-based compensation" within the meaning of (S) 162(m) of the Code and Treasury Regulations (S) 1.162-27(e) and, to the maximum extent possible, the Plan and the terms of all Bonus Awards shall be so interpreted and construed.

V.     Determination of Bonus Awards and Performance Goals

Within the Determination Period (except as otherwise provided in the last sentence of Article III in the case of a new employee), the Committee shall determine for such Fiscal Year the amount of the Bonus Pool or the formula pursuant to which the amount of the Bonus Pool shall be determined, the amount of the Bonus Award for each Participant (or the formula under which the Bonus Award shall be determined, which may be a percentage of the Bonus Pool), and the performance goals that must be met by such Participant in order to receive his or her Bonus Award. All Bonus Awards and performance goals shall be reflected in written minutes of the Committee or otherwise set forth in writing. The Committee shall have the final authority to determine the amount of Bonus Awards and the performance goals to be met, but may retain, at the Company's expense, a professional compensation consultant experienced in the investment management business to advise it with respect to such determinations.

The performance goals for each Participant and the amount of the Bonus Award to be paid if the performance goal is achieved shall be based upon one or more of the following objective business criteria applicable to the Participant, a business unit of the Company, or the Company as a whole:

       . The excess of (x) a specified percentage of gross revenues of the Company, excluding (to the extent determined by the Committee during the Determination Period) extraordinary or non-recurring items and/or all or a portion of other specified items of revenues (the "Adjusted Revenues") over (y) operating expenses and depreciation and amortization expense of the Company (excluding all interest expense, income taxes, awards under the Bonus Plan and to the extent determined by the Committee during the Determination Period, extraordinary or non-recurring items and/or all or a portion of other specified items of expense) (the "Adjusted Operating Expenses");

       . Net profit of the Company (calculated by excluding from the determination of the amount of the Company's operating expenses used in determining net profit, all interest expense, income taxes and awards under the Bonus Plan, and which may, as determined by the Committee during the Determination Period, be adjusted by excluding extraordinary or non-recurring items and/or all or a portion of specified items of revenue or expense that would ordinarily be included in net profit as determined under generally accepted accounting principles);

       .    Increase in revenue;

       . Return on equity (calculated by excluding, to the extent determined by the Committee during the Determination Period, extraordinary or non-recurring items and/or all or a portion of other specified items of revenue or expense);

        .   Performance of managed funds;

        .   Increase in market share;

        . Reduction in costs (calculated by excluding, to the extent determined by the Committee during the Determination Period, extraordinary or non-recurring items and/or all or a portion of other specified items of revenue or expense).

The Committee shall determine the specific performance goals to be met under one or more of the preceding criteria (which may be in the alternative) for each of the Participants, and shall specify the Bonus Award that will be payable if the performance goals are met, either in terms of a specified dollar amount payable if the performance goal is met or a formula under which the amount of the Bonus Award is determined by the extent to which the performance goal is met. In all cases, the performance goal shall be determined so that its achievement is not substantially certain at the time it is established, and the performance goal and Bonus Award shall be defined such that a third party with knowledge of all relevant facts could determine whether or to what extent the performance goal has been satisfied, and the amount of Bonus Award payable. For purposes of this Article, if a Participant's Bonus Award is expressed as a percentage of a Bonus Pool that is defined by a formula that requires the achievement of performance goals by the Company or a business unit or other portion thereof, or is otherwise defined in such a manner that the amount of the Bonus Award is dependent upon the achievement of performance goals by the Company or a business unit or other portion thereof, the Committee shall be considered to have determined a performance goal for such Participant. Continued employment of a Participant is not, in itself, sufficient to constitute a performance goal.

In no event shall either (i) the aggregate of all Bonus Awards for a Fiscal Year exceed the amount constituting the Bonus Pool for such Fiscal Year, or (ii) the maximum Bonus Award payable to any Participant for any Fiscal Year exceed $15 million.

It is currently anticipated that, for at least the first three Fiscal Years during which the Bonus Plan is in effect, subject to the final determination by the Committee, the aggregate amount of Bonus Awards paid in respect of each such Fiscal Year, if the applicable performance goals are met, will be equal to a Bonus Pool that will be in the range of the excess of (i) 53% of the Company's Adjusted Revenues for that Fiscal Year over (ii) the Company's Adjusted Operating Expenses for that Fiscal Year, subject to final determination by the Committee; provided that the Committee may provide for the payment of Bonus Awards if alternative performance goals are met.

VI.    PAYMENT OF BONUS AWARDS

As soon as practical following the end of each Fiscal Year, the Committee shall determine whether the performance goal of each Participant was satisfied, and such determination shall be reflected in the written minutes of a meeting of the Committee or otherwise certified in writing. The Committee shall have the right in its discretion to reduce, but not to increase, the Bonus

Award payable to a Participant whose performance goals were satisfied if it determines that other circumstances make such a reduction appropriate. The amount by which a Bonus Award is so decreased, or the amount of a Bonus Award that is not payable because a Participant's performance goals were not satisfied, shall not increase any other Bonus Award under this Plan, and if the Bonus Award of any other Participant is defined in such a manner that the amount of the Bonus Award would otherwise be increased as a result of such reduction, an appropriate adjustment shall be made to prevent such increase.

Bonus Awards that are determined by the Committee to be payable pursuant to the foregoing paragraph shall be paid in a lump sum as soon as practical, but in any event within 75 days after the close of the Fiscal Year to which they relate, unless the Participant has made an election to defer payment of the Bonus Award pursuant to an applicable deferred compensation plan established by the Company. Any increase in the amount of a Bonus Award that is deferred under such a deferred compensation plan shall be based either on a reasonable rate of interest or the performance of a predetermined investment in accordance with Treasury Regulation (S) 1.162-27(e)(2)(iii)(B). If any Bonus Award is paid prior to the time determined when the Bonus Award is established, it shall be reduced by an appropriate discount factor determined by the Committee.

Except as described in Article VII below, in order to be eligible for payment of his or her Bonus Award for any year, a Participant must be actively employed by the Company on the last day of the Fiscal Year to which such payment relates.

VII.   Termination of Employment

In the event of termination of a Participant's employment with the Company by reason of death or Disability before the end of a Fiscal Year, such Participant shall be eligible for a pro rata portion of the Bonus Award that would have been paid in respect of such Fiscal Year in which the termination occurred (provided the Participant's performance goal for the Fiscal Year is achieved). In the event of a Participant's death (either before the end of the Fiscal Year or after the end of the Fiscal Year but before the Bonus Award for the Fiscal Year is paid), such payment shall be made to the Participant's Designated Beneficiary, of if there is none living, to the estate of the Participant.

A Participant may enter into an employment agreement with the Company that provides for all or a portion of such Participant's Bonus Award to be paid in the event of a termination of employment for any other reason during a Fiscal Year; provided, however, that no such agreement shall provide for payment of any portion of a Bonus Award to or on behalf of a Participant prior to the time such Participant's performance goals have been determined by the Committee to have been met, except in cases of a change in ownership or control of the Company. Nothing herein shall be construed to provide that a Participant is entitled to any such payment in the absence of a valid employment agreement.

VIII. Non-Alienation of Benefits

A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.

IX.    No Claim of Right under the Plan

No employee or other person shall have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any employee any right to be retained in the employ of the Company.

X.     Taxes

The Company shall deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

XI.    Designation and Change of Beneficiary

Each Participant shall indicate upon notice to him or her by the Committee of his or her right to receive a Bonus Award a designation of one or more persons as the Designated Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon the death of the Participant. Such designation shall be in writing to the Committee. A Participant may, from time to time, revoke or change his or her Designated Beneficiary without the consent of any prior Designated Beneficiary by filing a written designation with the Committee. The last such designation received by the Committee (including a designation made in a prior Fiscal Year, whether or not the Participant has participated during intervening Fiscal Years) shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. Payment of a Bonus Award or portion thereof to a person determined in good faith by the Committee shall fully discharge all obligation of the Company with respect to the amount so paid.

XII.   Payments to Persons Other Than the Participant

If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefore has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its sole discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

XIII.  No Liability of Committee Members

No member of the Committee shall be personally liable by reason of any contract or other instrument related to the Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

XIV.   Termination or Amendment of the Plan

The Board may amend, suspend or terminate the Plan at any time, subject only to the following restrictions. No amendment shall reduce the amount of a Bonus Award previously determined by the Committee, or increase the performance criteria necessary to earn such Bonus Award without the consent of the affected Participant, and any amendment that must be approved by the shareholders of the Company in order for Bonus Awards to continue to qualify for deductibility under
(S) 162(m) of the Code shall be conditioned upon shareholder approval.

XV.    Unfunded Plan

Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Notwithstanding anything contained herein to the contrary, to the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). To the extent the Plan is determined to be so subject, it is intended to constitute a "plan which is unfunded and is maintained by the employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees," as such phrase is used in ERISA, and the terms of the Plan shall be interpreted consistent with such intent.

XVI.   Non-Exclusivity

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of BKF shall be construed as limiting the power of the Committee or the Board to adopt such other incentive arrangements as it may otherwise be so authorized.

XVII.  Governing Law

The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the state of New York, without reference to principles of conflict of laws.

XVIII. Effective Date and Term

The Plan shall be effective only upon approval by the shareholders of BKF, and shall be effective for the Fiscal Year in which such approval occurs and each of the next four succeeding Fiscal Years unless sooner terminated by the Board in accordance with Article XIV. For the fifth succeeding Fiscal Year, the Plan shall remain in effect in accordance with its terms unless amended or terminated by the Board, and the Committee shall make the determinations required by
Article V for such Fiscal Year, but the Plan shall be submitted for re-approval by the shareholders of BKF at the annual meeting of shareholders held during such fifth Fiscal Year, and payment of all Bonus Awards under the Plan shall be contingent upon such approval. If the Plan is so approved, it shall continue in effect for such Fiscal Year and the next four succeeding Fiscal Years, at which time it will again be subject to re-approval by the shareholders of BKF. The Plan shall continue in effect in the same manner for successive cycles of five Fiscal Years, subject to re-approval by the shareholders of BKF every five Fiscal Years in accordance with Treasury Regulations (S) 1.162-27(e)(4), until amended or terminated by the Board.

                                                                      APPENDIX E






                           BAKER, FENTRESS & COMPANY

                             FINANCIAL STATEMENTS

STATEMENT OF ASSETS AND LIABILITIES

                                                                           December 31, 1995
                                                                           -----------------
Assets
           Investments, at Value:
            Portfolio securities:
               Unaffiliated issuers (cost $343,020,028)...................      $497,029,128
               Controlled affiliates (cost $25,714,454)...................        96,332,827
           Money market securities (cost $1,789,753)......................         1,789,753
                                                                                ------------
                   Total Investments (cost $370,524,235)..................       595,151,708
           Cash...........................................................           438,794
           Receivable for Securities Sold.................................         3,436,360
           Dividends and Interest Receivable..............................         1,095,263
           Other Assets...................................................           972,145
                                                                                ------------
                   Total Assets...........................................       601,094,270
                                                                                ------------
Liabilities
           Payable for Securities Purchased...............................         1,305,000
           Accounts Payable and Accrued Liabilities.......................           606,785
                                                                                ------------
                   Total Liabilities......................................         1,911,785
                                                                                ------------
Net Assets................................................................      $599,182,485
                                                                                ============
Analysis of Net Assets
           Common stock, $1 par value, authorized -- 40,000,000 shares;
               issued and outstanding -- 27,543,641 shares................      $ 27,543,641
           Capital surplus................................................       279,579,036
           Undistributed net realized gain from investment transactions...        17,943,842
           Other retained earnings (a)....................................        49,488,493
           Unrealized appreciation of investments.........................       224,627,473
                                                                                ------------
Net Assets................................................................      $599,182,485
                                                                                ============
Net Asset Value Per Share.................................................      $      21.75
                                                                                ============

           ----------
           (a) Prior to January 1, 1970, operating and other non-portfolio activities were included in other retained earnings.



           See accompanying Notes to Financial Statements

STATEMENT OF OPERATIONS

                                                                                      Year Ended
                                                                                   December 31, 1995
                                                                                   -----------------
Investment Income:
        Dividends from:
          Unaffiliated issuers.........................................................  $  4,467,654
          Controlled affiliate.........................................................     2,250,000
                                                                                         ------------
                                                                                            6,717,654
                                                                                         ------------
        Interest from:
          Unaffiliated issuers.........................................................     5,982,162
          Controlled affiliate.........................................................       840,000
                                                                                         ------------
                                                                                            6,822,162
                                                                                         ------------
            Total Income...............................................................    13,539,816
                                                                                         ------------
Expenses:
        Investment research............................................................     1,893,802
        Administration and operations..................................................     1,029,543
        Rent...........................................................................       286,272
        Directors fees and expenses....................................................       162,750
        Reports to shareholders........................................................       184,621
        Professional fees..............................................................       135,810
        Custodian and transfer agent fees..............................................        86,990
        Taxes other than income........................................................        65,020
        Other..........................................................................       276,495
                                                                                         ------------
            Total Expenses.............................................................     4,121,303
                                                                                         ------------
                   Net Investment Income...............................................     9,418,513
                                                                                         ------------
Net Realized and Unrealized Gain on Investments:
         Net realized gain on sales of investments in unaffiliated issuers.............    41,188,739
         Net realized gain on financial futures transactions...........................     1,962,075
                                                                                         ------------
            Net realized gain on sales of investments..................................    43,150,814
         Net change in unrealized appreciation of investments..........................   107,071,485
                                                                                         ------------
                   Net Realized and Unrealized Gain on Investments.....................   150,222,299
                                                                                         ------------
Net Increase in Net Assets Resulting from Operations...................................  $159,640,812
                                                                                         ============

        See accompanying Notes to Financial Statements

STATEMENT OF CASH FLOWS

                                                                              Year Ended December 31,
                                                                                1995            1994
                                                                           -------------   -------------
Cash Flows from Operating Activities:
           Net increase (decrease) in net assets resulting
             from operations.............................................. $ 159,640,812   $ (25,012,819)
           Adjustments to reconcile increase (decrease) in
             net assets resulting from operations to net cash
             provided by (used in) operating activities:
             Net realized and unrealized (gain) loss on investments.......  (150,222,299)     31,945,596
             (Increase) in receivable for securities sold.................    (1,633,235)     (1,175,625)
             (Increase) decrease in dividends and interest receivable.....       471,112        (973,821)
             (Increase) decrease in other assets..........................      (538,706)         58,592
             (Decrease) in accounts payable and accrued liabilities.......        (2,212)        (19,749)
             Increase (decrease) in payable for securities purchased......     1,305,000      (9,063,270)
                                                                           -------------   -------------
                Net cash provided by (used in) operating activities.......     9,020,472      (4,241,096)
                                                                           -------------   -------------
Cash Flows from Investing Activities:
           Purchases of portfolio securities and options..................  (185,107,763)   (217,516,097)
           Sales of portfolio securities and options......................   194,374,056     256,774,059
           Proceeds from options written..................................             -      16,026,254
           Cost of options repurchased....................................             -     (27,106,364)
           Net realized gain (loss) on financial futures transactions.....     1,962,075      (2,538,000)
           Sales/maturities of money market securities, net...............     2,564,206       8,472,306
                                                                           -------------   -------------
                Net cash provided by (used in) investing activities.......    13,792,574      34,112,158
                                                                           -------------   -------------
Cash Flows from Financing Activities:
           Dividends and capital gain distributions.......................   (22,389,049)    (29,960,478)
                                                                           -------------   -------------
               Net cash (used in) financing activities....................   (22,389,049)    (29,960,478)
                                                                           -------------   -------------
Net Increase (Decrease) in Cash...........................................       423,997         (89,416)
Cash at the Beginning of the Year.........................................        14,797         104,213
                                                                           -------------   -------------
Cash at the End of the Year............................................... $     438,794   $      14,797
                                                                           =============   =============
Supplemental Disclosure of
   Noncash Financing Activities:
           Capital gain distribution reinvestments........................ $  18,595,558   $  15,865,885
                                                                           =============   =============

           See accompanying Notes to Financial Statements

STATEMENT OF CHANGES IN NET ASSETS

                                                                               Year Ended December 31,
                                                                                 1995           1994
                                                                             ------------   ------------
Operations:
           Net investment income...........................................  $  9,418,513   $  6,932,777
           Net realized gain on sales of investments.......................    43,150,814     42,728,705
           Net change in unrealized appreciation...........................   107,071,485    (74,674,301)
                                                                             ------------   ------------
               Net increase (decrease) in net assets resulting
                   from operations.........................................   159,640,812    (25,012,819)
                                                                             ------------   ------------

Distributions to Shareholders from:
           Net investment income...........................................    (9,058,533)    (7,239,654)
           Net realized gain from investment transactions..................   (31,926,074)   (38,586,710)
                                                                             ------------   ------------
               Total dividends to shareholders.............................   (40,984,607)   (45,826,364)
                                                                             ------------   ------------
                    Net increase (decrease) in net assets from
                       operations after distributions......................   118,656,205    (70,839,183)
                                                                             ------------   ------------
Capital Share Transactions--Net increase...................................    18,595,558     15,879,895
                                                                             ------------   ------------
Total Increase (Decrease) in Net Assets....................................   137,251,763    (54,959,288)
Net Assets at the Beginning of the Year....................................   461,930,722    516,890,010
                                                                             ------------   ------------
Net Assets at the End of the Year..........................................  $599,182,485   $461,930,722
                                                                             ============   ============

           See accompanying Notes to Financial Statements

STATEMENT OF INVESTMENTS
December 31, 1995


                                                            Shares      Value
                                                         ----------- -----------
INVESTMENTS IN UNAFFILIATED ISSUERS--82.95%
Public Portfolio--70.91%
         Health Care--6.80%
           Foundation Health Corporation (b)............... 200,000 $  8,650,000
           Pediatrix Medical Group, Inc. (b)............... 110,600    3,041,500
           Stryker Corporation............................. 180,000    9,450,000
           United HealthCare Corporation................... 300,000   19,612,500
                                                                     -----------
                                                                      40,754,000
                                                                     -----------
         Consumer Products and Services--6.13%
           Newell Co....................................... 400,000   10,350,000
           The Walt Disney Company......................... 190,000   11,186,250
           Construction Group
             Owens-Corning Fiberglas Corporation (b)....... 100,000    4,487,500
             Toll Brothers, Inc. (b)....................... 270,000    6,210,000
             USG Corporation (b)........................... 150,000    4,500,000
                                                                     -----------
                                                                      36,733,750
                                                                     -----------
         Technology--20.27%
           Cascade Communications Corp. (b)................ 175,000   14,918,750
           Cisco Systems, Inc. (b)......................... 250,000   18,656,250
           DSC Communications Corp. (b).................... 230,000    8,481,250
           EMC Corporation (b)............................. 500,000    7,687,500
           Glenayre Technologies, Inc. (b)................. 150,000    9,337,500
           KLA Instruments Corporation (b)................. 280,000    7,297,500
           Solectron Corporation (b)....................... 280,000   12,355,000
           StrataCom, Inc. (b)............................. 170,000   12,495,000
           Sybase, Inc. (b)................................ 235,000    8,460,000
           Tellabs, Inc. (b)............................... 235,000    8,695,000
           Varian Associates, Inc.......................... 120,000    5,745,000
           Xilinx, Inc. (b)................................ 240,000    7,320,000
                                                                     -----------
                                                                     121,448,750
                                                                     -----------
         Energy--5.00%
           Chesapeake Energy Corp. (b)..................... 375,000   12,468,750
           Panhandle Eastern Corporation................... 350,000    9,756,250
           Union Texas Petroleum Holdings, Inc............. 400,000    7,750,000
                                                                     -----------
                                                                      29,975,000
                                                                     -----------
         Business and Commercial Services--1.95%
           Nextel Communications, Class A (b).............. 160,000    2,360,000
           Viking Office Products, Inc. (b)................ 200,000    9,300,000
                                                                     -----------
                                                                      11,660,000
                                                                     -----------

           See accompanying Notes to Statement of Investments

STATEMENT OF INVESTMENTS
December 31, 1995

                                                           Shares        Value
                                                        ------------  ------------
INVESTMENTS IN UNAFFILIATED ISSUERS (continued)
         Finance--12.01%
           Aon Corporation................................  270,000   $ 13,466,250
           Barnett Banks, Inc.............................  300,000     17,700,000
           Franklin Resources, Inc........................  150,000      7,556,250
           General Re Corporation.........................   60,000      9,300,000
           T. Rowe Price Associates, Inc..................  205,000     10,096,250
           Growth Lending Institutions Group
             Crestar Financial Corporation................   80,000      4,730,000
             UJB Financial Corp...........................  140,000      4,987,500
             Union Planters Corporation...................  130,000      4,143,750
                                                                      ------------
                                                                        71,980,000
                                                                      ------------
         Basic Industries--4.39%
           Great Lakes Chemical Corporation...............  150,000     10,800,000
           Wausau Paper Mills Company.....................  568,992     15,505,032
                                                                      ------------
                                                                        26,305,032
                                                                      ------------
         Producer Goods--10.71%
           Bandag, Incorporated...........................  170,000      9,201,250
           The Boeing Company.............................  150,000     11,756,250
           Foster Wheeler Corporation.....................  200,000      8,500,000
           Harnischfeger Industries, Inc..................  356,420     11,850,965
           York International Corporation.................  250,000     11,750,000
           Engineering and Construction Group
             Jacobs Engineering Group Inc. (b)............  200,000      5,000,000
             The Manitowoc Company, Inc...................  140,000      4,287,500
             Thomas Group, Inc. (b).......................  137,500      1,856,250
                                                                      ------------
                                                                        64,202,215
                                                                      ------------
         Transportation--1.47%
           Growth Transportation Group
             Heartland Express, Inc. (b)..................  231,257      4,567,332
             RailTex, Inc. (b)............................  201,200      4,225,200
                                                                      ------------
                                                                         8,792,532
                                                                      ------------
         Utilities--2.18%
           MCI Communications Corporation.................  500,000     13,062,500
                                                                      ------------
             Total public portfolio (Cost: $278,204,437)..             424,913,779
                                                                      ------------

         See accompanying Notes to Statement of Investments

STATEMENT OF INVESTMENTS
December 31, 1995


                                                                                              Shares or
                                                                                              Principal
                                                                                                Amount            Value
                                                                                             -----------      ------------
INVESTMENTS IN UNAFFILIATED ISSUERS (continued)
Private Placement Portfolio--12.04%
          Champion Healthcare Corporation--hospital management company
             Common stock (b)(c)(f)........................................................       73,223      $    311,198
             Series D Convertible Preferred Stock (b)(c)(d)................................      111,111         1,999,998
             11% Subordinated Note due 12/31/2003 (c)(d)...................................  $ 8,000,000         8,000,000
             Stock Purchase Warrants Expiring 12/31/2003 (c)(d)............................      240,000             -
          County Seat Holdings, Inc.--specialty retailer
             Common stock (b)(c)(d)........................................................      111,067           740,450
          DuroLite International, Inc.--manufacturer and distributor of specialized lighting products
             Convertible Preferred Stock (b)(c)(d).........................................        2,500         2,627,250
             12% Subordinated Note due 11/03/2004 (c)(d)...................................  $ 8,000,000         7,872,750
          Earth Technology Corporation--environmental engineering
             and consulting
             12.5% Senior Subordinated Note due 6/30/98 (c)(d).............................  $10,000,000        10,000,000
             Stock Purchase Warrants Expiring 7/01/98 (c)(d)...............................      166,500             -
          Echlin Inc.--manufacturer of automotive parts and components
             Common stock (c)(e)...........................................................      553,162        18,190,556
          Home State Holdings, Inc.--property and casualty insurers
             11.50% Subordinated Note due 10/03/2004 (c)(d)................................   10,050,000         9,607,909
             Stock Purchase Warrants Expiring 10/03/2004 (c)(d)............................      150,750           472,941
          Security Capital U.S. Realty--real estate investment trust
             Common stock (b)(c)(d)(g).....................................................      100,000         1,000,000
          TBN Holdings Inc.--hazardous waste recycler
             12% Subordinated Note due 12/31/2002 (c)(d)(h)................................  $ 8,000,000         8,000,000
             Series C-3 Convertible Preferred Stock (b)(c)(d)..............................    1,511,628         1,239,000
             Stock Purchase Warrants Expiring 12/31/2002 (c)(d)............................    1,100,000            11,000
           Golder, Thoma, Cressey Fund II Limited Partnership (c)(d).......................  $   387,835         1,936,512
           Phillips-Smith Specialty Retail Group Limited Partnership (c)(d)................  $    59,868           105,785
                                                                                                              ------------
                Total private placement portfolio (Cost: $64,815,591)......................                     72,115,349
                                                                                                              ------------
           Total investments in unaffiliated issuers (Cost: $343,020,028)..................                    497,029,128
                                                                                                              ------------

INVESTMENTS IN CONTROLLED AFFILIATES--16.08%
     Publicly-Traded--14.19%
           Consolidated-Tomoka Land Co., common stock
             (majority-owned)--development of Florida real estate;
             production and sale of citrus fruit (Cost: $5,030,627)........................    5,000,000        85,000,000
                                                                                                              ------------
     Private Placement Portfolio--1.89%
           Alliance Northwest Industries, Inc.--commercial and residential lighting fixtures
             Series B Convertible Preferred Stock (b)(c)(d)................................    2,000,000             -
             Series C Convertible Preferred Stock (b)(c)(d)................................          500             -
             Series D Convertible Preferred Stock (b)(c)(d)................................        1,000             -
             Stock Purchase Warrants Expiring 12/20/2000 (b)(c)(d).........................    1,687,941             -
           Citadel Communications Corporation--radio broadcasting
             Series A Convertible Preferred Stock (b)(c)(d)................................      972,000         3,374,865
             Series C Convertible Preferred Stock (b)(c)(d)................................      275,904           957,962
           Citadel Broadcasting Corporation--radio broadcasting
             12% Class A Subordinated Note due 6/30/2000 (c)(d)............................  $ 7,000,000         7,000,000
                                                                                                              ------------
                Total private placement portfolio (Cost $20,683,827).......................                     11,332,827
                                                                                                              ------------
           Total investments in controlled affiliates (Cost $25,714,454)...................                     96,332,827
                                                                                                              ------------

          See accompanying Notes to Statement of Investments

STATEMENT OF INVESTMENTS
December 31, 1995

                                                                                                      Shares or
                                                                                                      Principal
                                                                                                        Amount       Value
                                                                                                     ----------   ------------
MONEY MARKET SECURITIES--.30%
        American Express Credit Corporation--5.00% to 5.75% due 1/03/96............................. $  800,000   $    799,635
        U.S. Treasury bills--5.31% due 3/07/96...................................................... $1,000,000        990,118
                                                                                                                  ------------
        Total investments in money market securities (Cost: $1,789,753).............................                 1,789,753
                                                                                                                  ------------
        Total Investments--99.33% (Cost: $370,524,235)..............................................               595,151,708
        Other Assets Less Liabilities--0.67%........................................................                 4,030,777
                                                                                                                  ------------
        NET ASSETS--100.00%.........................................................................              $599,182,485
                                                                                                                  ============

NOTES TO STATEMENT OF INVESTMENTS

    (a) Based on the cost of investments of $370,524,235, for federal income tax purposes at December 31, 1995, net unrealized appreciation was $224,627,473, which consisted of gross unrealized appreciation of $241,643,436 and gross unrealized depreciation of $17,015,963.
    (b) Non-income producing security.
    (c) The following securities are subject to legal or contractual restrictions on sale. Valued at cost on the dates of acquisition and at a fair value as determined by the board of directors of the Company as of December 31, 1995. The aggregate value of restricted securities was $83,448,176 or 13.93% of net assets, at December 31, 1995.


                                                                                                      No. of Shares or
         Security Description                                           Date(s) of Acquisition        Principal Amount    Cost
         ------------------------------------------------------------------------------------------------------------------------
         Alliance Northwest Industries, Inc.,
           Series B Convertible Preferred Stock........................        January 1995               2,000,000       500,000
           Series C Convertible Preferred Stock........................    April 1993-August 1994               500       850,000
           Series D Convertible Preferred Stock........................        November 1992                  1,000     8,000,000
           Stock Purchase Warrants Expiring 12/20/2000.................        November 1992              1,687,941         1,000
         Champion Healthcare Corporation
           Common stock................................................        December 1995                 72,223       388,997
           Series D Convertible Preferred Stock........................  December 1993-December 1994        111,111     1,999,998
           11% Subordinated Note due 12/31/2003........................  December 1993-December 1994    $ 8,000,000     8,000,000
           Stock Purchase Warrants Expiring 12/31/2003.................  December 1993-December 1994        240,000             -
         Citadel Broadcasting Corporation
           12% Class A Subordinated Note due 6/30/2000.................          July 1992              $ 7,000,000     7,000,000
         Citadel Communications Corporation
           Series A Convertible Preferred Stock........................           May 1993                  972,000     3,374,865
           Series C Convertible Preferred Stock........................           May 1993                  275,904       957,962
         County Seat Holdings, Inc., common stock......................          June 1991                  111,067       740,450
         DuroLite International, Inc.
           Convertible Preferred Stock.................................         November 1995                 2,500     2,627,250
           12% Subordinated Note due 11/03/2004........................         November 1995           $ 8,000,000     7,872,750
         Earth Technology Corporation
           12.5% Senior Subordinated Note due 6/30/98..................          August 1990            $10,000,000    10,000,000
           Stock Purchase Warrants Expiring 7/01/98....................          August 1990                166,500           900
         Echlin Inc., common stock.....................................      May 1989-March 1992            553,162    10,406,693
         Golder, Thoma, Cressey Fund II Limited Partnership............    June 1984-December 1988      $   387,835       387,835
         Home State Holdings, Inc.
           11.5% Subordinated Note due 10/03/2004......................          October 1994           $10,050,000     9,607,909
           Stock Purchase Warrants Expiring 10/03/2004.................          October 1994               150,750       472,941
         Phillips-Smith Specialty Retail Group Limited Partnership.....    March 1987-September 1987    $    59,868        59,868
         Security Capital U.S. Realty, common stock....................          October 1995               100,000     1,000,000
         TBN Holdings Inc.
           12% Subordinated Note due 12/31/2002........................          January 1995           $ 8,000,000     8,000,000
           Series C-3 Convertible Preferred Stock......................          January 1995             1,511,628     3,239,000
           Stock Purchase Warrants Expiring 12/31/2002.................          January 1995             1,100,000        11,000

    (d) There were no unrestricted securities of the same issue outstanding on December 31, 1995 or the dates of acquisition.
    (e) Represents 90% of the current market price of unrestricted common stock of Echlin Inc.
    (f) Represents 80% of the current market price of unrestricted common stock of Champion Healthcare Corporation.
    (g) The Company has committed to invest an additional $9,000,000 in Security Capital U.S. Realty.
    (h) Security not current as to payment of interest.

NOTES TO FINANCIAL STATEMENTS


NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

The Company is registered under the Investment Company Act of 1940 as a non-diversified closed-end management investment company. The Company invests primarily for capital appreciation.

Investment valuation:

Investments are stated at "value". Securities traded on securities exchanges or on the Nasdaq National Market are valued at the last reported sales prices on the day of valuation; listed and Nasdaq securities for which no sales were reported on that day and other securities traded in the over-the-counter market are valued at the mean of closing bid and asked prices on that day. Money market instruments are valued at amortized cost. Financial futures are valued at the settlement price established each day by the exchange on which they are traded. Restricted securities and other securities for which prices are not readily available, or for which market quotations are considered to not reflect fair value, are valued at a fair value as determined by the board of directors. Because these investments are expected to have a long-term holding period, their estimated values may not reflect amounts that could be realized upon immediate sale, nor amounts that ultimately may be realized.

     The Company may be considered to be a "controlling person" of Consolidated-Tomoka Land Co. within the meaning of the Securities Act of 1933. A public distribution of such shares would require registration under the Securities
Act. The shares of Consolidated-Tomoka Land Co. are valued by the board of directors at the closing price as reported by the American Stock Exchange on the day of valuation.

Investment transactions:

Investment transactions are accounted for on the trade date. Realized gains and losses on investment transactions are determined on an identified cost basis.

Investment income:

The Company records dividends on the ex-dividend date. Interest income is recorded on the accrual basis and includes amortization of premium and discount on securities purchased. Such income is classified based on the affiliation status of the issuer as of the date of the financial statements.

Federal income taxes, dividends, and distributions to shareholders:

The Company intends to qualify each year as a "regulated investment company" under the provisions of the Internal Revenue Code so that it will not be liable for federal income tax on net investment income and capital gain distributed to shareholders.

     In order to qualify as a regulated investment company and avoid being subject to federal income or excise taxes, the Company intends to distribute substantially all of its taxable net investment income (including net realized short-term capital gain, if any) within the time limits prescribed by the Internal Revenue Code. Accordingly, no provision has been made for federal income or excise tax on such income.

     For the year ended December 31, 1995, the Company distributed $1.20 per share of net realized long-term capital gain to shareholders.

     Long-term capital gain distributions are taxable as long-term capital gain to shareholders, irrespective of how long the related shares have been held. Short-term capital gain distributed to shareholders is taxable as ordinary dividend income.

     Dividends and distributions payable to shareholders are recorded by the Company on the ex-dividend date.

Reclassifications:

For 1995, the Company has reclassified $103,427,516 from "undistributed net realized gain from investment transactions" to "capital surplus" in the accompanying Analysis of Net Assets. This reclassification was made to more appropriately reflect previously taxed net realized gain retained by the Company in prior years. After reclassification, "undistributed net realized gain from investment transactions" represents amounts that will be taxable to shareholders when distributed in 1996.

NOTE 2. CAPITAL STOCK

The Company may purchase shares of its own stock in open market or private transactions from time to time and at such prices and amounts as management may deem advisable. Since such purchases are made at prices below net asset value, they increase the net asset value per share of the remaining shares outstanding. The Company made no such purchases during 1995 or 1994.

     Other transactions in capital stock during 1995 and 1994 were as follows:

                               Shares                   Amount
                        --------------------  ------------------------
                           1995       1994        1995          1994
                        ---------  ---------  -----------  -----------
Reinvestment of
  capital gain
  distributions.....    1,101,959  1,123,249  $ 1,101,959  $ 1,123,249
Increase in
  capital surplus...                           17,493,599   14,756,646
                                              -----------  -----------
  Net increase......                          $18,595,558  $15,879,895
                                              -----------  -----------

NOTE 3. EXPENSES

Aggregate compensation paid or accrued during the year ended December 31, 1995 to officers of the Company amounted to $1,262,415. Fees, excluding expenses, of $162,750 were incurred during 1995 for directors who were not officers of the Company.

NOTE 4. FEDERAL INCOME TAX STATUS OF DISTRIBUTIONS

In December of each year, the Company distributes to its shareholders all or a portion of its net long-term capital gain realized during the year. The capital gain distribution is paid in additional shares of the Company's stock, or in cash if so elected by individual shareholders.

     In 1995, the Company made a long-term capital gain distribution of $1.20 per share. Approximately 76.8% of the $0.35 per share of ordinary income dividends paid during 1995 qualifies for the corporate dividends received deduction, and 1.4% represents income earned on U.S. government obligations.

NOTE 5. INVESTMENT TRANSACTIONS

The cost of securities purchased and proceeds from securities sold during 1995, excluding money market investments, aggregated $185,107,763 and $194,374,056, respectively.

     The Company paid brokerage commissions totalling $25,300 and $79,457 for the years ended December 31, 1995 and 1994, respectively, to Goldman, Sachs & Co., of which James P. Gorter, chairman of the board of the Company, is a limited partner.

NOTE 6. FUTURES TRANSACTIONS

In order to maintain a substantially fully invested position in the stock market, the Company may purchase Standard & Poor's 500 Stock Index (S&P 500) futures contracts. Upon entering into a futures contract, the Company is required to deposit with its custodian either cash or eligible securities in an amount set by the relevant futures exchange, known as "initial margin." Subsequent payments, known as "variation margin," are made on a daily basis as the market prices of the underlying futures contracts fluctuate. For financial statement purposes, such variation margin is recognized on a daily basis as gain or loss.

     The Company had no S&P 500 futures contracts open as of December 31, 1995.

NOTE 7. RETIREMENT PLANS AND POST-RETIREMENT HEALTH CARE BENEFITS

The Company maintains a non-contributory defined benefit pension plan covering all of its employees. Benefits under the plan are based on salary and years of service. The Company makes annual contributions to the plan in accordance with federal tax law and ERISA requirements. Total plan contributions for 1995 were $58,683. Net pension expense for 1995 was $38,160.

     In addition, the Company has a non-contributory money purchase pension plan covering all employees. Company contributions are based on compensation. Total plan contributions for 1995 were $195,329.

     The Company also provides certain healthcare benefits for retired employees. All of the Company's employees become eligible for these benefits upon retirement and the coverage is provided on a contributory basis. These benefits are subject to deductible and co-payment provisions, medicare supplements and other limitations. The net expense for post-retirement health care benefits for 1995 was $75,270.

NOTE 8. PENDING ACQUISITION

In November 1995, the Company's board approved an agreement to acquire 100% of the outstanding common stock of John A. Levin & Co., Inc. (Levco), a privately-held New York-based investment advisory firm, in exchange for approximately $36 million in cash and five million newly-issued Baker Fentress shares (subject to adjustments).

     Levco will operate as a wholly-owned subsidiary of the Company and be reflected by the Company as an investment. This new subsidiary will manage all existing and new advisory accounts of Levco and (if approved by the Company's shareholders) the publicly-traded sector of the Company's portfolio. The management of the private placement and Consolidated-Tomoka sectors will continue as at present.

     The acquisition is subject to Securities and Exchange Commission exemptive relief from certain provisions of the Investment Company Act of 1940 and shareholder approval. The transaction is expected to close in 1996.

FINANCIAL HIGHLIGHTS

The following table shows per share operating performance data, total investment return, ratios and supplemental data for each year in the five-year period ended December 31, 1995.

                                                                1995           1994         1993           1992          1991
                                                              --------       --------     --------       --------      --------
Per Share Operating Performance
Net asset value, beginning of year.........................    $  17.47      $  20.42     $  20.82       $  21.49      $  18.66
                                                               --------      --------     --------       --------      --------
     Net investment income.................................         .35          0.35         0.48           0.39          0.58
     Net realized gain (loss) and net change in
        unrealized appreciation and other changes..........        5.67         (1.36)        2.51           0.90          4.14
                                                               --------      --------     --------       --------      --------
Total from investment operations...........................        6.02         (1.01)        2.99           1.29          4.72
Less distributions:
     Dividends from net investment income..................       (0.35)        (0.35)       (0.48)         (0.39)        (0.58)
     Distribution from net realized gain...................       (1.20)        (1.46)       (1.76)         (1.42)        (1.15)
                                                               --------      --------     --------       --------      --------
Total distributions........................................       (1.55)        (1.81)       (2.24)         (1.81)        (1.73)
                                                               --------      --------     --------       --------      --------
Dilution resulting from:
     Reinvestment of capital gain distribution.............        (.19)        (0.13)       (0.16)         (0.15)        (0.16)
     Rights offering (a)...................................           -             -        (0.99)             -             -
                                                               --------      --------     --------       --------      --------
Net asset value, end of year...............................    $  21.75      $  17.47     $  20.42       $  20.82      $  21.49
                                                               ========      ========     ========       ========      ========
Per share market price, end of year........................    $  16.75      $  13.75     $  16.75       $  17.00      $  17.63

Total Investment Return-
   Shareholder Return......................................       33.20%        (7.51)%      14.18%(b)       6.51%        34.03%

Ratios/Supplemental Data
     Net assets, end of year (in 000's)                        $599,182      $461,931     $516,890       $419,814      $417,355
     Ratio of expenses to average net assets...............         .78%          .75%         .83%           .76%          .84%
     Ratio of net investment income to average
        net assets.........................................        1.79%         1.38%        1.59%          2.01%         2.53%
     Portfolio turnover....................................       35.89%        41.63%       31.63%         28.36%        50.70%
     Number of shares outstanding, end
        of year (in 000's).................................      27,544        26,442       25,318         20,165        19,423
- --------------

(a) Effect of the Company's rights offering of shares at a price below net asset value.
(b)  Assumes shareholder exercised all primary rights in rights offering.

REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Shareholders of BAKER, FENTRESS & COMPANY:

     We have audited the accompanying statement of assets and liabilities of Baker, Fentress & Company, including the statement of investments, as of December 31, 1995, and the related statements of operations for the year then ended, and cash flows and changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of December 31, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Baker, Fentress & Company at December 31, 1995, the results of its operations for the year then ended, its cash flows and the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with generally accepted accounting principles.



                             /s/ Ernst & Young LLP


Chicago, Illinois
February 2, 1996

                           JOHN A. LEVIN & CO., INC.


                             FINANCIAL STATEMENTS


                               DECEMBER 31, 1995

                         REPORT OF INDEPENDENT AUDITORS



To the Stockholders
John A. Levin & Co., Inc.
New York, New York


     We have audited the accompanying statements of financial condition of John
A. Levin & Co., Inc. as at December 31, 1995 and December 31, 1994 and the related statements of earnings and changes in retained earnings and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of John A. Levin & Co., Inc. at December 31, 1995 and December 31, 1994 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.



Richard A. Eisner & Company, LLP

New York, New York
February 6, 1996

                           JOHN A. LEVIN & CO., INC.

                       STATEMENTS OF FINANCIAL CONDITION

                                                       December 31,
                                                 ------------------------
                  A S S E T S                       1995         1994
                  -----------                    -----------  -----------

Cash and cash equivalents (Note B[1])..........  $ 2,161,340  $ 3,833,722

U.S. Treasury bill at market value.............                   990,790

Receivable from correspondent broker...........       97,078      193,512

Investment advisory fees receivable............    6,161,130    6,800,434

Furniture, fixtures, office equipment and
   leasehold improvements (net of accumulated
   depreciation and amortization of
   $1,265,090 and $1,019,410 in 1995 and
   1994, respectively) (Note B[2]).............      879,246      499,431

Investments in and receivables from
   affiliated investment partnerships
   (Note B[3]).................................      873,503      889,999

Prepaid taxes..................................       63,881

Other assets...................................    1,421,310      303,051
                                                 -----------  -----------

          T O T A L............................  $11,657,488  $13,510,939
                                                 ===========  ===========

           L I A B I L I T I E S
           ---------------------

Accounts payable...............................  $   327,144  $   356,890
Accrued professional fees......................      591,068       23,209
Accrued bonuses................................      138,896    2,317,297
Deferred rent payable..........................      471,585       94,317
Taxes payable..................................                    95,599
                                                 -----------  -----------
          T o t a l............................    1,528,693    2,887,312
                                                 -----------  -----------

           STOCKHOLDERS' EQUITY
           --------------------

Common stock, $.01 par value; 10,000 shares
   authorized, issued and outstanding in
   1995 and 1994...............................          100          100

Additional paid-in capital ($515,350
   contributed during 1994)....................    4,575,220    4,575,220

Retained earnings..............................    5,553,475    6,048,307
                                                 -----------  -----------

          T o t a l............................   10,128,795   10,623,627
                                                 -----------  -----------

          T O T A L............................  $11,657,488  $13,510,939
                                                 ===========  ===========

                 The accompanying notes to financial statements
                          are an integral part hereof.

                           JOHN A. LEVIN & CO., INC.

            STATEMENTS OF EARNINGS AND CHANGES IN RETAINED EARNINGS

                                                   Year Ended December 31,
                                           ---------------------------------------
                                               1995         1994          1993
                                           ------------  -----------  ------------

Revenues (Note C):

   Investment management fee.............  $25,479,673   $20,204,742  $16,973,249
   Commission income.....................    1,566,188     1,696,164    1,193,580
   Interest and dividends................      243,705       113,040       52,888
   Other income..........................      336,344       118,493       82,241
                                           -----------   -----------  -----------

          Total revenues.................   27,625,910    22,132,439   18,301,958
                                           -----------   -----------  -----------

Expenses:

   Employee compensation and benefits
     (Note E)............................   20,235,212    15,595,321   15,931,484
   Commissions and floor brokerage.......      375,329       403,750      361,034
   Communications........................      505,416       430,539      407,700
   Occupancy and equipment rental........      753,160       973,965      993,295
   Professional fees.....................      886,767       535,443      492,695
   Promotional costs.....................      229,327       150,680      194,691
   Other operating expenses..............      474,531       867,587      503,012
                                           -----------   -----------  -----------

          Total expenses.................   23,459,742    18,957,285   18,883,911
                                           -----------   -----------  -----------

Income (loss) before taxes on income.....    4,166,168     3,175,154     (581,953)

Provision for taxes on income (Note D).        461,000       347,000      215,000
                                           -----------   -----------  -----------

NET INCOME (LOSS)........................    3,705,168     2,828,154     (796,953)

Retained earnings - January 1............    6,048,307     3,220,153    4,017,106
                                           -----------   -----------  -----------

                                             9,753,475     6,048,307    3,220,153

Stockholder distribution.................   (4,200,000)
                                           -----------   -----------   ----------

RETAINED EARNINGS - DECEMBER 31..........  $ 5,553,475   $ 6,048,307  $ 3,220,153
                                           ===========   ===========  ===========

                 The accompanying notes to financial statements
                          are an integral part hereof.

                           JOHN A. LEVIN & CO., INC.

                           STATEMENTS OF CASH FLOWS


                                                                      Year Ended December 31,
                                                              ----------------------------------------
                                                                  1995          1994          1993
                                                              ------------  ------------  ------------
Cash flows from operating activities:
   Net income (loss)........................................  $ 3,705,168   $ 2,828,154   $  (796,953)
   Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
       Depreciation and amortization........................      245,680       339,520       338,796
       Equity earnings in partnerships......................     (373,650)     (163,098)      (40,241)
       Stockholder compensation paid with note *............                    515,350
       Accrued compensation contributed to capital..........                                2,448,835
       Changes in assets and liabilities:
         Receivable from correspondent broker...............       96,434       (93,872)        1,247
         Investment advisory fees receivable................      639,304    (1,543,714)   (1,159,707)
         (Investment)/redemption of U.S. Treasury bills.....      990,790      (990,790)
         Investments in and receivables from affiliated
           investment partnerships..........................      390,146      (396,259)
         Prepaid income taxes...............................     (159,480)
         Other assets.......................................       61,741      (202,803)        5,947
         Income taxes payable...............................                     65,413        (7,280)
         Accounts payable and accrued expenses..............   (1,803,020)    2,315,351       347,093
                                                              -----------   -----------   -----------

           Net cash provided by operating activities........    3,793,113     2,673,252     1,137,737
                                                              -----------   -----------   -----------

Cash flows from investing activities:
   Purchase of furniture, fixtures and office equipment.....     (625,495)     (232,500)     (633,445)
   Purchases of not readily marketable securities...........                                 (100,003)
   Proceeds from sale of not readily marketable securities..                                   92,563
   Reimbursable advances, net of payables...................     (640,000)
                                                              -----------   -----------   -----------

           Net cash (used in) investing activities..........   (1,265,495)     (232,500)     (640,885)
                                                              -----------   -----------   -----------

Cash flows from financing activities:
   Stockholder distribution.................................   (4,200,000)
                                                              -----------   -----------   -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........   (1,672,382)    2,440,752       496,852

Cash and cash equivalents - January 1.......................    3,833,722     1,392,970       896,118
                                                              -----------   -----------   -----------

CASH AND CASH EQUIVALENTS - DECEMBER 31.....................  $ 2,161,340   $ 3,833,722   $ 1,392,970
                                                              ===========   ===========   ===========

Supplemental disclosure of cash flow information:
   Cash paid during the year for:
     Income taxes...........................................  $   621,322   $   281,719   $   224,746

* Note payable contributed to capital.

                 The accompanying notes to financial statements
                          are an integral part hereof.

                           JOHN A. LEVIN & CO., INC.

                         NOTES TO FINANCIAL STATEMENTS


(NOTE A) - The Company:
- ----------------------

     The Company is a registered broker/dealer that clears all its securities transactions through a correspondent broker on a fully disclosed basis and acts as an investment adviser.

     The stockholders of the Company have entered into an agreement, dated November 19, 1995, for a plan of merger to sell the shares of the Company subject to approval by the stockholders of the acquiring company and regulatory agencies.

     Included in other assets are $1,180,000 of reimbursable advances relating to the plan of merger which are either to be paid by the purchaser by reducing sales proceeds or reimbursed by the sellers.


(NOTE B) - Summary of Significant Accounting Policies:
- -----------------------------------------------------

     [1]  The Company considers money market funds to be cash equivalents.

     [2] Furniture, fixtures, office equipment and leasehold improvements are carried at cost. Depreciation of furniture, fixtures and office equipment is provided on the accelerated method over the estimated useful lives of the respective assets, ranging from three to seven years. Leasehold improvements are amortized over the lives of the leases.

     [3] Investments in affiliated investment partnerships are carried at equity.

     [4] The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(NOTE C) - Related Parties:
- --------------------------

     Revenues earned from affiliated investment partnerships were approximately $2,329,000, $2,060,000 and $2,954,000 for the years ended December 31, 1995,
1994 and 1993, respectively. The Company also performs services for affiliates for which it is reimbursed.

                           JOHN A. LEVIN & CO., INC.

                         NOTES TO FINANCIAL STATEMENTS


(NOTE D) - Income Taxes:
- -----------------------

     The Company has elected to be taxed as an S corporation under the Internal Revenue Code. Net income is directly taxable to the stockholders of the Company for federal and state purposes. Accordingly, only local income taxes have been provided for in the financial statements. For 1993 these local taxes are based upon a method whereby officers' salaries are added back to taxable income. At December 31, 1995, the stockholders may withdraw substantially all of their retained earnings without further tax consequences to them.

     Upon consummation of the sale of the shares of the Company (Note A) the S corporation status will be automatically terminated.


(NOTE E) - Pension Plans:
- ------------------------

     The Company maintains a target pension plan covering all employees who have reached the age of 20.5 and have completed nine months of service.
Contributions are based on current compensation. The Company contributed $205,000 in 1995, $195,000 in 1994 and $152,000 in 1993 to the plan.

     The Company has also adopted a Section 401(k) plan. Eligible participants may contribute up to 15% of their earnings, subject to statutory limitations. The Company matches employee contributions and accordingly contributed $135,000 for 1995, $102,000 for 1994 and $99,000 for 1993.


(NOTE F) - Net Capital Requirements:
- -----------------------------------

     The Company is subject to the Securities and Exchange Commission uniform net capital rule (Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. At December 31, 1995 the Company had net capital of approximately $695,000 which was $593,000 in excess of its required net capital. The Company's net capital ratio was 2.2 to 1.


(NOTE G) - Off-Balance Sheet Risk:
- ---------------------------------

     As a nonclearing broker, the Company has its customers' transactions cleared through another broker/dealer pursuant to a clearance agreement. Nonperformance by its customers in fulfilling their contractual obligations pursuant to securities transactions with the clearing broker may expose the Company to risk and potential loss. The Company utilizes a clearing broker that is highly capitalized and is a member of a major security exchange.

                           JOHN A. LEVIN & CO., INC.

                         NOTES TO FINANCIAL STATEMENTS


(NOTE H) - Commitment - Lease:
- -----------------------------

     The Company's lease for office space requires monthly payments of $43,834, plus escalations through September 2004. The Company has the option to terminate the lease as of September 1999.

     At December 31, 1995, minimum annual rental commitments under the operating lease are as follows:

         1996. . . . . . . . . . . . . .  $  440,000
         1997. . . . . . . . . . . . . .     526,000
         1998. . . . . . . . . . . . . .     526,000
         1999. . . . . . . . . . . . . .     543,000
         2000. . . . . . . . . . . . . .     594,000
         Thereafter. . . . . . . . . . .   2,227,000
                                          -----------

         Total minimum payments required  $4,856,000
                                          ===========

     The Company has been granted a free rent period under its lease through February 1996. For financial reporting purposes rent expense is being recognized on a straight-line basis over the lease term.

                                                                      APPENDIX G


                           JOHN A. LEVIN & CO., INC.



                  REPORT ON EXAMINATION OF RATES OF RETURN FOR
                       THE COMPOSITE INVESTMENT ACCOUNTS



                         FOR THE PERIOD JANUARY 1, 1986
                           THROUGH DECEMBER 31, 1995

                                 {LETTERHEAD OF RICHARD A. EISNER & COMPANY LLP]


Board of Directors
John A. Levin & Co., Inc.
New York, New York


     We have examined the accompanying schedule of Rates of Return for the composite investment accounts of John A. Levin & Co., Inc. (the "Company") for the annual and compounded investment periods from January 1, 1986, through December 31, 1995. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this schedule based on our examination. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.

     As described in Note A to the schedule, the Company adopted the Association for Investment Management and Research ("AIMR") Performance Presentation Standards as of January 1, 1993.

     In our opinion, the schedule of Rates of Return of John A. Levin & Co., Inc., for the annual and compounded investment periods from January 1, 1993 through December 31, 1995, is fairly stated, in all material respects, in conformity with AIMR Performance Presentation Standards.

     The rates of return for the annual and compounded investment periods from January 1, 1986 through December 31, 1992, were prepared in accordance with the measurement and disclosure criteria set forth in Note A and are not intended to, and do not, comply with AIMR Performance Presentation Standards. In our opinion, however, the schedule of Rates of Return of John A. Levin & Co., Inc., for the investment periods ended December 31, 1992 is fairly stated, in all material respects, in conformity with the basis of the measurement and disclosure criteria set forth in Note A.


/s/Richard A. Eisner & Company, LLP
New York, New York
April 11, 1996

                           JOHN A. LEVIN & CO., INC.

                          SCHEDULE OF RATES OF RETURN

            FOR THE PERIOD JANUARY 1, 1986 THROUGH DECEMBER 31, 1995

                          QUARTERLY PERFORMANCE RECORD



                               Total Return                             Total
                  --------------------------------------              Assets End   Percent
                                                          Number of    of Period   of Firm
                  Gross of Fees   Net of Fees   S&P 500   Portfolios  ($Millions)   Assets
                  --------------  ------------  --------  ----------  -----------  --------

1986
- ----
  1st quarter..          12.28%        12.00%    14.09%          22      $  120     46.89%
  2nd quarter..           6.45%         6.18%     5.92%          24         143     46.08%
  3rd quarter..          -3.89%        -4.13%    -6.97%          25         160     43.56%
  4th quarter..           2.03%         1.77%     5.59%          28         231     60.00%
  Year.........          17.20%        16.03%    18.70%
  Cumulative...          17.20%        16.03%    18.70%

1987
- ----
  1st quarter..          17.93%        17.64%    21.34%          28         287     69.84%
  2nd quarter..           4.22%         3.96%     5.01%          29         319     74.29%
  3rd quarter..           7.14%         6.87%     6.61%          28         355     75.15%
  4th quarter..         -12.77%       -12.99%   -22.55%          28         311     71.99%
  Year.........          14.87%        13.72%     5.22%
  Cumulative...          34.63%        31.95%    24.90%

1988
- ----
  1st quarter..          10.74%        10.46%     5.69%          33         388     73.49%
  2nd quarter..           5.71%         5.45%     6.66%          33         437     52.63%
  3rd quarter..           3.07%         2.81%     0.35%          37         483     54.90%
  4th quarter..           1.69%         1.44%     3.05%          39         492     54.90%
  Year.........          22.70%        21.48%    16.57%
  Cumulative...          65.19%        60.29%    45.59%

1989
- ----
  1st quarter..           9.55%         9.28%     7.07%          43         562     51.81%
  2nd quarter..           9.66%         9.39%     8.83%          48         674     52.05%
  3rd quarter..           7.85%         7.58%    10.71%          61         835     56.76%
  4th quarter..           0.12%        -0.13%     2.05%          61         966     61.44%
  Year.........          29.72%        28.44%    31.65%
  Cumulative...         114.28%       105.87%    91.66%

1990
- ----
  1st quarter..          -2.20%        -2.37%    -3.02%          72       1,067     66.54%
  2nd quarter..           5.00%         4.82%     6.28%          80       1,140     67.85%
  3rd quarter..         -10.40%       -10.56%   -13.75%          82       1,025     66.04%
  4th quarter..           7.00%         6.85%     8.96%          82       1,105     66.14%
  Year.........          -1.50%        -2.20%    -3.14%
  Cumulative...         111.06%       101.34%    85.65%
(continued)

                           JOHN A. LEVIN & CO., INC.

                          SCHEDULE OF RATES OF RETURN

            FOR THE PERIOD JANUARY 1, 1986 THROUGH DECEMBER 31, 1995

                          QUARTERLY PERFORMANCE RECORD
                                  (continued)

                                                                           Total
                                 Total Return                           Assets End   Percent
                    --------------------------------------  Number of    of Period   of Firm
                    Gross of Fees   Net of Fees   S&P 500   Portfolios  ($Millions)   Assets
                    --------------  ------------  --------  ----------  -----------  --------
1991
- ----
   1st quarter....          12.20%        12.02%    14.50%          86      $1,262     64.85%
   2nd quarter....           0.10%        -0.06%    -0.23%          97       1,329     67.64%
   3rd quarter....           4.30%         4.14%     5.36%          97       1,392     68.39%
   4th quarter....           6.90%         6.71%     8.39%          98       1,477     63.57%
   Year...........          25.20%        24.41%    30.45%
   Cumulative.....         164.25%       150.49%   142.17%

1992
- ----
   1st quarter....           2.80%         2.61%    -2.53%         104       1,494     67.40%
   2nd quarter....           0.90%         0.72%     1.90%         109       1,545     70.66%
   3rd quarter....           3.00%         2.82%     3.16%         115       1,582     68.72%
   4th quarter....           6.80%         6.65%     5.04%         122       1,967     70.76%
   Year...........          14.10%        13.33%     7.62%
   Cumulative.....         201.51%       183.88%   160.62%

1993
- ----
   1st quarter....           4.80%         4.63%     4.35%         121       1,966     70.71%
   2nd quarter....           2.80%         2.63%     0.48%         128       2,063     72.91%
   3rd quarter....           1.50%         1.30%     2.59%         140       2,251     73.90%
   4th quarter ...           4.20%         4.03%     2.32%         150       2,294     71.70%
   Year...........          13.90%        13.16%    10.06%
   Cumulative.....         243.42%       221.24%   186.85%

1994
- ----
   1st quarter....          -2.70%        -2.87%    -3.80%         154       2,548     69.13%
   2nd quarter....           2.10%         1.91%     0.40%         169       2,619     74.13%
   3rd quarter....           5.30%         5.14%     4.90%         194       2,757     75.25%
   4th quarter....          -2.80%        -2.96%    -0.02%         203       2,946     73.54%
   Year...........           1.70%         0.99%     1.30%
   Cumulative.....         249.26%       224.42%   190.58%

1995
- ----
   1st quarter....           7.50%         7.36%     9.74%         222       2,961     68.58%
   2nd quarter....           7.13%         6.99%     9.58%         226       3,280     69.74%
   3rd quarter....           8.12%         7.98%     7.91%         227       3,538     69.84%
   4th quarter....           6.06%         5.88%     6.02%         240       3,861     71.63%
   Year...........          32.06%        31.32%    37.58%
   Cumulative.....         361.24%       326.05%   299.77%

             The accompanying notes to schedule of rates of return
                          are an integral part hereof.

                           JOHN A. LEVIN & CO., INC.

                     NOTES TO SCHEDULE OF RATES OF RETURN

                        FOR THE PERIOD JANUARY 1, 1986
                           THROUGH DECEMBER 31, 1995



(NOTE A) - Basis of Presentation:
- --------------------------------

     The investment performance results have been prepared and presented in compliance with the AIMR Performance Presentation Standards from January 1, 1993 to the present. The full period is not in compliance because, for periods prior to January 1, 1993, size-weighted composites returns were calculated using end-of-period market values.


(NOTE B) - Organization:
- -----------------------

     John A. Levin & Co., Inc. (the "Company") is a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940 and registered as a broker-dealer with the Securities and Exchange Commission and the National Association of Securities Dealers. Clients include U.S. and foreign corporations, a mutua1 fund, limited partnerships, universities, pension and profit sharing funds, individuals, trusts, not for profit organizations, and foundations.


(NOTE C) - Managed Accounts:
- ---------------------------

     All accounts managed on a fully discretionary basis, including taxable and tax-exempt accounts, are included in the composite after the account has been managed for one full calendar quarter with the following exceptions:

        Immediate family and related accounts.

        Accounts with assets under $1,000,000.

        One account for which only the equity portion of the portfolio is managed.

        Certain investment funds with different investment strategies.

     A complete list and description of the firm's composites is available upon request.


(NOTE D) - Calculation of Performance:
- -------------------------------------

     The Company computes its rate of return on a "time weighted" basis for each eligible account. The composite performance for each quarter is time weighted and includes the reinvestment of dividends

(continued)

                           JOHN A. LEVIN & CO., INC.

                     NOTES TO SCHEDULE OF RATES OF RETURN

                        FOR THE PERIOD JANUARY 1, 1986
                           THROUGH DECEMBER 31, 1995



(NOTE D) - Calculation of Performance:  (continued)
- -------------------------------------

and capital gains. Portfolio returns are benchmarked to the S & P 500. Portfolio structure and security holdings, however, may differ from those of the S & P 500.

     Investment results are net of broker commissions and expenses related to trading; net of fee returns are reduced by the investment management fees. For the period from 1986 through 1989, the results shown above reflect the deduction of a 1% investment management fee payable quarterly at the rate of .25% of ending market value. This is the maximum investment management fee charged by the firm. These results do not reflect actual fees charged. For the period from January 1, 1990 through December 31, 1995, the results shown above reflect the deduction of the actual dollar-weighted fee rate paid by all accounts in the composite. The dollar-weighted fee rate has been calculated by dividing the quarterly investment management fees paid by the accounts in the composite by the total composite asset value. This dollar-weighted fee rate includes the performance fees paid by certain investment funds. Inclusion of the performance-based fees does not materially affect the dollar-weighted fee rate. The firm's asset-based fee schedule is: 1% of asset value of accounts of less than $5 million; .75% of asset value for accounts $5 million to $15 million; for accounts greater than $15 million, the fee is .75% on the first $15 million and
 .50% on the balance up to $100 million. For any account in excess of $100 million, the asset-based fee rate on the balance is negotiable. The firm does offer performance-based fees. The investment management fees are described in
Part II of Form ADV.

     The investment strategy employed focuses on identifying and investing in those companies:

     1) Having strong proprietary products or services where the Company has uncovered a new factor which should cause greater recognition of their intrinsic value.

     2) Which sell at a discount to their private market value based on asset value or cash flow especially where some new element should cause appreciation.

     3)   With an important new product or new development.

     4) With a special situation yield which provides attractive total return and limited downside risk.

          Past performance is not indicative of future results.

                          JOHN A. LEVIN & CO., INC.

                     NOTES TO SCHEDULE OF RATES OF RETURN

                        FOR THE PERIOD JANUARY 1, 1986
                          TTHROUGH DECEMBER 31, 1995

(NOTE E) - Related Party:
- ------------------------

     Included in the composite are two limited partnerships whose general partners are related parties.

     One of the limited partnerships is included in the composite from January 1, 1986 through December 31, 1995, and the other limited partnership is included in the composite from April 1, 1994 through December 31, 1995.

[FRONT]

PROXY                                                                 PROXY

                           BAKER, FENTRESS & COMPANY

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS--JUNE 27, 1996

Bob D. Allen, David D. Peterson and William H. Springer, or any of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possesses if personally present, to vote the Common Stock of the undersigned at the annual meeting of the shareholders of BAKER, FENTRESS & COMPANY to be held at the Harris Trust and Savings Bank, 8th Floor West, 115 South LaSalle Street, Chicago, Illinois, 60603, on June 27, 1996, at 10:00 a.m., Chicago time, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.


[_]  Check here for address change.        [_]  Check here if you plan to
                                                attend the meeting.
     New Address:
                 -----------------------

     -----------------------------------

     -----------------------------------

All capitalized terms used in this proxy shall have the same meanings assigned to them in the Proxy Statement.

                 (Continued and to be signed on reverse side)

[BACK]

                          BAKER, FENTRESS & COMPANY

    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. 0

This proxy will be voted as specified or, if no choice is specified, will be voted FOR the election of the nominees named and FOR the other proposals specified herein.

 1.  Election of directors--                           FOR          WITHHOLD         FOR ALL (Except for nominee(s)
     Nominees: Eugene V. Fife, J. Barton                                             written below)
     Goodwin, James P. Gorter, John A.
     Levin, Burton G. Malkiel, Melody L.                0              0                0
     Prenner Sarnell and Jeffrey A. Kigner             __________________________________________________________

2.   Proposal to approve and adopt the                 FOR          AGAINST          ABSTAIN
     Merger Agreement and all transactions              0              0                0
     (including the Merger) contemplated
     thereby.

 3.  To approve the Management Contract                FOR          AGAINST          ABSTAIN
     to be entered into upon the                        0              0                0
     consummation of the Merger.

 4.  To approve and adopt the Key                      FOR          AGAINST          ABSTAIN
     Employee Incentive Bonus Plan.                     0              0                0

 5.  To amend the Company's Certificate                FOR          AGAINST          ABSTAIN
     of Incorporation to increase the                   0              0                0
     Company's  authorized common stock,
     $1.00 par value per share from 40
     million to 60 million shares.

 6.  To ratify the selection of Ernst & Young          FOR          AGAINST          ABSTAIN
     LLP as the Company's independent auditors.         0              0                0

                                       Please sign exactly as your name appears.
                                       If acting as attorney, executor, trustee, or in representative capacity, sign name and indicate title.

                                       Date:________________________ , 1996.



                                 Signature(s)________________________________



                                 ____________________________________________
                                 PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN
                                 THIS CARD USING THE ENCLOSED ENVELOPE.

- -------------------------------------------------------------------------------